   As filed with the Securities and Exchange Commission on October 28, 1998

                                                 Registration No.333-___________

--------------------------------------------------------------------------------



                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549

                           -----------------------


                                   FORM S-4

                            REGISTRATION STATEMENT

                                    UNDER
                          THE SECURITIES ACT OF 1933

                           -----------------------


                            R.A.B. HOLDINGS, INC.
          (Exact name of co-registrant as specified in its charter)

          DELAWARE                                  5122                             13-3893246
(State or other jurisdiction of          (Primary Standard Industrial             (I.R.S. Employer
Incorporation or organization)          Classification Code Number)               Identification No.)

                           R.A.B. ENTERPRISES, INC.
          (Exact name of co-registrant as specified in its charter)

         DELAWARE                                  5122                               13-3988873
(State or other jurisdiction of          (Primary Standard Industrial              (I.R.S. Employer
Incorporation or organization)           Classification Code Number)               Identification No.)

                        444 Madison Avenue, Suite 601
                          New York, New York 10022
                               (212) 688-4500
      -----------------------------------------------------------------
                      (Address, including zip code, and
               telephone number, Including area code, of each
                co-registrant's principal executive offices)

                            James A. Cohen, Esq.
              Senior Vice President-Legal Affairs and Secretary
                        444 Madison Avenue, Suite 601
                          New York, New York 10022
                               (212) 688-4500
      -----------------------------------------------------------------
                   (Name, address, including zip code, and
                  telephone number, Including area code, of
                   each co-registrant's agent for service)

                                  Copy to:
                         Martin Eric Weisberg, Esq.
                     Parker Chapin Flattau & Klimpl, LLP
                         1211 Avenue of the Americas
                          New York, New York 10036
                               (212) 704-6000

                           -----------------------


             [See also table of additional co-registrants below]

                           -----------------------




           APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

           If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. |_|

                       CALCULATION OF REGISTRATION FEE


                                                               Proposed                  Proposed
                                                               Maximum                    Maximum                 Amount of
Title of each class of securities     Amount to             Offering Price               Aggregate              registration
to be registered                    be registered              Per Unit             Offering Price (1)               fee
13% Senior Notes due 2008 of         $48,000,000                $1,000                  $48,000,000                $13,344
R.A.B. Holdings, Inc.(2)

10-1/2% Senior Notes due             $120,000,000               $1,000                 $120,000,000                $33,360
2005 of R.A.B. Enterprises,
Inc.(3)

Guarantees (4)                       $120,000,000                 --                   $120,000,000                  --


(1)        Based on the value of each security being registered.

(2) Consists of the notes issuable upon the exchange of $48,000,000 principal amount of 13% Senior Notes due 2008.

(3) Consists of the notes issuable upon the exchange of $120,000,000 principal amount of 10-1/2% Senior Notes due 2005.

(4) Pursuant to Rule 457(n) of the Securities Act of 1933, as amended (the "Securities Act"), no additional consideration will be received for the guarantees by each of The B. Manischewitz Company, LLC and Millbrook Distribution Services Inc. of the 10-1/2% Senior Notes due 2005 of R.A.B. Enterprises, Inc. registered hereby.


THE CO-REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.

                       TABLE OF ADDITIONAL REGISTRANTS


                    (Each of the following subsidiaries of R.A.B. Enterprises,
             Inc., and each other subsidiary that is or becomes a guarantor of certain of the securities registered hereby, is hereby deemed to be a registrant)


                                                                                      Primary
                                                         State or                     Standard
                                                          Other                      Industrial                    I.R.S. Employer
                                                     Jurisdiction of               Classification                   Identification
                     Name                             Incorporation                    Number                           Number
The B. Manischewitz Company, LLC                         Delaware                       5149                          51-0374244

Millbrook Distribution Services Inc.                     Delaware                       5122                          41-0754020

            SUBJECT TO COMPLETION, DATED__________________, 1998

PROSPECTUS

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT ISSUE THE NOTES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THE NOTES AND IS NOT SOLICITING AN OFFER TO BUY THE NOTES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.


      R.A.B. HOLDINGS, INC.                       R.A.B. ENTERPRISES, INC.
        Offer to Exchange                           Offer to Exchange
  its 13% Senior Notes due 2008              its 10-1/2% Senior Notes due 2005
for any and all of its outstanding           for any and all of its outstanding
    13% Senior Notes due 2008                  10-1/2% Senior Notes due 2005


         This Prospectus and the accompanying letters of transmittal set forth the terms and conditions by which (i) R.A.B. Holdings, Inc. ("Holdings") hereby offers to exchange up to an aggregate of $48,000,000 in principal amount of new 13% Senior Notes due 2008 (the "New Holdings Notes"), for an equal principal amount of outstanding 13% Senior Notes due 2008 (the "Old Holdings Notes"), of which an aggregate of $48,000,000 in principal amount is currently outstanding, and (ii) R.A.B. Enterprises, Inc. (the "Company"), a wholly-owned subsidiary of Holdings, hereby offers to exchange up to an aggregate of $120,000,000 in principal amount of new 10-1/2% Senior Notes due 2005 (the "New Company Notes" and, together with the New Holdings Notes, the "New Notes"), for an equal principal amount of its 10-1/2% outstanding Senior Notes due 2005 (the "Old Company Notes" and, together with the Old Holdings Notes, the "Old Notes"), of which an aggregate of $120,000,000 in principal amount is currently outstanding. The offers to exchange the Old Notes for the New Notes are referred to in this Prospectus as the "Exchange Offers". The Old Notes and the New Notes are also called the "Notes".

         The terms of the New Notes are substantially identical (including principal amount, interest rate, maturity and, solely with respect to the New Company Notes, guarantees by the Company's subsidiaries) to the terms of the Old Notes for which they may be exchanged under the Exchange Offers, except that the New Notes are being registered under the Securities Act of 1933, as amended (the "Securities Act"), and after registration shall be freely transferable by the holders thereof. The New Holdings Notes will evidence the same debt as the Old Holdings Notes and will be issued under and be entitled to the benefit of the indenture governing the Old Holdings Notes (the "Holdings Notes Indenture"). The New Company Notes will evidence the same debt as the Old Company Notes and will be issued under and be entitled to the benefit of the indenture governing the Old Company Notes (the "Company Notes Indenture"). There will be no cash proceeds to Holdings or the Company as a result of the Exchange Offers.

         The New Notes will be unsecured senior obligations of Holdings or the Company, as the case may be. Each of Holdings and the Company are holding companies and will derive substantially all of their cash flow from their subsidiaries. The New Company Notes will be unconditionally guaranteed (the "Guarantees") by the existing and certain future subsidiaries of the Company (collectively, the "Guarantors"). The New Holdings Notes will not have the benefit of any guarantees (including, without limitation, the Guarantees). The New Company Notes and Guarantees will rank on an equal basis in right of payment with all existing and future unsecured senior indebtedness of the Company and the Guarantors. The New Company Notes and the Guarantees will be effectively subordinated in right of payment to all secured indebtedness of the Company and the Guarantors, respectively, including indebtedness of the Guarantors under their existing bank credit facility. The New Holdings Notes will be effectively subordinated in right of payment to all indebtedness of the Company, including the New Company Notes and the Guarantees.

         The Exchange Offers are being made in order to satisfy certain contractual obligations of the Company. See "The Exchange Offers," "Description of the New Holdings Notes" and "Description of the New Company Notes."

         Holdings and the Company will accept for exchange any and all Old Notes validly tendered and not withdrawn prior to 5:00 p.m., New York City time, on _____, 1998, unless extended (as so extended, the "Expiration Date"). Tenders of Old Notes may be withdrawn at any time prior to the Expiration Date. The Exchange Offers contain certain customary conditions. See "The Exchange Offers."

         Each broker-dealer that receives New Notes for its own account in either of the Exchange Offers must acknowledge that it will deliver a prospectus in connection with any resale of those New Notes. The letters of transmittal accompanying this Prospectus state that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus may be used by a broker-dealer in connection with resales of New Notes received in exchange for Old Notes where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. Holdings and the Company have agreed that, for a period of 180 days after the Expiration Date, they will make this Prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution."

         No public market exists for the Old Notes. Holdings and the Company currently do not intend to list the New Notes on any securities exchange or to seek approval for quotation on the National Association of Securities Dealers Automated Quotation or any other automated quotation system, and no active public market for the New Notes is currently anticipated. Holdings and the Company shall pay all expenses incident to the Exchange Offers.

         WE URGE YOU TO READ CAREFULLY THE "RISK FACTORS" SECTION BEGINNING ON PAGE 25 WHICH DESCRIBES SPECIFIC RISKS ASSOCIATED WITH THE NEW NOTES BEFORE YOU MAKE YOUR INVESTMENT DECISION.

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE NEW NOTES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

            The date of this Prospectus is ______________, 1998.

         The net proceeds from the sale of the Old Notes were used to effect the acquisition (the "Acquisition") by the Company of all of the outstanding membership interests of The B. Manischewitz Company, LLC, a Delaware limited liability company ("Manischewitz"). See "The Transactions".

         If a holder of Old Notes wishes to participate in an Exchange Offer, such holder must represent to the Company or Holdings that (i) the New Notes acquired in the Exchange Offer are being obtained in the ordinary course of business of the person receiving such New Notes, whether or not such person is the holder of the Old Notes, (ii) neither the holder nor any such other person is engaging or intends to engage in a distribution of such New Notes, (iii) neither the holder nor any such other person has an arrangement or understanding with any person to participate in the distribution of such New Notes within the meaning of the Securities Act, (iv) neither the holder nor any such other person is an "affiliate", as defined under Rule 405 promulgated under the Securities Act, of, in the case of the Old Company Notes, the Company or any Guarantor, and, in the case of the Old Holdings Notes, Holdings, (v) if such holder or other person is a broker-dealer, that it will receive New Notes for its own account in exchange for Old Notes that were acquired as a result of market-making activities or other trading activities.

         Based on certain interpretive letters issued by the staff of the Securities and Exchange Commission (the "Commission") to third parties, Holdings and the Company believe that a holder of New Notes (other than (i) a broker-dealer who purchases such New Notes directly from Holdings or the Company to resell pursuant to Rule 144A or any other available exemption under the Securities Act or (ii) a person who is an affiliate of the Issuers within the meaning of Rule 405 under the Securities Act) who exchanges Old Notes for New Notes in the ordinary course of business and who is not participating, does not intend to participate, and has no arrangement or understanding with any person to participate, in the distribution of the New Notes, will be allowed to resell the New Notes to the public without further registration under the Securities Act and without delivering to the purchasers of the New Notes a prospectus that satisfies the requirements of the Securities Act. See "The Exchange Offer -- Purpose and Effect." However, a broker-dealer who holds New Notes that were acquired for its own account as a result of market-making or other trading activities may be deemed to be an "underwriter" within the meaning of the Securities Act and must, therefore, deliver a prospectus meeting the requirements of the Securities Act. If any other holder is deemed to be an "underwriter" within the meaning of the Securities Act or acquires New Notes in the Exchange Offer for the purpose of distributing or participating in a distribution of the New Notes, such holder must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction, unless an exemption from registration is otherwise available. For a period of 180 days from the Expiration Date, Holdings and the Company shall make this Prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution."

                            AVAILABLE INFORMATION

         Holdings and the Company (collectively, the "Issuers") and the Guarantors have filed with the Commission a registration statement relating to the New Notes offered hereby (together with all amendments and exhibits, the "Registration Statement") under the Securities Act. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information, reference is hereby made to the Registration Statement. Statements made in this Prospectus as to the contents of any contract, agreement or other documents referred to are not necessarily complete. With respect to each such contract, agreement or other document filed as an exhibit to the Registration Statement, reference is made to such exhibit for a more complete description thereof, and each such statement shall be deemed qualified in its entirety by such reference. The Registration Statement and the exhibits and schedules thereto may be inspected without charge and copied at prescribed rates at the Public Reference Section of the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Commission's regional offices at 7 World Trade Center, Suite 1300, New York, New York 10048, and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. The Commission maintains a website that contains reports, proxy and information statements and other information filed electronically with the Commission at http://www.sec.gov. In addition, the Issuers have agreed to furnish to holders of the Old Notes and prospective purchasers and securities analysts, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

         As a result of this offering, the Issuers must comply with the periodic reporting and other informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and will furnish all reports and other required information to the Commission. Under the indentures governing the New Notes (the "Indentures"), the Issuers will furnish copies of such reports and other information to the Trustee (as defined in each of the Indentures). If the Issuers are not subject to the periodic reporting and informational requirements of the Exchange Act, the Indentures require it to provide the Trustee and the holders of Notes all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Issuers were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, an independent auditors' report.

                         FORWARD LOOKING STATEMENTS

         THIS PROSPECTUS CONTAINS CERTAIN FORWARD LOOKING STATEMENTS WITHIN
THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 WITH
RESPECT TO THE FINANCIAL CONDITION, RESULTS OF OPERATIONS AND BUSINESS OF THE ISSUERS, INCLUDING STATEMENTS UNDER THE CAPTIONS "PROSPECTUS SUMMARY," "UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS," "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS" AND "BUSINESS." ALL OF THESE FORWARD LOOKING STATEMENTS ARE BASED
ON ESTIMATES AND ASSUMPTIONS MADE BY THE MANAGEMENT OF THE ISSUERS FROM INFORMATION AVAILABLE TO THE ISSUERS AS OF THE DATE HEREOF. ALTHOUGH SUCH ESTIMATES AND ASSUMPTIONS ARE BELIEVED TO BE REASONABLE, THEY ARE INHERENTLY UNCERTAIN. THEREFORE, UNDUE RELIANCE SHOULD NOT BE PLACED UPON SUCH ESTIMATES AND STATEMENTS. NO ASSURANCE CAN BE GIVEN THAT ANY OF SUCH ESTIMATES OR STATEMENTS WILL BE REALIZED AND IT IS LIKELY THAT ACTUAL RESULTS WILL DIFFER MATERIALLY FROM THOSE CONTEMPLATED BY SUCH FORWARD LOOKING STATEMENTS. FACTORS THAT MAY CAUSE SUCH DIFFERENCES INCLUDE: (1) INCREASED COMPETITION; (2) INCREASED COSTS; (3) RISKS ASSOCIATED WITH THE INTRODUCTION OF NEW PRODUCTS;
(4) LOSS OR RETIREMENT OF KEY MEMBERS OF MANAGEMENT; (5) INCREASES IN THE ISSUERS' COST OF BORROWINGS OR INABILITY OR UNAVAILABILITY OF ADDITIONAL DEBT
OR EQUITY CAPITAL; (6) CHANGES IN GENERAL ECONOMIC CONDITIONS IN THE MARKETS
IN WHICH THE ISSUERS MAY, FROM TIME TO TIME, COMPETE; AND (7) INABILITY OF
THE ISSUERS TO SUCCESSFULLY REALIZE ANTICIPATED REVENUE AND COST SAVINGS OPPORTUNITIES. MANY OF SUCH FACTORS WILL BE BEYOND THE CONTROL OF THE ISSUERS AND THEIR MANAGEMENT. THE ISSUERS UNDERTAKE NO OBLIGATION TO PUBLICLY RELEASE THE RESULT OF ANY REVISIONS TO THESE FORWARD LOOKING STATEMENTS WHICH MAY BE MADE TO REFLECT EVENTS OR CIRCUMSTANCES OCCURRING, OR OF WHICH EITHER OF THE ISSUERS BECOMES AWARE, AFTER THE DATE HEREOF OR TO REFLECT THE OCCURRENCE OF UNANTICIPATED EVENTS. FOR FURTHER INFORMATION OR OTHER FACTORS WHICH COULD AFFECT THE FINANCIAL RESULTS OF THE ISSUERS AND SUCH FORWARD LOOKING STATEMENTS, SEE "RISK FACTORS."

                                 MARKET DATA

         MARKET AND COMPETITIVE POSITION DATA USED THROUGHOUT THIS PROSPECTUS WAS OBTAINED THROUGH RESEARCH BY THE ISSUERS, SURVEYS OR STUDIES CONDUCTED BY THIRD PARTIES AND INDUSTRY OR GENERAL PUBLICATIONS. INDUSTRY PUBLICATIONS GENERALLY STATE THAT THE INFORMATION CONTAINED THEREIN HAS BEEN OBTAINED FROM SOURCES BELIEVED TO BE RELIABLE, BUT THAT THE ACCURACY AND COMPLETENESS OF SUCH INFORMATION IS NOT GUARANTEED. THE ISSUERS HAVE NOT INDEPENDENTLY VERIFIED MARKET AND COMPETITIVE POSITION DATA PROVIDED BY THE THIRD PARTIES OR INDUSTRY OR GENERAL PUBLICATIONS. ALTHOUGH SUCH MARKET AND COMPETITIVE POSITION DATA ARE INHERENTLY IMPRECISE, BASED ON THEIR UNDERSTANDING OF THE MARKETS IN WHICH THE ISSUERS COMPETE, MANAGEMENT BELIEVES THAT SUCH DATA ARE GENERALLY INDICATIVE OF THE ISSUERS' RELATIVE MARKET SHARE AND COMPETITIVE POSITION. SIMILARLY, INTERNAL ISSUER SURVEYS, WHILE BELIEVED BY THE ISSUERS TO BE RELIABLE, HAVE NOT BEEN VERIFIED BY ANY INDEPENDENT SOURCES.

                      NOTICE TO NEW HAMPSHIRE RESIDENTS

         NEITHER THE FACT THAT A REGISTRATION STATEMENT OR AN APPLICATION FOR A LICENSE HAS BEEN FILED UNDER CHAPTER 421-B OF THE NEW HAMPSHIRE REVISED STATUTES ANNOTATED, 1955, AS AMENDED, WITH THE STATE OF NEW HAMPSHIRE NOR THE FACT THAT A SECURITY IS EFFECTIVELY REGISTERED OR A PERSON IS LICENSED IN THE STATE OF NEW HAMPSHIRE CONSTITUTES A FINDING BY THE SECRETARY OF STATE THAT ANY DOCUMENT FILED UNDER CHAPTER 421-B IS TRUE, COMPLETE AND NOT MISLEADING. NEITHER ANY SUCH FACT NOR THE FACT THAT AN EXEMPTION OR EXCEPTION IS AVAILABLE FOR A SECURITY OR A TRANSACTION MEANS THAT THE SECRETARY OF STATE HAS PASSED IN ANY WAY UPON THE MERITS OR QUALIFICATIONS OF, OR RECOMMENDED OR GIVEN APPROVAL TO, ANY PERSON, SECURITY, OR TRANSACTION. IT IS UNLAWFUL TO MAKE, OR CAUSE TO BE MADE, TO ANY PROSPECTIVE PURCHASER, CUSTOMER, OR CLIENT ANY REPRESENTATION INCONSISTENT WITH THE PROVISIONS OF THIS PARAGRAPH.

                             PROSPECTUS SUMMARY

         The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information, risk factors and historical and unaudited pro forma condensed consolidated statements of operations, including the related notes, appearing elsewhere in this Prospectus.

         As used in this Prospectus, unless the context requires otherwise,
(i) "Millbrook" means Millbrook Distribution Services Inc., a Delaware corporation and wholly-owned subsidiary of the Company, (ii) "Manischewitz" means The B. Manischewitz Company, LLC, a Delaware limited liability company and a wholly-owned subsidiary of the Company, (iii) the "Company" means R.A.B. Enterprises, Inc., a Delaware corporation and wholly-owned subsidiary of Holdings and its consolidated subsidiaries, Millbrook and Manischewitz, (iv) "Holdings" means R.A.B. Holdings, Inc., a Delaware corporation, (v) "MANO" means MANO Holdings Corporation, a Delaware corporation, and (vi) "KBMC" means KBMC Acquisition Company, L.P., a Delaware limited partnership. MANO and KBMC were the owners of all of the outstanding equity of Manischewitz prior to the Acquisition. See "The Transactions".

                          HOLDINGS AND THE COMPANY

         Holdings was founded in 1996 in order to build a fully integrated specialty food business by acquiring food manufacturers with strong brand names and integrating the products of these manufacturers with a strong distribution platform. In March 1997, Holdings acquired Millbrook, one of the largest value-added full service independent distributors of specialty foods, health and beauty care products and general merchandise, to serve as a platform for the growth of Holdings' specialty food business. To further expand Holdings' specialty food product offerings, Holdings established the Company which, in May 1998, acquired, for approximately $124.7 million, Manischewitz, one of the U.S.'s leading branded manufacturers of Kosher food products.

         The Company, through Millbrook, provides distribution and value-added services to over 13,000 retail locations in 40 states east of the Rocky Mountains. The Company's principal customers include supermarkets and mass merchandisers such as Shaws, Star Market, Stop & Shop, Food Lion, Ukrop's, Dierbergs, Albertsons, Ames and Super Kmart. Millbrook stocks over 35,000 items. Millbrook also carries a line of its own private label brands as well as store brands and other special need items for specific customers. Millbrook Retail Solutions(SM), one of Millbrook's divisions, provides a variety of merchandising services, without associated product sales, to manufacturers, distributors and retailers across various product categories in all trade channels.

         Millbrook is among the U.S.'s leading distributors of high margin specialty foods. Millbrook offers over 10,500 specialty food SKUs and continually updates this product line. Since the Company's acquisition of Millbrook, management efforts have focused on stabilizing operations, solidifying its customer base and developing a financial infrastructure which allows Millbrook to operate as an independent entity. Specifically, management has focused on reducing debt, implementing programs to manage inventories and accounts receivable and developing its customer base and acquisition strategy. From its acquisition to March 31, 1998, Millbrook repaid $23.7 million of its acquisition debt.

         Manischewitz, founded in 1888, is the nation's leading manufacturer of processed Kosher food products including matzos, noodles, crackers, cakes, cookies, soups and processed fish products. Manischewitz is the only broad-line manufacturer of processed Kosher foods in the U.S. and manufactures under the brand names Manischewitz, Horowitz Margareten and Goodman's. The Company believes that Manischewitz products have exceptional brand recognition and customer loyalty. Sales of Kosher for Passover products are especially stable as most of the Jewish population in the U.S. attend Passover seders each year at which matzo and other Kosher for Passover products are consumed, and consumers turn to brands they trust when making these purchase decisions.

         Sales of specialty foods were estimated to be $38.9 billion in 1997, resulting in a compound annual growth rate of 7.0% from 1992 to 1997, compared with 2.7% for the overall U.S. grocery industry during the same period. The specialty food segment consists of ethnic, international, health conscious, diet, vegetarian, natural and gourmet foods that are generally considered higher quality than those foods more widely available in the mass market. Within the specialty food segment, Kosher foods are characterized by a stable and loyal customer base of Jewish consumers. This stable base, coupled with increasing sales of Kosher foods to non-Jewish consumers, has contributed to sales of Kosher foods increasing from $2.0 billion in 1992 to $3.3 billion in 1997, representing a compound annual growth rate of 10.2%.

BUSINESS STRATEGY

         The Company believes that the combination of Millbrook and Manischewitz will provide it with a significant opportunity to increase revenues and profitability. The Company is pursuing a business strategy of utilizing Millbrook's distribution infrastructure for Manischewitz products, cross-selling to customers, aggressively marketing Manischewitz products beyond its traditional customer base and pursuing strategic acquisitions. The Company's strategy includes the following initiatives:

         Capitalize on Millbrook's Distribution Infrastructure. The Company is evaluating Manischewitz's distribution network of independent distributors in order to capitalize on Millbrook's distribution infrastructure.

         Cross-Sell to Existing Customers. Due to their strong consumer loyalty and large market share, retailers consider Manischewitz products "must have" products in their stores. To take advantage of this retail presence, the Company intends to cross-sell products distributed by Millbrook to existing Manischewitz retail customers, thereby creating "drag-along" sales for Millbrook products. Similarly, to take advantage of Millbrook's extensive distribution network, the Company intends to cross-sell Manischewitz products to Millbrook's existing retail customers.

         Aggressively Market Manischewitz Products. Manischewitz has historically relied on its distributors to market its products and has limited its spending on advertising and marketing to Jewish publications. To take advantage of consumer perception of the qualities associated with Kosher products, the Company intends to implement several initiatives to increase sales of Manischewitz products to existing and new customers, including:

         o increasing spending on advertising, marketing and promotion of its existing products and its new product offerings;

         o selectively using customer advertising, trade promotions and allowances to stimulate sales; and

         o using Millbrook's existing distribution network and retailer relationships to sell certain of Manischewitz's products with broad consumer appeal (e.g., cookies, crackers, noodles and soups) in the non-Kosher aisles of retailers.

         Pursue Strategic Acquisitions. The Company actively evaluates acquisition candidates in the specialty food and distribution businesses, although the Company does not currently have a binding agreement with respect to any acquisition. The Company believes that Millbrook's distribution infrastructure provides it with an enhanced competitive position in acquiring additional specialty food companies due to the incremental cash flow the Company can achieve by shifting acquired companies' distribution to Millbrook.

COMPETITIVE STRENGTHS

         The Company believes that the following attributes establish it as a leader in the specialty food industry:

         Leading Value-Added Distributor of Specialty Foods. The Company is among the leading specialty food distributors in the U.S. The Company currently offers over 10,500 SKUs and continually updates its product line. As a result of the acquisition of Manischewitz, the Company is the leading producer of processed Kosher food products in the U.S. The Company differentiates itself from other specialty food distributors through its ability to: (i) piece pick (deliver in individual units versus full cases), which provides retailers with a wider variety of products with improved space utilization and reduced inventory investment, (ii) offer health and beauty care products and general merchandise and (iii) provide in-store merchandising services. Additionally, through its Millbrook Retail Solutions division, the Company provides a variety of value-added services, including schematic development, space management, new store installations, remodeling of existing stores, order writing, stocking, new item placement and development and management of promotions.

         Premier Brand Name. Founded over 100 years ago, Manischewitz is recognized as the premier brand name in the Kosher products segment of the U.S. specialty food industry. Manischewitz's consumer franchise has been built on high quality products and a family-oriented tradition which has been handed down from generation to generation. As a result, consumers associate the Manischewitz name with higher-quality ingredients and foods prepared in accordance with strict standards. The Company believes the strong market position and brand name recognition of Manischewitz will further strengthen the Company's position within the specialty food industry. Management believes that recognition of the Manischewitz brand name is approximately 100% among Jewish households and 80% among non-Jewish households. As a result of its strong brand name and loyal customer base, Manischewitz's historical financial performance has been very stable, with revenue increases in each of its last five fiscal years.

         Strong Distribution Platform. The distribution industry is characterized by large start-up costs required to establish a distribution network, obtain client relationships and satisfy inventory requirements. These initial outlays, coupled with the ongoing costs of changing technology and business trends, are significant barriers to entry for potential market participants. The ability to compete in the industry is driven primarily by economies of scale. Millbrook has established a significant presence in 40 states east of the Rocky Mountains, servicing over 13,000 retail locations with an extensive distribution network. Management believes that this network provides a strong platform for the growth of its specialty food business.

         Broad Product Offering. The Company, through Millbrook, is one of the largest distributors of specialty foods, health and beauty care products and general merchandise with approximately 35,000 SKUs, including 10,500 specialty food items. The Company believes a broad product offering is necessary to compete within the specialty food industry as retailers prefer distributors with comprehensive product offerings. The acquisition of Manischewitz provides a broad range of Kosher branded products, which management believes will increase sales and further strengthen the Company's relationship with retailers.

         Strong Relationships with Suppliers and Retailers. Millbrook has a broad base of over 1,500 supplier relationships nationally, including strong relationships with major consumer product companies such as Procter

& Gamble, Johnson & Johnson, Gillette, Rubbermaid and BestFoods. Similarly, the Company enjoys strong relationships with a number of leading retailers, including Shaws, Star Market, Stop & Shop, Food Lion, Ukrop's, Dierbergs, Albertsons, Ames and Super Kmart. Millbrook's top ten customers, which collectively represented approximately 50% of its revenues during the fiscal year ended March 31, 1998, have been customers for an average of 16 years. The Company believes that Millbrook's strong reputation for its comprehensive product selection, service and broad geographic coverage have enabled it to establish and strengthen its long-term relationships with many of the leading supermarkets and mass merchandisers in the U.S.

             MANAGEMENT AND OWNERSHIP OF HOLDINGS AND THE COMPANY

         Holdings was founded in 1996 by Mr. Richard A. Bernstein in order to build a fully integrated specialty food business by acquiring food manufacturers with strong brand names and integrating the products of these manufacturers with a strong distribution platform. The Company and Holdings are managed by Mr. Bernstein (Chairman, President and Chief Executive Officer of the Company and Holdings) and an operating team of senior executives who have been associated with Mr. Bernstein and his business activities for many years. Mr. Bernstein intends to continue to devote a substantial portion of his working time to the Company and Holdings.

         Mr. Bernstein has extensive experience in managing businesses and integrating acquisitions of distribution companies and manufacturing companies. In 1987, he organized RABCO Health Services, Inc. to acquire General Medical Corporation, a medical and surgical supply distribution business which serviced hospitals, physicians/clinics and nursing homes, and Harris Wholesale Company, Inc., a pharmaceutical and health and beauty care distribution business which serviced supermarket and drug store retailers. Mr. Bernstein successfully managed and integrated these businesses. Mr. Bernstein was Chairman and Chief Executive Officer of RABCO Health Services, Inc. from April 1987 through August 1993. In 1984, Mr. Bernstein acquired Western Publishing Group, Inc., now known as Golden Books Family Entertainment, Inc., a publishing and consumer product company which focused primarily on children's books, toys, games and multimedia products sold under the Golden(R) and Golden Books(R) brands, and served as its Chairman and Chief Executive Officer from its acquisition through May 1996.

         Mr. Bernstein, other management stockholders and outside investors own 41.3%, 32.8% and 25.9%, respectively, of the issued and outstanding shares of common stock of Holdings (the "Common Stock") which, in turn, owns 100% of the outstanding shares of common stock of the Company. Mr. Bernstein and other management stockholders and outside investors together also own 100% of the issued and outstanding shares of Series A Preferred Stock of Holdings (the "Series A Preferred Stock"). All holders of the Common Stock and the Series A Preferred Stock have granted to Mr. Bernstein, pursuant to a voting agreement, the right to direct the vote of their shares so long as there is no public market for the Common Stock. See "Certain Transactions."

         Manischewitz is currently managed by Richard A. Bernstein, as acting President and Chief Executive Officer. The Company is actively conducting a search for a President and Chief Executive Officer of Manischewitz and believes that an announcement of the hiring of a new President and Chief Executive Officer will be made by year end.

         Millbrook is managed by Robert A. Sigel (President and Chief Executive Officer), who has been associated with Millbrook since 1977, having served as Vice President, Sales and Merchandising, Executive Vice President, President and Chief Executive Officer of Millbrook Distributors, Inc. and President and Chief Executive Officer of the service merchandising division of McKesson Corporation, which became the current Millbrook.

                   THE ACQUISITION AND RELATED TRANSACTIONS

         Effective March 3, 1998, the Company entered into a Purchase Agreement (the "Purchase Agreement") to acquire Manischewitz for a purchase price of approximately $124.7 million, which amount included the repayment of Manischewitz's existing debt of approximately $38.8 million and approximately $2.1 million of fees and expenses. The closing of the acquisition of Manischewitz occurred on May 1, 1998. Concurrently with the closing, Holdings contributed all of the capital stock of Millbrook to the Company.

         Millbrook is a party to a credit agreement originally dated as of March 31, 1997, which has been amended and restated as of May 1, 1998 to add Manischewitz as a party (such credit agreement is referred to in this Prospectus as the "Credit Agreement"). The Credit Agreement provides for a total commitment of $99.5 million, consisting of revolving credit loans of up to $90.2 million and a term loan of $9.3 million, subject to certain borrowing base limitations. Millbrook and Manischewitz are co-borrowers under the Credit Agreement and all of Millbrook's assets and certain assets of Manischewitz are included in determining the borrowing base. As of August 31, 1998, Manischewitz and Millbrook had approximately $60.0 million of additional borrowing capacity under the Credit Agreement.

         The acquisition of Manischewitz, the offering and sale of the Old Notes, the contribution by Holdings of all of the capital stock of Millbrook to the Company and the amendment to the Credit Agreement are collectively referred to herein as the "Transactions."

         The gross proceeds of $168.0 million raised in connection with the sale of the Old Notes were used to (i) pay the purchase price for Manischewitz of approximately $124.7 million, (ii) reduce outstanding borrowings by approximately $20.3 million under the revolving credit portion of Millbrook's Credit Agreement, (iii) fund an initial interest escrow account with approximately $17.0 million to pay interest on the Old Holdings Notes for the first six scheduled interest payment dates for the benefit of the holders thereof and (iv) pay fees and expenses of approximately $6.0 million relating to the sale of the Old Notes. See "The Transactions".

                             THE EXCHANGE OFFERS

THE HOLDINGS EXCHANGE OFFER

         The Holdings Exchange Offer applies to $48,000,000 aggregate principal amount of the Old Holdings Notes. The form and terms of the New Holdings Notes will be the same as the form and terms of the Old Holdings Notes except (i) interest on the New Holdings Notes will accrue from the last interest payment date on which interest was paid on the Old Holdings Notes or, if no interest has been paid on the Old Holdings Notes, from the date of original issuance of the Old Holdings Notes, and (ii) New Holdings Notes are being registered under the Securities Act and, therefore, will not bear legends restricting their transfer. The New Holdings Notes will evidence the same debt as the Old Holdings Notes and will be entitled to the benefits of the indenture (the "Holdings Notes Indenture") pursuant to which the Old Holdings Notes were issued. See "Description of the New Holdings Notes."

The Holdings Exchange Offer.................     $1,000 principal amount of New
                                                 Holdings Notes in exchange for
                                                 each $1,000 principal amount
                                                 of Old Holdings Notes. As of
                                                 the date hereof, Old Holdings
                                                 Notes  representing $48,000,000
                                                 aggregate principal amount are
                                                 outstanding.  The terms of the
                                                 New Holdings Notes and the Old
                                                 Holdings Notes are
                                                 substantially identical.

                                                 Based on an interpretation by
                                                 the Commission's staff set
                                                 forth in no-action letters
                                                 issued to third parties
                                                 unrelated to Holdings,
                                                 Holdings believes that New
                                                 Holdings Notes issued
                                                 pursuant to the Holdings
                                                 Exchange Offer in exchange
                                                 for Old Holdings Notes may be
                                                 offered for resale, resold
                                                 and otherwise transferred by
                                                 any person receiving the New
                                                 Holdings Notes, whether or
                                                 not that person is the
                                                 registered holder (other than
                                                 any such holder or such other
                                                 person that is an "affiliate"
                                                 of Holdings within the
                                                 meaning of Rule 405 under the
                                                 Securities Act), without
                                                 compliance with the
                                                 registration and prospectus
                                                 delivery provisions of the
                                                 Securities Act; provided that
                                                 (i) the New Holdings Notes
                                                 are acquired in the ordinary
                                                 course of business of that
                                                 holder or such other person,
                                                 (ii) neither the holder nor
                                                 such other person is engaging
                                                 in or intends to engage in a
                                                 distribution of the New
                                                 Holdings Notes, and (iii)
                                                 neither the holder nor such
                                                 other person has an
                                                 arrangement or understanding
                                                 with any person to
                                                 participate in the
                                                 distribution of the New
                                                 Holdings Notes. See "The
                                                 Exchange Offers--Purpose and
                                                 Effect." Each broker-dealer
                                                 that receives New Holdings
                                                 Notes for its own account in
                                                 exchange for Old Holdings
                                                 Notes, where those Old
                                                 Holdings Notes were acquired
                                                 by the broker-dealer as a
                                                 result of its market-making
                                                 activities or other trading
                                                 activities, must acknowledge
                                                 that it will deliver a
                                                 prospectus in connection with
                                                 any resale of such New
                                                 Holdings Notes. See "Plan of
                                                 Distribution."

Registration Rights Agreement...............     The Old Holdings Notes were
                                                 sold by the Company on May 1,
                                                 1998, in a private placement in
                                                 reliance on Section 4(2) of the
                                                 Securities Act and immediately
                                                 resold by the initial purchaser
                                                 thereof, Chase Securities Inc.
                                                 (the "Initial Purchaser"), in
                                                 reliance on Rule 144A and
                                                 Regulation S promulgated under
                                                 the Securities Act (the
                                                 "Original Holdings Notes
                                                 Offering").  In connection with
                                                 the Original Holdings Notes
                                                 Offering, Holdings entered into
                                                 an exchange and registration
                                                 rights agreement (the "Holdings
                                                 Registration Rights Agreement")
                                                 with the Initial Purchaser
                                                 providing for, among other
                                                 things, the Holdings Exchange
                                                 Offer. See "The Exchange
                                                 Offers--Purpose and Effect."

Expiration Date.............................     The Holdings Exchange Offer
                                                 will expire at 5:00 p.m., New
                                                 York City time, on ______,
                                                 1998, or such later date and
                                                 time to which it is extended by
                                                 Holdings.

Withdrawal..................................     The tender of Old Holdings
                                                 Notes pursuant to the Holdings
                                                 Exchange Offer may be withdrawn
                                                 at any time prior to 5:00 p.m.,
                                                 New York City time, on the
                                                 Expiration Date.  Any Old
                                                 Holdings Note accepted for
                                                 exchange for any reason will be
                                                 returned without expense to the
                                                 tendering holder thereof as
                                                 promptly as
                                                 practicable after the
                                                 expiration or termination of
                                                 the Holdings Exchange Offer.

Interest on the New Holdings Notes
 and Old Holdings Notes.....................     Interest on the New Holdings
                                                 Notes will accrue from the last
                                                 interest payment date on which
                                                 interest was paid on the Old
                                                 Holdings Notes or, if no
                                                 interest has been paid on the
                                                 Old Holdings Notes, from the
                                                 date of original issuance of
                                                 the Old Holdings Notes.

Conditions to the New Holdings Notes
 Exchange Offer.............................     The New Holdings Exchange Offer
                                                 is subject to certain customary
                                                 conditions, certain of which
                                                 may be waived by Holdings.  See
                                                 "The Exchange Offers--Certain
                                                 Conditions to the Exchange
                                                 Offers."

Procedures for Tendering
 Old Holdings Notes.........................     Each holder of Old Holdings
                                                 Notes wishing to accept the
                                                 Holdings Exchange Offer must
                                                 complete, sign and date the
                                                 accompanying letter of
                                                 transmittal relating to the
                                                 Holdings Exchange Offer (the
                                                 "Holdings Letter of
                                                 Transmittal"), or a copy
                                                 thereof, in accordance with
                                                 the instructions contained
                                                 herein and therein, and mail
                                                 or otherwise deliver the
                                                 Holdings Letter of
                                                 Transmittal, or the copy,
                                                 together with the Old Holdings
                                                 Notes and any other required
                                                 documentation, to the Holdings
                                                 Exchange Agent (as defined) at
                                                 the address set forth in the
                                                 Holdings Letter of
                                                 Transmittal.  Persons holding
                                                 Old Holdings Notes through the
                                                 Depository Trust Company
                                                 ("DTC") and wishing to accept
                                                 the Holdings Exchange Offer
                                                 must do so pursuant to the
                                                 DTC's Automated Tender Offer
                                                 program, by which each
                                                 tendering Participant will
                                                 agree to be bound by the
                                                 Holdings Letter of
                                                 Transmittal.  By executing or
                                                 agreeing to be bound by the
                                                 Holdings Letter of
                                                 Transmittal, each holder will
                                                 represent to Holdings that,
                                                 among other things, (i) the
                                                 New Holdings Notes acquired
                                                 pursuant to the Holdings
                                                 Exchange Offer are being
                                                 obtained in the ordinary
                                                 course of business of the
                                                 person receiving such New
                                                 Holdings Notes, whether or not
                                                 such person is the holder of
                                                 the Old Holdings Notes, (ii)
                                                 neither the holder nor any
                                                 other person has an
                                                 arrangement or understanding
                                                 with any person to participate
                                                 in the distribution of such
                                                 New Holdings Notes within the
                                                 meaning of the Securities Act,
                                                 (iii) neither the holder nor
                                                 any such person is an
                                                 "affiliate," as defined under
                                                 Rule 405 promulgated under the
                                                 Securities Act, of Holdings,
                                                 and (iv) if such holder or
                                                 other person is a
                                                 broker-dealer, that it will
                                                 receive New Holdings Notes for
                                                 its own account in exchange
                                                 for Old Holdings Notes that
                                                 were acquired as a result of
                                                 market- making activities and
                                                 that it will be required to
                                                 acknowledge that it will
                                                 deliver a prospectus in
                                                 connection with the resale of
                                                 such

                                                 New Holdings Notes.  See "The
                                                 Exchange Offers--Procedures for
                                                 Tendering."

Shelf Registration Requirements.............     Pursuant to the Holdings
                                                 Registration Rights Agreement,
                                                 Holdings is required to file a
                                                 "shelf" registration statement
                                                 for a continuous offering
                                                 pursuant to Rule 415 under the
                                                 Securities Act in respect of
                                                 the Old Holdings Notes if (i)
                                                 because of any change in law or
                                                 applicable interpretation of
                                                 the staff of the Commission,
                                                 Holdings is not permitted to
                                                 effect the Holdings Exchange
                                                 Offer, (ii) the Holdings
                                                 Exchange Offer is not
                                                 consummated within 270 days
                                                 after May 1, 1998, (iii) with
                                                 respect to Old Holdings Notes
                                                 or Private Exchange Notes (as
                                                 defined in the Holdings
                                                 Registration Rights Agreement)
                                                 not eligible to be exchanged
                                                 for Holdings Exchange Notes,
                                                 the Initial Purchaser so
                                                 requests following the
                                                 consummation of the Holdings
                                                 Exchange Offer, (iv) any
                                                 applicable law or
                                                 interpretations do not permit
                                                 any holder of Old Holdings
                                                 Notes to participate in the
                                                 Holdings Exchange Offer, (v)
                                                 any holder of Old Holdings
                                                 Notes participates in the
                                                 Holdings Exchange Offer and
                                                 does not receive freely
                                                 transferable New Holdings Notes
                                                 in exchange of Old Holdings
                                                 Notes or (vi) Holdings so
                                                 elects.

Acceptance of Old Holdings Notes and
 Delivery of New Holdings Notes.............     Holdings will accept or
                                                 exchange any and all Old
                                                 Holdings Notes which are
                                                 properly tendered (and not
                                                 withdrawn) in the Exchange
                                                 Offer prior to 5:00 p.m., New
                                                 York City time, on the
                                                 Expiration Date.  The New
                                                 Holdings Notes issued pursuant
                                                 to the Holdings Exchange Offer
                                                 will be delivered promptly
                                                 following the Expiration Date.
                                                 See "The Exchange Offers--Terms
                                                 of the Exchange Offers."

Holdings Exchange Agent.....................     PNC Bank, National Association
                                                 is serving as Exchange Agent
                                                 (the "Holdings Exchange
                                                 Agent") in connection with the
                                                 Holdings Exchange Offer.

Federal Income Tax Considerations...........     The exchange pursuant to the
                                                 Holdings Exchange Offer should
                                                 not be a taxable event for
                                                 federal income tax purposes.
                                                 See "Certain United States
                                                 Federal Income Tax
                                                 Considerations."

Effect of Not Tendering.....................     Old Holdings Notes that are
                                                 not tendered or that are
                                                 tendered but not accepted
                                                 will, following the completion
                                                 of the Holdings Exchange
                                                 Offer, continue to be subject
                                                 to the existing restrictions
                                                 upon transfer thereof.

THE COMPANY EXCHANGE OFFER

         The Company Exchange Offer applies to $120,000,000 aggregate principal amount of Old Company Notes. The form and terms of the New Company Notes will be the same as the form and terms of the Old Company Notes except (i) interest on the New Company Notes will accrue from the last interest payment date on which interest was paid on the Old Company Notes or, if no interest has been paid on the Old Company Notes, from the date of original issuance of the Old Company Notes, and (ii) New Company Notes are being registered under the Securities Act and, therefore, will not bear legends restricting their transfer. The New Company Notes will evidence the same debt as the Old Company Notes and will be entitled to the benefits of the indenture (the "Company Notes Indenture") pursuant to which the Old Company Notes were issued. See "Description of the New Company Notes."

The Company  Exchange Offer.................     $1,000 principal amount of New
                                                 Company Notes in exchange for
                                                 each $1,000 principal amount of
                                                 Old Company Notes.   As of the
                                                 date hereof, Old Company Notes
                                                 representing $120,000,000
                                                 aggregate principal amount are
                                                 outstanding.  The terms of the
                                                 New Company Notes and the Old
                                                 Company Notes are substantially
                                                 identical.

                                                 Based on an interpretation by
                                                 the Commission's staff set
                                                 forth in no-action letters
                                                 issued to third parties
                                                 unrelated to the Company and
                                                 the Guarantors, the Company
                                                 and the Guarantors believe
                                                 that New Company Notes issued
                                                 pursuant to the Company
                                                 Exchange Offer in exchange
                                                 for Old Company Notes may be
                                                 offered for resale, resold
                                                 and otherwise transferred by
                                                 any person receiving the New
                                                 Company Notes, whether or not
                                                 that person is the registered
                                                 holder (other than any such
                                                 holder or such other person
                                                 that is an "affiliate" of the
                                                 Company or any Guarantors
                                                 within the meaning of Rule
                                                 405 under the Securities
                                                 Act), without compliance with
                                                 the registration and
                                                 prospectus delivery
                                                 provisions of the Securities
                                                 Act; provided that (i) the
                                                 New Company Notes are
                                                 acquired in the ordinary
                                                 course of business of that
                                                 holder or such other person,
                                                 (ii) neither the holder nor
                                                 such other person is engaging
                                                 in or intends to engage in a
                                                 distribution of the New
                                                 Company Notes and (iii)
                                                 neither the holder nor such
                                                 other person has an
                                                 arrangement or understanding
                                                 with any person to
                                                 participate in the
                                                 distribution of the New
                                                 Company Notes. See "The
                                                 Exchange Offers--Purpose and
                                                 Effect." Each broker-dealer
                                                 that receives New Company
                                                 Notes for its own account in
                                                 exchange for Old Company
                                                 Notes, where those Old
                                                 Company Notes were acquired
                                                 by the broker-dealer as a
                                                 result of its market-making
                                                 activities or other trading
                                                 activities, must acknowledge
                                                 that it will deliver a
                                                 prospectus in connection with
                                                 any resale of such New
                                                 Company Notes. See "Plan of
                                                 Distribution."

Registration Rights Agreement...............     The Old Company Notes were
                                                 sold by the Company on May 1,
                                                 1998, in a private placement
                                                 in reliance on Section 4(2) of
                                                 the Securities Act and
                                                 immediately resold by the
                                                 Initial Purchaser in reliance
                                                 on Rule 144A and Regulation S
                                                 promulgated under the
                                                 Securities Act (the "Original
                                                 Company Notes Offering" and,
                                                 together with the Original
                                                 Holdings Notes Offering, the
                                                 "Original

                                                 Offerings").  In connection
                                                 with the Original Company
                                                 Notes Offering, the Company
                                                 entered into an exchange and
                                                 registration rights agreement
                                                 with the Initial Purchaser
                                                 (the "Company Registration
                                                 Rights Agreement") providing
                                                 for, among other things, the
                                                 Company Exchange Offer.  See
                                                 "The Exchange Offers--Purpose
                                                 and Effect."

Expiration Date.............................     The Company Exchange Offer
                                                 will expire at 5:00 p.m., New
                                                 York City time, on ______,
                                                 1998, or such later date and
                                                 time to which it is extended
                                                 by Company.

Withdrawal..................................     The tender of Old Company
                                                 Notes pursuant to the Company
                                                 Exchange Offer may be
                                                 withdrawn at any time prior to
                                                 5:00 p.m., New York City time,
                                                 on the Expiration Date.  Any
                                                 Old Company Note accepted for
                                                 exchange for any reason will
                                                 be returned without expense to
                                                 the tendering holder thereof
                                                 as promptly as practicable
                                                 after the expiration or
                                                 termination of the Company
                                                 Exchange Offer.

Interest on the New Company Notes
 and Old Company Notes......................     Interest on the New Company
                                                 Notes will accrue from the
                                                 last interest payment date on
                                                 which interest was paid on the
                                                 Old Company Notes or, if no
                                                 interest has been paid on the
                                                 Old Company Notes, from the
                                                 date of original issuance of
                                                 the Old Company Notes.

Conditions to the New Company Notes
 Exchange Offer.............................     The New Company Exchange Offer
                                                 is subject to certain
                                                 customary conditions, certain
                                                 of which may be waived by the
                                                 Company.  See "The Exchange
                                                 Offers--Certain Conditions to
                                                 the Exchange Offers."

Procedures for Tendering
 Old Company Notes..........................     Each holder of Old Company
                                                 Notes wishing to accept the
                                                 Company Exchange Offer must
                                                 complete, sign and date the
                                                 accompanying letter of
                                                 transmittal relating to the
                                                 Company Exchange Offer (the
                                                 "Company Letter of
                                                 Transmittal"), or a copy
                                                 thereof, in accordance with
                                                 the instructions contained
                                                 herein and therein, and mail
                                                 or otherwise deliver the
                                                 Company Letter of Transmittal,
                                                 or the copy, together with the
                                                 Old Company Notes and any
                                                 other required documentation,
                                                 to the Company Exchange Agent
                                                 (as defined) at the address
                                                 set forth in the Company
                                                 Letter of Transmittal.
                                                 Persons holding Old Company
                                                 Notes through the Depository
                                                 Trust Company ("DTC") and
                                                 wishing to accept the Company
                                                 Exchange Offer must do so
                                                 pursuant to the DTC's
                                                 Automated Tender Offer
                                                 program, by which each
                                                 tendering Participant will
                                                 agree to be bound by the
                                                 Company Letter of Transmittal.
                                                 By executing or agreeing to be
                                                 bound by the

                                                 Company Letter of Transmittal,
                                                 each holder will represent to
                                                 Company that, among other
                                                 things, (i) the New Company
                                                 Notes acquired pursuant to the
                                                 Company Exchange Offer are
                                                 being obtained in the ordinary
                                                 course of business of the
                                                 person receiving such New
                                                 Company Notes, whether or not
                                                 such person is the holder of
                                                 the Old Company Notes, (ii)
                                                 neither the holder nor any
                                                 other person has an
                                                 arrangement or understanding
                                                 with any person to participate
                                                 in the distribution of such
                                                 New Company Notes within the
                                                 meaning of the Securities Act,
                                                 (iii) neither the holder nor
                                                 any such person is an
                                                 "affiliate," as defined under
                                                 Rule 405 promulgated under the
                                                 Securities Act, of the
                                                 Company, or any Guarantor and
                                                 (iv) if such holder or other
                                                 person is a broker-dealer,
                                                 that it will receive New
                                                 Company Notes for its own
                                                 account in exchange for Old
                                                 Company Notes that were
                                                 acquired as a result of
                                                 market-making activities and
                                                 that it will be required to
                                                 acknowledge that it will
                                                 deliver a prospectus in
                                                 connection with the resale of
                                                 such New Company Notes. See
                                                 "The Exchange
                                                 Offers--Procedures for
                                                 Tendering."

Shelf Registration Requirements.............     Pursuant to the Company
                                                 Registration Rights Agreement,
                                                 the Company is required to
                                                 file a "shelf" registration
                                                 statement for a continuous
                                                 offering pursuant to Rule 415
                                                 under the Securities Act in
                                                 respect of the Old Company
                                                 Notes if (i) because of any
                                                 change in law or applicable
                                                 interpretation of the staff of
                                                 the Commission, the Company is
                                                 not permitted to effect the
                                                 Company Exchange Offer, (ii)
                                                 the Company Exchange Offer is
                                                 not consummated within 270
                                                 days following May 1, 1998,
                                                 (iii) any holder of Old
                                                 Company Notes or Private
                                                 Exchange Notes (as defined in
                                                 the Company Registration
                                                 Rights Agreement) not eligible
                                                 to be exchanged in the
                                                 Exchange Offer requests
                                                 following the consummation of
                                                 the Company Exchange Offer,
                                                 (iv) any applicable law or
                                                 interpretations do not permit
                                                 any holder of Old Company
                                                 Notes to participate in the
                                                 Company Exchange Offer, (v)
                                                 any holder of Old Company
                                                 Notes participates in the
                                                 Company Exchange Offer and
                                                 does not receive freely
                                                 transferable New Company Notes
                                                 in exchange of Old Company
                                                 Notes or (vi) either of the
                                                 Company or of the Guarantors
                                                 so elect.

Acceptance of Old Company Notes and
 Delivery of New Company Notes..............     The Company will accept or
                                                 exchange any and all Old
                                                 Company Notes which are
                                                 properly tendered (and not
                                                 withdrawn) in the Exchange
                                                 Offer prior to 5:00 p.m., New
                                                 York City time, on the
                                                 Expiration Date.  The New
                                                 Company Notes issued pursuant
                                                 to the Company Exchange Offer
                                                 will be delivered promptly
                                                 following the Expiration Date.
                                                 See "The Exchange Offers--
                                                 Terms of the Exchange Offers."

Company Exchange Agent......................     PNC Bank, National Association
                                                 is serving as Exchange Agent
                                                 (the "Company Exchange Agent"
                                                 and, together with the
                                                 Holdings Exchange Agent, the
                                                 "Exchange Agent") in
                                                 connection with the Company
                                                 Exchange Offer.

Federal Income Tax Considerations...........     The exchange pursuant to the
                                                 Company Exchange Offer should
                                                 not be a taxable event for
                                                 federal income tax purposes.
                                                 See "Certain United States
                                                 Federal Income Tax
                                                 Considerations."

Effect of Not Tendering.....................     Old Company Notes that are not
                                                 tendered or that are tendered
                                                 but not accepted will,
                                                 following the completion of
                                                 the Company Exchange Offer,
                                                 continue to be subject to the
                                                 existing restrictions upon
                                                 transfer thereof.

                                THE NEW NOTES

NEW HOLDINGS NOTES

Issuer.......................................    R.A.B. Holdings, Inc.

Securities Offered...........................    $48,000,000 aggregate
                                                 principal amount of 13% Senior
                                                 Notes due 2008.

Maturity.....................................    May 1, 2008.

Interest Payment Dates.......................    May 1 and November 1 of each
                                                 year, commencing on November
                                                 1, 1998.

Interest Escrow Account......................    Approximately $17.0 million of
                                                 the net proceeds from the sale
                                                 of the Old Holdings Notes (the
                                                 "Interest Escrow Amount"),
                                                 representing funds sufficient
                                                 to pay interest on the New
                                                 Holdings Notes for the first
                                                 six scheduled interest payment
                                                 dates, will be placed into an
                                                 escrow account for the benefit
                                                 of the holders of the New
                                                 Holdings Notes.  The Interest
                                                 Escrow Amount shall be adjusted
                                                 for any scheduled interest
                                                 payment.

Sinking Fund.................................    None.

Optional Redemption..........................    Holdings may not redeem the
                                                 New Holdings Notes prior to
                                                 May 1, 2003.  On or after such
                                                 date, Holdings may redeem the
                                                 New Holdings Notes, in whole
                                                 or in part, at the redemption
                                                 prices set forth herein,
                                                 together with accrued and
                                                 unpaid interest, if any, to
                                                 the date of redemption.  See
                                                 "Description of the New
                                                 Holdings Notes--Optional
                                                 Redemption."

Change of Control............................    Upon a Change of Control (as
                                                 defined in the Holdings Notes
                                                 Indenture), Holdings will be
                                                 required to make an offer to
                                                 repurchase the New Holdings
                                                 Notes at a price equal to 101%
                                                 of the principal amount, plus
                                                 accrued and unpaid interest,
                                                 if any, to the date of
                                                 repurchase.  See "Description
                                                 of the New Holdings
                                                 Notes--Change of Control."

Guarantees...................................    None.

Ranking......................................    The New Holdings Notes will
                                                 rank pari passu in right of
                                                 payment with all existing and
                                                 future senior indebtedness of
                                                 Holdings and senior in right
                                                 of payment to any subordinated
                                                 indebtedness of

                                                 Holdings.  The New Holdings
                                                 Notes will be effectively
                                                 subordinated in right of
                                                 payment to all indebtedness of
                                                 the Company and its
                                                 subsidiaries (including the
                                                 New Company Notes and the
                                                 Guarantees).  As of August 31,
                                                 1998, Holdings had no
                                                 indebtedness outstanding other
                                                 than the Old Holdings Notes,
                                                 and Holdings' subsidiaries
                                                 have approximately $134.0
                                                 million of indebtedness
                                                 outstanding (including the Old
                                                 Company Notes). See
                                                 "Description of the New
                                                 Holdings Notes."

Restrictive Covenants........................    The Holdings Notes Indenture
                                                 under which the New Holdings
                                                 Notes will be issued will
                                                 limit, among other things, (i)
                                                 the incurrence of additional
                                                 indebtedness by Holdings, (ii)
                                                 the payment of dividends on,
                                                 and redemption of, capital
                                                 stock of Holdings, (iii)
                                                 investments, (iv) sales of
                                                 assets, (v) transactions with
                                                 Affiliates (as defined
                                                 therein) and (vi)
                                                 consolidations, mergers and
                                                 transfers of substantially all
                                                 of Holdings assets. The
                                                 Holdings Notes Indenture will
                                                 also prohibit certain
                                                 restrictions on distributions
                                                 from Restricted Subsidiaries
                                                 of Holdings. However, all of
                                                 these limitations and
                                                 prohibitions are subject to a
                                                 number of important
                                                 qualifications and exceptions.
                                                 See "Description of the New
                                                 Holdings Notes--Certain
                                                 Covenants."

Absence of a Public Market for the Holdings
   Notes.....................................    The New Holdings Notes
                                                 generally will be freely
                                                 transferable (subject to the
                                                 restrictions discussed
                                                 elsewhere herein) but will be
                                                 new securities for which there
                                                 will not initially be a
                                                 market. Accordingly, there can
                                                 be no assurance as to the
                                                 development or liquidity of
                                                 any market for the New
                                                 Holdings Notes. The Initial
                                                 Purchaser has advised Holdings
                                                 that it currently intends to
                                                 make a market in the New
                                                 Holdings Notes. However, the
                                                 Initial Purchaser is not
                                                 obligated to do so, and any
                                                 market making with respect to
                                                 the New Holdings Notes may be
                                                 discontinued at any time
                                                 without notice by the Initial
                                                 Purchaser. Holdings currently
                                                 does not intend to list the
                                                 New Holdings Notes on any
                                                 securities exchange or to seek
                                                 approval for quotation on the
                                                 National Association of
                                                 Securities Dealers Automated
                                                 Quotation or any other
                                                 automated quotation system.

NEW COMPANY NOTES

Issuer.......................................    R.A.B. Enterprises, Inc.

Securities Offered...........................    $120,000,000 principal amount
                                                 of 10 1/2% Senior Notes due
                                                 2005.

Maturity.....................................    May 1, 2005.

Interest Payment Dates.......................    May 1 and November 1 of each
                                                 year, commencing on November
                                                 1, 1998.

Sinking Fund.................................    None.

Optional Redemption..........................    Except as described below, the
                                                 Company may not redeem the New
                                                 Company Notes prior to May 1,
                                                 2002.  On or after such date,
                                                 the Company may redeem the New
                                                 Company Notes, in whole or in
                                                 part, at the redemption prices
                                                 set forth herein, together
                                                 with accrued and unpaid
                                                 interest, if any, to the date
                                                 of redemption.  In addition,
                                                 at any time on or prior to May
                                                 1, 2001, the Company may,
                                                 subject to certain
                                                 requirements, redeem up to 35%
                                                 of the originally issued
                                                 aggregate principal amount of
                                                 the New Company Notes with the
                                                 net cash proceeds of one or
                                                 more Public Equity Offerings
                                                 (as defined in the New Notes)
                                                 at a price equal to 110.500%
                                                 of the principal amount to be
                                                 redeemed, together with
                                                 accrued and unpaid interest,
                                                 if any, to the date of
                                                 redemption; provided that at
                                                 least 65% of the originally
                                                 issued aggregate principal
                                                 amount of the New Company
                                                 Notes remains outstanding
                                                 immediately following each
                                                 such redemption.  See
                                                 "Description of the New
                                                 Company Notes--Optional
                                                 Redemption."

Change of Control............................    Upon a Change of Control (as
                                                 defined in the Company Notes
                                                 Indenture), the Company will
                                                 be required to make an offer
                                                 to repurchase the New Company
                                                 Notes at a price equal to 101%
                                                 of the aggregate principal
                                                 amount thereof, together with
                                                 accrued and unpaid interest,
                                                 if any, to the date of
                                                 repurchase.  See "Description
                                                 of the New Company
                                                 Notes--Change of Control" and
                                                 "Risk Factors--Change of
                                                 Control."

Guarantees...................................    The New Company Notes will be
                                                 unconditionally guaranteed
                                                 (the "Guarantees"), jointly
                                                 and severally, on an unsecured
                                                 senior basis by the Company's
                                                 existing and future Restricted
                                                 Subsidiaries (as defined)
                                                 (collectively, the
                                                 "Guarantors").  The Guarantees
                                                 will be senior unsecured
                                                 obligations of the Guarantors.
                                                 The Guarantees are subject to
                                                 release, under certain
                                                 circumstances.  See
                                                 "Description of the New
                                                 Company Notes--Guarantees of
                                                 the New Company Notes" and
                                                 "Risk Factors--Fraudulent
                                                 Conveyance."

Ranking......................................    The New Company Notes and the
                                                 Guarantees will rank pari
                                                 passu in right of payment with
                                                 all existing and future senior
                                                 indebtedness of the Company
                                                 and the Guarantors,
                                                 respectively, and senior in
                                                 right of payment to any
                                                 subordinated indebtedness of
                                                 the Company and the
                                                 Guarantors, respectively.  The
                                                 New Company Notes and the
                                                 Guarantees will be effectively
                                                 subordinated in right of
                                                 payment to all secured
                                                 indebtedness of the Company
                                                 and the Guarantors,
                                                 respectively, including
                                                 indebtedness of the Guarantors
                                                 under the Credit Agreement to
                                                 the extent of the value of the
                                                 assets securing such
                                                 indebtedness.  As of August
                                                 31, 1998, the Company had no
                                                 indebtedness outstanding other
                                                 than the Old Company Notes,
                                                 and the Guarantors have
                                                 approximately $14.0 million of
                                                 indebtedness outstanding
                                                 (excluding the Guarantees), of
                                                 which approximately $14.0
                                                 million is secured.  In
                                                 addition, as of such date, the
                                                 Guarantors had approximately
                                                 $60.0 million of additional
                                                 borrowing capacity under the
                                                 Credit Agreement.  See
                                                 "Description of the New
                                                 Company Notes" and "Risk
                                                 Factors--Asset Encumbrances."

Restrictive Covenants........................    The Company Notes Indenture
                                                 under which the New Company
                                                 Notes will be issued will
                                                 limit, among other things (i)
                                                 the incurrence of additional
                                                 indebtedness by the Company
                                                 and its Restricted
                                                 Subsidiaries (as defined
                                                 therein), (ii) the payment of
                                                 dividends on, and redemption
                                                 of, capital stock of the
                                                 Company, (iii) investments,
                                                 (iv) sales of assets, (v)
                                                 transactions with Affiliates
                                                 (as defined therein) and (vi)
                                                 consolidations, mergers and
                                                 transfers of all or
                                                 substantially all of the
                                                 Company's assets.  The New
                                                 Company Notes Indenture will
                                                 also prohibit certain
                                                 restrictions on distributions
                                                 from Restricted

                                                 Subsidiaries of the Company.
                                                 However, all of these
                                                 limitations and prohibitions
                                                 are subject to a number of
                                                 important qualifications and
                                                 exceptions.  See "Description
                                                 of the New Company
                                                 Notes--Certain Covenants."

Absence of a Public Market for the
  New Company Notes..........................    The New Company Notes
                                                 generally will be freely
                                                 transferable (subject to the
                                                 restrictions discussed
                                                 elsewhere herein) but will be
                                                 new securities for which there
                                                 will not initially be a
                                                 market. Accordingly, there can
                                                 be no assurance as to the
                                                 development or liquidity of
                                                 any market for the New Company
                                                 Notes. The Initial Purchaser
                                                 has advised the Company that
                                                 it currently intends to make a
                                                 market in the New Company
                                                 Notes. However, it is not
                                                 obligated to do so, and any
                                                 market making with respect to
                                                 the New Company Notes may be
                                                 discontinued at any time
                                                 without notice by the Initial
                                                 Purchaser. The Company
                                                 currently does not intend to
                                                 list the New Company Notes on
                                                 any securities exchange or to
                                                 seek approval for quotation on
                                                 the National Association of
                                                 Securities Dealers Automated
                                                 Quotation or any other
                                                 automated quotation system.


                         --------------------------


         Prospective investors should carefully consider all of the information set forth in this Prospectus and, in particular, should evaluate the specific factors under "Risk Factors" for risks involved with an investment in the New Notes.

         Each of the Company and Holdings is a Delaware corporation. The executive offices of the Company and Holdings are located at 444 Madison Avenue, Suite 601, New York, New York 10022 and the telephone number is (212) 688-4500.

                           SUMMARY FINANCIAL DATA

                      Summary Pro Forma Financial Data
                            R.A.B. Holdings, Inc.
                        and R.A.B. Enterprises, Inc.

The following table sets forth summary pro forma consolidated financial data of the Issuers for the fiscal year ended March 31, 1998 and for the three month period ended June 30, 1998. The unaudited pro forma consolidated financial data have been derived from the Issuers historical financial statements for the fiscal year ended March 31, 1998 and the three month period ended June 30, 1998 and give effect to the acquisition of Manischewitz and the issuance of the Notes as of the beginning of each period presented. The unaudited pro forma consolidated financial data are not intended to represent and are not indicative of what the Issuers results of operations actually would have been nor are they intended to project the Issuers results of operations for any future period. The following information is qualified by reference to, and should be read in conjunction with,"The Transactions," "Capitalization," "Unaudited Pro Forma Condensed Consolidated Statements of Operations," "Selected Historical Financial Data of R.A.B. Holdings, Inc. and R.A.B. Enterprises, Inc.", "Selected Historical Combined Financial Data of The
B. Manischewitz Company, LLC," "Management's Discussion and Analysis of Financial Condition and Results of Operations," Holdings and Enterprises consolidated financial statements and unaudited condensed consolidated financial statements, and notes thereto, and MANO's and KBMC's combined financial statements and unaudited condensed combined financial statements, and notes thereto, included elsewhere herein.


                                                         Pro Forma                           Pro Forma
                                                     Fiscal Year Ended                  Three Months Ended
                                                       March 31, 1998                      June 30, 1998
                                                  -------------------------          -------------------------
                                                  Company          Holdings          Company          Holdings
                                                  -------          --------          -------          --------
                                                                    (Dollars in Thousands)
STATEMENT OF OPERATIONS DATA:
Revenues....................................           $523,241         $523,241          $118,738         $118,738
Operating expenses..........................            505,552          505,560           118,400          118,400
Operating income............................             17,689           17,681               338              338

OTHER FINANCIAL DATA:
Interest expense............................            $16,772          $22,171            $3,918           $5,249
Depreciation and amortization...............              9,242            9,405             2,297            2,338
Capital expenditures........................              2,715            2,715             1,026            1,026
Ratio of earnings to fixed charges(a).......              1.05x


(a) For purposes of determining the pro forma ratio of earnings to fixed charges, "earnings" consist of income before income taxes and fixed charges and "fixed charges" consist of interest on all indebtedness, amortization of deferred financing costs and that portion of rental expense that management believes to be representative of interest. On a pro forma basis, the deficiency in earnings to fixed charges was $4.490 million for Holdings for the fiscal year ended March 31, 1998 and $3.580 million for the Company and $4.911 million for Holdings for the three month period ended June 30, 1998.

                      Summary Historical Financial Data
                            R.A.B. Holdings, Inc.
                         and R.A.B. Enterprises, Inc.

The following table sets forth summary historical consolidated financial data of the Issuers for the fiscal year ended March 31, 1998, and for the three month periods ended June 30, 1997 and 1998, and historical financial data of Millbrook (the "Predecessor") for each of the two years in the period ended March 31, 1997. The historical consolidated financial data for the fiscal year ended March 31, 1998 have been derived from the Issuers audited consolidated financial statements, included elsewhere herein. The historical consolidated financial data for the three month periods ended June 30, 1997 and 1998 have been derived from the Issuers unaudited condensed consolidated financial statements, included elsewhere herein, which in the opinion of management include all adjustments (consisting of normal recurring accruals) necessary for a fair presentation of the information. The Predecessor financial data for each of the two years in the period ended March 31, 1997 have been derived from the Predecessor's audited financial statements, included elsewhere herein. The unaudited condensed consolidated financial statements for the three month period ended June 30, 1998 are not necessarily indicative of the results that may be expected for the full fiscal year. The following information is qualified by reference to, and should be read in conjunction with, "Selected Historical Financial Data of R.A.B. Holdings, Inc. and R.A.B. Enterprises, Inc.," "Management's Discussion and Analysis of Financial Condition and Results of Operations," Holdings and Enterprises consolidated financial statements and unaudited condensed consolidated financial statements, and notes thereto, and the Predecessor financial statements, and notes thereto, included elsewhere herein.

                               Predecessor(a)        Company  Holdings          Company               Holdings
                           ----------------------   --------  ---------   --------------------   -------------------
                             Fiscal Year Ended       Fiscal Year Ended     Three Months Ended    Three Months Ended
                                 March 31,               March 31,              June 30,              June 30,
                           ----------------------   -------------------   --------------------   -------------------
                               1996       1997             1998             1997        1998          1997     1998
                               ----       ----             ----             ----        ----          ----     ----
                           (Dollars in Thousands)                        (Dollars in Thousands)
STATEMENT OF OPERATIONS
DATA:

Revenues                   $   563,099  $ 476,175   $ 470,201  $ 470,201   $ 113,522  $  116,571   $ 113,522  $ 116,571
Operating income                13,611      7,375       7,383      7,375       1,584         225       1,584        225
Net income (loss)                6,169      1,941       1,182      1,174          48      (1,646)         48     (2,184)

OTHER FINANCIAL DATA:
Depreciation and           $     2,970  $   3,031   $   4,471  $   4,471   $     782  $    1,834   $     782   $  1,861
amortization

--------------------------------------
(a) Holdings acquired the Predecessor on March 31, 1997. Financial information with regard to the Predecessor is based on historical results and, accordingly, does not reflect purchase accounting adjustments or interest associated with debt incurred to finance the acquisition. The Predecessor was a wholly owned subsidiary of McKesson Corporation. As a wholly owned subsidiary of McKesson Corporation, the Predecessor was provided certain corporate and general and administrative services, including, among other things, treasury, certain financial reporting, data processing and legal services. Accordingly, the operations of the Predecessor include an allocation of expenses for such services. Additionally, because McKesson Corporation managed cash and financing requirements centrally, interest expense and borrowing requirements were based on the then existing capital structure. The financial position and operations of the Predecessor may differ from results that may have been achieved had the Predecessor operated as an independent entity.

                    Summary Historical Combined Financial Data
                         The B. Manischewitz Company, LLC

The following table sets forth summary historical combined financial data of MANO and KBMC for each of the three years in the period ended July 31, 1997, and for the nine month periods ended April 30, 1997 and 1998. The sole asset and only operation of MANO and KBMC is Manischewitz. The historical combined financial data for each of the three years in the period ended July 31, 1997 have been derived from the audited combined financial statements of MANO and KBMC, included elsewhere herein. The historical combined financial data for the nine month periods ended April 30, 1997 and 1998 have been derived from unaudited condensed combined financial statements of MANO and KBMC, included elsewhere herein, which in the opinion of management include all adjustments (consisting only of normal recurring accruals) necessary for a fair presentation of the information. The historical combined financial data for the nine month period ended April 30, 1998 are not necessarily indicative of results that may be expected for the full fiscal year. The following information is qualified by reference to, and should be read in conjunction with, "Selected Historical Combined Financial Data of MANO Holdings Corporation and KBMC Acquisition Company, L.P.," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and MANO's and KBMC's combined financial statements and unaudited condensed combined financial statements, and notes thereto, included elsewhere herein.


                                                                                             Nine Months Ended
                                                  Fiscal Year Ended July 31,                     April 30,
                                                  --------------------------                    ----------
                                              1995           1996           1997            1997           1998
                                              ----           ----           ----            ----           ----
                                                                   (Dollars in Thousands)
STATEMENT OF OPERATIONS DATA:

Total revenues(a)....................         $49,581       $52,399        $54,787         $46,387       $44,481
Operating income.....................           7,348         8,211          9,807           9,445         9,381
Net income(b)(c).....................           2,267         1,932          5,321           6,057         6,291

OTHER FINANCIAL DATA:

Depreciation and amortization........         $ 2,097       $ 2,236        $ 2,664         $ 1,999       $ 1,941

(a) In June 1997, Manischewitz sold its Chicago distribution operation. This operation had revenues of $4.083 million for the nine month period ended April 30, 1997.

(b) Fiscal 1996 net income includes an extraordinary charge for the early extinguishment of debt ($1.965 million) and a charge for the cumulative effect of a change in accounting principle relating to post retirement benefits ($754,000).

(c) Effective May 31, 1996, The B. Manischewitz Company (the sole asset and only operation of MANO and KBMC) was reorganized as a limited liability company. Accordingly, deferred income tax attributes at May 31, 1996 flowed through the provision (benefit) for income taxes. Subsequent to May 31, 1996, income taxes, if any, are the obligation of the shareholders of MANO and the partners of KBMC.

                                 RISK FACTORS

     Investment in the New Notes offered hereby involves a high degree of risk. In considering the Exchange Offers holders of Old Notes should give careful consideration to the specific factors set forth below as well as the other information set forth in this Prospectus.

Holding Company Structure; Dependence upon Cash Flow from Subsidiaries

     Each of the Issuers is a holding company that conducts its operations through its direct and indirect wholly owned subsidiaries, Millbrook and Manischewitz. As holding companies, each of the Issuers hold no significant assets other than their direct or indirect investments in and advances to Manischewitz and Millbrook. The Issuers are, therefore, dependent upon their receipt of sufficient funds from Manischewitz and Millbrook to meet their own obligations. The Credit Agreement permits distributions by Millbrook and Manischewitz to the Company in an amount sufficient to pay scheduled interest payments on the New Company Notes and, on or after November 1, 2001, to the Company to make distributions to Holdings in an amount sufficient to allow Holdings to pay scheduled interest payments on the New Holdings Notes, so long as there is no event of default existing under the Credit Agreement. In addition, the Company Notes Indenture will permit dividends or distributions by the Company to Holdings in amounts sufficient to pay interest on the New Holdings Notes on or after November 1, 2003 and prior to that time only to the extent that such payment is permitted by the Restricted Payments covenant in the Company Notes Indenture. See "Description of the New Company Notes-- Certain Covenants--Limitation on Restricted Payments." While management believes that Millbrook and Manischewitz will be in compliance with the covenants contained in the Credit Agreement and able to pay dividends under the Company Notes Indenture and, therefore, able to make distributions to the Company in amounts sufficient to pay scheduled interest payments on the New Company Notes and distributions to Holdings in amounts sufficient to make scheduled interest payments on the New Holdings Notes, no assurances can be given that such will be the case. If Millbrook and Manischewitz are not able to make distributions to the Company in an amount sufficient to pay scheduled interest payments on the New Company Notes and to make distributions to Holdings in an amount sufficient to allow Holdings to pay scheduled interest payments on the New Holdings Notes, the Company and Holdings will be required to pursue other alternatives which may include refinancing the Credit Agreement and/or the New Notes, seeking other sources of debt or equity capital (if available), or other alternatives. The ability of the Issuers and, therefore, the holders of the Notes, to benefit in the distribution of any assets of Manischewitz and Millbrook upon any liquidation of either Manischewitz or Millbrook will be subject to the prior claims of the creditors of Manischewitz and Millbrook.

     Even if the Issuers are able to gain access to the cash flow of Manischewitz or Millbrook, their ability to meet their cash debt service and repayment obligations (including their obligations under the Notes) will depend on the future operating performance and financial results of Manischewitz and Millbrook. Factors beyond the control of Manischewitz and Millbrook, such as prevailing economic conditions and financial, business and other factors, may affect the future operating performance and financial results of Manischewitz and Millbrook.

Substantial Leverage; Ability to Service Debt

     The Issuers are highly leveraged. As of August 31, 1998, Holdings had no indebtedness outstanding other than the Old Holdings Notes and Holdings' subsidiaries had approximately $134.0 million of indebtedness outstanding (including the Old Company Notes and excluding the Guarantees). As of such date, the Company had no indebtedness outstanding other than the Old Company Notes, and the Guarantors had approximately $14.0 million of indebtedness outstanding (excluding the Guarantees), of which approximately $14.0 million was secured. In addition, as of such date, the Guarantors had approximately $60.0 million of additional borrowing capacity under the Credit Agreement.

     The degree to which the Issuers are leveraged could have important consequences to holders of the New Notes, including the following: (i) the ability of the Issuers to obtain additional financing for working capital, capital expenditures, acquisitions or general corporate purposes may be impaired; (ii) a substantial portion of the cash flow from operations of the Company and Holdings must be dedicated to the payment of interest on the New Company Notes and, on or after November 1, 2001, on the New Holdings Notes and interest on their other existing indebtedness, thereby reducing the funds available for other purposes; (iii) indebtedness under the Credit Agreement will be at variable rates of interest, which will cause Manischewitz and Millbrook to be vulnerable to increases in interest rates; (iv) the Issuers may be hindered in their ability to adjust rapidly to changing market conditions; and (v) the substantial degree of leverage of the Company and Holdings could make each of them more vulnerable in the event of a downturn in general economic conditions or in its businesses.

     The Credit Agreement matures prior to the maturity of the Notes. In the event that Manischewitz and Millbrook are unable to refinance the Credit Agreement or raise funds to repay the Credit Agreement through asset sales, sales of equity or otherwise, the ability of the Issuers to pay the principal of and interest on the New Company Notes and the New Holdings Notes would be adversely affected.

     The ability of the Company and Holdings to pay interest on the New Company Notes and the New Holdings Notes, respectively, and to satisfy their other obligations will depend on their future operating performance, which will be affected by prevailing economic conditions and financial, business and other factors, many of which are beyond their control. Although the Issuers believe they will be able to pay their respective obligations as they come due, there can be no assurance that the operations of Manischewitz and Millbrook will generate earnings in any future period sufficient to cover the fixed charges of the Issuers. In the absence of adequate operating results and cash flows, the Issuers may be required to adopt alternative strategies that include reducing or delaying capital expenditures, disposing of material assets or operations, refinancing the indebtedness represented by the Notes, seeking additional equity capital to meet their respective debt service obligations or causing Manischewitz and Millbrook to refinance the Credit Agreement. The Indentures contain covenants that restrict the ability of each of the Issuers to take certain of the foregoing actions, including selling assets and using the proceeds therefrom. There can be no assurance as to the timing of such actions, the ability of either of the Issuers to consummate such actions under their respective existing financial agreements or the proceeds that either of the Issuers could realize therefrom, and there can be no assurance that any such refinancing would be feasible at the time or that such proceeds would be adequate to meet the obligations then due. See "Description of Credit Agreement," "Description of the New Company Notes" and "Description of the New Holdings Notes."

Asset Encumbrances

     The New Company Notes, the New Holdings Notes and the Guarantees will be effectively subordinated in right of payment to all secured indebtedness of the Company, Holdings and the Guarantors, respectively, including indebtedness of the Guarantors under the Credit Agreement, to the extent of the value of the assets securing such indebtedness. Millbrook has granted the lenders under the Credit Agreement a security interest in substantially all of the current and future assets of Millbrook and the Company has pledged all of the issued and outstanding shares of capital stock of Millbrook to secure Millbrook's obligations under the Credit Agreement. Manischewitz has granted to the lenders under the Credit Agreement a security interest in Manischewitz's accounts receivable, inventory and intellectual property. Upon the occurrence of an event of default under the Credit Agreement (whether as a result of the failure to comply with a payment or other covenant, a cross-default or otherwise), the parties granted such security interests under the Credit Agreement will have a prior secured claim on the capital stock of Millbrook and the pledged assets of Millbrook and Manischewitz. If such parties should attempt to foreclose on their collateral, the financial condition of the Issuers and the value of the Notes would be materially adversely affected. The holders of the Notes have no claim on the assets of Millbrook or Manischewitz. See "Description of Credit Agreement."

Credit Agreement; Restrictive Loan Covenants

     The Credit Agreement imposes upon Millbrook and on Manischewitz, certain financial and operating covenants including, among other things, requirements that Millbrook and Manischewitz maintain certain financial ratios and satisfy certain financial tests, limitations on capital expenditures and restrictions on the ability of Millbrook and Manischewitz to incur indebtedness, to pay dividends or to take certain other corporate actions, all of which may restrict Millbrook's and Manischewitz's ability to expand or to pursue their business strategies and may restrict the ability of the Company or Holdings to make payments, including interest payments, with respect to the Notes. See "Risk Factors--Holding Company Structure; Dependence Upon Cash Flow of Subsidiaries." Changes in economic or business conditions, results of operations or other factors could in the future cause a violation of one or more covenants in the Credit Agreement, entitling the holders of such indebtedness to declare the indebtedness immediately due and payable. There can be no assurance that the assets of Millbrook, Manischewitz and their respective subsidiaries will be sufficient to repay any such accelerated indebtedness. See "Description of Credit Agreement."

Restrictions Imposed on the Issuers by Terms of the Indentures

     The terms of the respective Indentures will restrict, among other things, the applicable Issuer's ability to incur additional indebtedness, incur liens, pay dividends or make certain other Restricted Payments (which, in the case of the Company Notes Indenture, may restrict the ability of the Company to pay dividends or distributions to Holdings and therefore restrict Holdings' ability to make payments on or with respect to the New Holdings Notes), enter into certain transactions with affiliates, merge or consolidate with any other person or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the assets of the applicable Issuer, all of which may restrict such Issuer's ability to expand or to pursue its business strategies. See "Description of the New Company Notes" and "Description of the New Holdings Notes."

Implementation of Business Strategy; Integration of Acquisitions

     The Company is pursuing a business strategy of utilizing Millbrook's distribution infrastructure for Manischewitz's products, cross-selling to customers, aggressively marketing Manischewitz's products beyond its traditional customer base and pursuing strategic acquisitions. No assurance can be given that the integration of Manischewitz's products into Millbrook's distribution network will be successful, that future acquisitions will be successful or that any or all of the anticipated strategic benefits of the Acquisition or future acquisitions will be realized. See "Summary-The Acquisition and Related Transactions," "Business Strategy" and "The Transactions."

Seasonality

     Manischewitz's revenues and net income are affected by a seasonal bias toward the first quarter of the calendar year due to increased revenues during the Passover holiday. During the twelve month period ended March 31, 1998, approximately 52% of Manischewitz's revenues occurred in the first quarter of the calendar year. As a result of this seasonality, Manischewitz's working capital requirements have historically increased throughout the year, peaking in March/April, when Manischewitz's utilization of the revolving credit portion of the Credit Agreement is likely to be at its highest level. In the event cash flow from operations is insufficient to provide working capital necessary to fund its manufacturing requirements during the second quarter of any calendar year, Manischewitz will need to borrow under the Credit Agreement or seek other sources of capital. Although the Company believes that funds available under the Credit Agreement, together with cash generated from operations, will be adequate to provide for cash requirements, there can be no assurance that such capital resources will be sufficient in the future. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--The
B. Manischewitz Company, LLC."

Competition

     The principal competitive factors in the distribution industry include, among others, price, breadth of product offering, breadth and quality of client services and the ability to execute specific client priorities rapidly and consistently over a wide geographic region. Millbrook competes with other distributors across all of its product lines. Competition among distributors of specialty foods in the U.S. is fragmented among over 200 distributors, most of which are small and geographically limited. In this category, supermarkets are constantly demanding increased product offerings to entice new customers into their stores while retaining existing clientele. In the distribution of health and beauty care products, supermarkets demand from distributors delivery and inventory techniques which maximize limited shelf space and enhance product variety while helping to keep prices low. Similarly, supermarkets increasingly rely on distributors of general merchandise to carry items specifically matched to customer profiles. While Millbrook believes that its extensive experience at the store level and its logistics capabilities, as well as the breadth of product offering and breadth and quality of its value-added services, give it a significant competitive advantage over smaller, regional distributors, the entrance of new competitors into the industry or the expansion of operations by existing competitors could have a material adverse effect on Millbrook's results of operations.

     The distribution industry has narrow gross profit and operating profit margins. These narrow margins magnify the impact on operating results of variations in sales and operating costs. Future gross profit margins may be adversely affected by changes in product mix, vendor pricing actions and competitive and economic pressures.

     The Company's business strategy includes promoting and marketing Manischewitz products in the non-Kosher aisles of supermarkets. Manischewitz competes with other manufacturers in the Kosher aisle. However, outside the Kosher aisle, Manischewitz products will compete with the products of a significant number of companies of varying sizes, including divisions or subsidiaries of larger companies. Many of these competitors have multiple product lines as well as substantially greater financial and other resources available to them. There can be no assurance that Manischewitz products can successfully compete against the products of these competitors. See "Business--Business of Millbrook--Competition" and "Business of Manischewitz--Competition."

Management Information Systems

     Millbrook is highly dependent upon its management information systems to operate its business. In connection with Holdings' acquisition of Millbrook, Millbrook entered into a Transitional Services Agreement in March 1997 with McKesson Corporation, its former parent, whereby Millbrook utilizes, for a fee, certain computer and data processing services and programming services of McKesson Corporation. Since the Transitional Services Agreement is to expire in March 1999, in October 1998, Holdings entered into a multi-year agreement with an independent service bureau to outsource certain of its computer and data processing services. Holdings expects these services will be provided by the independent service bureau in January 1999.

Concurrently, Millbrook is in the process of implementing new management information systems that affect broad aspects of its operations. These systems are expected to be completed in three to five years with projected aggregate capital expenditures of $6.0 to $7.0 million. There can be no assurance that such systems will be implemented successfully, will not require additional capital expenditures to complete or that implementation of such systems will not result in a disruption of Millbrook's operations. The failure to successfully implement such systems could have a material adverse effect on the Company and Holdings.

Dependence on Executive Officers

     The Company and Holdings are dependent on their ability to retain the services of their executive officers. While each of the Company and Holdings believes that it has assembled an effective management team, the loss of any one member of which would not materially affect its operation, the loss of either
(i) Mr. Bernstein or (ii) a number of the executive officers of the Company and Holdings at any one time could have a material adverse effect on the Company and Holdings. Neither the Company nor Holdings maintains "key person" life insurance with respect to such individuals. The continued success of the Company and Holdings will also be dependent upon their ability to retain existing, and attract additional, qualified personnel to meet their respective needs. See "Management--Directors and Executive Officers."

Consequences of Failure to Exchange

     The untendered Old Notes not exchanged pursuant to the Exchange Offers will remain restricted securities. Such Old Notes will continue to have restrictions on transfer. If in the future a holder of Old Notes desires to resell, pledge or otherwise transfer the Old Notes, such Notes may be resold, pledged or transferred only (i) to the Company (upon conversion, redemption or otherwise), (ii) so long as such security is eligible for resale pursuant to Rule 144A, to a person whom the seller reasonably believes is a qualified institutional buyer that purchases for its own account or for the account of qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, (iii) in a offshore transaction in accordance with Regulation S, but only in the case of a transfer that is effected by the delivery to the transferee of securities registered in its name (or its nominee's name) in the books maintained by the registrar for the Old Notes, (iv) pursuant to an exemption from registration under the Securities Act provided by Rule 144 (if available) or Rule 145 under the Securities Act, (v) in reliance on another exemption from the registration requirements of the Securities Act, but only in the case of a transfer that is effected by the delivery to the transferee of securities registered in its name (or its nominee's name) in the books maintained by the registrar (currently the Trustee) for the Notes and subject to the receipt by the registrar or co-registrar of a certification of the transferor and an opinion of counsel satisfactory to the Company to the effect that such transfer is in compliance with the Securities Act or (vi) pursuant to an effective registration statement under the Securities Act, in each case in accordance with any applicable securities law of any state of the United States. Upon consummation of the Exchange Offers, any holder of Notes who does not elect to accept the Exchange Offers will not be entitled to any further registration rights under the Registration Rights Agreement or under the Purchase Agreement with respect to such Notes except such shelf registration rights with respect to certain Old Notes, unless such holder is not permitted by law or policy of the Commission to participate in the Exchange Offer or is a broker-dealer. The liquidity of the market for the Old Notes will be adversely affected upon consummation of the Exchange Offer. See "The Exchange Offer--Purpose and Effect."

Lack of Public Market

     The New Notes are new securities for which there currently are no markets. Although the Initial Purchaser has informed the Issuers that it currently intends to make a market in the New Notes, it is not obligated to do so and any such market making may be discontinued at any time without notice by the Initial Purchaser. Accordingly, there can be no assurance as to the development or liquidity of any market for the New Notes. To the extent that Old Notes are exchanged in the Exchange Offers, the trading market for untendered Old Notes will be even more limited. The New Notes are expected to be eligible for trading in The Portal Market. The Issuers currently do not intend to list the New Notes on any securities exchange or to seek approval for quotation on the National Association of Securities Dealers Automated Quotation or any other automated quotation system.

     Under the Registration Rights Agreements, the Issuers have agreed to file the Registration Statement with the Commission within 180 days after May 1, 1998 and to use their best efforts to cause such Registration Statement to become effective within 240 days after May 1, 1998. No assurance can be given as to the liquidity of the trading market for the New Notes, or, in the case of non-tendering holders of Old Notes, the trading market for the Old Notes following the Exchange Offers. See "Exchange and Registration Rights Agreements."

Year 2000 Project

     The Company utilizes computer technologies throughout its business to effectively carry out its day-to-day operations. Computer technologies include both information technology in the form of hardware and software, as well as embedded technology in the Company's facilities and equipment. Similar to most companies, the Company must determine whether its systems are capable of recognizing and processing date sensitive information properly as the year 2000 approaches. The Company is utilizing a multi-phased concurrent approach to address its year 2000 project. The phases included in the Company's approach are the awareness, assessment, remediation, validation and implementation phases. The Company has completed the awareness and assessment phases of its project. Furthermore, the Company is well into the remediation phase. The Company is actively correcting and replacing those systems which are not year 2000 ready in order to ensure the Company's ability to continue to meet its internal needs and those of its suppliers and customers. The Company currently intends to substantially complete the remediation, validation and implementation phases of the year 2000 project prior to June 30, 1999. This process includes the testing of critical systems to ensure that year 2000 readiness has been accomplished. The Company currently believes it will be able to modify, replace or mitigate its affected systems in time to avoid any material detrimental impact on its operations. If the Company determines that it may be unable to remediate and properly test affected systems on a timely basis, the Company intends to develop appropriate contingency plans for any such mission-critical systems at the time such determination is made. While the Company is not presently aware of any significant exposure that its systems will not be properly remediated on a timely basis, there can be no assurances that all year 2000 remediation processes will be completed and properly tested before the year 2000, or that contingency plans will sufficiently mitigate the risk of a year 2000 readiness problem. An interruption of the Company's ability to conduct its business due to a year 2000 readiness problem could have a material adverse effect on the Company.

     The Company estimates that the aggregate costs of its year 2000 project will be approximately $1.250 million, including costs already incurred. A significant portion of these costs are not likely to be incremental costs, but rather will represent the redeployment of existing resources. This reallocation of resources is not expected to have a significant impact on the day-to-day operations of the Company. Through June 30, 1998, approximately $265,000 of costs were incurred with respect to this project. The anticipated impact and costs of the project, as well as the date on which the Company expects to complete the project, are based on management's best estimates using information currently available and numerous assumptions about future events. However, there can be no guarantee that these estimates will be achieved and actual results could differ materially from those plans. Based on its current estimates and information currently available, the Company does not anticipate that the costs associated with this project will have a material adverse effect on the Company's consolidated financial position, results of operations or cash flows in future periods.

     The Company has initiated formal communications with its significant suppliers, customers, and critical business partners to determine the extent to which the Company may be vulnerable in the event that those parties fail to properly remediate their own year 2000 issues. The Company has taken steps to monitor the progress made by those parties, and intends to test critical system interfaces, as the year 2000 approaches. The Company will develop appropriate contingency plans in the event that a significant exposure is identified relative to the dependencies on third-party systems. While the Company is not presently aware of any such significant exposure, there can be, no guarantee that the systems of third-parties on which the Company relies will be converted in a timely manner, or that a failure to properly convert by another company would not have a material adverse effect on the Company.

Change of Control

     Upon the occurrence of a Change of Control (as defined in the Indentures), the Company and Holdings will be required to make an offer to repurchase the applicable Notes at a price equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest, if any, to the date of repurchase. The occurrence of certain of the events which would constitute a Change of Control may constitute a default under the Credit Agreement. Under certain circumstances, the Credit Agreement will prohibit the purchase of the Notes by the Company and Holdings in the event of a Change of Control unless and until such time as the indebtedness under the Credit Agreement is repaid in full. The failure of the Company or Holdings to repurchase the New Company Notes or the New Holdings Notes, as applicable, would result in a default under the respective Indentures. The inability of Manischewitz and Millbrook to repay the indebtedness under the Credit Agreement, if accelerated, would also constitute an event of default under each Indenture, which could have adverse consequences to the respective Issuer and the holders of the New Company Notes or the New Holdings Notes. In the event of a Change of Control, there can be no assurance that each Issuer would have sufficient assets to satisfy all of its obligations under the New Company Notes or the New Holdings Notes. The Change of Control provision of the Indentures may in certain circumstances delay, discourage or prevent a sale or takeover of the Issuers. See "Description of Credit Agreement," "Description of the New Company Notes--Change of Control" and "Description of the New Holdings Notes--Change of Control."

Controlling Stockholder

     Currently 41.3% of the Common Stock and 50% of the Series A Preferred Stock of Holdings are held by Mr. Bernstein. Pursuant to the Voting Agreement, Mr. Bernstein has the right to direct the vote of all shareholders to elect all of Holdings' directors. Holdings owns all of the outstanding capital stock of the Company. Consequently, Mr. Bernstein controls Holdings and the Company. See "Ownership of Voting Securities" and "Certain Transactions--Voting Agreement."

Fraudulent Conveyance Considerations

     The incurrence of indebtedness (such as the Notes) and the use of proceeds thereof are subject to review under relevant federal and state fraudulent conveyance statutes in a bankruptcy or reorganization case or a lawsuit by or on behalf of creditors of the Company or Holdings. Under these statutes, if a court were to find that obligations (such as the Notes) were incurred with the intent of hindering, delaying or defrauding present or future creditors or that the Company or Holdings received less than a reasonably equivalent value or fair consideration for those obligations and, at the time of the occurrence of the obligations, the obligor (i) was insolvent or rendered insolvent by reason thereof, (ii) was engaged or was about to engage in a business or transaction for which its remaining unencumbered assets constituted unreasonably small capital or (iii) intended to or believed that it would incur debts beyond its ability to pay such debts as they matured or became due, such court could void the

Company's or Holdings' obligations under the New Company Notes or the New Holdings Notes, respectively, subordinate the New Company Notes or the New Holdings Notes to other indebtedness of the Company or Holdings, respectively, or take other action detrimental to the holders of the New Company Notes or the New Holdings Notes. Some courts have held that an obligor's purchase of its own capital stock does not constitute reasonably equivalent value or fair consideration for indebtedness incurred to finance that purchase.

     The measure of insolvency for purposes of a fraudulent conveyance claim will vary depending upon the law of the jurisdiction being applied. Generally, however, a company will be considered insolvent at a particular time if the sum of its debts at that time is greater than the then fair value of its assets or if the fair saleable value of its assets at that time is less than the amount that would be required to pay its probable liability on its existing debts as they become absolute and matured. The Company and Holdings believe that neither the Company nor Holdings at the time of the consummation of the Transactions
(i) was insolvent or rendered insolvent by the incurrence of indebtedness in connection with the Transactions, (ii) was in possession of insufficient capital to run its business or (iii) incurred debts beyond its ability to pay such debts as the same mature or become due.

     There can be no assurance, however, as to the standard a court would apply to evaluate the parties' intent or to determine whether the Company or Holdings was insolvent at the time of, or rendered insolvent upon consummation of, the Transactions or that, regardless of the standard, a court would not determine that the Company or Holdings was insolvent at the time of, or rendered insolvent upon consummation of, the Transactions.

     In addition, the Guarantees may be subject to review under relevant federal and state fraudulent conveyance and similar statutes in a bankruptcy or reorganization case or a lawsuit by or on behalf of creditors of any of the Guarantors. In such a case, the analysis set forth above would generally apply. A court could void a Guarantor's obligation under its Guarantee, subordinate the Guarantee to other indebtedness of a Guarantor or take other action detrimental to the holders of the New Company Notes.

Disclosure Regarding Forward Looking Information

     This Prospectus includes "forward looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts included in this Prospectus including, without limitation, those regarding the financial position, business strategy and plans and objectives of management for future operations of the Issuers, are forward looking statements. Although the Issuers believe that the expectations reflected in such forward looking statements are reasonable, there can be no assurance that such expectations will prove to have been correct. Important factors that could cause actual results to differ materially from such expectations ("Cautionary Statements") are disclosed herein under "Risk Factors," "Forward Looking Statements" and elsewhere in this Prospectus including, without limitation, in conjunction with the forward looking statements included in this Prospectus. All subsequent written and oral forward looking statements attributable to the Issuers or persons acting on behalf of the Issuers are expressly qualified in their entirety by the Cautionary Statements.

Possible Price Volatility

     The market price of the New Notes could be subject to significant fluctuations in response to various factors such as quarterly or cyclical variations in the Issuers' financial results, future announcements concerning the Issuers or their competitors, and government regulation and developments affecting the food industry generally. In addition, the capital markets in recent years have experienced extreme price and volume fluctuations that often have been unrelated or disproportionate to the operating performance of companies. Such fluctuations may adversely affect the market price of the New Notes.

                               THE TRANSACTIONS

The Acquisition

     On May 1, 1998, pursuant to the Purchase Agreement, the Company acquired Manischewitz from entities controlled by and individuals affiliated with Kohlberg & Co., L.L.C., a New York merchant banking firm, for a purchase price of approximately $124.7 million, which amount included the repayment of Manischewitz's existing debt of approximately $38.8 million, and an estimated $2.1 million of fees and expenses.

     The gross proceeds of $168.0 million raised in connection with the sale of the Old Notes were used to (i) pay the purchase price for Manischewitz of approximately $124.7 million, (ii) reduce outstanding borrowings by approximately $20.3 million under the revolving credit portion of Millbrook's Credit Agreement, (iii) fund an initial interest escrow account with approximately $17.0 million to pay interest on the Old Holdings Notes for the first six scheduled interest payment dates for the benefit of the holders thereof and (iv) pay fees and expenses of approximately $6.0 million relating to the sale of the Old Notes. See "The Transactions".

Financing of the Acquisition

     The net proceeds of the sale of the Old Holdings Notes was contributed by Holdings to the common equity of the Company. The Company used the net proceeds of the sale of the Old Company Notes, together with the capital contribution from Holdings, to pay the total consideration for the acquisition of Manischewitz, including the repayment by Manischewitz of the outstanding indebtedness under the credit agreement dated as of May 31, 1996, to repay a portion of outstanding borrowings under the Credit Agreement and the payment of fees and expenses related to the Transactions. Concurrently with the acquisition of Manischewitz, the Credit Agreement was amended to provide, among other things, for Manischewitz and Millbrook to be co-borrowers under the Credit Agreement, the granting of a security interest in the accounts receivable, inventory and intellectual property of Manischewitz to provide collateral under the Credit Agreement and certain assets of Manischewitz to be included in the determination of the borrowing base. As of August 31, 1998, Manischewitz and Millbrook had approximately $60.0 million of additional borrowing capacity under the Credit Agreement.

                               USE OF PROCEEDS

     Holdings and the Company will not receive any cash proceeds from the issuance of the New Notes offered hereby. In consideration for issuing the New Notes as contemplated in this Prospectus, Holdings and the Company will receive in exchange a like principal amount of Old Notes, the terms of which are identical in all material respects to the New Notes, except for certain restrictions on transfer contained in the Old Notes. The Old Notes surrendered in exchange for the New Notes will be retired and canceled and cannot be reissued. Accordingly, issuance of the New Notes will not result in any change in capitalization of Holdings and the Company.

                                CAPITALIZATION

The following table sets forth the unaudited cash and cash equivalents and capitalization of the Issuers as of June 30, 1998. This information should be read in conjunction with "The Transactions," "Selected Historical Financial Data of R.A.B. Holdings, Inc. and R.A.B. Enterprises, Inc.," "Selected Historical Financial Data of The B. Manischewitz Company, LLC," "Management's Discussion and Analysis of Financial Condition and Results of Operations," Holdings and Enterprises consolidated financial statements and unaudited condensed consolidated financial statements, and notes thereto, and MANO's and KBMC's combined financial statements and unaudited condensed combined financial statements, and notes thereto, included elsewhere herein.

                                                                                     As of
                                                                                 June 30, 1998
                                                                        -------------------------------
                                                                            Company        Holdings
                                                                            (Dollars in Thousands)
Cash and cash equivalents..........................................              $2,731          $2,731
                                                                                 ======          ======

Long-term debt (including current portion):

   Credit Agreement(a).............................................          $   10,321      $   10,321
   Company Notes...................................................             120,000         120,000
   Holdings Notes..................................................                              48,000
                                                                             ----------      ----------

   Total long-term debt............................................             130,321         178,321
Total stockholders' equity.........................................              39,018           8,991
                                                                             ----------      ----------

   Total capitalization............................................           $ 169,339       $ 187,312
                                                                              =========       =========


(a) At June 30, 1998, $10.3 million was outstanding under the Credit Agreement, consisting of revolving credit borrowings of $1.2 million and a $9.1 million term loan, and approximately $54.3 million of additional borrowing capacity was available under the Credit Agreement.

     UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

The Unaudited Pro Forma Condensed Consolidated Statements of Operations for the fiscal year ended March 31, 1998 and the three month period ended June 30, 1998 include the historical operations of the Company and Holdings for the fiscal year ended March 31, 1998 and the three month period ended June 30, 1998, respectively, and give effect to the acquisition of Manischewitz and the issuance of the Old Notes, as if they had occurred as of the beginning of each period presented. The pro forma adjustments give effect to the utilization of the excess proceeds from the sale of the Old Notes to repay a portion of the amounts outstanding under the Credit Agreement.

The aforementioned acquisition has been accounted for by the purchase method of accounting. Accordingly, assets acquired and liabilities assumed have been recorded at their estimated fair values, based on preliminary allocations of purchase price, which are subject to further refinement and adjustment, including appraisals and other analyses, with appropriate recognition given to the effects of current interest rates and deferred income taxes. Management does not expect that the final allocations of the purchase price for the acquisition will differ materially from the preliminary allocations.

The Unaudited Pro Forma Condensed Consolidated Statements of Operations are not intended to represent and are not indicative of the results of operations of the Company and Holdings had the transactions or events assumed therein occurred on the dates specified, nor are they necessarily indicative of the results of operations that may be achieved in the future. Additionally, the Unaudited Pro Forma Condensed Consolidated Statements of Operations do not reflect potential cost savings and revenue enhancements that management believes may be realized following the acquisition. No assurances can be given as to the amounts of cost savings or revenue enhancements, if any, that may be realized.

The Unaudited Pro Forma Condensed Consolidated Statements of Operations are based on available information and certain assumptions and adjustments as described in the notes thereto, which management of the Company believes is reasonable under the circumstances. The Unaudited Pro Forma Condensed Consolidated Statements of Operations should be read in conjunction with "The Transactions," "Risk Factors," "Capitalization," "Selected Historical Financial Data of R.A.B. Holdings, Inc. and R.A.B. Enterprises, Inc.," "Selected Historical Combined Financial Data of The B. Manischewitz Company, LLC," "Management's Discussion and Analysis of Financial Condition and Results of Operations," Holdings and Enterprises consolidated financial statements and unaudited condensed consolidated financial statements, and notes thereto, and MANO's and KBMC's combined financial statements and unaudited condensed combined financial statements, and notes thereto, included elsewhere herein.

     UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                            R.A.B. HOLDINGS, INC.
                         AND R.A.B. ENTERPRISES, INC.

                       Fiscal Year Ended March 31, 1998
                            (Dollars in Thousands)

                                        Historical(a)             Company                         Holdings
                                  ----------------------------   Pro Forma          Company      Pro Forma        Holdings
                                   Company      Manischewitz    Adjustments        Pro Forma    Adjustments       Pro Forma
                               --------------  ---------------  -----------      ------------   ------------    -------------
Revenues.....................  $      470,201  $        53,040  $                $    523,241   $               $     523,241
Costs and expenses:
   Cost of sales.............         360,162           32,256         239(c)         392,657                         392,657
   Other costs and expenses..         102,656            9,834         405(b)(c)      112,895             8(f)        112,903
                               --------------  ---------------  -----------      ------------   ------------    -------------
   Total costs and expenses..         462,818           42,090         644            505,552             8           505,560
Operating income.............           7,383           10,950        (644)            17,689            (8)           17,681
Interest expense, net........           5,079            4,239       7,454(d)          16,772         5,399(g)         22,171
                               --------------  ---------------  -----------      ------------   ------------    -------------
Income (loss) before
provision (benefit) for
income taxes...                         2,304            6,711      (8,098)               917        (5,407)           (4,490)
Provision (benefit) for
income taxes.................           1,122                         (265)(e)            857        (1,892)(h)        (1,035)
                               --------------  ---------------  -----------      ------------   ------------    -------------
Net income (loss)............  $        1,182  $         6,711  $   (7,833)      $         60   $    (3,515)    $      (3,455)
                               ==============  ===============  ===========      ============   ============    =============

OTHER FINANCIAL DATA:
   Depreciation and amortization                                                 $      9,242                   $       9,405
   Capital expenditures                                                                 2,715                           2,715


                                         Three Months Ended June 30, 1998
                                              (Dollars in Thousands)


                                        Historical(a)              Company                        Holdings
                               -------------------------------    Pro Forma         Company       Pro Forma       Holdings
                                   Company      Manischewitz     Adjustments       Pro Forma     Adjustments      Pro Forma
                               --------------  ---------------  -------------     ------------   -------------    -------------
Revenues.....................   $     116,571   $        2,167   $                $    118,738   $                $     118,738
Costs and expenses:
   Cost of sales.............          88,915            1,169             72 (c)       90,156                           90,156
   Other costs and expenses..          27,431              706            107 (c)       28,244                           28,244
                               --------------  ---------------  -------------     ------------   -------------    -------------
   Total costs and expenses..         116,346            1,875            179          118,400                          118,400
Operating income.............             225              292           (179)             338                              338
Interest expense, net........           2,973              323            622 (d)        3,918           1,331(g)         5,249
                               --------------  ---------------  -------------     ------------   -------------    -------------
Income (loss) before
provision (benefit) for
income taxes.................          (2,748)             (31)          (801)          (3,580)         (1,331)          (4,911)
Provision (benefit) for incom
taxes........................          (1,102)                           (258)(e)       (1,360)            512(h)          (848)
                               --------------  ---------------  -------------     ------------   -------------    -------------
Net income (loss)............  $       (1,646) $           (31) $        (543)    $     (2,220)  $      (1,843)   $      (4,063)
                               ==============  ===============  =============     ============   =============    =============

OTHER FINANCIAL DATA:

   Depreciation and amortization                                                  $      2,297                    $       2,338
   Capital expenditures                                                                  1,026                            1,026


    See Notes to Unaudited Pro Forma Condensed Consolidated Statements of
                                 Operations.

                    NOTES TO UNAUDITED PRO FORMA CONDENSED
                    CONSOLIDATED STATEMENTS OF OPERATIONS
                            R.A.B. HOLDINGS, INC.
                         AND R.A.B. ENTERPRISES, INC.

R.A.B. HOLDINGS, INC.  PRO FORMA PRESENTATION

(a) The historical amounts represent (i) with respect to the fiscal year ended March 31, 1998, those of the Company for the fiscal year ended March 31, 1998 and Manischewitz for the twelve month period ended March 31, 1998, net of the operating results of the Chicago distribution subsidiary which was sold in June 1997; and (ii) with respect to the three month period ended June 30, 1998 those of the Company for the three month period ended June 30, 1998 and Manischewitz for the one month period ended April 30, 1998.

COMPANY PRO FORMA ADJUSTMENTS

(b) Adjustment represents Millbrook cost savings of $593,000 principally resulting from implementation of a comprehensive employee benefit program which became effective January 1, 1998.

(c) Adjustments, which aggregate $1.237 million for the fiscal year ended March 31, 1998 and $179,000 for the three month period ended June 30, 1998, represent the following:

        (i) the incremental increase of $1.504 million for the fiscal year ended March 31, 1998 and $122,000 for the three month period ended June 30, 1998 in intangible asset amortization as a result of the Manischewitz acquisition. The excess of cost over the fair value of assets acquired is amortized on a straight-line basis over 40 years;

        (ii) the incremental increase of $402,000 for the fiscal year ended March 31, 1998 and $100,000 for the three month period ended June 30, 1998 in depreciation of plant and equipment based upon the preliminary appraised fair value of assets acquired;

        (iii) Manischewitz cost savings of $269,000 for the fiscal year ended March 31, 1998 and $26,000 for the three month period ended June 30, 1998 principally resulting from compensation and benefits provided to former employees and onetime consulting costs; and

        (iv) the elimination of management fees of $400,000 for the fiscal year ended March 31, 1998 and $17,000 for the three month period ended June 30, 1998 paid to a related party.

(d) Adjustment represents interest expense associated with the Company Notes and the related amortization of deferred financing costs, net of
        (i) the elimination of Manischewitz historical deferred financing costs, net of new deferred financing costs related to the Credit Agreement; (ii) the reduction in interest associated with the repayment of a portion of the outstanding borrowings under the Credit Agreement; and (iii) the elimination of interest on Manischewitz long-term debt repaid at closing, determined as follows:


                                                                  Fiscal Year Ended        Three Months Ended
                                                                   March 31, 1998             June 30, 1998
                                                                   --------------             -------------
Interest expense and amortization of deferred financing
costs relating to the sale of the Company Notes, at a rate of
10 1/2% per annum                                                     $     13,221               $       1,102

Historical deferred financing costs, net of new deferred
financing costs related to the Credit Agreement                               (375)                        (30)

Interest on repayment of a portion of the Credit Agreement                  (2,049)                       (171)

Interest on Manischewitz long-term debt repaid at closing                   (3,343)                       (279)
                                                                  -----------------       ---------------------

Net adjustment                                                        $       7,454              $          622
                                                                  =================       =====================


(e) Adjustment represents a reduction in the provision for income taxes as a result of tax on Manischewitz income, which was previously the obligation of its shareholders and partners, net of the incremental tax effect on the pro forma decrease in income before provision for income taxes, computed at an effective income tax rate of approximately 40%. For purposes of this computation, it has been assumed that approximately 60% of the excess of cost over the fair value of assets acquired resulting from the Manischewitz acquisition will be tax deductible.

HOLDINGS PRO FORMA ADJUSTMENTS

(f) Adjustment represents the historical results of operations of Holdings.

(g) Adjustment represents interest expense associated with the Holdings Notes at a rate of 13% per annum, the related amortization of deferred financing costs and interest income earned on the Government Securities which comprise the Initial Interest Escrow Account.

(h) Adjustment represents the U.S. federal income tax benefit related to the net interest expense in (g) above. For purposes of this computation, it has been assumed that Holdings will not receive a state tax benefit for this net interest expense. Additionally, the income tax benefit for the three month period ended June 30, 1998 is limited to the amount of the net deferred income tax liability due to the establishment of a valuation allowance.

                      SELECTED HISTORICAL FINANCIAL DATA
                            R.A.B. HOLDINGS, INC.
                         AND R.A.B. ENTERPRISES, INC.

The following table sets forth selected historical consolidated financial data of the Issuers as of March 31, 1998 and June 30, 1998, and for the fiscal year ended March 31, 1998 and the three month periods ended June 30, 1997 and 1998, and historical financial data of the Predecessor as of March 31, 1994, 1995, 1996 and 1997 and for each of the four years in the period ended March 31, 1997. The historical consolidated financial data as of March 31, 1998, and for the fiscal year ended March 31, 1998 have been derived from the Issuers audited consolidated financial statements, included elsewhere herein. The historical consolidated financial data for the three month periods ended June 30, 1997 and 1998 have been derived from the Issuers unaudited condensed consolidated financial statements, included elsewhere herein, which in the opinion of management include all adjustments (consisting of normal recurring accruals) necessary for a fair presentation of the information. The Predecessor financial data for each of the two years in the period ended March 31, 1997 have been derived from the Predecessor's audited financial statements, included elsewhere herein. The historical consolidated financial statements for the three month period ended June 30, 1998 are not necessarily indicative of the results that may be expected for the full fiscal year. The following information is qualified by reference to, and should be read in conjunction with, 'Management's Discussion and Analysis of Financial Condition and Results of Operations, Holdings and Enterprises consolidated financial statements and unaudited condensed consolidated financial statements, and notes thereto, and the Predecessor financial statements, and notes thereto, included elsewhere herein.

                                                                                               Company             Holdings
                                                                                          ------------------  ------------------
                                          Predecessor(a)              Company  Holdings   Three Months Ended  Three Months Ended
                                ----------------------------------    -------  --------        June 30,            June 30,
                                   Fiscal Year Ended March 31,        Fiscal Year Ended   ------------------   -----------------
                                1994      1995      1996      1997      March 31, 1998      1997      1998      1997      1998
                                ----      ----      ----      ----      --------------      ----      ----      ----      ----
                                      (Dollars in Thousands)                            (Dollars in Thousands)

STATEMENT OF OPERATIONS DATA:

Revenues.....................  $728,375  $648,149  $563,099  $476,175 $470,201   $470,201  $113,522  $116,571  $113,522   $116,571
Gross profit.................   167,275   162,927   132,701   111,413  110,039    110,039    26,240    27,656    26,240     27,656
Operating expenses...........   149,837   139,528   119,090   104,038  102,656    102,664    24,656    27,431    24,656     27,431
Operating income.............    17,438    23,399    13,611     7,375    7,383      7,375     1,584       225     1,584        225
Interest expense, net........     3,434     2,806     4,708     3,843    5,079      5,079     1,439     2,973     1,439      3,863
Non-operating income, other..       239        19     1,600        69
Provision (benefit) for
income taxes.................     5,696     8,327     4,334     1,660    1,122      1,122        97   (1,102)        97    (1,454)
Net income (loss)............     8,547    12,285     6,169     1,941    1,182      1,174        48   (1,646)        48    (2,184)
OTHER FINANCIAL DATA:

Depreciation and amortization                                         $  4,471   $  4,471  $    782  $  1,834  $    782   $  1,861
Capital expenditures.........                                            2,309      2,309       148       941       148        941
Ratio of earnings to fixed
charges(b)...................                                            1.35x      1.35x
BALANCE SHEET DATA:

Working capital..............                                         $ 30,108   $ 30,003            $ 36,714             $ 41,365
Property, plant and equipment
net..........................  $ 42,221  $ 17,294  $ 16,313  $ 15,017   23,395     23,395              40,186               40,186
Total assets.................   190,245   132,147   113,026   102,731  108,875    108,772             250,355              269,358
Total debt...................                                           38,110     38,110             130,321              178,321

---------------------

(a) Holdings acquired the Predecessor on March 31, 1997. Financial information with regard to the Predecessor is based on historical results and, accordingly, does not reflect purchase accounting adjustments or interest associated with debt incurred to finance the acquisition. The Predecessor was a wholly owned subsidiary of McKesson Corporation. As a wholly-owned subsidiary of McKesson Corporation, the Predecessor was provided certain corporate and general and administrative services, including, among other things, treasury, certain financial reporting, data processing and legal services. Accordingly, the operations of the Predecessor include an allocation of expenses for such services. Additionally, because McKesson Corporation managed cash and financing requirements centrally, interest expense and borrowing requirements were based on the then existing capital structure. The financial position and operations of the Predecessor may differ from results that may have been achieved had the Predecessor operated as an independent entity.

(b) For purposes of determining the ratio of earnings to fixed charges, "earnings" consist of income before income taxes and fixed charges and "fixed charges" consist of interest on all indebtedness, amortization of deferred financing costs and that portion of rental expense that management believes to be representative of interest. The deficiency in earnings to fixed charges was $2.748 million for the Company and $3.638 million for Holdings for the three month period ended June 30, 1998.

                 SELECTED HISTORICAL COMBINED FINANCIAL DATA
                       THE B. MANISCHEWITZ COMPANY, LLC


The following table sets forth selected historical combined financial data of MANO and KBMC as of July 31, 1993, 1994, 1995, 1996 and 1997 and for each of the five years in the period ended July 31, 1997, and as of April 30, 1998 and for the nine month periods ended April 30, 1997 and 1998. The sole asset and only operation of MANO and KBMC is Manischewitz. The historical combined financial data as of July 31, 1996 and 1997 and for each of the three years in the period ended July 31, 1997 have been derived from MANO's and KBMC's audited combined financial statements, included elsewhere herein. The historical combined financial data as of April 30, 1998 and for the nine month periods ended April 30, 1997 and 1998, have been derived from unaudited condensed combined financial statements of MANO and KBMC, included elsewhere herein, which in the opinion of management include all adjustments (consisting only of normal recurring accruals) necessary for a fair presentation of the information. The historical combined financial data for the nine month period ended April 30, 1998 are not necessarily indicative of results that may be expected for the full fiscal year. The following information is qualified by reference to, and should be read in conjunction with, "Management's Discussion and Analysis of Financial Condition and Results of Operations" and MANO's and KBMC's combined financial statements and unaudited condensed combined financial statements, and notes thereto, included elsewhere herein.


                                                          Fiscal Year Ended                        Nine Months Ended
                                                               July 31,                                April 30,
                                          1993       1994        1995        1996       1997        1997     1998
                                          ----       ----        ----        ----       ----        ----     ----
                                                                (Dollars in Thousands)

STATEMENT OF OPERATIONS DATA:
Total Revenues(a)...................     $41,199    $45,588     $49,581     $52,399    $54,787   $46,387    $44,481
Gross Profit........................      15,522     16,575      18,382      19,331     21,229    17,937     17,039
Operating expenses..................      11,680     11,537      11,034      11,120     11,422     8,492      7,658
Operating income....................       3,872      5,038       7,348       8,211      9,807     9,445      9,381
Interest expense, net...............       2,080      2,328       2,946       3,705      4,486     3,388      3,090
Provision (benefit) for income taxes(b)    1,162      1,468       2,135        (145)
Net income(b)(c)....................         630        662       2,267       1,932      5,321     6,057      6,291

OTHER FINANCIAL DATA:
Depreciation and amortization.......     $ 1,831    $ 2,195     $ 2,097     $ 2,236    $ 2,664   $ 1,999    $ 1,941
Capital expenditures................         623        422         516       1,064        339       189        297

BALANCE SHEET DATA:
Working capital.....................     $ 3,349    $11,126     $13,717     $11,351    $12,028              $13,299
Property, plant and equipment, net..       9,813     12,590      12,306      12,647     12,202               11,823
Total assets........................      49,284     56,705      59,472      59,337     59,563               64,766
Total debt..........................      24,562     29,000      29,000      44,000     40,759               40,414


(a) In June 1997, Manischewitz sold its Chicago distribution operation. This operation had revenues of $4.083 million for the nine month period ended April 30, 1997.

(b) Effective May 31, 1996, The B. Manischewitz Company (the sole asset and only operation of MANO and KBMC) was reorganized as a limited liability company. Accordingly, deferred income tax attributes at May 31, 1996 flowed through the provision (benefit) for income taxes. Subsequent to May 31, 1996, income taxes, if any, are the obligation of the shareholders of MANO and the partners of KBMC.

(c) Fiscal 1994 and 1996 net income includes an extraordinary charge for the early extinguishment of debt ($482,000 and $1.965 million, respectively) and charges for the cumulative effects of changes in accounting principles relating to income taxes in 1994 ($98,000) and post retirement benefits in 1996 ($754,000).

              MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                     CONDITION AND RESULTS OF OPERATIONS


R.A.B. HOLDINGS, INC.

Overview

     Holdings was formed in 1996 in order to build a fully integrated specialty food business by acquiring food manufacturers with strong brand names and integrating the products of these manufacturers with a strong distribution platform. On March 31, 1997, Holdings acquired Millbrook, which is one of the nation's largest value-added full service independent distributors of specialty foods, health and beauty care products and general merchandise. On May 1, 1998, Enterprises, a wholly-owned subsidiary of Holdings, acquired Manischewitz. The results of operations of Manischewitz are included in the consolidated results of operations since its date of acquisition. Prior to its acquisition of Millbrook from McKesson Corporation ("McKesson"), Holdings had no operations. The Company, which was formed in 1998 to acquire Manischewitz, had no operations prior to such acquisition.

Predecessor Results of Operations

     From 1984-1986, McKesson acquired three distribution companies, including the Harrison, Arkansas based operation, Mass Merchandisers, Inc. ("MMI") and the Leicester, Massachusetts based operation, Millbrook Distributors, Inc. MMI and Millbrook Distributors, Inc. are predecessor operations of Millbrook. During McKesson's period of ownership, these companies, which were operated as autonomous subsidiaries until 1994- 1995, comprised a small segment of McKesson's revenues and were considered non-health care businesses.

     During the early 1990s, MMI's historically solid customer base was threatened by structural changes in the supermarket industry. Former MMI management's lack of responsiveness in developing programs that met the needs of a changing industry was a major contributor to an erosion of MMI's customer relationships. As a result, the MMI management team was replaced in 1994-1995 by senior members of Millbrook's management team with a corporate directive to merge these McKesson stand-alone subsidiaries and to stabilize the business. However, the period of lost focus and management inattention to the business was significant as the predecessor Millbrook experienced declines in revenue and profitability. Revenues and net income decreased from $728.4 million and $8.5 million, respectively, in 1994 to $476.2 million and $1.9 million, respectively, in 1997.

     As a wholly owned subsidiary of McKesson, Millbrook was provided certain corporate and general and administrative services including, among other things, treasury, certain financial reporting, data processing and legal services. Accordingly, the historical operations of Millbrook include an allocation of expenses for such services. Additionally, because McKesson managed cash and financing requirements centrally, interest expense and borrowing requirements were based on the then existing capital structure. The financial position and results of operations of Millbrook may differ from results that may have been achieved had Millbrook operated as an independent entity. Furthermore, the historical operations of Millbrook do not reflect purchase accounting adjustments or interest associated with debt incurred to finance the acquisition of Millbrook by Holdings.

     As a result of the foregoing, the results of operations of Millbrook subsequent to its acquisition by Holdings are not comparable to those of Millbrook prior to its acquisition.

     Since Millbrook's acquisition, management efforts have focused on stabilizing operations, solidifying its customer base and developing a financial infrastructure which allows Millbrook to operate as an independent entity. Specifically, Holdings' management has focused on reducing debt, implementing programs to manage inventories and accounts receivable and developing its customer base and acquisition strategy. As a result of these efforts, for the fiscal year ended March 31, 1998, Millbrook had revenues of $470.2 million, compared with $476.2 million for the prior year and outstanding debt was reduced by $23.7 million. Holdings believes that Millbrook has the distribution technology, infrastructure and customer focus to rapidly respond to the changing needs of its customers, and that it will serve as a platform to continue to build Holdings' specialty food business.

General

     Holdings was founded in 1996 in order to build a fully integrated specialty food business by acquiring food manufacturers with strong brand names and integrating the products of these manufacturers with a strong distribution platform. Holdings' operating subsidiaries are as follows:

     (i) Millbrook, is one of the nation's largest value-added full service independent distributors of specialty foods, health and beauty care products and general merchandise to supermarkets and mass merchandisers. Millbrook also carries a line of its own private label brands as well as store brands and other special need items for specific customers. Millbrook Retail Solutions, one of Millbrook's divisions, provides a variety of merchandising services, without associated product sales, to manufacturers, distributors and retailers across various product categories in all trade channels.
           In order to facilitate growth and to better address the distribution and cost concerns of its customers, Millbrook places its strategic focus on the following areas: (i) providing a full-service, comprehensive offering of specialty foods; (ii) specialized distribution of "hard to manage" non-food categories; and (iii) offering a variety of merchandising and management services to both manufacturers and retailers across all trade channels.

     (ii) Manischewitz, founded in 1888, is the nation's leading manufacturer of processed Kosher food products including matzos, noodles, crackers, cakes, cookies, soups and processed fish products. Manischewitz is the only broad-line manufacturer of processed Kosher foods in the U.S. and manufacturers under the brand names Manischewitz, Horowitz Margareten and Goodman's.

Operating costs and expenses consist of cost of sales, distribution and warehousing and selling, general and administrative expenses. Cost of sales includes the cost of products manufactured and purchased by Manischewitz, including raw materials, products purchased under co-packing arrangements and manufacturing payroll and related employee benefits costs, and the cost of products distributed by Millbrook. Distribution and warehousing includes payroll and related employee benefit costs of Millbrook's distribution operation and transportation costs. Selling, general and administrative expenses include payroll and related employee benefit costs of Holdings sales organizations and other general and administrative functions.

     The following discussion should be read in conjunction with the audited consolidated financial statements and unaudited condensed consolidated financial statements of Holdings and the Company and notes thereto, included elsewhere herein.

Three month period ended June 30, 1998 Compared to the three month period ended June 30, 1997

     Revenues for the three month period ended June 30, 1998 increased $3.1 million or 2.7% to $116.6 million as compared to $113.5 million for the three month period ended June 30, 1997. The increase resulted from sales of the Company's Manischewitz operation ($4.0 million) which was acquired on May 1, 1998 partially offset by a $0.9 million or 0.8% decline in Millbrook's sales for the three month period. This decrease reflects the continued churn in the health and beauty care / general merchandise portion of the business as certain customer losses were partially offset by the addition of new customers. Manischewitz revenues were $4.0 million since its acquisition compared to $4.4 million for the comparable pre-acquisition period. This decrease reflects a slower sales rate during the period as there was initial distributor uncertainty resulting from the acquisition.

     Gross profit for the three month period ended June 30, 1998 was $27.7 million, as compared to $26.2 million for the three month period ended June 30, 1997, an increase of 5.4%. As a percentage of revenues, the gross profit margin increased to 23.7% for the three month period ended June 30, 1998, as compared to 23.1% for the three month period ended June 30, 1997. The increase resulted from growth in Millbrook's third-party service merchandising business and the contribution of the gross profit margin on Manischewitz's sales since its acquisition, partially offset by Millbrook's shift in sales mix from higher margin general merchandise to lower margin health and beauty care products.

     Distribution and warehousing expenses for the three month period ended June 30, 1998 were $9.1 million, as compared to $9.0 million for the three month period ended June 30, 1997. Selling, general and administrative expenses for the three month period ended June 30, 1998 were $17.9 million, as compared to $15.7 million for the three month period ended June 30, 1997. The $2.2 million increase consists of $1.2 million from Manischewitz's operations since its acquisition and a $1.0 million or 6.5% increase from Millbrook's operations. The increase at Millbrook primarily relates to increased selling expenses associated with the acquisition of new business as new customer acquisition costs, which include the proposal and product conversion process, are expensed as incurred. As such, the continued churn in the health and beauty care / general merchandise portion of the business and the ongoing supermarket retailer consolidation negatively impacted profitability during the period.

     Interest expense for the three month period ended June 30, 1998 was $3.9 million (consisting of $0.9 million for Holdings and $3.0 million for Enterprises), as compared to $1.4 million for each of Holdings and Enterprises for the three month period ended June 30, 1997. This increase resulted from higher average outstanding debt and interest rates as the Old Notes were sold in May, 1998 to fund the acquisition of Manischewitz.

     The benefit for income taxes for the three month period ended June 30, 1998 was $1.5 million for Holdings and $1.1 million for Enterprises, as compared to a provision of $0.1 million for each of Holdings and Enterprises for the three month period ended June 30, 1997. The decrease of $1.6 million for Holdings and $1.2 million for Enterprises principally relates to the results of operations.

     As a result of the foregoing, net income (loss) for the three month period ended June 30, 1998 was ($2.2) million for Holdings and ($1.6) million for Enterprises, as compared to $0.1 million for each of Holdings and Enterprises for the three month period ended June 30, 1997.

Fiscal year ended March 31, 1998 Compared to the fiscal year ended March 31,
1997

     Revenues for the fiscal year ended March 31, 1998 decreased $6.0 million or $1.2% to $470.2 million, as compared to $476.2 million for the fiscal year ended March 31, 1997. The decrease resulted from certain customer losses, partially offset by the addition of new customers.

     Gross profit for the fiscal year ended March 31, 1998 was $110.0 million, as compared to $111.4 million for the fiscal year ended March 31, 1997, a decrease of 1.2%. As a percentage of revenues, the gross profit margin was 23.4% for the years ended March 31, 1998 and 1997. The gross profit margin was consistent with the prior year as the decline in general merchandise gross profit dollars was offset by increased specialty food gross profit dollars.

     Distribution and warehousing expenses for the fiscal year ended March 31, 1998 were $37.3 million, as compared to $38.2 million for the fiscal year ended March 31, 1997, a decrease of 2.2%. Selling expenses for the fiscal year ended March 31, 1998 were $43.8 million, as compared to $45.3 million for the fiscal year ended March 31, 1997, a decrease of 3.3%. General and administrative expenses for the fiscal year ended March 31, 1998 were $21.6 million.

     Interest expense of $5.1 million, for the fiscal year ended March 31, 1998, principally relates to amounts borrowed under the Credit Agreement for Millbrook's operating needs and for Holdings to finance the acquisition of Millbrook. The average interest rate on debt outstanding during the fiscal year ended March 31, 1998 was 9.6%. See "Financial Condition, Liquidity and Capital Resources."

     General and administrative expenses and interest expense for the fiscal year ended March 31, 1998 are not comparable to such expenses incurred for the fiscal year ended March 31, 1997.

     The provision for income taxes was $1.1 million for the fiscal year ended March 31, 1998, representing an effective rate of 48.8%. The effective income tax rate was significantly higher than the Federal statutory rate due to state income taxes and the impact of other items, principally the disallowance of meals and entertainment expenses in relation to pre-tax income.

     As a result of the foregoing, Holdings and Enterprises had net income of $1.2 million for the fiscal year ended March 31, 1998.

PREDECESSOR MILLBROOK DISTRIBUTION SERVICES INC.

Fiscal year ended March 31, 1997 Compared to the fiscal year ended March 31,
1996

     Revenues for the fiscal year ended March 31, 1997 decreased $86.9 million or 15.4% to $476.2 million, as compared to $563.1 million for the fiscal year ended March 31, 1996. The decrease resulted from the decline in the customer base.

     Gross profit for the fiscal year ended March 31, 1997 was $111.4 million, as compared to $132.7 million for the fiscal year ended March 31, 1996, a decrease of 16.0%. As a percentage of revenues, the gross profit margin was 23.4% for the fiscal year ended March 31, 1997, which is comparable to the 23.6% for the fiscal year ended March 31, 1996.

     Operating expenses (consisting of distribution and warehousing and selling, general and administrative expenses) for the fiscal year ended March 31, 1997 decreased $15.1 million or 12.6% to $104.0 million, as compared to $119.1 million for the fiscal year ended March 31, 1996. As a percentage of sales, operating expenses increased to 21.8% for the fiscal year ended March 31, 1997, as compared to 21.1% for the fiscal year ended March 31, 1996. The decline in operating expenses is directly related to a reduction in account management personnel and the decrease in other expenses associated with lost sales. Further, operating expenses as a percentage of sales increased as these cost reductions were not sufficient to offset lost sales.

     Interest expense for the fiscal year ended March 31, 1997 decreased $.9 million or 18.4% to $3.8 million, as compared to $4.7 million for the fiscal year ended March 31, 1996. Interest expense represented an allocation from McKesson relating to Millbrook's operations.

     Millbrook was included in the consolidated federal income tax return of McKesson. The provision for income taxes has been computed as if Millbrook filed its own federal income tax return, without regard to its tax sharing arrangement with McKesson. The provision for income taxes for the fiscal year ended March 31, 1997 decreased $2.6 million or 61.7% to $1.7 million, as compared to $4.3 million for the fiscal year ended March 31, 1996, principally relating to the results of operations.

     As a result of the foregoing, Millbrook's net income for the fiscal year ended March 31, 1997 decreased $4.3 million or 68.5% to $1.9 million, as compared to $6.2 million for the fiscal year ended March 31, 1996.

Financial Condition, Liquidity and Capital Resources

     The acquisition of Millbrook was financed by the initial capitalization of Holdings with approximately $10.1 million, consisting of Series A Preferred Stock and Common Stock, and with $61.8 million of borrowings under the Credit Agreement. The Credit Agreement provided for revolving credit loans of up to $90.2 million and a term loan of $9.8 million. The acquisition of Manischewitz was financed by the sale of $168.0 million of the Old Notes, the proceeds of which were used to (i) pay the purchase price of approximately $124.7 million,
(ii) reduce outstanding borrowings by approximately $20.3 million under the revolving credit portion of Millbrook's Credit Agreement, (iii) fund an initial escrow account with approximately $17.0 million to pay interest on the Old Holdings Notes for the first six scheduled interest payment dates for the benefit of the holders thereof and (iv) pay fees and expenses of approximately $6.0 million relating to the sale of the Old Notes. At June 30, 1998, there was approximately $10.3 million outstanding under the Credit Agreement, consisting of $1.2 million of revolving credit loans and a $9.1 million term loan. Substantially all of Millbrook's assets and the accounts receivable and inventory of Manischewitz are pledged to provide collateral under the terms of the Credit Agreement.

     At June 30, 1998, Millbrook and Manischewitz had approximately $2.7 million of cash and $54.3 million of available borrowing capacity under the Credit Agreement. Under the terms of the Credit Agreement, the Company is restricted from making distributions to Holdings to pay dividends, including dividends related to Holdings' Series A Preferred Stock. At June 30, 1998, cumulative unpaid dividends on Holdings' Series A Preferred Stock were approximately $1.25 million. See "Description of Credit Agreement."

     Operations for the three months ended June 30, 1998, excluding non-cash charges for depreciation and amortization, utilized cash of $0.3 million for Holdings and provided cash of $0.2 million for Enterprises as compared to providing cash of $0.8 million for each of Holdings and Enterprises for the three months ended June 30, 1997. During the three months ended June 30, 1998 and 1997, other changes in assets and liabilities resulting from operating activities provided cash of $8.4 million for Holdings and $7.9 million for Enterprises and $21.0 million for Holdings and $21.7 million for Enterprises, respectively, resulting in net cash provided by operating activities of $8.1 million for each of Holdings and Enterprises and $21.8 million for Holdings and $22.5 million for Enterprises, respectively. Investing activities, which principally consisted of the acquisition of Manischewitz in the 1998 period and the acquisitions of property and equipment, resulted in a use of cash of $125.2 million and $0.1 million, respectively, for the three month periods ended June 30, 1998 and 1997. During the three month period ended June 30, 1998, financing activities, which principally consisted of the sale of $168.0 million of Senior Notes, offset by debt issuance costs of $6.0 million, the funding of a $17.0 million interest escrow account and the repayment of borrowings under the Credit Agreement of $27.8 million in 1998, provided cash of $117.2 million. During the three month period ended June 30, 1997, financing activities used cash of $20.1 million for repayment of borrowings under the Credit Agreement.

     Operations for the fiscal year ended March 31, 1998, excluding non-cash charges for depreciation and amortization and deferred income taxes, provided cash of $5.5 million. During the fiscal year ended March 31, 1998, other changes in assets and liabilities resulting from operating activities provided cash of $20.4 million for Holdings and $21.1 million for Enterprises, resulting in net cash provided by operating activities of $25.9 million for Holdings and $26.6 million for Enterprises. Investing activities, which principally consisted of acquisitions of property, plant and equipment, resulted in a use of cash of $2.2 million for the fiscal year ended March 31, 1998. During the fiscal year ended March 31, 1998, financing activities used cash of $23.7 million, principally consisting of the repayment of borrowings under the Credit Agreement.

     At June 30, 1998, working capital for Holdings and Enterprises was $41.4 million and $36.7 million, respectively.

Forward Looking Liquidity and Capital Resources

     Concurrent with the acquisition of Manischewitz, the Credit Agreement was amended to provide, among other things, for: (i) Manischewitz and Millbrook to be co-borrowers under the Credit Agreement; (ii) certain assets of Manischewitz were pledged to provide collateral under the Credit Agreement, including accounts receivable, inventory and intellectual property of Manischewitz; and (iii) the inclusion of Manischewitz's accounts receivable and inventory in determining the borrowing base.

     Holdings and the Company anticipate that capital expenditures during its fiscal year ending March 31, 1999 will approximate $4.0 to $5.0 million. It is anticipated that such capital commitment amount will be financed through working capital, operating leases and cash flow from operations.

     Interest payments on the Notes and under the Credit Agreement represent significant obligations of Holdings, the Company and their subsidiaries. The primary source of liquidity of Holdings and the Company will be cash flows from operations and borrowings under the Credit Agreement. Holdings and the Company believe that, based on current and anticipated financial performance, cash flows from operations, borrowings under the Credit Agreement and dividends and other distributions available from their respective subsidiaries will be adequate to meet anticipated requirements for capital expenditures, working capital and scheduled interest payments on the Notes. However, the capital requirements of Holdings and the Company are subject to change. Each of Holdings and the Company believes that it has sufficient borrowing capacity and access to debt markets to pursue acquisition opportunities and fund extraordinary working capital requirements, if necessary. At June 30, 1998, Holdings and the Company had total outstanding indebtedness of $178.3 million and $130.3 million, respectively. The ability of Holdings and the Company to satisfy capital requirements, to borrow under the Credit Agreement and to repay or refinance the Notes will be dependent upon the future financial performance of Holdings and the Company, which in turn will be subject to general economic conditions and to financial, business and other factors, including factors beyond Holdings' control. See "Risk Factors--Substantial Leverage; Ability to Service Debt."

Year 2000 Project

     The Company utilizes computer technologies throughout its business to effectively carry out its day-to-day operations. Computer technologies include both information technology in the form of hardware and software, as well as embedded technology in the Company's facilities and equipment. Similar to most companies, the Company must determine whether its systems are capable of recognizing and processing date sensitive information properly as the year 2000 approaches. The Company is utilizing a multi-phased concurrent approach to address the year 2000 project. The phases included in the Company's approach are the awareness, assessment, remediation, validation and implementation phases. The Company has completed the awareness and assessment phases of its project. Furthermore, the Company is well into the remediation phase. The Company is actively correcting and replacing those systems which are not year 2000 ready in order to ensure the Company's ability to continue to meet its internal needs and those of its suppliers and customers. The Company currently intends to substantially complete the remediation, validation and implementation phases of the year 2000 project prior to June 30, 1999. This process includes the testing of critical systems to ensure that year 2000 readiness has been accomplished. The Company currently believes it will be able to modify, replace, or mitigate its affected systems in time to avoid any material detrimental impact on its operations. If the Company determines that it may be unable to remediate and properly test affected systems on a timely basis, the Company intends to develop appropriate contingency plans for any such mission-critical systems at the time such determination is made. While the Company is not presently aware of any significant exposure that its systems will not be properly remediated on a timely basis, there can be no assurances that all year 2000 remediation processes will be completed and properly tested before the year 2000, or that contingency plans will sufficiently mitigate the risk of a year 2000 readiness problem. An interruption of the Company's ability to conduct its business due to a year 2000 readiness problem could have a material adverse effect on the Company.

     The Company estimates that the aggregate costs of its year 2000 project will be approximately $1.250 million, including costs already incurred. A significant portion of these costs are not likely to be incremental costs, but rather will represent the redeployment of existing resources. This reallocation of resources is not expected to have a significant impact on the day-to-day operations of the Company. Through June 30, 1998, approximately $265,000 of costs were incurred with respect to this project. The anticipated impact and costs of the project, as well as the date on which the Company expects to complete the project, are based on management's best estimates using information currently available and numerous assumptions about future events. However, there can be no guarantee that these estimates will be achieved and actual results could differ materially from those plans. Based on its current estimates and information currently available, the Company does not anticipate that the costs associated with this project will have a material adverse effect on the Company's consolidated financial position, results of operations or cash flows in future periods.

     The Company has initiated formal communications with its significant suppliers, customers, and critical business partners to determine the extent to which the Company may be vulnerable in the event that those parties fail to properly remediate their own year 2000 issues. The Company has taken steps to monitor the progress made by those parties, and intends to test critical system interfaces, as the year 2000 approaches. The Company will develop appropriate contingency plans in the event that a significant exposure is identified relative to the dependencies on third-party systems. While the Company is not presently aware of any such significant exposure, there can be, no guarantee that the systems of third-parties on which the Company relies will be converted in a timely manner, or that a failure to properly convert by another company would not have a material adverse effect on the Company.

Effects of Inflation and Other Matters

     For the three month period ended June 30, 1998 and the fiscal year ended March 31, 1998, Holdings and the Company's cost of product remained relatively stable. To the extent possible, Holdings and the Company's objective is to offset the impact of inflation through productivity enhancements, cost reductions and price increases.

     Holdings is not involved in any significant environmental matters.

     Statement of Financial Accounting Standards ("SFAS") No. 131, "Disclosure about Segments of an Enterprise and Related Information" was issued in June 1997 and is effective for financial statements for periods beginning after December 15, 1997. This statement establishes standards for the manner in which operating segments of public reporting entities are presented in interim and annual financial statements. Holdings and the Company believe its current reporting systems will enable it to comply with the requirements of SFAS No. 131.

THE B. MANISCHEWITZ COMPANY, LLC

Overview

     Manischewitz, founded in 1888, is the nation's leading manufacturer of processed Kosher food products including matzos, noodles, crackers, cakes, cookies, soups and processed fish products. Manischewitz is the only broad-line manufacturer of processed Kosher foods in the U.S. and manufactures under the brand names Manischewitz, Horowitz Margareten and Goodman's.

     In June 1997, Manischewitz sold its Chicago distribution operation. This operation had net revenues of $6.7 million, $6.8 million, $6.8 million and $4.1 million for the fiscal years ended July 31, 1997, 1996 and 1995 and for the nine month period ended April 30, 1997, respectively.

     Effective May 31, 1996, The B. Manischewitz Company (the sole asset and only operation of MANO and KBMC) was reorganized as a limited liability company. Accordingly, deferred income tax attributes at May 31, 1996 flowed through the provision (benefit) for income taxes. Subsequent to May 31, 1996, income taxes, if any, are the obligation of the shareholders of MANO and the partners of KBMC. Therefore, period to period comparisons of the provision for income taxes are not meaningful.

General

     Manischewitz's operating costs and expenses consist of cost of sales and selling, general and administrative expenses. Cost of sales includes the cost of products manufactured and purchased by Manischewitz, including raw materials, co-packing arrangements and manufacturing payroll and related employee benefit costs. Selling, general and administrative expenses include payroll and related employee benefit costs of the Manischewitz sales organization, and other general and administrative functions.

     Manischewitz's revenues and net income are affected by a seasonal bias toward the first quarter of the calendar year due to increased revenues during the Passover holiday. During the twelve month period ended March 31, 1998, approximately 52% of Manischewitz's revenues occurred in the first quarter of the calendar year. As a result of this seasonality, Manischewitz's working capital requirements have historically increased throughout the year, peaking in March/April, when Manischewitz's utilization of the revolving credit portion of its credit agreement is at its highest level.

     The following discussion should be read in conjunction with the audited combined financial statements and the unaudited condensed combined financial statements of MANO and KBMC and notes thereto, included elsewhere herein.

Nine month period ended April 30, 1998 Compared to the nine month period ended April 30, 1997

     Total revenues for the nine month period ended April 30, 1998 decreased $1.9 million or 4.1% to $44.5 million, as compared to $46.4 million for the nine month period ended April 30, 1997. The decrease in revenues was due to the sale of the Chicago distribution operation in June of 1997, partially offset by increased sales of matzo, processed fish and noodles.

     Gross profit for the nine month period ended April 30, 1998 was $17.0 million, as compared to $17.9 million for the nine month period ended April 30, 1997, a decrease of 5.0%. As a percentage of total revenues, the gross profit margin decreased to 38.3% for the nine month period ended April 30, 1998, as compared to 38.7% for the nine month period ended April 30, 1997. These decreases principally resulted from an unfavorable shift in revenue mix to lower margin products, partially offset by selected price increases in matzo and matzo-related products.

     Selling, general and administrative expenses decreased $0.8 million to $7.7 million for the nine month period ended April 30, 1998, as compared to $8.5 million for the nine month period ended April 30, 1997. As a percentage of total revenues, selling, general and administrative expenses decreased to 17.2% for the nine month period ended April 30, 1998, as compared to 18.3% for the nine month period ended April 30, 1997. These decreases principally resulted from the sale of the Chicago distribution operation.

     Interest expense for the nine month period ended April 30, 1998 decreased $0.3 million to $3.1 million, as compared to $3.4 million for the nine month period ended April 30, 1997. This decrease resulted from reductions in the average outstanding balances under the revolving credit agreement and outstanding term loans.

     As a result of the foregoing, net income for the nine month period ended April 30, 1998 was $6.3 million, as compared to $6.1 million for the nine month period ended April 30, 1997.

Fiscal year ended July 31, 1997 Compared to the fiscal year ended July 31,
1996

     Total revenues for the fiscal year ended July 31, 1997 increased $2.4 million or 4.6% to $54.8 million, as compared to $52.4 million for the fiscal year ended July 31, 1996. The increase in revenues resulted from increased sales of matzo, processed fish, noodles and crackers.

     Gross profit for the fiscal year ended July 31, 1997 was $21.2 million, as compared to $19.3 million for the fiscal year ended July 31, 1996, an increase of $1.9 million. As a percentage of total revenues, the gross profit margin increased to 38.7% for the fiscal year ended July 31, 1997, as compared to 36.9% for the fiscal year ended July 31, 1996. This improvement was due to selected price increases and the implementation of a consistent and more limited Passover product return policy.

     Selling, general and administrative expenses increased $0.3 million to $11.4 million for the fiscal year ended July 31, 1997, as compared to $11.1 million for the fiscal year ended July 31, 1996. As a percentage of total revenues, selling, general and administrative expenses decreased to 20.8% for the fiscal year ended July 31, 1997, as compared to 21.2% for the fiscal year ended July 31, 1996. This improvement resulted from increased sales leverage and lower marketing expenses, partially offset by higher trade promotions.

     Interest expense for the fiscal year ended July 31, 1997 increased $0.8 million to $4.5 million, as compared to $3.7 million for the fiscal year ended July 31, 1996. This increase was due to an increase in outstanding debt which resulted from the recapitalization of Manischewitz in July 1996.

     As a result of the foregoing, income before provision (benefit) for income taxes, extraordinary item and cumulative effect of a change in accounting principle for the fiscal year ended July 31, 1997 was $5.3 million, as compared to $4.5 million for the fiscal year ended July 31, 1996.

     Net income for the fiscal year ended July 31, 1996 includes an extraordinary item for the early extinguishment of debt ($2.0 million) relating to the recapitalization referred to above and the cumulative effect of a change in accounting principle relating to post retirement benefits ($0.8 million).

Fiscal year ended July 31, 1996 Compared to the fiscal year ended July 31,
1995

     Total revenues for the fiscal year ended July 31, 1996 increased $2.8 million or 5.7% to $52.4 million, as compared to $49.6 million for the fiscal year ended July 31, 1995. The increase in revenues resulted from increased sales of matzo, processed fish, noodles and crackers.

     Gross profit for the fiscal year ended July 31, 1996 was $19.3 million, as compared to $18.4 million for the fiscal year ended July 31, 1995, an increase of $0.9 million. As a percentage of total revenues, the gross profit margin remained relatively unchanged at 36.9% for the fiscal year ended July 31, 1996, as compared to 37.1% for the fiscal year ended July 31, 1995.

     Selling, general and administrative expenses increased $0.1 million to $11.1 million for the fiscal year ended July 31, 1996, as compared to $11.0 million for the fiscal year ended July 31, 1995. As a percentage of total revenues, selling, general and administrative expenses decreased to 21.2% for the fiscal year ended July 31, 1996, as compared to 22.3% for the fiscal year ended July 31, 1995. This improvement resulted from increased sales leverage.

     Interest expense for the fiscal year ended July 31, 1996 increased $0.8 million to $3.7 million, as compared to $2.9 million for the fiscal year ended July 31, 1995. This increase was primarily due to higher average outstanding borrowings.

     As a result of the foregoing, income before provision (benefit) for income taxes, extraordinary item and cumulative effect of a change in accounting principle for the fiscal year ended July 31, 1996 was $4.5 million, as compared to $4.4 million for the fiscal year ended July 31, 1995.

     Net income for the fiscal year ended July 31, 1996 includes an extraordinary item for the early extinguishment of debt ($2.0 million) relating to the recapitalization referred to above and the cumulative effect of a change in accounting principle relating to post retirement benefits ($0.8 million).

Financial Condition, Liquidity and Capital Resources

     Operations for the fiscal years ended July 31, 1997 and 1996 and the nine month period ended April 30, 1998 before changes in assets and liabilities provided cash of $8.0 million, $4.5 million and $8.1 million, respectively. During the fiscal years ended July 31, 1997 and 1996 and the nine month period ended April 30, 1998, other changes in assets and liabilities resulting from operating activities, used cash of $1.5 million, $5.0 million and $5.3 million, respectively, resulting in net cash provided by (used in) operating activities of $6.5 million, ($0.5) million and $2.8 million, respectively.

     Investing activities provided (used) cash of $0.7 million and ($1.1) million for the fiscal years ended July 31, 1997 and 1996, respectively. The investing activities were principally related to the net proceeds from a distributorship agreement during the fiscal year ended July 31, 1997, the purchase of equipment during the fiscal year ended July 31, 1996. No cash from investing activities was generated during the nine month period ended April 30, 1998.

     Financing activities used cash of $5.8 million, $2.4 million and $3.9 million for the fiscal years ended July 31, 1997 and 1996 and the nine month period ended April 30, 1998, respectively. The financing activities were principally related to: (i) revolving credit and term loan borrowings and repayments; and (ii) distributions to partners.

Effects of Inflation

     For the nine month period ended April 30, 1998 and the fiscal year ended July 31, 1997, raw material costs, principally flour, were slightly lower than the comparable periods of the prior year. During these periods, packaging materials were relatively stable while labor costs rose slightly. To the extent possible, Manischewitz's objective is to offset the impact of inflation through productivity enhancements, cost reductions and price increases.

                                   BUSINESS

General

     Holdings was founded in 1996 in order to build a fully integrated specialty food business by acquiring food manufacturers with strong brand names and integrating the products of these manufacturers with a strong distribution platform. In March 1997, Holdings acquired Millbrook, one of the largest value-added full service independent distributors of specialty foods, health and beauty care products and general merchandise, to serve as a platform for the growth of Holdings' specialty food business. To further expand Holdings' specialty food product offerings, Holdings established the Company which, on May 1, 1998 acquired, for approximately $124.7 million, Manischewitz, one of the U.S.'s leading branded manufacturers of Kosher food products. Simultaneously with the closing of the acquisition of Manischewitz by the Company, Holdings contributed all of the capital stock of Millbrook to the Company, and Millbrook became a wholly owned subsidiary of the Company.

     The Company, through Millbrook, provides distribution and value-added services to over 13,000 retail locations in 40 states east of the Rocky Mountains. The Company's principal customers include supermarkets and mass merchandisers such as Shaws, Star Market, Stop & Shop, Food Lion, Ukrop's, Dierbergs, Albertsons, Ames and Super Kmart. Millbrook stocks over 35,000 items. Millbrook also carries a line of its own private label brands as well as store brands and other special need items for specific customers. Millbrook Retail

Solutions, one of Millbrook's divisions, provides a variety of merchandising services, without associated product sales, to manufacturers, distributors and retailers across various product categories in all trade channels.

     Millbrook is among the U.S.'s leading distributors of high margin specialty foods. Millbrook offers over 10,500 specialty food SKUs and continually updates this product line. Since the Company's acquisition of Millbrook, management efforts have focused on stabilizing operations, solidifying its customer base and developing a financial infrastructure which allows Millbrook to operate as an independent entity. Specifically, management has focused on reducing debt, implementing programs to manage inventories and accounts receivable and developing its customer base and acquisition strategy. From its acquisition to March 31, 1998, Millbrook repaid $23.7 million of its acquisition debt.

     Manischewitz, founded in 1888, is the nation's leading manufacturer of processed Kosher food products including matzos, noodles, crackers, cakes, cookies, soups and processed fish products. Manischewitz is the only broad-line manufacturer of processed Kosher foods in the U.S. and manufactures under the brand names Manischewitz, Horowitz Margareten and Goodman's. The Company believes that Manischewitz products have exceptional brand recognition and customer loyalty. Sales of Kosher for Passover products are especially stable as most of the Jewish population in the U.S. attend Passover seders each year at which matzo and other Kosher for Passover products are consumed, and consumers turn to brands they trust when making these purchase decisions.

     Sales of specialty foods were estimated to be $38.9 billion in 1997, resulting in a compound annual growth rate of 7.0% from 1992 to 1997, compared with 2.7% for the overall U.S. grocery industry during the same period. The specialty food segment consists of ethnic, international, health conscious, diet, vegetarian, natural and gourmet foods that are generally considered higher quality than those foods more widely available in the mass market. Within the specialty food segment, Kosher foods are characterized by a stable and loyal customer base of Jewish consumers. This stable base, coupled with increasing sales of Kosher foods to non-Jewish consumers, has contributed to sales of Kosher foods increasing from $2.0 billion in 1992 to $3.3 billion in 1997, representing a compound annual growth rate of 10.2%.

Business Strategy

     The Company believes that the combination of Millbrook and Manischewitz will provide it with a significant opportunity to increase revenues and profitability. The Company is pursuing a business strategy of utilizing Millbrook's distribution infrastructure for Manischewitz products, and cross-selling to customers, aggressively marketing Manischewitz's products beyond its traditional customer base and pursuing strategic acquisitions. The Company's strategy includes the following initiatives:

     Capitalize on Millbrook's Distribution Infrastructure. The Company is evaluating Manischewitz's distribution network of independent distributors in order to capitalize on Millbrook's distribution infrastructure.

     Cross-Sell to Existing Customers. Due to their strong consumer loyalty and large market share, retailers consider Manischewitz products "must have" products in their stores. To take advantage of this retail presence, the Company intends to cross-sell products distributed by Millbrook to existing Manischewitz retail customers, thereby creating "drag-along" sales for Millbrook products. Similarly, to take advantage of Millbrook's extensive distribution network, the Company intends to cross-sell Manischewitz products to Millbrook's existing retail customers.

     Aggressively Market Manischewitz Products. Manischewitz has historically relied on its distributors to market its products and has limited its spending on advertising and marketing to Jewish publications. To take advantage of consumer perception of the qualities associated with Kosher products, the Company intends to implement several initiatives to increase sales of Manischewitz products to existing and new customers, including:

     o increasing spending on advertising, marketing and promotion of its existing products and its new product offerings;

     o selectively using customer advertising, trade promotions and allowances to stimulate sales; and

     o using Millbrook's existing distribution network and retailer relationships to sell certain of Manischewitz's products with broad consumer appeal (e.g., cookies, crackers, noodles and soups) in the non-Kosher aisles of retailers.

     Pursue Strategic Acquisitions. The Company actively evaluates acquisition candidates in the specialty food and distribution businesses, although the Company does not currently have a binding agreement with respect to any acquisition. The Company believes that Millbrook's distribution infrastructure provides it with an enhanced competitive position in acquiring additional specialty food companies due to the incremental cash flow the Company can achieve by shifting acquired companies' distribution to Millbrook.

Competitive Strengths

     The Company believes that the following attributes establish it as a leader in the specialty food industry:

     Leading Value-Added Distributor of Specialty Foods. The Company is among the leading specialty food distributors in the U.S. The Company currently offers over 10,500 SKUs and continually updates its product line. As a result of the acquisition of Manischewitz, the Company is the leading producer of processed Kosher food products in the U.S. The Company differentiates itself from other specialty food distributors through its ability to: (i) piece pick (deliver in individual units versus full cases), which provides retailers with a wider variety of products with improved space utilization and reduced inventory investment, (ii) offer health and beauty care products and general merchandise and (iii) provide in-store merchandising services. Additionally, through its Millbrook Retail Solutions division, the Company provides a variety of value-added services, including schematic development, space management, new store installations, remodeling of existing stores, order writing, stocking, new item placement and development and management of promotions.

     Premier Brand Name. Founded over 100 years ago, Manischewitz is recognized as the premier brand name in the Kosher products segment of the U.S. specialty food industry. Manischewitz's consumer franchise has been built on high quality products and a family-oriented tradition which has been handed down from generation to generation. As a result, consumers associate the Manischewitz name with higher-quality ingredients and foods prepared in accordance with strict standards. The Company believes the strong market position and brand name recognition of Manischewitz will further strengthen the Company's position within the specialty food industry. Management believes that recognition of the Manischewitz brand name is approximately 100% among Jewish households and 80% among non-Jewish households. As a result of its strong brand name and loyal customer base, Manischewitz's historical financial performance has been very stable, with revenue increases in each of its last five fiscal years.

     Strong Distribution Platform. The distribution industry is characterized by large start-up costs required to establish a distribution network, obtain client relationships and satisfy inventory requirements. These initial outlays, coupled with the ongoing costs of changing technology and business trends, are significant barriers to entry for potential market participants. The ability to compete in the industry is driven primarily by economies of scale. Millbrook has established a significant presence in 40 states east of the Rocky Mountains, servicing over 13,000 retail locations with an extensive distribution network. Management believes that this network provides a strong platform for the growth of its specialty food business.

     Broad Product Offering. The Company, through Millbrook, is one of the largest distributors of specialty foods, health and beauty care products and general merchandise with approximately 35,000 SKUs, including 10,500 specialty food items. The Company believes a broad product offering is necessary to compete within the specialty food industry as retailers prefer distributors with comprehensive product offerings. Manischewitz provides a broad range of Kosher branded products, which management believes will increase sales and further strengthen the Company's relationship with retailers.

     Strong Relationships with Suppliers and Retailers. Millbrook has a broad base of over 1,500 supplier relationships nationally, including strong relationships with major consumer product companies such as Procter & Gamble, Johnson & Johnson, Gillette, Rubbermaid and BestFoods. Similarly, the Company enjoys strong relationships with a number of leading retailers, including Shaws, Star Market, Stop & Shop, Food Lion, Ukrop's, Dierbergs, Albertsons, Ames and Super Kmart. Millbrook's top ten customers, which collectively represented approximately 50% of its revenues during the fiscal year ended March 31, 1998, have been customers for an average of 16 years. The Company believes that Millbrook's strong reputation for its comprehensive product selection, service and broad geographic coverage have enabled it to establish and strengthen its long-term relationships with many of the leading supermarkets and mass merchandisers in the U.S.

                            BUSINESS OF MILLBROOK

General

     Millbrook is one of the largest value-added full service independent distributors of specialty foods, health and beauty care products and general merchandise, providing distribution and value-added services to over 13,000 retail locations in 40 states east of the Rocky Mountains. Millbrook's principal customers include supermarkets and mass merchandisers such as Shaws, Star Market, Stop & Shop, Food Lion, Ukrop's, Dierbergs, Albertsons, Ames and Super Kmart. Millbrook stocks over 35,000 items, which include over 10,500 specialty food SKUs. Millbrook also carries a line of its own private label brands as well as store brands and other special need items for specific customers. Millbrook Retail Solutions, one of Millbrook's divisions, provides a variety of merchandising services, without associated product sales, to manufacturers, distributors and retailers across various product categories in all trade channels.

The Industry

     Distributors provide valuable services to both manufacturers of consumer products and retailers. Manufacturers benefit from distributors' broad retail coverage, efficient order processing and inventory management. Distributors provide retailers access to broad product lines, the ability to place small quantity orders and inventory management. Large distributors with broad geographic coverage and an extensive offering of SKUs generally have a competitive advantage.

     The number of manufacturers and retailers has decreased due to consolidation over the past several years. Additionally, retailers have increasingly focused on reducing supply chain costs and improving margins. As a result, manufacturers and retailers are increasingly dependent on distributors to provide a range of in-store retailing and merchandising functions previously performed by retail and/or manufacturer personnel. Distributors are increasingly participating in all stages of marketing for the products distributed, including category management, promotions, schematic design and display of products. In order to efficiently provide such services, technological innovation has become an essential element in the distribution industry. The costs of the required investments in technology can be prohibitive for smaller distributors.

     Millbrook is one of only a few distributors that focuses specifically on the distribution of specialty foods, health and beauty care products and general merchandise. The specialty food market consists of ethnic, international, health conscious, diet, natural, vegetarian and gourmet foods that are generally of better quality than those national brands more widely available in the mass market. The specialty food segment accounted for an estimated 8.9% of grocery sales in 1997 and has grown at a rate of 7.0% from 1992 to 1997, as compared to 2.6% for the overall U.S. grocery industry for the same period. Additionally, specialty foods typically generate higher margins for retailers than those realized on other products sold in supermarkets. As a result, supermarkets are expected to continue adding new specialty food items to their product offerings and aggressively promoting such items to capture these higher margins.

     Retailers are employing a number of marketing techniques to increase the sales of high margin specialty food items. Stores are using kiosks and free standing displays to attractively present the product to the consumer. In addition, retailers are beginning to segregate specialty food into specific categories, such as ethnic foods, cookies and sauces. By utilizing a "store-within-a-store" approach for specialty food, the products receive prime shelf space within the store. In addition, merchandising expertise is a key selection criteria for determining the retailers' choice of a specialty food distributor. Millbrook is well-positioned because of its merchandising expertise and advanced technology in merchandising services to help its retailers capture the advantages of this growing product category.

     The health and beauty care segment includes baby care, cosmetics, deodorants, first-aid, hair care, over-the-counter medications, toiletries and oral hygiene and skin care products. The general merchandise segment covers a wide variety of non-food products including housewares, pet supplies, stationery, baby needs, photo and cleaning supplies. Competition in both the health and beauty care and general merchandise categories has been intense following the growth of mass merchandisers that have captured market share by offering larger assortments at "everyday low pricing." Despite losing share, supermarkets have maintained a stable base of customers and are expected to continue to be a key outlet for health and beauty care products and general merchandise through the expansion of product variety and the ability to offer consumers one-stop shopping.

Products Distributed

     Through its comprehensive offering of 35,000 SKUs, consisting of specialty foods, health and beauty care products and general merchandise, Millbrook is able to efficiently distribute to its customers a wide variety of products.

     Specialty Foods. Millbrook stocks more than 10,500 specialty food items. For the fiscal year ended March 31, 1998, specialty food sales were approximately $123.2 million and represented 26.2% of total revenues. Millbrook's specialty food segment consists of more than 8,000 SKUs of ethnic and gourmet foods and more than 2,500 SKUs of natural foods and supplements. Millbrook offers ethnic foods such as Kosher, Asian, Italian, Irish, Indian, Mexican, Greek and German products, and gourmet foods such as teas, coffees, spices, baking ingredients, condiments, candies, crackers, cookies, jams and jellies. Millbrook's natural food products and supplements include items such as grains, cereals, snacks, beverages, energy bars, baking ingredients, pasta and sauces.

     Millbrook views its specialty food segment as a prime opportunity for future growth. Due to the higher margins associated with specialty foods, supermarkets are expected to continue adding new specialty food items to their product offerings. To accommodate its retail customers' desire for a broader offering of specialty foods, Millbrook has moved aggressively to carry a wide variety of specialty food products. Management believes that Millbrook's product breadth, together with its merchandising expertise and advanced technology in merchandising services, will continue to enable its retail customers to capture the advantages of this growing product category.

     Health and Beauty Care. The health and beauty care segment has traditionally been Millbrook's largest segment in terms of sales. For the fiscal year ended March 31, 1998, health and beauty care sales were approximately $240.3 million and represented 51.1% of total revenues. Millbrook currently carries approximately 13,500 health and beauty care items, including a full line of national brands and private labels. Millbrook's private label health and beauty care products are offered under its ValuStar(R) brand, which represents less than 5% of total revenues.

     Health and beauty care product offerings have grown due to new product introductions and the explosive growth in over-the-counter medications. This creates the need for retailers to maximize variety in minimal shelf space. Supermarkets, Millbrook's primary customer base, have lost market share in health and beauty care products to mass merchandisers and drug stores in recent years. The mass merchandisers have grown their sales of these products by offering larger assortments at "everyday low pricing." In response to this industry shift, Millbrook's strategy has been to expand its customer base to include companies such as Ames, Super Kmart and Bradlees. However, supermarkets have begun to recapture lost market share by increasing the shelf space allocated to health and beauty care items and expanding the variety of those items carried. Management believes that Millbrook's capabilities and extensive product selection make it uniquely qualified to serve both the growing mass merchandiser demand and meet the current expanding needs of the supermarket retailers for health and beauty care items.

     General Merchandise. Millbrook currently carries approximately 11,000 general merchandise items. For the fiscal year ended March 31, 1998, general merchandise accounted for approximately $106.7 million and represented 22.7% of total revenues. Although the traditional supermarket cannot afford to devote as much space to the general merchandise category as compared to the mass merchandisers, supermarkets have the advantage of more frequent customer traffic. This fact ensures that supermarkets will remain a key outlet for general merchandise. In addition, targeting certain departments such as pet, bath and stationery as destination categories adds to the importance of general merchandise in supermarkets and the attractiveness of distributors' expanded product lines.

Retail Services

     Millbrook traditionally has supplemented its product distribution with full supporting services such as schematic development, space management, new store installations, remodeling of existing stores, order writing, stocking, new item placement and development and management of promotions.

     Over time, gross profit margins from these services have eroded principally as a result of the retail phenomenon of "everyday low pricing." As a result, Millbrook has begun to "unbundle" each of the elements of the full-service program and use activity-based costing to charge the customer for each supporting service on a stand-alone basis. In addition, Millbrook has begun to offer these services without product distribution and to alternate retail channels. This fundamental change in the packaging of the services Millbrook offers to its customers resulted in the formation of Millbrook Retail Solutions as a separate group to focus solely on providing merchandising services.

     By utilizing a predominantly part-time, hourly workforce, Millbrook Retail Solutions has significant cost advantages over manufacturers and retailers. Manufacturers and retailers are beginning to realize that the frequency of in-store merchandising is growing dramatically along with the associated costs. Consequently, outsourcing these functions to a lower cost and more efficient alternative such as Millbrook Retail Solutions is attractive. Millbrook Retail Solutions' experienced personnel, customer base and technology combined with Millbrook's established infrastructure position Millbrook to compete effectively in the rapidly growing third-party service industry. In particular, management believes that Millbrook's advanced technology in planogramming and its category management capabilities enable it to provide service offerings that are not readily available from the competition.

Customers

     Millbrook's top ten customers, which collectively represented approximately 50% of its revenues during the fiscal year ended March 31, 1998, have been customers for an average of 16 years. Millbrook sells to supermarkets and mass merchandisers. For the fiscal year ended March 31, 1998, supermarkets represented 89% of revenues and mass merchandisers represented 11% of revenues. From 1995 to 1998, revenues from mass merchandisers increased from less than 1% to approximately 11%. While Millbrook enjoys long-term relationships with most of its customers, consistent with industry practice, substantially all of Millbrook's customer agreements are on a month-to-month basis. Millbrook has long-term supply agreements with certain of its significant customers.

Suppliers

     Millbrook purchases products from the leading suppliers in each of its business segments. For the fiscal year ended March 31, 1998, the five largest suppliers in each of Millbrook's three principal business segments were World Finer Foods, BestFoods, T.J. Lipton, R.C. Bigelow and Motts USA for specialty foods, Procter & Gamble, Johnson & Johnson, Gillette, Warner-Lambert and American Home Products for health and beauty care products and Rubbermaid, Inc., Hartz Mountain Corp., Mead, Eveready Battery Company and Eastman Kodak Company for general merchandise. The five largest suppliers in each such business segment represented 18%, 5% and 6%, respectively, of total purchases.

Competition

     Specialty Foods. The competition in the specialty foods segment is fragmented among over 200 distributors, most of which are small and geographically limited. Supermarkets are constantly demanding increased specialty food product offerings to entice new consumers into their stores while retaining existing clientele. This requires distributors to continually monitor consumer and manufacturer trends with active implementation of category management programs.

     Millbrook is able to effectively compete in the specialty foods segment based on its breadth of products and its logistics capabilities. Its "piece pick" capability gives retailers Millbrook's product variety without the inventory investment in slow-moving, high margin specialty food products. Unlike most other specialty food distributors, Millbrook offers a single source of supply for specialty foods, health and beauty care products and general merchandise. This generates significant transportation and distribution efficiencies that are unique to Millbrook. Millbrook's principal competitors in this segment are Haddon House, Hagemeyer and Gourmet Awards.

     Health and Beauty Care. Supermarkets have historically placed health and beauty care products wherever shelf space was available. As supermarkets do not have the available shelf space to compete with the breadth of health and beauty care items carried by mass merchandisers, they have become reliant on delivery and inventory techniques that maximize shelf space and product variety. Management is of the opinion that Millbrook's "piece pick" capability and breadth of health and beauty care product assortment allows its supermarket customers to effectively compete with mass merchandisers in this product category. Millbrook's principal competitors in this segment are SuperValu, Fleming and Associated Wholesale Grocers.

     General Merchandise. Supermarkets are refocusing their efforts to carry general merchandise specifically matched to their customer profiles and rethinking the manner in which general merchandise is allocated shelf space. Product competition in selection and promotion at the retail level favors distributors such as Millbrook. Millbrook's buying power results in a large assortment of general merchandise that is continually tailored to meet its customers and the consumers' specifications. Through Millbrook's "piece pick" capability, this assortment is available to the retailers without the required inventory investment and space allocation. Millbrook's principal competitors in this segment are SuperValu, Fleming and Associated Wholesale Grocers.

     Retail Services. The retail services industry is competitive and is predominantly comprised of a large number of small organizations that are either retailer, channel or region specific. It is the opinion of management that there are approximately 120 retail service companies competing with Millbrook Retail Solutions. Management believes that its principal competitors in the retail service segment include PIA Merchandising, PIMMS, Powerforce and Spar. The principal competitive factors within the industry include breadth and quality of client services, price, the ability to execute specific client priorities rapidly and consistently over a wide geographical region and technological compatibility. The combination of breadth and quality of services currently available is unique in this industry given Millbrook Retail Solutions' retail-oriented technology base, extensive experience at the store level and Millbrook's logistics capabilities. See "Risk Factors-Competition."

Management Information Systems and Technology

     Millbrook uses a sophisticated management information system which provides its customers with efficient and cost-effective order management and value-added marketing and merchandising services, and which management believes gives Millbrook a competitive advantage over smaller, less technologically sophisticated distributors in the industry. Millbrook's order management services enable it to (i) permit customers to utilize Millbrook's integrated inventory management system for forecasting, distribution requirements planning and purchasing; (ii) capture customer orders at retail locations, which are electronically transmitted to Millbrook's operations data center; and (iii) quickly fill orders and pick, pack and ship those orders within 24 hours.

     Millbrook's merchandising services provide: (i) computerized space and shelf management programs for inventory control; (ii) customer research analysis for better purchasing decisions; (iii) a variety of reporting menus to facilitate analysis of a particular marketing program's effectiveness; and
(iv) computerized merchandising systems that are able to integrate with customers' existing systems. In addition, the system's "piece pick" capability gives Millbrook's customers a large assortment of merchandise without the required inventory investment and space allocation. See "Risk Factors - Management Information System" and "Risk Factors-Year 2000 Project."

Facilities

     Millbrook's corporate headquarters are located in Leicester, Massachusetts, where management and administrative functions are performed. Millbrook currently utilizes five distribution centers:

                                                                                             Approximate     Lease
                                                                                               Square      Expiration
Property                                                    Location        Own or Lease       Footage        Date
National Support Center/Distribution Center............   Harrison, AR            Own          1,200,000       --
Corporate Headquarters/Distribution Center.............   Leicester, MA          Lease           340,000    11/3/06
Distribution Center....................................   Worcester, MA          Lease           220,000    8/31/02
Distribution Center....................................   Ozark, AL               Own            210,000       --
Distribution Center....................................   Greenville, NC         Lease           110,000    3/31/99

         In addition, Millbrook utilizes 139 transfer depots located in 33 states.

         Millbrook owns or leases its fleet of 110 tractors, 250 trailers and 325 vans.

Employees

         As of March 31, 1998, Millbrook had a total of 1,900 full-time employees, 150 part-time employees and the ability to draw upon 1,000 part-time service merchandisers nationwide. Millbrook believes that its relations with its employees are generally good.

Litigation

         Millbrook is subject to litigation in the ordinary course of its business. Millbrook is not a party to any lawsuit or proceeding which, in the opinion of management, is likely to have a material adverse effect on Millbrook.

                           BUSINESS OF MANISCHEWITZ

General

         Manischewitz, founded in 1888, is the nation's leading manufacturer of processed Kosher food products including matzos, noodles, crackers, cakes, cookies, soups and processed fish products. Manischewitz is the only broad-line manufacturer of processed Kosher foods in the U.S. and manufactures under the brand names Manischewitz, Horowitz Margareten and Goodman's. The Company believes that Manischewitz products have exceptional brand recognition and customer loyalty. Sales of Kosher for Passover products are especially stable as most of the Jewish population in the U.S. attend Passover seders each year at which matzo and other Kosher for Passover products are consumed, and consumers turn to brands they trust when making purchase decisions.

The Industry

         The U.S. grocery industry has been characterized by relatively stable growth based on modest price and population increases, with total sales of approximately $436.0 billion in 1997 reflecting a compound annual growth rate of 2.7% for the five years ended 1997. Specialty foods were estimated to be $38.9 billion, or 8.9% of the U.S. grocery industry in 1997, and have outpaced the growth of the overall U.S. grocery industry with an estimated compound annual growth rate of 7.0% for the five years ended 1997. The specialty food segment consists of ethnic, international, health conscious, diet, vegetarian, natural and gourmet foods. Kosher food is one of the fastest growing categories of the specialty food segment, and has grown at a compound annual growth rate of 10.2% for the five years ended 1997, accounting for approximately $3.3 billion in 1997 sales. Kosher foods are characterized by a stable base of loyal consumers represented primarily by the Jewish population. Since 1992, sales of Kosher foods have increased significantly among non-Jewish consumers due to heightened awareness of the quality of ingredients and processing techniques used in manufacturing Kosher foods, together with growing interest in healthier foods.

         Kosher foods are manufactured in accordance with Jewish dietary laws which require strict adherence to quality and cleanliness standards. Achieving such standards requires specialized knowledge and the approval of a designated Kosher certification agency. Due to the production methods used, Kosher products are generally considered to contain higher quality and healthier ingredients and to have less preservatives. Approximately 40% of the overall Kosher category is Kosher for Passover products, which products are prepared under more stringent guidelines than other Kosher products. Passover-related sales are particularly stable as most of the Jewish population in the U.S. attend Passover seders each year at which matzo and other Kosher for Passover products are consumed.

         Recently, several national brand food manufacturers have modified products to be Kosher certified with the intent of broadening their appeal and increasing sales. While such products have contributed to the growth of the number of Kosher products available, they generally are not sold as Kosher or Kosher for Passover. Manischewitz is one of the leading manufacturers of Kosher for Passover products.

Products

         Manischewitz's core business consists of traditional products sold primarily to Jewish consumers. Manischewitz was traditionally a manufacturer of products normally consumed during certain Jewish holidays, primarily Passover (which occurs during the spring) and Rosh Hashanah (which occurs during the fall). Manischewitz believes that, among the Jewish population, approximately 100% recognize the Manischewitz brand name and 90% have tried one or more Manischewitz products. There is also a high awareness, respect and trust for the Manischewitz brand name among the non-Jewish population. Manischewitz believes that, among the non-Jewish population, approximately 80% are familiar with the Manischewitz brand name and over 50% have tried one or more Manischewitz products.

         Manischewitz has built on its strong brand awareness and consumer base by offering a broader assortment of products that can be consumed throughout the year, as well as continuing to expand its product offerings to accommodate changing tastes and the popularity of various food items. Manischewitz's new product offerings include toffee crunch macaroons, pilaf mixes, various soup mixes and mini bagel chips. Many of the new product offerings are intended to appeal to the mainstream population to expand the customer base for Manischewitz's product line.

         Manischewitz also licenses its name to other entities for use in the manufacture, distribution and sale of certain Kosher products including wine, bread, seltzer water and confectionery products. In fiscal 1997, licensing represented approximately 1% of total revenues.

         Baked Products. Baked products include daily matzo, Passover matzo (produced at more exacting standards dictated by religious tenets for Passover) and crackers. All of these products are baked at Manischewitz's Jersey City, New Jersey facility. Matzo products in this segment are sold under the Manischewitz, Horowitz Margareten and Goodman's brand names. Matzo sales generated approximately 27% of Manischewitz's total revenues in fiscal 1997. Manischewitz has a license agreement with Goodman's to use its name on matzo products and matzo-related products through 2003. In fiscal 1997, matzo products and matzo-related products sold under the Goodman's name represented approximately 2% of total revenues.

         Manufactured Products. Manufactured products consist of a variety of fish, soups, borscht and other processed foods. The principal product in this segment is gefilte fish, a blended combination of whitefish, pike and carp manufactured at Manischewitz's Vineland, New Jersey facility. Gefilte fish constitutes the second largest product line for Manischewitz and accounted for approximately 13% of its total revenues in fiscal 1997.

         Co-Packed Products. Manischewitz markets a number of co-packed products, including cookies, confectionery products, noodles, pasta and dry mixes under the Manischewitz, Horowitz Margareten and Goodman's brand names. Manischewitz also markets a variety of dry soup mixes which are manufactured by outside entities. Manischewitz expects to continue to employ co-packers as a capital efficient means of bringing its new products to market.

Marketing and Product Development

         In fiscal 1997, marketing and trade promotion spending represented approximately 7% of total revenues, which is an increase over previous years. However, as a percentage of revenue, management believes that marketing and trade promotion expenses have historically remained substantially below other food manufacturers. Marketing has been restricted to its core market and, accordingly, spending has been limited and is generally equal to approximately 2% of revenues. As part of its business strategy, the Company intends to significantly increase spending on advertising, marketing and promotion of Manischewitz's existing products and new product offerings. In addition, the Company intends to use Millbrook's existing distribution network and retailer relationships to sell certain of Manischewitz's products with broader consumer appeal into the non-Kosher aisles of retailers.

         To maintain and expand its business, Manischewitz is committed to improving and expanding its traditional product lines and introducing new products that appeal to both Jewish and non-Jewish consumers. During the last few years, the Manischewitz product line has been expanded to broaden its popular appeal. Packaging has been updated to better communicate good taste and high quality and enhance visibility on store shelves. Manischewitz has introduced no-fat and low-fat items to reinforce the positive health aspects of its products. Where appropriate, recipes have been improved and new flavors introduced to strengthen and broaden the brand's appeal. In addition, Manischewitz has introduced new products targeted at both Jewish and non-Jewish consumers and has begun to capitalize on the positive Manischewitz brand image among consumers. In fiscal 1997, new products introduced since 1993 generated approximately 17% of Manischewitz's total revenues.

Distribution

         Manischewitz principally sells its products to independent distributors operating throughout the U.S. and Canada, two of which represented approximately 31% of total revenues in fiscal 1997. Among its customer base, supermarkets represented approximately 90% of Manischewitz's fiscal 1997 total revenues and other customers represented approximately 10%. Management believes that Manischewitz's five largest supermarket customers are American

Stores, Ralph's, ShopRite, Pathmark and A&P. In addition, Manischewitz has developed a marketing arrangement with Wal-Mart to carry Manischewitz's products in its supercenters and general merchandise stores.

         Management estimates that its products are sold in a majority of the supermarkets throughout the U.S. Manischewitz products are "must carry" items for many supermarkets in the U.S. due to their importance to Jewish consumers. The Company intends to seek to obtain from supermarkets shelf space sections other than in the Kosher aisle. The ability to display Manischewitz's products in the non-Kosher supermarket aisles for products such as cookies, crackers, noodles and sauces will enhance awareness of Manischewitz products, particularly among the non-Jewish consumer. To support these efforts, the Company intends to increase promotional and advertising expenditures to enhance product presence and increase sales.

         The Company is evaluating Manischewitz's distribution network of independent distributors in order to capitalize on Millbrook's distribution infrastructure. In addition, the Company intends, in certain geographic areas, to add Manischewitz's products to the products distributed by Millbrook.

Competition

         Manischewitz competes within a small group of branded Kosher manufacturers, in which it has achieved leading market shares over many years. In the matzo category, all of the domestic producers have been in the industry for over 80 years. The strength of Manischewitz's brand names, the complexities of complying with Kosher manufacturing requirements and the relatively modest size of the market have all contributed to the stability of the competitive environment faced by Manischewitz. Unlike most food manufacturers, Manischewitz does not presently face competition in its core products from any private label products because of the unique knowledge and processes involved in manufacturing Kosher food. This lack of private label competition gives Manischewitz much more flexibility with respect to pricing its core products. The Company's business strategy includes promoting and marketing Manischewitz products in the non-Kosher aisles of supermarkets. However, outside the Kosher aisle, Manischewitz products will compete with the products of a significant number of companies of varying sizes, including divisions or subsidiaries of larger companies. Many of these competitors have multiple product lines as well as substantially greater financial and other resources available to them.

         Manischewitz's major competitor in the production and distribution of matzo is Streit's, a family-owned regional marketer limited primarily to the New York area.

         Within the gefilte fish market, Manischewitz competes with Rokeach and its related brands, including Mothers, Old Vienna and Mrs. Adlers.

         Ultimately, Manischewitz's competitive strength comes from an exceptionally loyal consumer franchise built over more than 100 years. Manischewitz has earned its trusted reputation in the Jewish community because of its adherence to the religious dictates associated with the manufacture of Kosher products and its high quality products. In addition, Manischewitz enjoys substantial brand awareness in the markets it serves. Accordingly, management believes that Manischewitz's loyal customer base and strong name recognition make the brand less vulnerable to competition with respect to its core products. See "Risk Factors-Competition."

Raw Materials

         Manischewitz utilizes a variety of basic raw materials in the manufacture of its matzo and matzo-related products, principally flour. Manischewitz also utilizes significant quantities of various fish in the manufacture of its gefilte fish. Supplies of these ingredients are readily available from a number of sources and are purchased based on price.

Trademarks

         Manischewitz owns a number of registered trademarks in the U.S., Canada, Europe, Israel, South Africa and South America. The registered trademarks in the U.S. include Manischewitz(R), Horowitz Margareten(R),Onion Tams(R), Passover Pantry(R), Tam Tam(R), Vege-Matzo(R), Wheat Tams(R), Design Star of David(R) and Star of David & Lion Design(R). Manischewitz has granted exclusive licenses in connection with the manufacture and sale of wine, vinegar and certain flavored juice products, seltzer, Kosher packaged rye and pumpernickel breads and rolls and pickle products. Such licenses are limited in scope to certain territories and entitle Manischewitz to royalties based on the net sales or revenues of the licensed products sold. Management is not aware of any facts that would have a material adverse impact on the continued use of any of its trademarks and trade names.

Facilities

         Manischewitz's corporate headquarters are located in Jersey City, New Jersey, where management and administrative functions are performed. Manischewitz occupies the following properties, all of which are used in connection with its food business:

                                                                                            Approximate       Lease
                                                                                              Square       Expiration
Property                                                     Location        Own or Lease     Footage         Date
Bakery.................................................   Jersey City, NJ         Own             86,000       --
Manufacturing facility.................................   Vineland, NJ            Own             67,700       --
Warehouse..............................................   Jersey City, NJ        Lease            43,500     8/31/00
Office.................................................   Jersey City, NJ        Lease             9,600     8/31/00

         The Jersey City, New Jersey bakery operates on a two-shift basis (each shift consists of eight hours) during three months of the year and a three-shift basis for seven months of the year. The plant is shut down for the month of July for maintenance and in August to prepare the plant to meet the Kosher requirements for Passover. The facility has computerized production equipment and utilizes approximately 120,000 pounds of flour per shift.

         The Vineland, New Jersey manufacturing and warehousing facility is located on a five-acre site. It has the capacity to produce 11,000 pounds of processed food per shift. The facility operates on a single shift basis throughout the year, with its primary maintenance period in April.

Employees

         As of March 31, 1998, Manischewitz had a total of 250 full-time employees and 30 part-time employees. Manischewitz believes its relations with its employees are generally good.

Litigation

         Manischewitz is subject to litigation in the ordinary course of its business. Manischewitz is not a party to any lawsuit or proceeding which, in the opinion of management, is likely to have a material adverse effect on Manischewitz.

                                  MANAGEMENT


Directors and Executive Officers of Holdings and the Company

         The directors and executive officers of Holdings and the Company, and where indicated, the senior executive officer of each of Manischewitz and Millbrook is as set forth in the table below:

Name                                                   Age     Position
Richard A. Bernstein*..............................    52      Chairman, President, Chief Executive Officer and
                                                               Director of Holdings and the Company

Lewis J. Korman*...................................    53      Vice Chairman and Director of Holdings

Steven M. Grossman*................................    37      Executive Vice President, Chief Financial
                                                               Officer, Treasurer and Director of Holdings and
                                                               the Company

James A. Cohen, Esq.*..............................    52      Senior Vice President--Legal Affairs and
                                                               Secretary --Director of the Company

Ira A. Gomberg*....................................    55      Senior Vice President

Hal B. Weiss*......................................    41      Assistant Treasurer

Richard H. Hochman.................................    53      Director of Holdings

Jenny Morgenthau...................................    52      Director of Holdings

Michael A. Pietrangelo.............................    55      Director of Holdings

     * Titles of these individuals are the same for the Company and Holdings unless otherwise specified.

Senior executive officer of Manischewitz:

Richard A. Bernstein is the acting President and Chief Executive Officer. The Company is actively conducting a search for a President and Chief Executive Officer of Manischewitz and believes that an announcement of the hiring of a new President and Chief Executive Officer will be made by year end.

Senior executive officer of Millbrook:
Robert A. Sigel....................................    45      President and Chief Executive Officer of
                                                               Millbrook Distribution Services Inc.

         RICHARD A. BERNSTEIN has served as Chairman, President and Chief Executive Officer and as a director of each of the Company and Holdings since their inception in March, 1998 and December , 1996, respectively. In addition to his positions with the Company and Holdings, Mr. Bernstein is a member of the Board of Directors and Chairman of Millbrook. Mr. Bernstein is Chairman and Manager of RABCO Luxury Holdings, LLC, a New York limited liability company ("RABCO"), a diversified holding entity for luxury products, which has the exclusive right, through its subsidiary, Breguet, LLC ("Breguet") to distribute Breguet(R) watches and time pieces in the United States, Canada, Mexico, Central and South America, and throughout the Caribbean. Mr. Bernstein is also President of P&E Properties, Inc., a private commercial real estate ownership/management company of which Mr. Bernstein is the sole shareholder ("P&E Properties"). Mr. Bernstein was the Chairman and Chief Executive Officer and a director of Western Publishing Group, Inc. from 1984 to May 1996. Mr. Bernstein also served as Chairman of the Board and Chief Executive Officer of RABCO Health Services, Inc. and General Medical Corporation, a medical and surgical supply distribution company, from April 1987 through August 1993, and Chairman and Chief Executive Officer of Harris Wholesale Company, a pharmaceutical and health and beauty care distribution company, from 1989 through May 1992. Mr. Bernstein devotes substantial time to other business and charitable activities.

         LEWIS J. KORMAN has been Vice Chairman of Holdings since its inception and is a director of Holdings. Mr. Korman is also an advisor to a company engaged in the marketing and distribution of products designed to enhance wellness and beauty. He also serves as a consultant to companies engaged in financial transactions in the motion picture industry. Mr. Korman also is involved in the structuring of entrepreneurial transactions in the entertainment industry. Prior to joining Holdings in January 1997, Mr. Korman was President and Chief Operating Officer of Savoy Pictures Entertainment, Inc. from its founding in 1992 until its merger with Silver King Communications, Inc. in December 1996. Prior thereto, Mr. Korman was Senior Vice President and Chief Operating Officer of Columbia Pictures Entertainment, Inc. (and Chairman of its Motion Picture Group) until its sale to Sony at the end of 1989.

         STEVEN M. GROSSMAN has been Executive Vice President, Chief Financial Officer and Treasurer and a director of the Company and Holdings since their inception. In addition to his positions with the Company and Holdings, Mr. Grossman is Executive Vice President--Finance and Administration of Millbrook and the Executive Vice President, Chief Financial Officer and Treasurer of Manischewitz. Mr. Grossman is also Executive Vice President and Chief Financial Officer of RABCO and Breguet and Chief Financial Officer of P&E Properties. Mr. Grossman was Executive Vice President and Chief Financial Officer of Western Publishing Group, Inc. from June 1994 to May 1996 and Vice President--Financial Planning of Western Publishing Group, Inc. from July 1992 to June 1994 and of RABCO Health Services, Inc. from July 1992 to August 1993.

         JAMES A. COHEN, ESQ. has been Senior Vice President--Legal Affairs and Secretary of the Company and Holdings since their inception. In addition to his positions with the Company and Holdings, Mr. Cohen is the Senior Vice President--General Counsel of Millbrook and Manischewitz. Mr. Cohen is also Senior Vice President--Legal Affairs of RABCO and Breguet and a senior executive of P&E Properties. Mr. Cohen was Senior Vice President--Legal Affairs and Secretary of Western Publishing Group, Inc. from 1984 to May 1996 and Senior Vice President-- Legal Affairs and Secretary of RABCO Health Services, Inc. from April 1987 through August 1993.

         IRA A. GOMBERG has been Senior Vice President of the Company and Holdings since their inception. In addition to his position with the Company and Holdings, Mr. Gomberg is a Senior Vice President of Millbrook and Manischewitz. Mr. Gomberg is also Senior Vice President of RABCO and Breguet and a senior executive of P&E Properties. Mr. Gomberg was Vice President of Western Publishing Group, Inc. from 1986 to May 1996 and Executive Vice President of RABCO Health Services, Inc. from April 1987 through August 1993.

         HAL B. WEISS has been Assistant Treasurer of the Company and Holdings since their inception. In addition to his position with the Company and Holdings, Mr. Weiss is a Vice President and Assistant Treasurer of Millbrook and Manischewitz. Mr. Weiss is also the Assistant Treasurer of RABCO and Breguet and Controller of P&E Properties. Mr. Weiss served as Assistant Treasurer of Western Publishing Group, Inc. from 1990 through May 1996 and Assistant Treasurer of RABCO Health Services, Inc. from April 1987 through August 1993.

         RICHARD H. HOCHMAN is Chairman of Regent Capital Management Corp., a private investment company, making equity and mezzanine investments in companies, and has served in that capacity since April 1995. From 1990 through April 1995, he was a Managing Director of the Corporate Finance Department of PaineWebber Incorporated and served as a member of its Debt and Equity Commitment Committees. Prior to joining PaineWebber, Mr. Hochman served as a Managing Director of Drexel Burnham Lambert, Inc. from 1984 through 1990. Mr. Hochman also serves on the Board of Directors of Cablevision Systems Corp. and Lite-Flite, Ltd.

         JENNY MORGENTHAU has been Chief Executive Officer of The Fresh Air Fund, one of New York's preeminent charitable corporations, for more than the past five years. Prior to joining The Fresh Air Fund, Ms. Morgenthau worked for New York City's Special Services for Children, the Department of City Planning and the New York State Urban Development Corporation. Ms. Morgenthau serves on the board of directors of a number of charitable and cultural organizations.

         MICHAEL PIETRANGELO is a partner in the Memphis, Tennessee law firm of Pietrangelo Cook PLC, which he joined in February 1998. Previously, Mr. Pietrangelo was President of Johnson Products Co., a subsidiary of IVAX Corporation that manufactured and sold cosmetic and health and beauty care products, principally intended for the African-American consumer. Mr. Pietrangelo also has held a number of executive positions in the consumer products industry at Schering-Plough Corporation, including President of the Personal Care Products Group, and has served as President and Chief Operating Officer of Western Publishing Company, Inc. and President and Chief Executive Officer of Cleo, Inc., a subsidiary of Gibson Greetings, Inc.

         ROBERT A. SIGEL has been President, Chief Executive Officer and director of Millbrook since it was acquired by Holdings from McKesson in March 1997. Mr. Sigel has been associated with Millbrook's business since 1977, having served as Vice President, Sales and Merchandising, Executive Vice President, President and Chief Executive Officer of Millbrook Distributors, Inc. and President and Chief Executive Officer of the service merchandising division of McKesson, which became the current Millbrook. From 1995 through March 1997 Mr. Sigel also served as a Corporate Vice President of McKesson and on McKesson's Management Board.

                     COMPENSATION FOR EXECUTIVE OFFICERS

         The following table sets forth the compensation earned or paid, including deferred compensation, by Holdings and the Company to the Chief Executive Officer of Holdings and the Company (the "CEO") and the most highly compensated executive officers of Holdings and the Company (collectively, the "Named Executive Officers") for services rendered for the fiscal year ended March 31, 1998. To the extent the Named Executive Officers are also officers of any subsidiaries of the Company, they did not receive additional compensation for serving as such.


                                                            Annual Compensation          Long-Term Compensation
                                                                                       Other Annual
                                                                                      Compensation    Options/SARs
Name and Principal Position                   Year       Salary ($)      Bonus($)         ($)             (#)
Richard A. Bernstein......................    1998     $      --     (1) $    --        $     --           --
      Chairman, President and CEO


(1) Neither Holdings nor the Company pays Mr. Bernstein and certain other executive officers a salary. The Company reimburses P&E Properties for personal services, including executive services, rendered by certain of its executive officers. Mr. Bernstein does not receive a salary from P&E Properties for executive services rendered to Holdings and the Company. See "Certain Transactions -- Related Party Transactions."

                             CERTAIN TRANSACTIONS


Voting Agreement

         Mr. Bernstein is a party to a voting agreement (the "Voting Agreement") with each of the holders of Holdings' Series A Preferred Stock and Common Stock (collectively, the "Stockholders"), under which the Stockholders agree to vote all their shares of Series A Preferred Stock and Common Stock as Mr. Bernstein may direct or, if no direction is given, in a manner consistent with the manner in which Mr. Bernstein votes his shares of Series A Preferred Stock or Common Stock, as the case may be. The Voting Agreement also provides that Stockholders shall execute any written consent of holders of Series A Preferred Stock or Common Stock, as the case may be, as directed by Mr. Bernstein or, if no direction is given, in a manner which is consistent with the vote or written consent of Mr. Bernstein on the matter, and shall not execute any other consent of holders of Series A Preferred Stock or Common Stock, as the case may be.

         In the event that a Stockholder who is a party to the Voting Agreement fails to vote such Stockholder's shares or give a written consent with respect to such Stockholder's shares in accordance with the Voting Agreement, under the Voting Agreement each Stockholder has granted to Mr. Bernstein a proxy to vote the Stockholder's shares or execute such consent in any manner as Mr. Bernstein may determine in his sole and absolute discretion. Under the Voting Agreement, Mr. Bernstein shall not be liable, directly or indirectly, to any Stockholder or anyone claiming under such Stockholder, as a result of any vote or the exercise by Mr. Bernstein of any proxy pursuant to the Voting Agreement, whether or not that vote or exercise of proxy adversely affects, or results in the diminution of the value of, such Stockholder's shares.

         The Voting Agreement shall terminate on the earliest of (i) the date a Stockholder (and such Stockholder's heirs, personal representatives (as used in the Voting Agreement), donees and trustees of any trusts in which such Stockholder has an interest, during the Stockholder's life or upon his death) ceases to own any of Holdings' shares; (ii) the date on which Holdings' Common Stock is listed or admitted to trade on any national securities exchange or is quoted on the National Association of Securities Dealers Automated Quotation system or similar means if the National Association of Securities Dealers Automated Quotation system no longer provides such information; and (iii) ten years from the date of the Voting Agreement. The Voting Agreement is binding on the Stockholder's successors, heirs, personal representatives, donees and trustees of any trust in which the Stockholder has an interest, during the Stockholder's life or upon his death, and shall inure to the benefit of the successor or successors of Mr. Bernstein's interest in Holdings' Common Stock including, without limitation, Mr. Bernstein's heirs, personal representatives and the trustees of any trust in which Mr. Bernstein has an interest, during his life or created upon his death, and the Stockholder, therefore, shall vote his Shares and execute written consents in respect of his Shares as such successors of Mr. Bernstein may designate.

Related Party Transactions

         Concurrent with Millbrook's acquisition by Holdings and Manischewitz's acquisition by the Company, Millbrook through Holdings and Manischewitz through the Company entered into separate arrangements with P&E Properties, an entity of which Mr. Bernstein is the sole shareholder, whereby Millbrook agreed to pay a quarterly management fee of $100,000 and Millbrook and Manischewitz agreed to reimburse P&E Properties for reasonable services and out-of-pocket and other expenses incurred on Millbrook's and Manischewitz's behalf. For the three month period ended June 30, 1998 and for the fiscal year ended March 31, 1998, P&E Properties was reimbursed $200,000 and $800,000, respectively, for reasonable services provided to Millbrook. The Company reimburses P&E Properties for personal services, including executive services, rendered by certain of its executive officers. Mr. Bernstein does not receive a salary from P&E Properties for executive services rendered to Holdings and the Company. Each of Holdings and the Company believes that the terms of the arrangement with P&E Properties was no less favorable than could have been obtained from unaffiliated third parties on an arm's length basis.

Shareholders Agreements

         Each Millbrook and Manischewitz employee who owns shares of Holdings' Common Stock (each, an "Employee Shareholder") is a party to a Shareholders Agreement with Holdings, which prohibits transfer of such shares other than to a member of the Employee Shareholder's immediate family or a trustee of a trust for the benefit of the Employee Shareholder or his immediate family under certain circumstances. In the event of termination of the Employee Shareholder's employment under certain circumstances, Holdings has the option or obligation to purchase all the Employee Shareholder's shares at prices not greater than fair market value.

              SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

         The following table sets forth, as of the date of this Prospectus, certain information regarding the beneficial ownership of the Common Stock and Series A Preferred Stock of Holdings (i) by each person who is known by Holdings to own beneficially more than 5% of the outstanding shares of Common Stock or Series A Preferred Stock of Holdings, (ii) by each of Holdings' directors and executive officers and (iii) by all directors and executive officers of Holdings as a group. Holdings believes that the beneficial owners of the securities listed below, based on information furnished by such owners, have investment and voting power with respect to all the shares of Common Stock and Series A Preferred Stock of Holdings shown as being beneficially owned by them subject to a Voting Agreement (as defined). See "Certain Transactions--Voting Agreement." Holdings owns 200 shares of the Common Stock of the Company, which represents all of the issued and outstanding capital stock of the Company.

                                                                          Number of                          Number of
                                                                          Shares of        Percentage     Shares of Series
                                                                           Common           of Total        A Preferred
                                                                          Stock of         Shares of          Stock of
                                                                          Holdings           Common           Holdings
Name and Address of                                                      Beneficially       Stock of        Beneficially
Beneficial Owners (a)                                                       Owned           Holdings           Owned
---------------------                                                       -----           --------           -----
Richard A. Bernstein...........................................             42,500           41.3%               10,000
Robert A. Sigel................................................              6,600             6.4                  200
James A. Cohen, Esq............................................              3,610             3.5                  120
Steven M. Grossman.............................................              3,490             3.4                   80
Lewis J. Korman................................................              3,450             3.4                  400
Ira A. Gomberg.................................................              2,850             2.8                  200
Hal B. Weiss...................................................              1,460             1.4                  120
Richard H. Hochman.............................................              1,200             1.2                  400
Michael A. Pietrangelo.........................................                360              .3                  120
Jenny Morgenthau...............................................                300              .3                  100
All directors and executive officers as a group
(10 persons)...................................................             65,820           64.0%               11,740

(a) The address for Messrs. Bernstein, Cohen, Grossman, Korman, Gomberg and Weiss is 444 Madison Avenue, Suite 601, New York, New York 10022. The address for Robert A. Sigel is c/o Millbrook Distribution Services Inc., Route 56, 88 Huntoon Memorial Highway, Leicester, Massachusetts 01524. The address for Mr. Hochman is Regent Capital Management Corp., 505 Park Avenue, 17th Floor, New York, New York 10022. The address for Mr. Pietrangelo is Pietrangelo Cook PLC, Suite 190, International Plaza, 6410 Poplar, Memphis, Tennessee 38119 and the address for Ms. Morgenthau is c/o The Fresh Air Fund, 1040 Avenue of the Americas, New York, New York 10018.

                              THE EXCHANGE OFFERS

PURPOSE AND EFFECT

         The Old Notes were sold by the Issuers on May 1, 1998 in the Original Offerings. In connection with the Original Offerings, the Company and the Guarantors entered into the Company Registration Rights Agreement dated May 1, 1998 with the Initial Purchaser and Holdings entered into the Holdings Registration Rights Agreement dated May 1, 1998 with the Initial Purchaser. The Registration Rights Agreements require that the Issuers file a registration statement under the Securities Act with respect to the New Notes and, upon the effectiveness of that registration statement, offer to the holders of the Old Notes the opportunity to exchange their Old Notes for a like principal amount (or principal amount at maturity) of New Notes, which will be issued without a restrictive legend and may be reoffered and resold by the holder without registration under the Securities Act. The Registration Rights Agreements further provide that the Issuers must use their respective best efforts to cause the registration statement to be declared effective on or before December 27, 1998. Except as provided below, upon the completion of the Exchange Offers, the Issuers' obligations to register the Old Notes and the New Notes will terminate. Copies of the Registration Rights Agreements have been filed as an exhibit to the Registration Statement of which this Prospectus is a part and investors in the New Notes are strongly encouraged to read the Registration Rights Agreements. The discussion of the Registration Rights Agreements is subject to, and is qualified in its entirety by reference these agreements. As a result of the filing and the effectiveness of the Registration Statement on or before December 27, 1998, certain liquidated damages provided for in the Registration Rights Agreements will not become payable by the Issuers.

         In order to participate in an Exchange Offer, a holder must represent to the applicable Issuer, among other things, that (i) the New Notes acquired pursuant to such Exchange Offer are being obtained in the ordinary course of business of the person receiving such New Notes, whether or not such person is the holder of the Old Notes, (ii) neither the holder nor any such other person is engaging in or intends to engage in a distribution of the New Notes, (iii) neither the holder nor any such other person has an arrangement or understanding with any person to participate in the distribution of such New Notes, (iv) neither the holder nor any such other person is an "affiliate," as defined under Rule 405 promulgated under the Securities Act, of, in the case of the Holdings Exchange Offer, Holdings, or, in the case of the Company Exchange Offer, the Company or any Guarantor, and (v) if such holder or other person is a broker-dealer, that it will receive New Notes for its own account in exchange for Old Notes that were acquired as a result of market-making activities or other trading activities and that it will be required to acknowledge that it will deliver a prospectus in connection with any resale of such New Notes.

         In accordance with the Registration Rights Agreements, each Issuer is required to file a "shelf" registration statement for a continuous offering pursuant to Rule 415 under the Securities Act in respect of the Old Notes if
(i) because of any change in law or applicable interpretations of the staff of the Commission, such Issuer is not permitted to effect its Exchange Offer,
(ii) its Exchange Offer is not consummated within 270 days following the applicable Original Offering, (iii) any holder of Old Notes or Private Exchange Notes (as defined in the Registration Rights Agreements) requests following the Exchange Offers, (iv) any applicable law or interpretations do not permit any holder of Old Notes to participate in the applicable Exchange Offer, (v) any holder of Old Notes that participates in the applicable Exchange Offer and does not receive freely transferrable New Notes in exchange for Old Notes or (vi) the applicable Issuer so elects. In the event that an Issuer is obligated to file a "shelf" registration statement, it will be required to keep such "shelf" registration statement effective for up to two years. Other than as set forth in this paragraph, no holder will have the right to participate in the "shelf" registration statement nor otherwise to require that the applicable Issuer register such holder's shares of Old Notes under the Securities Act. See "The Exchange Offer -- Procedures for Tendering."

         Based on an interpretation by the Commission's staff set forth in no-action letters issued to third-parties unrelated to the Issuers, the Issuers believe that New Notes issued pursuant to the Exchange Offers in exchange for Old Notes may be offered for resale, sold and otherwise transferred by any person receiving such New Notes, whether or not such person is the holder (other than any such holder or such other person which is an "affiliate" of Holdings, the Company or any of the Guarantors within the meaning of Rule 405 under the Securities Act), without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that (i) the New Notes are acquired in the ordinary course of business of that holder or such other person, (ii) neither the holder nor such other person is engaging in or intends to engage in a distribution of the New Notes, and (iii) neither the holder nor such other person has an arrangement or understanding with any person to participate in the distribution of the New Notes. Any holder who tenders in an Exchange Offer for the purpose of participating in a distribution of New Notes cannot rely on this interpretation by the Commission's staff and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction. Each broker-dealer that receives New Notes for its own account in exchange for Old Notes, whether the Old Notes were acquired by that broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. See "Plan of Distribution."

CONSEQUENCES OF FAILURE TO EXCHANGE

         Following the completion of the Exchange Offers (except as set forth in the Registration Rights Agreements), holders of Old Notes not tendered will not have any further registration rights and those Old Notes will continue to be subject to certain restrictions on transfer. Accordingly, the liquidity of the market for a holder's Old Notes could be adversely affected upon completion of the Exchange Offers if the holder does not participate in the Exchange Offers.

TERMS OF THE EXCHANGE OFFERS

         Upon the terms and subject to the conditions set forth in this Prospectus and in the Letters of Transmittal, the Issuers will accept any and all Old Notes validly tendered and not withdrawn prior to 5:00 p.m., New York City time, on the Expiration Date. The Issuers will issue $1,000 principal amount of New Notes in exchange for each $1,000 principal amount of outstanding Old Notes accepted in the applicable Exchange Offer. Holders may tender some or all of their Old Notes pursuant to the Exchange Offers. However, Old Notes may be tendered only in integral multiples of $1,000 in principal amount.

         The form and terms of the New Notes will be substantially the same as the form and terms of the Old Notes except that (i) interest on the New Notes will accrue from the last interest payment date on which interest was paid on such Old Note, or, if no interest was paid, from the date of the original issuance of the Old Note, and (ii) the New Notes have been registered under the Securities Act and will not bear legends restricting their transfer. The New Notes will evidence the same debt as the Old Notes and will be issued pursuant to, and entitled to the benefits of, the respective Indenture.

         As of ___________, 1998, Old Holdings Notes representing $48,000,000 aggregate principal amount were outstanding and Old Company Notes representing $120,000,000 aggregate principal amount were outstanding. This Prospectus, together with the Letters of Transmittal, is being sent to registered holders and to others believed to have beneficial interests in the Old Notes. Holders of Old Notes do not have any appraisal or dissenters' rights under the General Corporation Law of the State of Delaware or the respective Indenture in connection with the Exchange Offers. The Company intends to conduct the Exchange Offers in accordance with the applicable requirements of the Exchange Act and the rules and regulations of the Commission promulgated thereunder.

         The Issuers shall be deemed to have accepted validly tendered Old Notes when, as, and if the Issuers have given oral or written notice thereof, to the Exchange Agent. The Exchange Agent will act as agent for the tendering holders for the purpose of receiving the New Notes from the Company and Holdings. If any tendered Old Notes are not accepted for exchange because of an invalid tender, the occurrence of certain other events set forth herein or otherwise, certificates for any such unaccepted Old Notes will be returned, without expense, to the tendering holder thereof as promptly as practicable after the Expiration Date.

         Holders who tender Old Notes in the Exchange Offers will not be required to pay brokerage commissions or fees or, subject to the instructions in the Letters of Transmittal, transfer taxes with respect to the exchange of Old Notes pursuant to the Exchange Offers. The Company will pay all charges and expenses, other than certain applicable taxes, in connection with the Exchange Offer. See "The Exchange Offers -- Fees and Expenses."

EXPIRATION DATE; EXTENSIONS; AMENDMENTS

         The term "Expiration Date" shall mean, with respect to either
Exchange Offer, 5:00 p.m., New York City time, on            , 1998, unless
an Issuer, in its sole discretion, extends the Exchange Offer applicable to its Old Notes, in which case the term "Expiration Date" shall mean the latest date and time to which such Exchange Offer is extended. In any event, each Exchange Offer will be held open for at least thirty (30) days. In order to extend its Exchange Offer, the applicable Issuer will issue a notice of any extension by press release or other public announcement prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date. Each Issuer reserves the right, in its sole discretion (i) to delay accepting any Old Notes, to extend its Exchange Offer, or, if any of the conditions set forth under "The Exchange Offers -- Conditions to the Exchange Offers" shall not have been satisfied, to terminate such Exchange Offer by giving oral or written notice of such delay, extension or termination to the applicable Exchange Agent, as the case may be, or (ii) to amend the terms of its Exchange Offer in any manner.

PROCEDURES FOR TENDERING

         Only a holder of Old Notes may tender the Old Notes in an Exchange Offer. Except as set forth under "The Exchange Offers -- Book Entry Transfer," to tender in an Exchange Offer a holder must complete, sign and date the Letter of Transmittal applicable to such Exchange Offer, or a copy thereof, have the signature-thereon guaranteed if required by such Letter of Transmittal, and mail or otherwise deliver such Letter of Transmittal or copy to the Exchange Agent for such Exchange Offer prior to the Expiration Date for such Exchange Offer. In addition, either (i) certificates for such Old Notes must be received by the Exchange Agent for such Exchange Offer along with the Letter of Transmittal applicable to such Exchange Offer, or (ii) a timely confirmation of a book-entry transfer (a "Book-Entry Confirmation") of such Old Notes, if that procedure is available, into the account of the Exchange Agent for such Exchange Offer at (the "DTC") (the "Book-Entry Transfer Facility") pursuant to the procedure for book-entry transfer described below, must be received by such Exchange Agent prior to the Expiration Date, or (iii) the Holder must comply with the guaranteed delivery procedures described below. To be tendered effectively, a Letter of Transmittal and other required documents must be received by the appropriate Exchange Agent at its address set forth under "The Exchange Offers -- Exchange Agents" prior to the Expiration Date.

         The tender by a holder that is not withdrawn before the Expiration Date will constitute an agreement between that holder and the applicable issuer in accordance with the terms and subject to the conditions set forth herein and in the Letter of Transmittal applicable to such Issuer's Exchange Offer.

         THE METHOD OF DELIVERY OF OLD NOTES, A LETTER OF TRANSMITTAL, AND ALL OTHER REQUIRED DOCUMENTS TO AN EXCHANGE AGENT IS AT THE ELECTION AND RISK OF THE HOLDER. INSTEAD OF DELIVERY BY MAIL, IT IS RECOMMENDED THAT HOLDERS USE AN OVERNIGHT OR HAND DELIVERY SERVICE. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE DELIVERY TO THE EXCHANGE AGENT BEFORE THE EXPIRATION DATE. NO LETTER OF TRANSMITTAL OR OLD NOTES SHOULD BE SENT TO THE ISSUERS. HOLDERS MAY REQUEST THEIR RESPECTIVE BROKERS, DEALERS, COMMERCIAL BANKS, TRUST COMPANIES, OR NOMINEES TO EFFECT THESE TRANSACTIONS FOR SUCH HOLDERS.

         Any beneficial owner whose Old Notes are registered in the name of a broker, dealer, commercial bank, trust company, or other nominee and who wishes to tender should contact the registered holder promptly and instruct the registered holder to tender on the beneficial owner's behalf. If the beneficial owner wishes to tender on the owner's own behalf, the owner must, prior to completing and executing a Letter of Transmittal and delivering the owner's Old Notes, either make appropriate arrangements to register ownership of the Old Notes in the beneficial owner's name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time.

         Signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, must be guaranteed by an Eligible Institution (as defined below) unless Old Notes tendered pursuant thereto are tendered (i) by a registered holder who has not completed the box entitled "Special Registration Instructions" or "Special Delivery Instructions" on such Letter of Transmittal or (ii) for the account of an Eligible Institution. If signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, are required to be guaranteed, the guarantee must be by any eligible guarantor institution that is a member of or participant in the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program, the Stock Exchange Medallion Program, or an "Eligible Guarantor Institution" within the meaning of Rule 17Ad-15 under the Exchange Act (an "Eligible Institution").

         If a Letter of Transmittal is signed by a person other than the registered holder of any Old Notes listed therein, the Old Notes must be endorsed or accompanied by a property completed bond power, signed by the registered holder as that registered holder's name appears on the Old Notes.

         If a Letter of Transmittal or any Old Notes or bond powers are signed by trustee, executors, administrators, guardians, attorneys-in-fact, officers of corporations, or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and evidence satisfactory to the relevant issuer of their authority to so act must be submitted with such Letter of Transmittal unless waived by the relevant Issuer.

         All questions as to the validity, form, eligibility (including time of receipt), acceptance, and withdrawal of tendered Old Notes will be determined by the Issuers in their sole discretion, which determination will be final and binding. Each Issuer reserves the absolute right to reject any and all Old Notes not properly tendered or any Old Notes the acceptance of which would, in the opinion of counsel for such Issuer, be unlawful. Each Issuer also reserves the right to waive any defects, irregularities, or conditions of tender as to particular Old Notes. An Issuer's interpretation of the terms and conditions of its Exchange Offer (including the instructions in a Letter of Transmittal) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Old Notes must be cured within such time as the Issuer of such Old Notes shall determine. Although each Issuer intends to notify holders of defects or irregularities with respect to tenders of Old Notes, neither the Issuers, the Exchange Agent, nor any other person shall incur any liability for failure to give such notification. Tenders of Old Notes will not be deemed to have been made until such defects or irregularities have been cured or waived. Any Old Notes received by the Exchange Agent that are not property tendered and as to which the defects or irregularities have not been cured or waived will be returned by the Exchange Agent to the tendering holders, unless otherwise provided in the Letter of Transmittal accompanying such Old Notes, as soon as practicable following the Expiration Date.

         In addition, each Issuer reserves the right in its sole discretion to purchase or make offers for any Old Notes that remain outstanding after the Expiration Date or, as set forth under "The Exchange Offers --Conditions to the Exchange Offer," to terminate its Exchange Offer and, to the extent permitted by applicable law, purchase Old Notes in the open market, in privately negotiated transactions, or otherwise. The terms of any such purchases or offers could differ from the terms of such Issuer's Exchange Offer.

         By tendering, each holder will represent that, among other things,
(i) the New Notes acquired pursuant to such Exchange Offer are being obtained in the ordinary course of business of the person receiving such New Notes, whether or not such person is the holder of the Old Notes, (ii) neither the holder nor any such other person is engaging or intends to engage in a distribution of such New Notes, (iii) neither the holder nor any such other person has an arrangement or understanding with any person to participate in the distribution of such New Notes within the meaning of the Securities Act,
(iv) neither the holder nor any such other person is an "affiliate," as defined under Rule 405 promulgated under the Securities Act, of, in the case of the Old Holdings Notes, Holdings, and, in the case of the Old Company Notes, the Company or any Guarantor, and (v) if such holder or other person is a broker-dealer, that it will receive New Notes for its own account in exchange for Old Notes that were acquired as a result of market-making activities or other trading activities and that it will be required to acknowledge that it will deliver a prospectus in connection with any resale of such New Notes.

         In all cases, issuance of New Notes for Old Notes that are accepted for exchange pursuant to an Exchange Offer will be made only after timely receipt by the Exchange Agent for such Exchange Offer of certificates for such Old Notes or a timely Book-Entry Confirmation of such Old Notes into the Exchange Agent's account at the Book-Entry Transfer Facility, a property completed and duty executed Letter of Transmittal (or, with respect to the DTC and its participants, electronic instructions in which the tendering holder acknowledges its receipt of and agreement to be bound by the Letter of Transmittal for such Exchange Offer) and all other required documents. If any tendered Old Notes are not accepted for any reason set forth in the terms and conditions of the Exchange Offer for such Old Notes or if Old Notes are submitted for a greater principal amount than the holder desires to exchange, such unaccepted or non-exchanged Old Notes will be returned without expense to the tendering Holder thereof (or, in the case of Old Notes tendered by book-entry transfer into the Exchange Agent's account at the Book-Entry Transfer Facility pursuant to the book-entry transfer procedures described below, such non-exchanged Old Notes will be credited to an account maintained with such Book-Entry Transfer Facility) as promptly as practicable after the expiration or termination of the Exchange Offer for such Old Notes.

BOOK-ENTRY TRANSFER

         The Exchange Agent will make requests to establish accounts with respect to the Old Notes at the Book-Entry Transfer Facility for purposes of the Exchange Offers within two business days after the date of this Prospectus, and any financial institution that is a participant in the Book-Entry Transfer Facility's systems may make book-entry delivery of Old Notes being tendered by causing the Book-Entry Transfer Facility to transfer such Old Notes into the Exchange Agent's account at the Book-Entry Transfer Facility in accordance with such Book-Entry Transfer Facility's procedures for transfer. However, although delivery of Old Notes may be effected through book-entry transfer at the Book-Entry Transfer Facility, a Letter of Transmittal or copy thereof, with any required signature guarantees and any other required documents, must, in any case other than as set forth in the following paragraph, be transmitted to and received by the Exchange Agent at its address set forth under "The Exchange Offers -- Exchange Agents" on or prior to the Expiration Date or the guaranteed delivery below must be complied with.

         DTC's Automated Tender Offer Program ("ATOP") is the only method of processing exchange offers through DTC. To accept an Exchange Offer through ATOP, participants in DTC must send electronic instructions to DTC through DTC's communication system in place of sending a signed, hard copy Letter of Transmittal. DTC is obligated to communicate those electronic instructions to the Exchange Agent. To tender Old Notes through ATOP, the electronic instructions sent to DTC and transmitted by DTC to the Exchange Agent must contain the participant's acknowledgment of its receipt of and agreement to be bound by the Letter of Transmittal for such Old Notes.

GUARANTEED DELIVERY PROCEDURES

         If a registered holder of Old Notes desires to tender such Old Notes and the Old Notes are not immediately available, or time will not permit such holder's Old Notes or other required documents to reach the Exchange Agent before the Expiration Date, or the procedure for book-entry transfer cannot be completed on a timely basis, a tender may be effected if (i) the tender is made through an Eligible Institution, (ii) prior to the Expiration Date, the Exchange Agent received from such Eligible institution a property completed and duly executed Letter of Transmittal (or a facsimile thereof) and Notice of Guaranteed Delivery, substantially in the form provided by the issuer of the Old Notes tendered (by telegram, telex, facsimile transmission, mail or hand delivery), setting forth the name and address of the holder of such Old Notes and the amount of Old Notes tendered, stating that the tender is being made thereby and guaranteeing that within three New York Stock Exchange ("NYSE") trading days after the date of execution of the Notice of Guaranteed Delivery, the certificates for all physically tendered Old Notes, in proper form for transfer, or a Book-Entry Confirmation, as the case may be, and any other documents required by the applicable Letter of Transmittal will be deposited by the Eligible Institution with the Exchange Agent, and (iii) the certificates for all physically tendered Old Notes, in proper form for transfer, or a Book-Entry confirmation, as the case may be, and all other documents required by the applicable Letter of Transmittal, are received by the Exchange Agent within three NYSE trading days after the date of execution of the Notice of Delivery.

WITHDRAWAL RIGHTS

         Tenders of Old Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date.

         For a withdrawal of a tender of Old Notes to be effective, a written or (for a DTC participant) electronic ATOP transmission notice of withdrawal must be received by the Exchange Agent at its address set forth in this Prospectus prior to 5:00 p.m., New York City time, on the Expiration Date. Any such notice of withdrawal must (i) specify the name of the person having deposited the Old Notes to be withdrawn (the "Depositor"), (ii) identify the Old Notes to be withdrawn (including the certificate number or numbers and principal amount of such Old Notes), (iii) be signed by the holder in the same manner as the original signature on the Letter of Transmittal by which such Old Notes were tendered (including any required signature guarantees) or be accompanied by documents of transfer sufficient to have the Trustee of such Old Notes register the transfer of such Old Notes into the name of the person withdrawing the tender, and (iv) specify the name in which any such Old Notes are to be registered, if different from that of the holder who tendered such Old Notes. All questions as to the validity, form, and eligibility (including time of receipt) of such notices will be determined by the Issuer of the Old Notes subject to such notice, whose determination shall be final and binding on all parties. Any Old Notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the Exchange Offer relating to such Old Notes. Any Old Notes which have been tendered for exchange but which are not exchanged for any reason will be returned to the holder thereof without cost to such holder as soon as practicable after withdrawal, rejection of tender, or termination of the Exchange Offer relating to such Old Notes. Property withdrawn Old Notes may be retendered by following one of the procedures under "The Exchange Offers -- Procedures for Tendering" at any time on or prior to the Expiration Date.

CONDITIONS TO THE EXCHANGE OFFERs

         Notwithstanding any other provision of the Exchange Offers, an Issuer shall not be required to accept for exchange, or to issue New Notes in exchange for, any Old Notes and may terminate or amend such Issuer's Exchange Offer if at any time before the acceptance of such Old Notes for exchange or the exchange of the New Notes for such Old Notes, such Issuer determines that its Exchange Offer violates applicable law, any applicable interpretation of the staff of the Commission or any order of any governmental agency or court of competent jurisdiction.

         The foregoing conditions are for the sole benefit of the Issuers and may be asserted by the Issuers regardless of the circumstances giving rise to any such condition or may be waived by the Issuers in whole or in part at any time and from time to time in their sole discretion. The failure by an Issuer at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right and each such right shall be deemed an ongoing right which may be asserted at any time and from time to time.

         In addition, an Issuer will not accept for exchange any Old Notes tendered, and no New Notes will be issued in exchange for any such Old Notes, if at such time any stop order shall be threatened or in effect with respect to the Registration Statement of which this Prospectus is a part or the qualification of the indenture relating to such Issuer's New Notes under the Trust Indenture Act of 1939, as amended (the "TIA"). In any such event the Issuer is required to use every reasonable effort to obtain the withdrawal of any stop order at the earliest possible time.

EXCHANGE AGENT

         All executed Letters of Transmittal should be directed to the Exchange Agent. PNC Bank, National Association ("PNC") has been appointed as the Exchange Agent. PNC is also the Trustee under the Holdings Notes Indenture and the Company Notes Indenture. PNC and Chase Manhattan Trust Company, National Association ("Chase") have entered into an agreement (the "PNC/Chase Agreement") pursuant to which PNC's corporate trust and escrow business will be purchased by Chase upon the satisfaction of certain pre-closing conditions and the issuance of appropriate regulatory approvals. Accordingly, if the PNC/Chase Agreement is consummated, Chase will become the Holdings Exchange Agent, the Company Exchange Agent, and the Trustee under the Indentures. Questions, requests for assistance and requests for additional copies of the Prospectus or a Letter of Transmittal should be directed to the Exchange Agent addressed as follows:

                    PNC Bank, National Association
                    Corporate Trust Department
                    Two Tower Center Boulevard, 20th floor
                    East Brunswick, New Jersey 08816
                    Attn:    Julie Salovitch-Miller, Vice President
                    Phone:   732-220-3733
                    Fax:     732-220-3745

FEES AND EXPENSES

         The Issuers will not make any payments to brokers, dealers, or others soliciting acceptances of the Exchange Offers. The principal solicitation is being made by mail; however, additional solicitations may be made in person or by telephone by officers and employees of the Issuers.

         The estimated cash expenses to be incurred in connection with the Exchange Offers will be paid by the Issuers and are estimated in the aggregate to be $250,000, which includes fees and expenses of the Trustees for the Old Notes, accounting, legal, printing, and related fees and expenses.

TRANSFER TAXES

         Holders who tender their Old Notes for exchange will not be obligated to pay any transfer taxes in connection therewith except that holders who instruct an Issuer to register New Notes in the name of, or request that Old Notes not tendered or not accepted in an Exchange Offer be returned to, a person other than the registered tendering holder will be responsible for the payment of any applicable transfer tax thereon.

                     DESCRIPTION OF THE NEW COMPANY NOTES

         The New Company Notes will be issued under an indenture (the "Company Notes Indenture"), dated as of May 1, 1998, by and among the Company, the Guarantors and PNC Bank, National Association, as Trustee (the "Trustee"). The following summary of certain provisions of the Company Notes Indenture does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the TIA, and to all of the provisions of the Company Notes Indenture, including the definitions of certain terms therein and those terms made a part of the Company Notes Indenture by reference to the TIA as in effect on the date of the Company Notes Indenture. A copy of the Company Notes Indenture may be obtained from the Company or the Initial Purchaser. The definitions of certain capitalized terms used in this section are set forth below under "--Certain Definitions."

Principal, Maturity and Interest

         The New Company Notes are unsecured senior obligations of the Company. The New Company Notes are limited in aggregate principal amount to $120.0 million, and will mature on May 1, 2005. Interest on the New Company Notes will accrue at the rate of 10 1/2% per annum and will be payable semiannually in cash on each

May 1 and November 1, commencing on November 1, 1998, to the persons who are registered Holders (as defined) at the close of business on the April 15 and October 15 immediately preceding the applicable interest payment date. Interest on the New Company Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from and including the date of issuance. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

         The New Company Notes will be issued in fully registered form only, without coupons, in denominations of $1,000 and integral multiples thereof. Initially, the Trustee will act as Paying Agent and Registrar for the New Company Notes. The New Company Notes may be presented for registration or transfer and exchange at the offices of the Registrar, which initially will be the Trustee's corporate trust operations office. The Company may change any Paying Agent and Registrar without notice to holders of the New Company Notes (the "Holders"). The Company will pay principal (and premium, if any) on the New Company Notes at the Trustee's corporate trust operations office in Pittsburgh, Pennsylvania. The Company will maintain an office in New York, New York and will also pay principal (and premium, if any) on the New Company Notes at the Company's offices in New York, New York. At the Company's option, interest (and premium, if any) may be paid at the Trustee's corporate trust operations office or by check mailed to the registered address of Holders. Any Old Company Notes that remain outstanding after the completion of the Exchange Offer, together with the New Company Notes issued in connection with the Exchange Offer, will be treated as a single class of securities under the Company Notes Indenture.

         The New Company Notes will not be entitled to the benefit of any mandatory sinking fund.

Redemption

         Optional Redemption. The New Company Notes will be redeemable, at the Company's option, in whole or in part at any time, on and after May 1, 2002, upon not less than 30 nor more than 60 days notice, at the following redemption prices (expressed as percentages of the principal amount thereof) if redeemed during the twelve-month period commencing on May 1 of the year set forth below, plus, in each case, accrued and unpaid interest thereon, if any, to the date of redemption:

Year                                                   Percentage
----                                                   ----------

2002 ................................................... 105.250%
2003 ................................................... 102.625%
2004 and thereafter..................................... 100.000%

         Optional Redemption upon Public Equity Offerings. At any time, or from time to time, on or prior to May 1, 2001, the Company may, at its option, use the net cash proceeds of one or more Public Equity Offerings (as defined below) of the Company or Holdings to redeem up to 35% of the originally issued aggregate principal amount of the New Company Notes at a price equal to 110.500% of the principal amount thereof plus accrued and unpaid interest thereon, if any, to the date of redemption; provided that at least 65% of the principal amount of New Company Notes originally issued remains outstanding immediately after any such redemption. In order to effect the foregoing redemption with the proceeds of any Public Equity Offering, (i) the Company shall make such redemption not more than 120 days after the closing of any such Public Equity Offering and (ii) in the case of a Public Equity Offering by Holdings, the Company is a wholly owned subsidiary of Holdings and the proceeds thereof in an amount sufficient to effect such redemption shall be contributed to the Company as common equity capital.

Selection and Notice of Redemption

         In the event that less than all of the New Company Notes are to be redeemed at any time, selection of such New Company Notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which such New Company Notes are listed or, if such New Company Notes are not then listed on a national securities exchange, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate; provided, however, that no New Company Notes of a principal amount of $1,000 or less shall be redeemed in part; provided, further, that if a partial redemption is made with the proceeds of a Public Equity Offering, selection of the New Company Notes or portions thereof for redemption shall be made by the Trustee only on a pro rata basis or on as nearly a pro rata basis as is practicable (subject to DTC procedures), unless such method is otherwise prohibited. Notice of redemption shall be mailed by first-class mail at least 30 but not more than 60 days before the redemption date to each Holder of New Company Notes to be redeemed at its registered address. If any New Company Note is to be redeemed in part only, the notice of redemption that relates to such New Company Note shall state the portion of the principal amount thereof to be redeemed. A new note in a principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original New Company Note. On and after the redemption date, interest will cease to accrue on New Company Notes or portions thereof called for redemption as long as the Company has deposited with the Paying Agent funds in satisfaction of the applicable redemption price pursuant to the Company Notes Indenture.

Guarantees

         Each Guarantor unconditionally guarantees, on a senior basis, jointly and severally, to each Holder and the Trustee, the performance of the Company's obligations under the Company Notes Indenture and the New Company Notes, including the payment, when due, of principal of and interest on the New Company Notes. The Guarantees will be effectively subordinated in right of payment to all existing and future secured Indebtedness of the related Guarantor to the extent of the value of the assets securing such Indebtedness. Thus, in the event of an insolvency, bankruptcy, reorganization or liquidation of a Guarantor, there may not be sufficient amounts remaining to satisfy the claims of the Holders of New Company Notes with respect to the Guarantee of such Guarantor after satisfying the claims of secured creditors of such Guarantor and making provision for payment of the Indebtedness of such Guarantor to its trade creditors, which Indebtedness is pari passu with the Guarantee.

         The obligations of each Guarantor are limited to the maximum amount which, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee or pursuant to its contribution obligations under the Company Notes Indenture, will result in the obligations of such Guarantor under the Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law. Each Guarantor that makes a payment or distribution under a Guarantee shall be entitled to a contribution from each other Guarantor in an amount pro rata, based on the net assets of each Guarantor, determined in accordance with GAAP.

         Each Guarantor may consolidate with or merge into or sell its assets to the Company or another Guarantor that is a Wholly Owned Restricted Subsidiary without limitation, or with other Persons upon the terms and conditions set forth in the Company Notes Indenture. See "--Certain Covenants--Merger, Consolidation and Sale of Assets." In the event all of the Capital Stock of a Guarantor is sold by the Company and the sale complies with the provisions set forth in "--Certain Covenants--Limitation on Asset Sales," the Guarantor's Guarantee will be released.

         Separate financial statements of the Guarantors are not included herein because such Guarantors are jointly and severally liable with respect to the Company's obligations pursuant to the New Company Notes, and the aggregate net assets, earnings and equity of the Guarantors and the Company are substantially equivalent to the net assets, earnings and equity of the Company on a consolidated basis.

Change of Control

         The Company Notes Indenture will provide that upon the occurrence of a Change of Control, each Holder will have the right to require that the Company purchase all or a portion of such Holder's New Company Notes pursuant to the offer described below (the "Change of Control Offer"), at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest to the date of purchase.

         Within 30 days following the date upon which the Change of Control occurred, the Company shall send, by first class mail, a notice to each Holder, with a copy to the Trustee, which notice shall govern the terms of the Change of Control Offer. Such notice shall state, among other things, the purchase date, which shall be a business day no earlier than 30 days nor later than 60 days from the date such notice is mailed, other than as may be required by applicable law (the "Change of Control Payment Date"). Holders electing to have a New Company Note purchased pursuant to a Change of Control Offer will be required to surrender the New Company Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the New Company Note completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third business day prior to the Change of Control Payment Date.

         If a Change of Control Offer is made, there can be no assurance that the Company will have available funds sufficient to pay the Change of Control purchase price for all the New Company Notes that might be delivered by Holders seeking to accept the Change of Control Offer. In the event the Company is required to purchase outstanding New Company Notes pursuant to a Change of Control Offer, the Company expects that it would seek third party financing to the extent it does not have available funds to meet its purchase obligations. However, there can be no assurance that the Company would be able to obtain such financing. Neither the Board of Directors of the Company nor the Trustee may waive the covenant relating to a Holder's right to redemption upon a Change of Control.

         Restrictions in the Company Notes Indenture described herein on the ability of the Company and its Restricted Subsidiaries to incur additional Indebtedness, to grant Liens on its property, to make Restricted Payments and to make Asset Sales may also make more difficult or discourage a takeover of the Company, whether favored or opposed by the management of the Company. Consummation of any such transaction in certain circumstances may require redemption or repurchase of the New Company Notes, and there can be no assurance that the Company or the acquiring party will have sufficient financial resources to effect such redemption or repurchase. Such restrictions and the restrictions on transactions with Affiliates may, in certain circumstances, make more difficult or discourage any leveraged buyout of the Company or any of its Subsidiaries by the management of the Company. While such restrictions cover a wide variety of arrangements which have traditionally been used to effect highly leveraged transactions, the Company Notes Indenture may not afford the Holders of New Company Notes protection in all circumstances from the adverse aspects of a highly leveraged transaction, reorganization, restructuring, merger or similar transaction.

         The Credit Agreement provides that certain change of control events with respect to the Company (including a Change of Control) would constitute a default thereunder. Any Permitted Refinancings of the Credit Agreement to which the Company becomes a party may contain similar restrictions and provisions. In the event a Change of Control occurs at a time when the Company is prohibited from purchasing New Company Notes, the Company could seek the consent of its lenders to the purchase of New Company Notes or could attempt to repay the borrowings that contain such prohibition. If the Company does not obtain such a consent or repay such borrowings, the Company will remain prohibited from purchasing New Company Notes. In such case, the Company's failure to purchase tendered New Company Notes would constitute an Event of Default under the Company Notes Indenture which would, in turn, constitute a default under the Credit Agreement.

         The meaning of the phrase "all or substantially all" as used in the definition of "Change of Control" with respect to a sale of assets varies according to the facts and circumstances of the subject transaction, has no clearly established meaning under relevant law and is subject to judicial interpretation. Accordingly, in certain circumstances, there may be a degree of uncertainty in ascertaining whether a particular transaction would involve a disposition of "all or substantially all" of the assets of the Company, and therefore it may be unclear whether a Change of Control has occurred and whether the New Company Notes are subject to a Change of Control Offer.

         The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of New Company Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the "Change of Control" provisions of the Company Notes Indenture, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the "Change of Control" provisions of the Company Notes Indenture by virtue thereof.

Certain Covenants

         The Company Notes Indenture will contain, among others, the following covenants:

         Limitation on Incurrence of Additional Indebtedness and Issuance of Disqualified Capital Stock. The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (other than Permitted Indebtedness) and the Company will not issue any Disqualified Capital Stock and will not permit its Restricted Subsidiaries to issue any Preferred Stock except Preferred Stock of a Restricted Subsidiary issued to (and as long as it is held by) the Company or a Wholly Owned Restricted Subsidiary of the Company; provided, however, that if no Default or Event of Default shall have occurred and be continuing at the time of or as a consequence of the incurrence of any such Indebtedness, the Company and the Guarantors may incur Indebtedness (including, without limitation, Acquired Indebtedness) and the Company may issue Disqualified Capital Stock of the Company, if, in either case, at the time of and immediately after giving pro forma effect to such incurrence of such Indebtedness or the issuance of such Disqualified Capital Stock, as the case may be, and the use of proceeds therefrom, the Company's Consolidated Fixed Charge Coverage Ratio is greater than 2.0 to 1.0.

         The Company will not, and will not cause or permit any Guarantor to, directly or indirectly, incur any Indebtedness that purports to be by its terms (or by the terms of any agreement governing such Indebtedness) subordinated to any other Indebtedness of the Company or of such Guarantor, as the case may be, unless such Indebtedness is also by its terms (or by the terms of any agreement governing such Indebtedness) made expressly subordinated to the New Company Notes or the Guarantee of such Guarantor, as the case may be, to the same extent and in the same manner as such Indebtedness is subordinated to such other Indebtedness.

         For purposes of determining compliance with this covenant, in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described in the various clauses of the definition of Permitted Indebtedness, the Company, in its sole discretion, shall classify such item of Indebtedness and shall only be required to include the amount and type of such Indebtedness in one of such clauses.

         Limitation on Restricted Payments. The Company will not, and will not cause or permit any Restricted Subsidiary to, directly or indirectly, (a) declare or pay any dividend or make any distribution (other than dividends or distributions payable in Qualified Capital Stock of the Company) on or in respect of shares of the Company's Capital Stock, (b) redeem any Capital Stock of the Company or Holdings or any warrants, rights or options to purchase or acquire shares of any class of such Capital Stock, or (c) make any Investment (other than Permitted Investments) (each of the foregoing actions set forth in clauses (a), (b), and (c) being referred to as a "Restricted Payment"), if at the time of such Restricted Payment or immediately after giving effect thereto, (i) a Default shall have occurred and be continuing or (ii) the Company is not able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with the "Limitation on Incurrence of Additional Indebtedness and Issuance of Disqualified Capital Stock" covenant or (iii) the aggregate amount of Restricted Payments (including such proposed Restricted Payment) made subsequent to the Issue Date (the amount expended for such purposes, if other than in cash, being the fair market value of such property as determined reasonably and in good faith by the Board of Directors of the Company) shall exceed the sum (the "Basket"), without duplication, of: (v) 50% of the cumulative Consolidated Net Income (or if cumulative Consolidated Net Income shall be a loss, minus 100% of such loss) of the Company earned subsequent to the Issue Date and on or prior to the date the Restricted Payment occurs (the "Reference Date") (treating such period as a single accounting period); plus (w) 100% of the aggregate net cash proceeds received by the Company from any Person (other than a Restricted Subsidiary of the Company) from the issuance and sale subsequent to the Issue Date and on or prior to the Reference Date of Qualified Capital Stock of the Company (other than Qualified Capital Stock, the proceeds of which are to be used to redeem New Company Notes pursuant to the provisions described under "Redemption--Optional Redemption Upon Public Equity Offerings"); plus (x) 100% of the net cash proceeds received by the Company from any Person (other than a Restricted Subsidiary of the Company) from the issuance subsequent to the Issue Date of Indebtedness convertible or exchangeable into Qualified Capital Stock of the Company that has actually been so converted or exchanged, together with the aggregate net cash proceeds received by the Company (other than from a Restricted Subsidiary of the Company) at the time of such conversion or exchange; plus (y) without duplication of any amounts included in clause (iii)(x) above, 100% of the aggregate net cash proceeds of any equity contribution received by the Company from a holder of the Company's Capital Stock; plus (z) the amount equal to the net reduction in Investments (other than Permitted Investments) made by the Company or any of its Restricted Subsidiaries in any Person resulting from, and without duplication,
(i) repurchases or redemptions of such Investments by such Person, proceeds realized upon the sale of such Investment to an unaffiliated purchaser and repayments of loans or advances or other transfers of assets by such Person to the Company or any Restricted Subsidiary of the Company or (ii) the redesignation of Unrestricted Subsidiaries as Restricted Subsidiaries (valued in each case as provided in the definition of "Investment") not to exceed, in the case of any Restricted Subsidiary, the amount of Investments previously made by the Company or any Restricted Subsidiary in such Unrestricted Subsidiary, which amount was included in the calculation of Restricted Payments; provided, however, that no amount shall be included under this clause (z) to the extent it is already included in Consolidated Net Income.

         Notwithstanding the foregoing, the provisions set forth in the immediately preceding paragraph do not prohibit: (1) the payment of any dividend within 60 days after the date of declaration of such dividend if the dividend would have been permitted on the date of declaration; (2) if no Default shall have occurred and be continuing, (i) the acquisition of any shares of Capital Stock of the Company or Holdings solely in exchange for shares of Qualified Capital Stock of the Company or Holdings, respectively, or
(ii) the making of any Restricted Payment from the net proceeds of a substantially concurrent sale for cash (other than to a Subsidiary of the Company) of shares of Qualified Capital Stock of the Company; (3) so long as no Default shall have occurred and be continuing, repurchases by the Company of Common Stock of Holdings from employees of the Company or any of its Subsidiaries or their authorized representatives (other than Permitted Holders) upon the death, disability or termination of employment of such employees, in an aggregate amount not to exceed 5% of the cumulative Consolidated Net Income of the Company earned subsequent to the Issue Date and on or prior to the date such repurchase occurs; (4) any repurchase of equity interests deemed to occur upon the exercise of stock options if such equity interest represents a portion of the exercise price of such option; (5) payments or other distributions to Holdings solely to enable Holdings to pay audit, accounting, legal, Commission filing fees and similar expenses actually incurred, to pay franchise or other similar taxes when due and to pay other corporate overhead expenses of Holdings actually incurred, provided that such expenses and taxes arise as a result of Holdings' Investment in the Company, and provided further that the aggregate amount of such payments does not exceed $1.0 million in any fiscal year; (6) payments to Holdings to fund taxes due from Holdings for any given taxable year in an amount equal to the Company's "separate return liability," as if the Company were the parent of a consolidated group (for purposes of this clause (6), "separate return liability" for a given taxable year shall mean the hypothetical United States tax liability of the Company determined as if the Company had filed its own United States federal tax return for such taxable year); (7) the payment to Holdings of (i) any dividend or other distribution in an aggregate amount not to exceed $600,000 in any fiscal year to permit Holdings to pay management fees to P&E Properties or any of its Affiliates and (ii) any dividend or other distribution to reimburse P&E Properties or any of its Affiliates for reasonable services and out-of-pocket and other costs and expenses actually incurred in connection with such services; and (8) if no Default shall have occurred and be continuing, the payment to Holdings of any dividend or other distribution to permit Holdings to pay cash interest when due on the Holdings Notes on and after the fifth anniversary of the Issue Date. In determining the aggregate amount of Restricted Payments made subsequent to the Issue Date in accordance with clause (iii) of the immediately preceding paragraph, amounts expended pursuant to clauses (1), (2)(ii), (3), (4), (7)(i) and (8) shall be included in such calculation and amounts expended pursuant to clause (2)(i),
(5), (6) and (7)(ii) shall not be included in such calculation.

         The amount of any non-cash Restricted Payment shall be the fair market value, on the date such Restricted Payment is made, of the assets or securities proposed to be transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to such Restricted Payment. The fair market value of any non-cash Restricted Payment shall be determined by the Board of Directors of the Company whose resolution with respect thereto shall be delivered to the Trustee, such determination to be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing if such fair market value exceeds $1.5 million. Not later than 60 days after the end of any fiscal quarter (100 days in the case of the last fiscal quarter of the fiscal year) during which any Restricted Payment is made, the Company shall deliver to the Trustee an Officers' Certificate stating that all Restricted Payments made during such fiscal quarter were permitted and setting forth the basis upon which the calculations required by this covenant were computed, together with a copy of any opinion or appraisal required by the Indenture.

         Limitation on Asset Sales. The Company will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless (i) the Company or the applicable Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets sold or otherwise disposed of (as determined in good faith by the Company's Board of Directors), (ii) at least 80% of the consideration received by the Company or the Restricted Subsidiary, as the case may be, from such Asset Sale shall be in the form of (x) cash or Cash Equivalents, (y) Replacement Assets or (z) any combination of the foregoing and is received at the time of such disposition; and (iii) upon the consummation of an Asset Sale, the Company shall apply, or cause such Restricted Subsidiary to apply, the Net Cash Proceeds relating to such Asset Sale within 270 days of receipt thereof either
(A) to prepay any Indebtedness incurred pursuant to clause (ii) or clause
(xii) of the definition of "Permitted Indebtedness" (other than subordinated Indebtedness) and effect a permanent reduction thereunder, (B) to make an investment in Replacement Assets or (C) a combination of prepayment and investment permitted by the foregoing clauses (iii)(A) and (iii)(B). On the 271st day after an Asset Sale or such earlier date, if any, as the Board of Directors of the Company or of such Restricted Subsidiary determines, as the case may be, not to apply the Net Cash Proceeds relating to such Asset Sale as set forth in clauses (iii)(A), (iii)(B) and (iii)(C) of the next preceding sentence (each, a "Net Proceeds Offer Trigger Date"), such aggregate amount of Net Cash Proceeds which have not been applied on or before such Net Proceeds Offer Trigger Date as permitted in clauses (iii)(A), (iii)(B) and (iii)(C) of the next preceding sentence (each a "Net Proceeds Offer Amount") shall be applied by the Company or such Restricted Subsidiary to make an offer to purchase (the "Net Proceeds Offer") on a date (the Net Proceeds Offer Payment Date") not less than 30 nor more than 45 days following the applicable Net Proceeds Offer Trigger Date, from all holders of New Company Notes and Pari Passu Indebtedness (to the extent required by the terms of such Indebtedness) on a pro rata basis based on the aggregate amount outstanding of New Company Notes and Pari Passu Indebtedness requiring such an offer to be made, that amount of New Company Notes and Pari Passu Indebtedness in the aggregate equal to the Net Proceeds Offer Amount at a price equal to, with respect to the New Company Notes, 100% of the principal amount of the New Company Notes to be purchased, plus accrued and unpaid interest thereon, if any, to the date of purchase, and with respect to any Pari Passu Indebtedness, an amount not greater than 100% of the principal amount, or accreted value, of such Pari Passu Indebtedness; provided, however, that if at any time any non-cash consideration received by the Company or any Restricted Subsidiary, as the case may be, in connection with any Asset Sale is converted into or sold or otherwise disposed of for cash (other than interest received with respect to any such non-cash consideration), then such conversion or disposition shall be deemed to constitute an Asset Sale hereunder and the Net Cash Proceeds thereof shall be applied in accordance with this covenant. The Company may defer the Net Proceeds Offer until there is an aggregate unutilized Net Proceeds Offer Amount equal to or in excess of $5,000,000 resulting from one or more Asset Sales (at which time, the entire unutilized Net Proceeds Offer Amount, and not just the amount in excess of $5,000,000, shall be applied as required pursuant to this paragraph). Pending the final application of such Net Cash Proceeds, the Company may temporarily cause the Guarantors to reduce Indebtedness under the Revolving Credit Facility or invest such Net Cash Proceeds in Cash Equivalents.

         For purposes of clause (ii)(x) of the immediately preceding paragraph, the term "cash" shall include the amount of any Indebtedness for borrowed money or any Capitalized Lease Obligations (A) that is assumed by the transferee of any assets or property which constitutes the Asset Sale or (B) with respect to the sale or disposition of all of the Capital Stock of a Restricted Subsidiary, that remains the liability of such Restricted Subsidiary subsequent to such sale or other disposition, in each case provided that there is no further recourse to the Company or any of its Restricted Subsidiaries with respect to such Indebtedness.

         In the event of the transfer of substantially all (but not all) of the property and assets of the Company and its Restricted Subsidiaries as an entirety to a Person in a transaction permitted under "--Merger, Consolidation and Sale of Assets," the successor corporation shall be deemed to have sold the properties and assets of the Company and its Restricted Subsidiaries not so transferred for purposes of this covenant, and shall comply with the provisions of this covenant with respect to such deemed sale as if it were an Asset Sale. In addition, the fair market value of such properties and assets of the Company or its Restricted Subsidiaries deemed to be sold shall be deemed to be Net Cash Proceeds for purposes of this covenant.

         Each Net Proceeds Offer will be mailed to the record Holders as shown on the register of Holders within 25 days following the Net Proceeds Offer Trigger Date, with a copy to the Trustee, and shall comply with the procedures set forth in the Company Notes Indenture. Upon receiving notice of the Net Proceeds Offer, Holders may elect to tender their New Company Notes in whole or in part in integral multiples of $1,000 in exchange for cash. To the extent Holders properly tender New Company Notes in an amount exceeding the Net Proceeds Offer Amount, New Company Notes of tendering Holders will be purchased on a pro rata basis (based on amounts tendered). A Net Proceeds Offer shall remain open for a period of 20 business days or such longer period as may be required by applicable law.

         The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of New Company Notes pursuant to a Net Proceeds Offer. To the extent that the provisions of any securities laws or regulations conflict with the "Asset Sale" provisions of the Company Notes Indenture, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached or violated any of its obligations under the "Asset Sale" provisions of the Company Notes Indenture by virtue thereof.

         Limitation on Dividend and Other Payment Restrictions Affecting Subsidiaries. The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or permit to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to (a) pay dividends or make any other distributions on or in respect of its Capital Stock; (b) make loans or advances or to pay any Indebtedness or other obligation owed to the Company or any other Restricted Subsidiary; or (c) transfer any of its property or assets to the Company or any other Restricted Subsidiary, except for such encumbrances or restrictions existing under or by reason of: (1) applicable law; (2) the Indentures; (3) customary non-assignment provisions of any contract or any lease governing a leasehold interest of any Restricted Subsidiary; (4) any instrument governing Acquired Indebtedness, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person or the properties or assets of the Person so acquired; (5) agreements existing on the Issue Date, including the Credit Agreement, to the extent and in the manner such agreements are in effect on the Issue Date; (6) an agreement governing Indebtedness incurred to Refinance the Indebtedness issued, assumed or incurred pursuant to an agreement referred to in clause (2), (4) or (5) above; provided, however, that the provisions relating to such encumbrance or restriction contained in any such Indebtedness are no less favorable, taken as a whole, to the Company in any material respect as determined by the Board of Directors of the Company in their reasonable and good faith judgment than the provisions relating to such encumbrance or restriction contained in agreements referred to in such clause
(2), (4), (5); or (7) restrictions imposed by any agreement to sell, or otherwise dispose of, assets pending the closing of such sale.

         Limitation on Liens. The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or permit or suffer to exist any Liens of any kind against or upon any property or assets of the Company or any of its Restricted Subsidiaries whether owned on the Issue Date or acquired after the Issue Date, or any proceeds therefrom, or assign or otherwise convey any right to receive income or profits therefrom unless (i) in the case of Liens securing Indebtedness that is expressly subordinate or junior in right of payment to the New Company Notes, the New Company Notes are secured by a Lien on such property, assets or proceeds that is senior in priority to such Liens and (ii) in all other cases, the New Company Notes are equally and ratably secured, except for (1) Liens existing as of the Issue Date to the extent and in the manner such Liens are in effect on the Issue Date; (2) Indebtedness incurred pursuant to clause (ii) of the definition of "Permitted Indebtedness"; (3) Liens securing the New Company Notes and the Guarantees;
(4) Liens of the Company or a Wholly Owned Restricted Subsidiary on assets of any Restricted Subsidiary; (5)

Liens securing Refinancing Indebtedness which is incurred to Refinance any Indebtedness which has been secured by a Lien permitted under the Company Notes Indenture and which has been incurred in accordance with the provisions of the Company Notes Indenture; provided, however, that such Liens (x) are no less favorable, taken as a whole, to the Holders and are not more favorable to the lienholders with respect to such Liens than the Liens in respect of the Indebtedness being Refinanced and (y) do not extend to or cover any property or assets of the Company or any of its Restricted Subsidiaries not securing the Indebtedness so Refinanced; and (6) Permitted Liens.

         Merger, Consolidation and Sale of Assets. The Company will not, in a single transaction or series of related transactions, consolidate or merge with or into any Person, or sell, assign, transfer, lease, convey or otherwise dispose of (or cause or permit any Restricted Subsidiary to sell, assign, transfer, lease, convey or otherwise dispose of) all or substantially all of the Company's assets (determined on a consolidated basis for the Company and the Company's Restricted Subsidiaries) whether as an entirety or substantially as an entirety to any Person unless: (i) either (1) the Company shall be the surviving or continuing corporation or (2) the Person (if other than the Company) formed by such consolidation or into which the Company is merged or the Person which acquires by sale, assignment, transfer, lease, conveyance or other disposition the properties and assets of the Company and of the Company's Restricted Subsidiaries substantially as an entirety (the "Surviving Entity") (x) shall be a corporation organized and validly existing under the laws of the United States or any state thereof or the District of Columbia and
(y) shall expressly assume, by supplemental indenture (in form and substance satisfactory to the Trustee), executed and delivered to the Trustee, the due and punctual payment of the principal of, and premium, if any, and interest on all of the New Company Notes and the performance of every covenant of the New Company Notes and the Company Notes Indenture on the part of the Company to be performed or observed; (ii) immediately after giving effect to such transaction and the assumption contemplated by clause (i)(2)(y) above (including giving effect to any Indebtedness and Acquired Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction), the Company or such Surviving Entity, as the case may be, shall be able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to the "--Limitation on Incurrence of Additional Indebtedness and Issuance of Disqualified Capital Stock" covenant;
(iii) immediately before and immediately after giving effect to such transaction and the assumption contemplated by clause (i)(2)(y) above (including, without limitation, giving effect to any Indebtedness and Acquired Indebtedness incurred or anticipated to be incurred and any Lien granted in connection with or in respect of the transaction), no Default or Event of Default shall have occurred or be continuing; and (iv) the Company or the Surviving Entity shall have delivered to the Trustee an officers' certificate and an opinion of counsel, each stating that such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with the applicable provisions of the Company Notes Indenture and that all conditions precedent in the Company Notes Indenture relating to such transaction have been satisfied.

         For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more Restricted Subsidiaries of the Company the Capital Stock of which constitutes all or substantially all of the properties and assets of the Company, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

         The Company Notes Indenture will provide that upon any consolidation, combination or merger or any transfer of all or substantially all of the assets of the Company in accordance with the foregoing, in which the Company is not the continuing corporation, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, lease or transfer is made shall succeed to, and be substituted for, and may exercise every right, power and privilege of, the Company under the Company Notes Indenture and the New Company Notes with the same effect as if such surviving entity had been named as such.

         Each Guarantor (other than any Guarantor whose Guarantee is to be released in accordance with the terms of the Guarantee and the Company Note Indenture in connection with any transaction complying with the provisions of "--Limitation on Asset Sales") will not, and the Company will not cause or permit any Guarantor to, consolidate with or merge with or into any Person other than the Company or any other Guarantor unless: (i) the entity formed by or surviving any such consolidation or merger (if other than the Guarantor) or to which such sale, lease, conveyance or other disposition shall have been made is a corporation organized and existing under the laws of the United States or any state thereof or the District of Columbia; (ii) such entity assumes by supplemental indenture all of the obligations of the Guarantor on the Guarantee; (iii) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; and (iv) immediately after giving effect to such transaction and the use of any net proceeds therefrom on a pro forma basis, the Company could satisfy the provisions of clause (ii) of the first paragraph of this covenant. Any merger or consolidation of a Guarantor with and into the Company (with the Company being the surviving entity) or another Guarantor that is a Wholly Owned Restricted Subsidiary need only comply with clause (iv) of the first paragraph of this covenant.

         Limitations on Transactions with Affiliates. (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction or series of related transactions (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with, or for the benefit of, any of its Affiliates (each an "Affiliate Transaction"), other than (x) Affiliate Transactions permitted under paragraph (b) below and (y) Affiliate Transactions on terms that are no less favorable, taken as a whole, than those that might reasonably have been obtained in a comparable transaction at such time on an arm's-length basis from a Person that is not an Affiliate of the Company or such Restricted Subsidiary. All Affiliate Transactions (and each series of related Affiliate Transactions which are similar or part of a common plan) involving aggregate payments or other property with a fair market value in excess of $500,000 shall be approved by the Board of Directors of the Company or such Restricted Subsidiary, as the case may be, such approval to be evidenced by a Board Resolution stating that such Board of Directors has determined that such transaction complies with the foregoing provisions. If the Company or any Restricted Subsidiary enters into an Affiliate Transaction (or a series of related Affiliate Transactions related to a common plan) that involves an aggregate fair market value of more than $1,500,000, the Company or such Restricted Subsidiary, as the case may be, shall, prior to the consummation thereof, obtain a favorable opinion as to the fairness of such transaction or series of related transactions to the Company or the relevant Restricted Subsidiary, as the case may be, from a financial point of view, from an Independent Financial Advisor and file the same with the Trustee.

         (b) The restrictions set forth in clause (a) shall not apply to (i) reasonable fees and compensation paid to and indemnity provided on behalf of, officers, directors, employees or consultants of the Company or any Restricted Subsidiary in the ordinary course as determined in good faith by the Company's Board of Directors; (ii) transactions exclusively between or among the Company and any of its Wholly Owned Restricted Subsidiaries or exclusively between or among such Wholly Owned Restricted Subsidiaries, provided such transactions are not otherwise prohibited by the Company Notes Indenture; (iii) any written agreement as in effect as of the Issue Date or any amendment thereto or any transaction contemplated thereby (including pursuant to any amendment thereto so long as any such amendment is not more disadvantageous to the Holders in any material respect than the agreement as in effect on the Issue Date); (iv) loans or advances to employees of the Company or any Restricted Subsidiary (other than Permitted Holders) in the ordinary course and in an aggregate amount not to exceed $250,000 at any one time outstanding; (v) payments (A) to P&E Properties or any of its Affiliates in an aggregate amount not to exceed $600,000 in any fiscal year to pay management fees and (B) to reimburse P&E Properties or any of its Affiliates for reasonable services and out-of-pocket costs and other expenses actually incurred in connection with such services; and (vi) payments permitted by the "Limitation on Restricted Payments" covenant.

         Additional Subsidiary Guarantees. If the Company or any of its Restricted Subsidiaries transfers or causes to be transferred, in one transaction or a series of related transactions, any property to any Restricted Subsidiary that is not a Guarantor, or if the Company or any of its Restricted Subsidiaries shall organize, acquire or otherwise invest in another Restricted Subsidiary, then such transferee or acquired or other Restricted Subsidiary shall (i) execute and deliver to the Trustee a supplemental indenture in form reasonably satisfactory to the Trustee pursuant to which such Restricted Subsidiary shall unconditionally guarantee all of the Company's obligations under the New Company Notes and the Company Notes Indenture on the terms set forth in the Company Notes Indenture and (ii) deliver to the Trustee an opinion of counsel that such supplemental indenture has been duly authorized, executed and delivered by such Restricted Subsidiary and constitutes a legal, valid, binding and enforceable obligation of such Restricted Subsidiary. Thereafter, such Restricted Subsidiary shall be a Guarantor for all purposes of the Company Notes Indenture.

         Subsidiaries. The Company shall not have any Subsidiaries except Wholly Owned Restricted Subsidiaries and Unrestricted Subsidiaries.

         Designation of Unrestricted Subsidiaries. The Company may designate after the Issue Date any Subsidiary of the Company as an "Unrestricted Subsidiary" under the Company Notes Indenture (a "Designation") only if:

         (i) no Default or Event of Default shall have occurred and be continuing at the time of or after giving effect to such Designation; and

         (ii) the Company would be permitted to make an Investment (other than a Permitted Investment) at the time of such Designation (assuming the effectiveness of such Designation) pursuant to the "Limitation on Restricted Payments" covenant in an amount (the "Designation Amount") equal to the fair market value of the Company's proportionate interest in the net worth of such Subsidiary on such date calculated in accordance with GAAP.

         Neither the Company nor any Restricted Subsidiary shall at any time
(x) provide credit support for or guarantee any Indebtedness of any Unrestricted Subsidiary (including any undertaking, agreement or instrument evidencing such Indebtedness); provided, that the Company may pledge equity interests or Indebtedness of any Unrestricted Subsidiary on a nonrecourse basis such that the pledgee has no claim whatsoever against the Company other than to obtain such pledged property, (y) be directly or indirectly liable for any Indebtedness of any Unrestricted Subsidiary or (z) be directly or indirectly liable for any Indebtedness of an Unrestricted Subsidiary which provides that the holder thereof may (upon notice, lapse of time or both) declare a default thereon or cause the payment thereof to be accelerated or payable prior to its final scheduled maturity upon the occurrence of a default with respect to any Indebtedness of any Unrestricted Subsidiary, except for any nonrecourse guarantee given solely to support the pledge by the Company of the capital Stock of any Unrestricted Subsidiary. For purposes of the foregoing, the Designation of a Subsidiary of the Company as an Unrestricted Subsidiary shall be deemed to include the Designation of all of the Subsidiaries of such Subsidiary.

         Any such Designation by the Company shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the Board Resolution giving effect to such Designation and an officers' certificate certifying that such designation complied with the foregoing provisions.

         Conduct of Business. The Company and its Restricted Subsidiaries will not engage in any businesses other than Permitted Businesses.

         Reports to Holders. The Company will deliver to the Trustee within 15 days after the filing of the same with the Commission, copies of the quarterly and annual reports and of the information, documents and other reports, if any, which the Company is required to file with the Commission pursuant to
Section 13 or 15(d) of the Exchange Act. The Company Notes Indenture further provides that, notwithstanding that the Company may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company will file with the Commission, to the extent permitted, and provide the Trustee and Holders with such annual reports and such information, documents and other reports specified in Sections 13 and 15(d) of the Exchange Act. The Company will also comply with the other provisions of TIA Section 314(a). In addition, for so long as any New Company Notes remain outstanding, the Company will furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act, and, to any beneficial holder of New Company Notes, if not obtainable from the SEC, information of the type that would be filed with the SEC pursuant to the foregoing provisions, upon the request of any such holder.

No Personal Liability of Directors, Officers, Employees and Stockholders

         No director, officer, employee or stockholder, as such, of the Company, the Guarantors or any of their respective Affiliates, or any of their respective heirs, estates or personal representatives, shall have any liability for any obligations of the Company under the New Company Notes or the Company Notes Indenture or for any claim based on, or in respect of, or by reason of, such obligations or their creation. Each holder of New Company Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the New Company Notes.

Events of Default

         The following events are defined in the Company Notes Indenture as "Events of Default":

         (i) the failure to pay interest on any New Company Notes when the same becomes due and payable and the default continues for a period of 30 days;

         (ii) the failure to pay the principal on any New Company Notes, when such principal becomes due and payable, at maturity, upon redemption or otherwise (including the failure to make a payment to purchase New Company Notes tendered pursuant to a Change of Control Offer or a Net Proceeds Offer);

         (iii) a default in the observance or performance of any other covenant or agreement contained in the Company Notes Indenture which default continues for a period of 30 days after the Company receives written notice specifying the default (and demanding that such default be remedied) from the Trustee or the Holders of at least 25% of the outstanding principal amount of the New Company Notes (except in the case of a default with respect to the "Merger, Consolidation and Sale of Assets" covenant, which will constitute an Event of Default with such notice requirement but without such passage of time requirement);

         (iv) a default or defaults under the terms of one or more instruments evidencing or securing Indebtedness of the Company or any Significant Subsidiaries having an outstanding principal amount of $2,000,000 or more individually or in the aggregate that has resulted in the acceleration of the payment of such Indebtedness or failure by the Company or any Significant Subsidiary to pay principal when due at the stated maturity of any such Indebtedness and such default or defaults shall have continued after any applicable grace period and shall not have been cured or waived;

         (v) one or more judgments in an aggregate amount in excess of $2,000,000 shall have been rendered against the Company or any of its Restricted Subsidiaries and such judgments remain undischarged, unpaid or unstayed for a period of 60 days after such judgment or judgments become final and non-appealable;

         (vi) certain events of bankruptcy affecting the Company or any of its Significant Subsidiaries; or

         (vii) any of the Guarantees ceases to be in full force and effect or any of the Guarantees is declared to be null and void and unenforceable or any of the Guarantees is found to be invalid or any of the Guarantors denies its liability under its Guarantee (other than by reason of release of a Guarantor in accordance with the terms of the Company Notes Indenture).

         If an Event of Default (other than an Event of Default specified in clause (vi) above with respect to the Company) shall occur and be continuing, the Trustee or the Holders of at least 25% in principal amount of outstanding New Company Notes may declare the principal of and accrued interest on all the New Company Notes to be due and payable by notice in writing to the Company and the Trustee specifying the respective Event of Default and that it is a "notice of acceleration" (the "Acceleration Notice"), and the same shall become immediately due and payable. If an Event of Default specified in clause
(vi) above with respect to the Company occurs and is continuing, then all unpaid principal of, and premium, if any, and accrued and unpaid interest on all of the outstanding New Company Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

         The Company Notes Indenture provides that, at any time after a declaration of acceleration with respect to the New Company Notes as described in the preceding paragraph, the Holders of a majority in principal amount of the New Company Notes may rescind and cancel such declaration and its consequences (i) if the rescission would not conflict with any outstanding judgment or judicial decree, (ii) if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration, (iii) to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid, (iv) if the Company has paid the Trustee its reasonable compensation and reimbursed the Trustee for its expenses, disbursements and advances and (v) in the event of the cure or waiver of an Event of Default of the type described in clause (vi) of the description above of Events of Default, the Trustee shall have received an officers' certificate and an opinion of counsel that such Event of Default has been cured or waived. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

         The Holders of a majority in principal amount of the New Company Notes may waive any existing Default or Event of Default under the Company Notes Indenture, and its consequences, except a default in the payment of the principal of or interest on any New Company Notes.

         Holders of the New Company Notes may not enforce the Company Notes Indenture or the New Company Notes except as provided in the Company Notes Indenture and under the TIA. Subject to the provisions of the Company Notes Indenture relating to the duties of the Trustee, the Trustee is under no obligation to exercise any of its rights or powers under the Company Notes Indenture at the request, order or direction of any of the Holders, unless such Holders have offered to the Trustee reasonable indemnity. Subject to all provisions of the Company Notes Indenture and applicable law, the Holders of a majority in aggregate principal amount of the then outstanding New Company Notes have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee.

         Under the Company Notes Indenture, the Company is required to provide an officers' certificate to the Trustee promptly upon any such officer obtaining knowledge of the occurrence of any Default or Event of Default (provided that such officers shall provide such certification at least annually whether or not they know of any Default or Event of Default) that has occurred and, if applicable, describe such Default or Event of Default and the status thereof.

Legal Defeasance and Covenant Defeasance

         The Company may, at its option and at any time, elect to have its obligations and the obligations of the Guarantors discharged with respect to the outstanding New Company Notes ("Legal Defeasance"). Such Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by the outstanding New Company Notes, except for (i) the rights of Holders to receive payments in respect of the principal of, premium, if any, and interest on the New Company Notes when such payments are due, (ii) the Company's obligations with respect to the New Company Notes concerning issuing temporary New Company Notes, registration of New Company Notes, mutilated, destroyed, lost or stolen New Company Notes and the maintenance of an office or agency for payments, (iii) the rights, powers, trust, duties and immunities of the Trustee and the Company's obligations in connection therewith and (iv) the Legal Defeasance provisions of the Company Notes Indenture. In addition, the Company may, at its option and at any time, elect to have the obligations of the Company released with respect to certain covenants that are described in the Company Notes Indenture ("Covenant Defeasance") and thereafter any omission to comply with such obligations shall not constitute a Default or Event of Default with respect to the New Company Notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, reorganization and insolvency events) described under "Events of Default" will no longer constitute an Event of Default with respect to the New Company Notes.

         In order to exercise either Legal Defeasance or Covenant Defeasance,
(i) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders cash in U.S. dollars, non-callable U.S. government obligations, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the New Company Notes on the stated date for payment thereof or on the applicable redemption date, as the case may be; (ii) in the case of Legal Defeasance, the Company shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of the Company Notes Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred; (iii) in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred; (iv) no Default or Event of Default shall have occurred and be continuing on the date of such deposit or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit; (v) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under the Company Notes Indenture or any other material agreement or instrument to which the Company or any of its Significant Subsidiaries is a party or by which the Company or any of its Significant Subsidiaries is bound;
(vi) the Company shall have delivered to the Trustee an officers' certificate stating that the deposit was not made by the Company with the intent of preferring the Holders over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company or others; and (vii) the Company shall have delivered to the Trustee an officers' certificate and an opinion of counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with. Notwithstanding the foregoing, the opinion of counsel required by clause (ii) above with respect to a Legal Defeasance need not be delivered if all New Company Notes not therefore delivered to the Trustee for cancellation (x) have become due and payable, (y) will become due and payable on the maturity date within one year or (z) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company.

Satisfaction and Discharge

         The Company Notes Indenture will be discharged and will cease to be of further effect (except as to surviving rights or registration of transfer or exchange of the New Company Notes, as expressly provided for in the Company Notes Indenture) as to all outstanding New Company Notes when (i) either (a) all the New Company Notes theretofore authenticated and delivered (except lost, stolen or destroyed New Company Notes which have been replaced or paid and New Company Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust) have been delivered to the Trustee for cancellation or (b) all New Company Notes not theretofore delivered to the Trustee for cancellation have become due and payable and the Company has irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire Indebtedness on the New Company Notes not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest on the New Company Notes to the date of deposit together with irrevocable instructions from the Company directing the Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be; (ii) the Company has paid all other sums payable under the Company Notes Indenture by the Company; and (iii) the Company has delivered to the Trustee an officers' certificate and an opinion of counsel stating that all conditions precedent under the Company Notes Indenture relating to the satisfaction and discharge of the Company Notes Indenture have been complied with.

Modification of the Company Notes Indenture

         From time to time, the Company, the Guarantors and the Trustee, without the consent of the Holders, may amend the Company Notes Indenture for certain specified purposes, including curing ambiguities, defects or inconsistencies, so long as such change does not, in the opinion of the Trustee, adversely affect the rights of any of the Holders in any material respect. In formulating its opinion on such matters, the Trustee will be entitled to rely on such evidence as it deems appropriate, including, without limitation, solely on an opinion of counsel. Other modifications and amendments of the Company Notes Indenture may be made with the consent of the Holders of a majority in principal amount of the then outstanding New Company Notes issued under the Company Notes Indenture, except that, without the consent of each Holder affected thereby, no amendment may: (i) reduce the amount of New Company Notes whose Holders must consent to an amendment; (ii) reduce the rate of or change or have the effect of changing the time for payment of interest, including defaulted interest, on any New Company Notes;
(iii) reduce the principal of or change or have the effect of changing the fixed maturity of any New Company Notes, or change the date on which any New Company Notes may be subject to redemption or repurchase, or reduce the redemption or repurchase price therefor; (iv) make any New Company Notes payable in money other than that stated in the New Company Notes; (v) make any change in provisions of the Company

Notes Indenture protecting the right of each Holder to receive payment of principal of and interest on the New Company Notes on or after the due date thereof or to bring suit to enforce such payment, or permitting Holders of a majority in principal amount of the New Company Notes to waive Defaults or Events of Default; (vi) amend, change or modify in any material respect the obligation of the Company to make and consummate a Change of Control Offer in the event of a Change of Control or make and consummate a Net Proceeds Offer with respect to any Asset Sale that has been consummated or modify any of the provisions or definitions with respect thereto; (vii) subordinate the New Company Notes or any Guarantee to any other obligation of the Company or such Guarantor, as the case may be; or (viii) release any Guarantor from any of its obligations under its Guarantee or the Company Notes Indenture, other than in accordance with the terms of the Company Notes Indenture.

Governing Law

         The Company Notes Indenture provides that it, the New Company Notes and the Guarantees will be governed by, and construed in accordance with, the laws of the State of New York but without giving effect to applicable principles of conflicts of law to the extent that the application of the law of another jurisdiction would be required thereby.

The Trustee

         The Company Notes Indenture provides that, except during the continuance of an Event of Default, the Trustee will perform only such duties as are specifically set forth in the Company Notes Indenture. During the existence of an Event of Default, the Trustee will exercise such rights and powers vested in it by the Company Notes Indenture, and use the same degree of care and skill in its exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

         The Company Notes Indenture and the provisions of the TIA contain certain limitations on the rights of the Trustee, should it become a creditor of the Company, to obtain payments of claims in certain cases or to realize on certain property received in respect of any such claim as security or otherwise. Subject to the TIA, the Trustee will be permitted to engage in other transactions; provided that if the Trustee acquires any conflicting interest as described in the TIA, it must eliminate such conflict within 30 days, obtain permission within 30 days from the Commission to continue as Trustee or resign.

         PNC and Chase have entered into the PNC/Chase Agreement pursuant to which PNC's corporate trust and escrow business will be purchased by Chase upon the satisfaction of certain pre-closing conditions and the issuance of appropriate regulatory approvals. Accordingly, if the PNC/Chase Agreement is consummated, Chase will become the Holdings Exchange Agent, the Company Exchange Agent, and the Trustee under the Company Notes Indenture.

Certain Definitions

         Set forth below is a summary of certain of the defined terms used in the Company Notes Indenture. Reference is made to the Company Notes Indenture for the full definition of all such terms, as well as any other terms used herein for which no definition is provided.

         "Acquired Indebtedness" means Indebtedness of a Person or any of its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary or at the time it merges or consolidates with the Company or any of its Restricted Subsidiaries or assumed in connection with the acquisition of assets from such Person and in each case not incurred by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Restricted Subsidiary or such acquisition, merger or consolidation.

         "Affiliate" means, with respect to any specified Person, any other Person who, directly or indirectly, through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities or by contract; and the terms "controlling" and "controlled" have meanings correlative of the foregoing.

         "amend" means amend, modify, supplement, restate or amend and restate, including successively; and "amending" and "amended" have correlative meanings.

         "Asset Acquisition" means (a) an Investment by the Company or any Restricted Subsidiary in any other Person pursuant to which such Person shall become a Restricted Subsidiary or any Restricted Subsidiary, or shall be merged with or into the Company or any Restricted Subsidiary, or (b) the acquisition by the Company or any Restricted Subsidiary of the assets of any Person (other than a Restricted Subsidiary) which constitute all or substantially all of the assets of such Person or comprises any division or line of business of such Person or any other properties or assets of such Person other than in the ordinary course of business.

         "Asset Sale" means any direct or indirect sale, issuance, conveyance, transfer, lease (other than operating leases entered into in the ordinary course of business), assignment or other transfer by the Company or any of its Restricted Subsidiaries (including any Sale and Leaseback Transaction) to any Person other than the Company or a Restricted Subsidiary of (a) any Capital Stock of any Restricted Subsidiary; or (b) any other property or assets of the Company or any Restricted Subsidiary other than in the ordinary course of business; provided, however, that Asset Sales shall not include (i) the sale or disposition of inventory in the ordinary course of business, (ii) the sale or other disposition of obsolete, worn out, damaged or otherwise unsuitable or unnecessary equipment or other obsolete assets, (iii) the exchange of assets for other non-cash assets that are (a) useful in the Permitted Business and
(b) have a fair market value at least equal to the fair market value of the assets being exchanged (as determined by the Board of Directors in good faith), (iv) the sale or other disposition of Cash Equivalents, (v) the grant of any license of intellectual property rights in the ordinary course of business, (vi) any transaction or series of related transactions in any fiscal year for which the Company or its Restricted Subsidiaries receive aggregate consideration of less than $1.0 million and (vii) the sale, lease, conveyance, disposition or other transfer of all or substantially all of the assets of the Company as permitted under "Merger, Consolidation and Sale of Assets."

         "Board of Directors" means, as to any Person, the board of directors of such Person or any duly authorized committee thereof.

         "Board Resolution" means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

         "Borrowing Base Amount" means, as of the date of determination, an amount equal to the sum, without duplication, of (i) 80% of the book value of the accounts receivable and (ii) 55% of the book value of the inventories of the Company and its Restricted Subsidiaries, taken as a whole, as set forth in the most recent monthly consolidated financial statements of the Company prepared and determined in accordance with GAAP.

         "Capital Stock" means (i) with respect to any Person that is a corporation, any and all shares, equity interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, including each class of Common Stock and Preferred Stock of such Person and
(ii) with respect to any Person that is not a corporation, any and all partnership or other equity interests of such Person.

         "Capitalized Lease Obligation" means, as to any Person, the obligations of such Person under a lease that are required to be classified and accounted for as capital lease obligations under GAAP and, for purposes of this definition, the amount of such obligations at any date shall be the capitalized amount of such obligations at such date, determined in accordance with GAAP.

         "Cash Equivalents" means (i) marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof; (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either Standard & Poor's Corporation or any successor thereto ("S&P") or Moody's Investors Service, Inc. or any successor thereto ("Moody's"); (iii) commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 (or the equivalent successor rating) from S&P or at least P-1 (or the equivalent successor rating) from Moody's; (iv) certificates of deposit or bankers' acceptances maturing within one year from the date of acquisition thereof issued by any bank organized under the laws of the United States of America or any state thereof or the District of Columbia or any U.S. branch of a foreign bank having at the date of acquisition thereof combined capital and surplus of not less than $250,000,000; (v) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (i) above entered into with any bank meeting the qualifications specified in clause (iv) above; and (vi) investments in money market funds which invest substantially all their assets in securities of the types described in clauses (i) through (v) above.

         "Change of Control" means the occurrence of one or more of the following events: (i) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company to any Person or group of related Persons for purposes of Section 13(d) of the Exchange Act (a "Group"), together with any Affiliates thereof (whether or not otherwise in compliance with the provisions of the Company Notes Indenture) other than to Holdings or a wholly owned Subsidiary of Holdings (or any successor thereto) or any Permitted Holder;
(ii) the approval by the holders of Capital Stock of the Company of any plan or proposal for the liquidation or dissolution of the Company (whether or not otherwise in compliance with the provisions of the Company Notes Indenture);
(iii) any Person or Group (other than the Permitted Holders) shall become the owner, directly or indirectly, beneficially or of record, of shares representing more than 50% of the aggregate ordinary voting power represented by the issued and outstanding Capital Stock of the Company; or (iv) the replacement of a majority of the Board of Directors of the Company over a two-year period from the directors who constituted the Board of Directors of the Company at the beginning of such period, and such replacement shall not have been approved by a vote of at least a majority of the Board of Directors of the Company then still in office who either were members of such Board of Directors at the beginning of such period or whose election as a member of such Board of Directors was previously so approved.

         "Common Stock" of any Person means any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or non-voting) of such Person"s common stock, whether outstanding on the Issue Date or issued after the Issue Date, and includes, without limitation, all series and classes of such common stock.

         "Consolidated EBITDA" means, with respect to any Person, for any period, the sum (without duplication) of (i) Consolidated Net Income and (ii) to the extent Consolidated Net Income has been reduced thereby, (A) all income taxes of such Person and its Restricted Subsidiaries paid or accrued in accordance with GAAP for such period (other than income taxes attributable to extraordinary, unusual or nonrecurring gains or losses or taxes attributable to sales or dispositions outside the ordinary course of business), (B) Consolidated Interest Expense and (C) Consolidated Non-Cash Charges less any non-cash items increasing Consolidated Net Income for such period, all as determined on a consolidated basis for such Person and its Restricted Subsidiaries in accordance with GAAP.

         "Consolidated Fixed Charge Coverage Ratio" means, with respect to any Person, the ratio of Consolidated EBITDA of such Person during the four full fiscal quarters (the "Four Quarter Period") ending on or prior to the date of the transaction giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio (the "Transaction Date") to Consolidated Fixed Charges of such Person for the Four Quarter Period. In addition to and without limitation of the foregoing, for purposes of this definition, "Consolidated EBITDA" and "Consolidated Fixed Charges" shall be calculated after giving effect on a pro forma basis for the period of such calculation to (i) the incurrence or the repayment, repurchase, defeasance or other discharge of any Indebtedness of such Person or any of its Restricted Subsidiaries (and the application of the proceeds thereof) giving rise to the need to make such calculation and any incurrence or repayment of other Indebtedness (and the application of the proceeds thereof), other than the incurrence or repayment of Indebtedness in the ordinary course of business for working capital purposes pursuant to working capital facilities, occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such incurrence or the repayment, repurchase, defeasance or other discharge, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Four Quarter Period and (ii) any Asset Sales or Asset Acquisitions (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of such Person or one of its Restricted Subsidiaries (including any Person who becomes a Restricted Subsidiary as a result of the Asset Acquisition) incurring, assuming or otherwise being liable for Acquired Indebtedness and also including or excluding, as applicable, any Consolidated EBITDA (including any pro forma expense and cost reductions) whether positive or negative attributable to the assets which are the subject of the Asset Acquisition or Asset Sale, as the case may be, during the Four Quarter Period) occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such Asset Sale or Asset Acquisition (including the incurrence, assumption or liability for any such Acquired Indebtedness) occurred on the first day of the Four Quarter Period. If such Person or any of its Restricted Subsidiaries directly or indirectly guarantees Indebtedness of a third Person, the preceding sentence shall give effect to the incurrence of such guaranteed Indebtedness as if such Person or any Restricted Subsidiary of such Person had directly incurred or otherwise assumed such guaranteed Indebtedness. Furthermore, in calculating "Consolidated Fixed Charges" for purposes of determining the denominator (but not the numerator) of this "Consolidated Fixed Charge Coverage Ratio," (1) interest on outstanding Indebtedness determined on a fluctuating basis as of the Transaction Date and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on the Transaction Date; and (2) notwithstanding clause (1) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Interest Swap Obligations, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of such agreements. For purposes of this definition, whenever pro forma effect is to be given to an Asset Acquisition, the amount of Consolidated Net Income relating thereto and the amount of Consolidated Interest Expense associated with any Indebtedness incurred in connection therewith, the pro forma calculations shall be determined in good faith by a responsible financial or accounting officer of the Company.

         "Consolidated Fixed Charges" means, with respect to any Person for any period, the sum, without duplication, of (i) Consolidated Interest Expense, plus (ii) the product of (x) the amount of all dividend payments on any series of Preferred Stock of such Person or its Subsidiaries (other than dividends paid in Qualified Capital Stock) paid or accrued during such period times (y) a fraction, the numerator of which is one and the denominator of which is one minus the then current effective consolidated federal, state and local tax rate of such Person, expressed as a decimal.

         "Consolidated Interest Expense" means, with respect to any Person for any period, the sum of, without duplication: (i) the aggregate of the interest expense of such Person and its Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, including without limitation, (a) any amortization of debt discount and amortization or write-off of deferred financing costs, (b) the net costs under Interest Swap Obligations, and (c) the interest portion of any deferred payment obligation; and (ii) the interest component of Capitalized Lease Obligations paid or accrued by such Person and its Restricted Subsidiaries during such period as determined on a consolidated basis in accordance with GAAP.

         "Consolidated Net Income" means, with respect to any Person, for any period, the aggregate net income (or loss) of such Person and its Restricted Subsidiaries for such period on a consolidated basis, determined in accordance with GAAP; provided that there shall be excluded therefrom (a) after-tax gains from Asset Sales or abandonments or reserves relating thereto, (b) after-tax items classified as extraordinary or nonrecurring gains, (c) the net income of any Person acquired in a "pooling of interests" transaction accrued prior to the date it becomes a Restricted Subsidiary of the referent Person or is merged or consolidated with the referent Person or any Restricted Subsidiary of the referent Person, (d) the net income (but not loss) of any Restricted Subsidiary of the referent Person to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of that income is restricted by a contract or operation of law, (e) the net income of any Person, other than a Restricted Subsidiary of the referent Person, except, for purposes of the covenant described under "Certain Covenants--Limitation on Restricted Payments," to the extent of cash dividends or distributions paid to the referent Person or to a Wholly Owned Restricted Subsidiary of the referent Person by such Person, (f) any restoration to income of any contingency reserve, except to the extent that provision for such reserve was made out of Consolidated Net Income accrued at any time following the Issue Date, and (g) income or loss attributable to discontinued operations (including, without limitation, operations disposed of during such period whether or not such operations were classified as discontinued).

         "Consolidated Non-Cash Charges" means, with respect to any Person, for any period, the aggregate depreciation, amortization and other non-cash expenses of such Person and its Restricted Subsidiaries reducing Consolidated Net Income of such Person and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP (excluding any such charges constituting an extraordinary item or loss or any such charge which requires an accrual of or a reserve for cash charges for any future period).

         "Credit Agreement" means the Amended and Restated Credit Agreement dated as of May 1, 1998, by and among Millbrook Distribution Services Inc., The B. Manischewitz Company, LLC, The Chase Manhattan Bank, as agent, and NationsBank, N.A., as co-agent, and the lenders party thereto in their capacities as lenders thereunder, together with the related agreements entered into in connection therewith (including, without limitation, any guarantee agreements and security documents), in each case as such agreements may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, including any agreement extending the maturity of, refinancing, replacing or otherwise restructuring (including increasing the amount of available borrowings thereunder (provided that such increase in borrowings is permitted by the "Limitation on Incurrence of Additional Indebtedness and Issuance of Disqualified Capital Stock" covenant above) or adding Restricted Subsidiaries of the Company as additional borrowers or guarantors thereunder) all or any portion of the Indebtedness under such agreement or any successor or replacement agreement and whether by the same or any other agent, co-agent, lender or group of lenders.

         "Currency Agreement" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement.

         "Default" means an event or condition the occurrence of which is, or with the lapse of time or the giving of notice or both would be, an Event of Default.

         "Disqualified Capital Stock" means that portion of any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the sole option of the holder thereof on or prior to the final maturity date of the New Company Notes.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any successor statute or statutes thereto and the rules and regulations promulgated thereunder.

         "fair market value" means, with respect to any asset or property, the price which could be negotiated in an arm's-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair market value shall be determined by the Board of Directors of the Company acting reasonably and in good faith and shall be evidenced by a Board Resolution of the Board of Directors of the Company delivered to the Trustee.

         "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board, which are in effect as of the Issue Date.

         "Guarantor" means (i) each of the Company's Restricted Subsidiaries existing on the Issue Date and (ii) each of the Company's Subsidiaries that in the future executes a supplemental indenture in which such domestic Subsidiary agrees to be bound by the terms of the Company Notes Indenture as a Guarantor; provided that any Person constituting a Guarantor as described above shall cease to constitute a Guarantor when its respective Guarantee is released in accordance with the terms of the Company Notes Indenture.

         "Holdings" means R.A.B. Holdings, Inc., a Delaware corporation.

         "Holdings Notes" means the 13% Senior Notes due 2008 of R.A.B. Holdings, Inc.

         "Holdings Notes Indenture" means the indenture dated May 1, 1998, between Holdings and the Trustee relating to the Holdings Notes.

         "incur" means, with respect to any Indebtedness, to create, issue, incur (including by conversion, exchange or otherwise), assume, guarantee or otherwise become liable in respect of such Indebtedness (and "incurrence," "incurred" and "incurring" shall have meanings correlative to the foregoing). Indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary or is merged or consolidated with or into the Company or any Restricted Subsidiary shall be deemed to be incurred at such time. The accrual of interest or the accretion of original issue discount shall not be deemed to be an incurrence.

         "Indebtedness" means with respect to any Person, without duplication,
(i) the principal amount of all indebtedness of such Person for borrowed money, (ii) the principal amount of all indebtedness of such Person evidenced by bonds, debentures, New Company Notes or other similar instruments, (iii) all Capitalized Lease Obligations of such Person, (iv) all indebtedness of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations and all obligations under any title retention agreement (but excluding trade accounts payable and other accrued liabilities arising in the ordinary course of business that are not overdue by 90 days or more or are being contested in good faith), (v) reimbursement obligations of such Person on any letter of credit, banker's acceptance or similar credit transaction, (vi) guarantees and other similar contingent obligations in respect of indebtedness or obligations referred to in clauses (i) through (v) above and clause (viii) below, (vii) all obligations of any other Person of the type referred to in clauses (i) through (vi) which are secured by any lien on any property or asset of such Person, the amount of such obligation being deemed to be the lesser of the fair market value of such property or asset or the amount of the obligation so secured and (viii) all obligations of such Person under Currency Agreements and Interest Swap Obligations.

         "Indentures" means the Company Notes Indenture and the Holdings Notes Indenture.

         "Independent Financial Advisor" means a firm (i) which does not, and whose directors, officers and employees or Affiliates do not, have a direct or indirect financial interest in the Company (excluding an interest consisting solely of monies owed for services rendered) and (ii) which, in the judgment of the Board of Directors of the Company, is otherwise independent and qualified to perform the task for which it is to be engaged.

         "Interest Swap Obligations" means the obligations of any Person pursuant to any arrangement with any other Person, whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such other Person calculated by applying a fixed or a floating rate of interest on the same notional amount and shall include, without limitation, interest rate swaps, caps, floors, collars and similar agreements.

         "Investment" means, with respect to any Person, any direct or indirect loan or other extension of credit (including, without limitation, a guarantee) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition by such Person of any Capital Stock, bonds, New Company Notes, debentures or other securities or evidences of Indebtedness issued by, any other Person. "Investment" shall exclude extensions of trade credit and advances to customers by the Company and its Restricted Subsidiaries in accordance with normal trade practices of the Company or such Restricted Subsidiary, as the case may be. For the purposes of the "Limitation on Restricted Payments" covenant, (i) "Investment" shall include and be valued at the fair market value of the net assets of any Restricted Subsidiary at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary and shall exclude the fair market value of the net assets of any Unrestricted Subsidiary at the time that such Unrestricted Subsidiary is designated a Restricted Subsidiary and (ii) the amount of any Investment shall be the original cost of such Investment plus the cost of all additional Investments by the Company or any of its Restricted Subsidiaries, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment, reduced by the payment of dividends or distributions in connection with such Investment or any other amounts received in respect of such Investment; provided that no such payment of dividends or distributions or receipt of any such other amounts shall reduce the amount of any Investment if such payment of dividends or distributions or receipt of any such amounts would be included in Consolidated Net Income. If the Company or any Restricted Subsidiary sells or otherwise disposes of any Common Stock of any direct or indirect Restricted Subsidiary such that, after giving effect to any such sale or disposition, the Company no longer owns, directly or indirectly, greater than 50% of the outstanding Common Stock of such Restricted

Subsidiary, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Common Stock of such Restricted Subsidiary not sold or disposed of.

         "Issue Date" means the date of original issuance of the Old Company Notes.

         "Lien" means any lien, mortgage, deed of trust, pledge, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof and any agreement to give any security interest).

         "Net Cash Proceeds" means, with respect to any Asset Sale, the aggregate proceeds in the form of cash or Cash Equivalents including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents (other than the portion of any such deferred payment constituting interest) and cash and Cash Equivalents received upon the disposition of non-cash consideration received in any Asset Sale received by the Company or any of its Restricted Subsidiaries from such Asset Sale net of
(a) reasonable out-of-pocket expenses and fees incurred in connection with such Asset Sale (including, without limitation, legal, accounting and investment banking fees and sales commissions), (b) taxes paid or payable after taking into account any reduction in consolidated tax liability due to available tax credits or deductions and any tax sharing arrangements, (c) repayment of Indebtedness that is required to be repaid in connection with such Asset Sale and (d) appropriate amounts to be provided by the Company or any Restricted Subsidiary, as the case may be, as a reserve, in accordance with GAAP, against any liabilities associated with such Asset Sale and retained by the Company or any Restricted Subsidiary, as the case may be, after such Asset Sale.

         "Obligations" means, with respect to any Indebtedness, all obligations for principal, premium, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any such Indebtedness.

         "Pari Passu Indebtedness" means any Indebtedness of the Company ranking pari passu in right of payment with the New Company Notes.

         "Permitted Business" means the business of food manufacturing and processing, food distribution and other businesses similar thereto or reasonably related thereto, including without limitation, providing merchandising services.

         "Permitted Holders" means (i) Mr. Richard A. Bernstein, (ii) trusts for the benefit of Mr. Bernstein and/or members of his immediate family and
(iii) in the event of the incompetence or death of Mr. Bernstein, his estate, executor, administrator or other personal representative.

         "Permitted Indebtedness" means, without duplication, each of the following:

         (i) Indebtedness under the New Company Notes, the Guarantees and the Holdings Notes; and Permitted Refinancings thereof;

         (ii) Indebtedness incurred pursuant to the Credit Agreement in an aggregate principal amount, at any time outstanding, not to exceed the greater of (x) $55 million and (y) the Borrowing Base Amount, in each case, less mandatory, permanent repayments (excluding amounts refinanced as permitted under the definition of Credit Agreement) actually made in respect of any Indebtedness thereunder (which are accompanied by a permanent reduction in commitment in the case of the Revolving Credit Facility);

         (iii) Permitted Refinancings of (x) other Indebtedness of the Company or any Restricted Subsidiary to the extent outstanding on the Issue Date reduced by the amount of any scheduled amortization payments or mandatory prepayments when actually paid or permanent reductions thereon and (y) Indebtedness incurred under the Consolidated Fixed Charge Coverage Ratio test of the "Limitation on Incurrence of Additional Indebtedness and Issuance of Disqualified Capital Stock" covenant;

         (iv) Interest Swap Obligations of the Company covering Indebtedness of the Company or any Restricted Subsidiary and Interest Swap Obligations of any Restricted Subsidiary covering Indebtedness of such Restricted Subsidiary; provided, however, that such Interest Swap Obligations are entered into to protect the Company and its Restricted Subsidiaries from fluctuations in interest rates on Indebtedness incurred in accordance with the Indenture to the extent the notional principal amount of such Interest Swap Obligation does not exceed the principal amount of the Indebtedness to which such Interest Swap Obligation relates;

         (v) Indebtedness under Currency Agreements; provided that in the case of Currency Agreements which relate to Indebtedness, such Currency Agreements are designed to protect the Company or any Restricted Subsidiary against fluctuations in currency values and do not increase the Indebtedness of the Company and its Restricted Subsidiaries outstanding other than as a result of fluctuations in foreign currency exchange rates or by reason of fees, indemnities and compensation payable thereunder;

         (vi) Indebtedness of a Wholly Owned Restricted Subsidiary to the Company or to a Wholly Owned Restricted Subsidiary for so long as such Indebtedness is held by the Company or a Wholly Owned Restricted Subsidiary, in each case subject to no Lien being held by a Person other than the Company or a Wholly Owned Restricted Subsidiary; provided that if as of any date any Person other than the Company or a Wholly Owned Restricted Subsidiary owns or holds any such Indebtedness or holds a Lien in respect of such Indebtedness, such date shall be deemed the incurrence of Indebtedness not constituting Permitted Indebtedness by the issuer of such Indebtedness;

         (vii) Indebtedness of the Company to a Wholly Owned Restricted Subsidiary for so long as such Indebtedness is held by a Wholly Owned Restricted Subsidiary, in each case subject to no Lien; provided that (a) any Indebtedness of the Company to any Wholly Owned Restricted Subsidiary is unsecured and subordinated, pursuant to a written agreement, to the Company's obligations under the Indenture and the New Company Notes and (b) if as of any date any Person other than a Wholly Owned Restricted Subsidiary owns or holds any such Indebtedness or any Person holds a Lien in respect of such Indebtedness, such date shall be deemed the incurrence of Indebtedness not constituting Indebtedness permitted by this clause (vii);

         (viii) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within two business days of incurrence;

         (ix) Indebtedness of the Company or any Restricted Subsidiary (a) represented by letters of credit for the account of the Company or such Restricted Subsidiary, as the case may be, in order to provide security for workers' compensation claims, payment obligations in connection with self-insurance or similar requirements in the ordinary course of business and
(b) in respect of performance, surety or appeal bonds incurred in the ordinary course of business;

         (x) Indebtedness of the Company or any Restricted Subsidiary (other than for borrowed money) pursuant to agreements providing for indemnification, purchase price adjustments and similar obligations that is incurred in the ordinary course of business or in connection with the sale of a business, assets or a Subsidiary;

         (xi) Indebtedness represented by Capitalized Lease Obligations and Purchase Money Indebtedness of the Company and its Restricted Subsidiaries incurred in the ordinary course of business not to exceed $2.0 million at any one time outstanding; and

         (xii) Additional Indebtedness of the Company or any Restricted Subsidiary in an amount not to exceed $25.0 million at any one time outstanding; provided that such amount is incurred on or before the nine month anniversary of the Issue Date; and provided further that, on or prior to the nine month anniversary of the Issue Date, such amount is used to consummate the acquisition of one or more Permitted Businesses that becomes, upon the closing of such acquisition, a Restricted Subsidiary of the Company.

         "Permitted Investments" means (i) Investments by the Company or any Restricted Subsidiary in any Person that is or will become immediately after such Investment a Restricted Subsidiary or that will merge or consolidate into the Company or a Restricted Subsidiary; (ii) Investments in the Company by any Restricted Subsidiary; provided that any Indebtedness evidencing such Investment is unsecured and subordinated, pursuant to a written agreement, to the Company's obligations under the New Company Notes and the Company Notes Indenture; (iii) investments in cash and Cash Equivalents; (iv) loans and advances to employees and officers of the Company and its Restricted Subsidiaries (other than to Permitted Holders) in the ordinary course of business for bona fide business purposes not in excess of $250,000 at any one time outstanding; (v) Currency Agreements and Interest Swap Obligations entered into in the ordinary course of the Company's or its Restricted Subsidiaries' businesses and otherwise in compliance with the Company Notes Indenture; (vi) Investments in securities of trade creditors or customers received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers; (vii) Investments made by the Company or its Restricted Subsidiaries as a result of consideration received in connection with an Asset Sale made in compliance with the "Limitation on Asset Sales" covenant and (viii) Investments existing on the Issue Date.

         "Permitted Liens" means (a) Liens securing Acquired Indebtedness; provided, however, that such Liens were in existence prior to the contemplation of such acquisition, merger or consolidation and do not secure any property or assets of the Company or any Restricted Subsidiary of the Company other than the property or assets subject to the Liens prior to such acquisition, merger or consolidation; (b) Liens imposed by law such as carriers', warehousemen's and mechanic's Liens and other similar Liens arising in the ordinary course of business which secure payment of obligations not more than 30 days past due or which are being contested in good faith and by appropriate proceedings; (c) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith; provided, however, that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor;
(d) easements, reservation of rights of way, licenses of intellectual property in the ordinary course and other similar restrictions on the use of properties or assets, or minor imperfections of title that in the aggregate are not material in amount and do not in any case materially detract from the properties subject thereto or interfere with the ordinary conduct of the business of the Company and its Restricted Subsidiaries; (e) Liens resulting from the deposit of cash or New Company Notes in connection with contracts, tenders or expropriation proceedings, or to secure workers' compensation, surety or appeal bonds, costs of litigation when required by law and public and statutory obligations or obligations under franchise arrangements entered into in the ordinary course of business; (f) Liens securing Indebtedness incurred pursuant to clause (xii) of the definition of "Permitted Indebtedness" in an aggregate amount not to exceed $15 million at any one time outstanding; and (g) Liens securing Indebtedness consisting of Capitalized Lease Obligations or industrial revenue bonds, in each case incurred solely for the purpose of financing all or any part of the purchase price or cost of construction or installation of assets used in the business of the Company or its Restricted Subsidiaries, or repairs, additions or improvements to such assets; provided, however, that (1) such Liens secure Indebtedness in an amount not in excess of the original purchase price or the original cost of any such assets or repairs, additions or improvements thereto (plus an amount equal to the reasonable fees and expenses, including attorneys fees and expenses, incurred in connection with the incurrence of such Indebtedness),
(2) such Liens do not extend to any other assets of the Company or its Restricted Subsidiaries (and, in the case of repairs, additions or improvements to any such assets, such Lien extends only to the assets repaired, added to or improved), (3) the Incurrence of such Indebtedness is permitted under the Indenture and (4) such Liens attach within 60 days of such purchase, construction, installation, repair, addition or improvement.

         "Permitted Refinancing" means, with respect to any Indebtedness of any Person, any Refinancing of such Indebtedness; provided, however, that (i) such Refinancing shall not result in an increase in the aggregate principal amount of Indebtedness of such Person as of the date of such proposed Refinancing (plus the amount of any premium required to be paid under the terms of the instrument governing such Indebtedness and plus the amount of reasonable expenses incurred by the Company in connection with such Refinancing), (ii) such Indebtedness shall not have a Weighted Average Life to Maturity that is less than the Weighted Average Life to Maturity of the Indebtedness being Refinanced or a final maturity earlier than the final maturity of the Indebtedness being Refinanced, (iii) if the Indebtedness being Refinanced is Indebtedness of the Company, then such Refinancing Indebtedness shall be Indebtedness solely of the Company and (iv) if the Indebtedness being Refinanced is subordinate or junior to the New Company Notes, then such Refinancing Indebtedness shall be subordinate to the Company Notes at least to the same extent and in the same manner as the Indebtedness being Refinanced.

         "Person" means an individual, partnership, corporation, unincorporated organization, limited liability company, trust or joint venture, or a governmental agency or political subdivision thereof.

         "Preferred Stock" of any Person means any Capital Stock of such Person that has preferential rights to any other Capital Stock of such Person with respect to dividends or redemptions or upon liquidation.

         "Public Equity Offering" means an underwritten public offering of Qualified Capital Stock pursuant to a registration statement filed with the Commission in accordance with the Securities Act generating gross cash proceeds of at least $50.0 million.

         "Purchase Money Indebtedness" means Indebtedness of the Company and its Restricted Subsidiaries incurred in the normal course of business for the purpose of financing all or any part of the purchase price, or the cost of installation, construction or improvement, of property, equipment or other assets; provided, however, (A) the Indebtedness shall not exceed the cost of such property, equipment or assets and shall not be secured by any property, equipment or assets of the Company or any Restricted Subsidiary other than the property, equipment and assets so acquired or constructed and (B) the Lien securing such Indebtedness shall be created within 180 days of such acquisition or construction or, in the case of a refinancing of any Purchase Money Indebtedness, within 180 days of such refinancing.

         "Qualified Capital Stock" means any Capital Stock that is not Disqualified Capital Stock.

         "redeem" means redeem, repurchase, defease or otherwise acquire or retire for value; and "redemption" and "redeemed" have correlative meanings.

         "Refinance" means, in respect of any security or Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue a security or Indebtedness in exchange or replacement for, such security or Indebtedness in whole or in part. "Refinanced" and "Refinancing" shall have correlative meanings.

         "Replacement Assets" means (i) properties and assets that replace the properties and assets that were the subject of such Asset Sale or in properties and assets that will be used in a Permitted Business or (ii) all of the Capital Stock of a Person whose assets are of the type described in clause
(i), provided that such Person becomes a Restricted Subsidiary of the Company.

         "Restricted Subsidiary" means any Subsidiary of the Company which at the time of determination is not an Unrestricted Subsidiary.

         "Revolving Credit Facility" means one or more revolving credit facilities under the Credit Agreement.

         "Sale and Leaseback Transaction" means any direct or indirect arrangement with any Person or to which any such Person is a party, providing for the leasing to the Company or a Restricted Subsidiary of any property, whether owned by the Company or any Restricted Subsidiary at the Issue Date or later acquired, which has been or is to be sold or transferred by the Company or such Restricted Subsidiary to such Person or to any other Person from whom funds have been or are to be advanced by such Person on the security of such Property.

         "Securities Act" means the Securities Act of 1933, as amended, and any other successor statute or statutes thereto and the rules and regulations promulgated thereunder.

         "Significant Subsidiary," with respect to any Person, means any Restricted Subsidiary of such Person that satisfies the criteria for a "significant subsidiary" set forth in Rule 1.02(w) of Regulation S-X under the Securities Act.

         "Subsidiary," with respect to any Person, means (i) any corporation of which the outstanding Capital Stock having at least a majority of the votes entitled to be cast in the election of directors under ordinary circumstances shall at the time be owned, directly or indirectly, by such Person or (ii) any other Person of which at least a majority of the voting interest under ordinary circumstances is at the time, directly or indirectly, owned by such Person.

         "Term Loan Facility" means one or more term loan facilities under the Credit Agreement.

         "Unrestricted Subsidiary" of any Person means (i) any Subsidiary of such Person that at the time of determination shall be or continue to be designated an Unrestricted Subsidiary by the Board of Directors of such Person in the manner provided below and (ii) any Subsidiary of an Unrestricted Subsidiary.

         "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (a) the then outstanding aggregate principal amount of such Indebtedness into (b) the sum of the total of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) which will elapse between such date and the making of such payment.

         "Wholly Owned Restricted Subsidiary" of any Person means any Restricted Subsidiary of such Person of which all the outstanding voting securities (other than in the case of a foreign Restricted Subsidiary, directors' qualifying shares or an immaterial amount of shares required to be owned by other Persons pursuant to applicable law) are owned by such Person or any Wholly Owned Restricted Subsidiary of such Person.

                     DESCRIPTION OF THE NEW HOLDINGS NOTES

         The New Holdings Notes will be issued under the Holdings Notes Indenture, dated as of May 1, 1998 by and between Holdings and the Trustee. The following summary of certain provisions of the Holdings Notes Indenture does not purport to be complete and is subject to, and is qualified in its entirety by reference to the TIA, and to all of the provisions of the Holdings Notes Indenture, including the definitions of certain terms therein and those terms made a part of the Holdings Notes Indenture by reference to the TIA as in effect on the date of the Holdings Notes Indenture. A copy of the Holdings Notes Indenture may be obtained from Holdings or the Initial Purchaser. The definitions of certain capitalized terms used in this section are set forth below under "--Certain Definitions."

Principal, Maturity and Interest

         The New Holdings Notes are unsecured senior obligations of Holdings. The New Holdings Notes are limited in aggregate principal amount to $48.0 million at maturity, and will mature on May 1, 2008. Interest on the New Holdings Notes will accrue at a rate of 13% per annum and will be payable semi-annually in arrears on May 1 and November 1 of each year, commencing on November 1, 1998 to the holder of record of New Holdings Notes at the close of business on April 15 and October 15, respectively, immediately preceding such interest payment date. Interest on the New Holdings Notes will accrue from the most recent interest payment date to which interest has been paid or, if no interest has been paid, from the date of original issuance. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

         The New Holdings Notes will be issued in fully registered form only, without coupons, in denominations of $1,000 and integral multiples thereof. Initially, the Trustee will act as Paying Agent and Registrar for the New Holdings Notes. The New Holdings Notes may be presented for registration of transfer and exchange at the offices of the Registrar, which initially will be the Trustee's corporate trust operations office. Holdings may change any Paying Agent and Registrar without notice to holders of the New Holdings Notes (the "Holders"). Holdings will pay principal (and premium, if any) on the New Holdings Notes at the Trustee's corporate trust operations office in Pittsburgh, Pennsylvania. Holdings will maintain an office in New York, New York and will also pay principal (and premium, if any) on the New Holdings Notes at Holdings' office in New York, New York. At Holdings' option, interest (and premium, if any) may be paid at the Trustee's corporate trust operations office or by check mailed to the registered address of Holders. Any Old Holdings Notes that remain outstanding after the completion of the Exchange Offer, together with the New Holdings Notes issued in connection with the Exchange Offer, will be treated as a single class of securities under the Holdings Notes Indenture.

         Approximately $17.0 million (depending upon the date of the Holdings Exchange Offer) of the net proceeds from the sale of the Old Holdings Notes (the "Initial Escrow Amount"), representing funds sufficient to pay interest on the New Holdings Notes for the first six scheduled interest payment dates, will be placed into an escrow account (the "Interest Escrow Account") for the benefit of the holders of the New Holdings Notes.

         The New Holdings Notes will not be entitled to the benefit of any mandatory sinking fund.

Redemption

         The New Holdings Notes will be redeemable, at Holdings option, in whole or in part at any time, on and after May 1, 2003, upon not less than 30 nor more than 60 days notice, at the following redemption prices (expressed as percentages of the principal amount thereof) if redeemed during the twelve-month period commencing on May 1 of the year set forth below, plus, in each case, accrued and unpaid interest thereon, if any, to the date of redemption:

Year                                                        Percentage
----                                                        ----------

2003 .....................................................    106.500%
2004 .....................................................    104.333%
2005 .....................................................    102.167%
2006 and thereafter.......................................    100.000%

Selection and Notice of Redemption

         In the event that less than all of the New Holdings Notes are to be redeemed at any time, selection of such New Holdings Notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which such New Holdings Notes are listed or, if such New Holdings Notes are not then listed on a national securities exchange, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate; provided, however, that no New Holdings Notes of a principal amount of $1,000 or less shall be redeemed in part; provided, further, that if a partial redemption is made with the proceeds of a Public Equity Offering, selection of the New Holdings Notes or portions thereof for redemption shall be made by the Trustee only on a pro rata basis or on as nearly a pro rata basis as is practicable (subject to DTC procedures), unless such method is otherwise prohibited. Notice of redemption shall be mailed by first-class mail at least 30 but not more than 60 days before the redemption date to each Holder of New Holdings Notes to be redeemed at its registered address. If any New Holdings Note is to be redeemed in part only, the notice of redemption that relates to such New Holdings Note shall state the portion of the principal amount thereof to be redeemed. A new note in a principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original New Holdings Note. On and after the redemption date, interest will cease to accrue on New Holdings Notes or portions thereof called for redemption as long as Holdings has deposited with the Paying Agent funds in satisfaction of the applicable redemption price pursuant to the Holdings Notes Indenture.

Guarantees

         The New Holdings Notes will not be guaranteed by any present or future Subsidiaries of Holdings.

Change of Control

         The Holdings Notes Indenture will provide that upon the occurrence of a Change of Control, each Holder will have the right to require that Holdings purchase all or a portion of such Holder's New Holdings Notes pursuant to the offer described below (the "Change of Control Offer"), at a purchase price equal to 101% of the principal amount plus accrued and unpaid interest, if any, to the date of purchase.

         Within 30 days following the date upon which the Change of Control occurred, Holdings shall send, by first class mail, a notice to each Holder, with a copy to the Trustee, which notice shall govern the terms of the Change of Control Offer. Such notice shall state, among other things, the purchase date, which shall be a business day no earlier than 30 days nor later than 60 days from the date such notice is mailed, other than as may be required by applicable law (the "Change of Control Payment Date"). Holders electing to have a New Holdings Note purchased pursuant to a Change of Control Offer will be required to surrender the New Holdings Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the New Holdings Note completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third business day prior to the Change of Control Payment Date.

         If a Change of Control Offer is made, there can be no assurance that Holdings will have available funds sufficient to pay the Change of Control purchase price for all the Holdings Notes that might be delivered by Holders seeking to accept the Change of Control Offer. In the event Holdings is required to purchase outstanding New Holdings Notes pursuant to a Change of Control Offer, Holdings expects that it would seek third party financing to the extent it does not have available funds to meet its purchase obligations. However, there can be no assurance that Holdings would be able to obtain such financing. Neither the Board of Directors of Holdings nor the Trustee may waive the covenant relating to a Holder's right to redemption upon a Change of Control.

         Restrictions in the Holdings Notes Indenture described herein on the ability of Holdings and its Restricted Subsidiaries to incur additional Indebtedness, to grant liens on its property, to make Restricted Payments and to make Asset Sales may also make more difficult or discourage a takeover of Holdings, whether favored or opposed by the management of Holdings. Consummation of any such transaction in certain circumstances may require redemption or repurchase of the New Holdings Notes, and there can be no assurance that Holdings or the acquiring party will have sufficient financial resources to effect such redemption or repurchase. Such restrictions and the restrictions on transactions with Affiliates may, in certain circumstances, make more difficult or discourage any leveraged buyout of Holdings or any of its Subsidiaries by the management of Holdings. While such restrictions cover a wide variety of arrangements which have traditionally been used to effect highly leveraged transactions, the Holdings Notes Indenture may not afford the Holders of New Holdings Notes protection in all circumstances from the adverse aspects of a highly leveraged transaction, reorganization, restructuring, merger or similar transaction.

         The Credit Agreement provides that certain change of control events with respect to Holdings (including a Change of Control) would constitute a default thereunder. Any Permitted Refinancings of the Credit Agreement to which Holdings becomes a party may contain similar restrictions and provisions. In the event a Change of Control occurs at a time when Holdings is prohibited from purchasing New Holdings Notes, Holdings could seek the consent of its lenders to the purchase of New Holdings Notes or could attempt to repay the borrowings that contain such prohibition. If Holdings does not obtain such a consent or repay such borrowings, Holdings will remain prohibited from purchasing New Holdings Notes. In such case, Holdings' failure to purchase tendered New Holdings Notes would constitute an Event of Default under the Holdings Notes Indenture which would, in turn, constitute a default under the Credit Agreement.

         The meaning of the phrase "all or substantially all" as used in the definition of "Change of Control" with respect to a sale of assets varies according to the facts and circumstances of the subject transaction, has no clearly established meaning under relevant law and is subject to judicial interpretation. Accordingly, in certain circumstances, there may be a degree of uncertainty in ascertaining whether a particular transaction would involve a disposition of "all or substantially all" of the assets of Holdings, and therefore it may be unclear whether a Change of Control has occurred and whether the New Holdings Notes are subject to a Change of Control Offer.

         Holdings will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of New Holdings Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the "Change of Control" provisions of the Indenture,

Holdings shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the "Change of Control" provisions of the Indenture by virtue thereof.

Certain Covenants

         The Holdings Notes Indenture will contain, among others, the following covenants:

         Limitation on Incurrence of Additional Indebtedness and Issuance of Disqualified Capital Stock. Holdings will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (other than Permitted Indebtedness) and Holdings will not issue any Disqualified Capital Stock and will not permit its Restricted Subsidiaries to issue any Preferred Stock except Preferred Stock of a Restricted Subsidiary issued to (and as long as it is held by) Holdings or a Wholly Owned Restricted Subsidiary of Holdings; provided, however, that if no Default or Event of Default shall have occurred and be continuing at the time of or as a consequence of the incurrence of any such Indebtedness, Holdings may incur Indebtedness (including, without limitation, Acquired Indebtedness) and Holdings may issue Disqualified Capital Stock of Holdings, if, in either case, at the time of and immediately after giving pro forma effect to such incurrence of such Indebtedness or the issuance of such Disqualified Capital Stock, as the case may be, and the use of proceeds therefrom, Holdings' Consolidated Fixed Charge Coverage Ratio is greater than 2.0 to 1.0.

         Holdings will not incur any Indebtedness that purports to be by its terms (or by the terms of any agreement governing such Indebtedness) subordinated to any other Indebtedness of Holdings unless such Indebtedness is also by its terms (or by the terms of any agreement governing such Indebtedness) made expressly subordinated to the New Holdings Notes to the same extent and in the same manner as such Indebtedness is subordinated to such other Indebtedness.

         For purposes of determining compliance with this covenant, in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described in the various clauses of the definition of Permitted Indebtedness, Holdings, in its sole discretion, shall classify such item of Indebtedness and shall only be required to include the amount and type of such Indebtedness in one of such clauses.

         Limitation on Restricted Payments. Holdings will not, and will not cause or permit any Restricted Subsidiary to, directly or indirectly, (a) declare or pay any dividend or make any distribution (other than dividends or distributions payable in Qualified Capital Stock of Holdings) on or in respect of shares of Holdings' Capital Stock, (b) redeem any Capital Stock of Holdings or any warrants, rights or options to purchase or acquire shares of any class of such Capital Stock, or (c) make any Investment (other than Permitted Investments) (each of the foregoing actions set forth in clauses (a), (b), and
(c) being referred to as a "Restricted Payment"), if at the time of such Restricted Payment or immediately after giving effect thereto, (i) a Default shall have occurred and be continuing or (ii) Holdings is not able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with the "Limitation on Incurrence of Additional Indebtedness and Issuance of Disqualified Capital Stock" covenant or (iii) the aggregate amount of Restricted Payments (including such proposed Restricted Payment) made subsequent to the Issue Date (the amount expended for such purposes, if other than in cash, being the fair market value of such property as determined reasonably and in good faith by the Board of Directors of Holdings) shall exceed the sum (the "Basket"), without duplication, of: (v) 50% of the cumulative Consolidated Net Income (or if cumulative Consolidated Net Income shall be a loss, minus 100% of such loss) of Holdings earned subsequent to the Issue Date and on or prior to the date the Restricted Payment occurs (the "Reference Date") (treating such period as a single accounting period); plus
(w) 100% of the aggregate net cash proceeds received by Holdings from any Person (other than a Restricted Subsidiary of

Holdings) from the issuance and sale subsequent to the Issue Date and on or prior to the Reference Date of Qualified Capital Stock of Holdings (other than Qualified Capital Stock, the proceeds of which are to be used to redeem Company Notes pursuant to the provisions described under "Description of the Company Notes--Redemption--Optional Redemption Upon Public Equity Offerings"); plus (x) 100% of the net cash proceeds received by Holdings from any Person (other than a Restricted Subsidiary of Holdings) from the issuance subsequent to the Issue Date of Indebtedness convertible or exchangeable into Qualified Capital Stock of Holdings that has actually been so converted or exchanged, together with the aggregate net cash proceeds received by Holdings (other than from a Restricted Subsidiary of Holdings) at the time of such conversion or exchange; plus (y) without duplication of any amounts included in clause (iii)
(x) above, 100% of the aggregate net cash proceeds of any equity contribution received by Holdings from a holder of Capital Stock; plus (z) the amount equal to the net reduction in Investments (other than Permitted Investments) made by Holdings or any of its Restricted Subsidiaries in any Person resulting from, and without duplication, (i) repurchases or redemptions of such Investments by such Person, proceeds realized upon the sale of such Investment to an unaffiliated purchaser and repayments of loans or advances or other transfers of assets by such Person to Holdings or any Restricted Subsidiary of Holdings or (ii) the redesignation of Unrestricted Subsidiaries as Restricted Subsidiaries (valued in each case as provided in the definition of "Investment") not to exceed, in the case of any Restricted Subsidiary, the amount of Investments previously made by Holdings or any Restricted Subsidiary in such Unrestricted Subsidiary, which amount was included in the calculation of Restricted Payments; provided, however, that no amount shall be included under this clause (z) to the extent it is already included in Consolidated Net Income.

         Notwithstanding the foregoing, the provisions set forth in the immediately preceding paragraph do not prohibit: (1) the payment of any dividend within 60 days after the date of declaration of such dividend if the dividend would have been permitted on the date of declaration; (2) if no Default shall have occurred and be continuing, (i) the acquisition of any shares of Capital Stock of Holdings solely in exchange for shares of Qualified Capital Stock of Holdings or (ii) the making of any Restricted Payment from the net proceeds of a substantially concurrent sale for cash (other than to a Subsidiary of Holdings) of shares of Qualified Capital Stock of Holdings; (3) so long as no Default shall have occurred and be continuing, repurchases by Holdings of Common Stock of Holdings from employees of Holdings or any of its Subsidiaries or their authorized representatives (other than Permitted Holders) upon the death, disability or termination of employment of such employees, in an aggregate amount not to exceed 5% of the cumulative Consolidated Net Income of the Company earned subsequent to the Issue Date and on or prior to the date such repurchase occurs; and (4) any repurchase of equity interests deemed to occur upon the exercise of stock options if such equity interest represents a portion of the exercise price of such option. In determining the aggregate amount of Restricted Payments made subsequent to the Issue Date in accordance with clause (iii) of the immediately preceding paragraph, amounts expended pursuant to clauses (1), (2)(ii), (3) and (4) shall be included in such calculation and amounts expended pursuant to clause
(2)(i) shall not be included in such calculation.

         The amount of any non-cash Restricted Payment shall be the fair market value, on the date such Restricted Payment is made, of the assets or securities proposed to be transferred or issued by Holdings or such Restricted Subsidiary, as the case may be, pursuant to such Restricted Payment. The fair market value of any non-cash Restricted Payment shall be determined by the Board of Directors of Holdings whose resolution with respect thereto shall be delivered to the Trustee, such determination to be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing if such fair market value exceeds $1.5 million. Not later than 60 days after the end of any fiscal quarter (100 days in the case of the last fiscal quarter of the fiscal year) during which any Restricted Payment is made, Holdings shall deliver to the Trustee an Officers' Certificate stating that all Restricted Payments made during such fiscal quarter were permitted and setting forth the basis upon which the calculations required by this covenant were computed, together with a copy of any opinion or appraisal required by the Indenture.

         Limitation on Asset Sales. Holdings will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless (i) Holdings or the applicable Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets sold or otherwise disposed of (as determined in good faith by the Board of Directors of Holdings or such Restricted Subsidiary), (ii) at least 80% of the consideration received by Holdings or the Restricted Subsidiary, as the case may be, from such Asset Sale shall be in the form of
(x) cash or Cash Equivalents, (y) Replacement Assets or (z) any combination of the foregoing and is received at the time of such disposition; and (iii) upon the consummation of an Asset Sale, Holdings shall apply, or cause such Restricted Subsidiary to apply, the Net Cash Proceeds relating to such Asset Sale within 270 days of receipt thereof either (A) to prepay any Indebtedness incurred pursuant to clause (ii) or clause (xii) of the definition of "Permitted Indebtedness" (other than subordinated Indebtedness) or any Indebtedness for borrowed money of any Restricted Subsidiary and effect a permanent reduction thereunder, (B) to make an investment in Replacement Assets or (C) a combination of prepayment and investment permitted by the foregoing clauses (iii)(A) and (iii)(B). On the 271st day after an Asset Sale or such earlier date, if any, as the Board of Directors of Holdings or of such Restricted Subsidiary determines, as the case may be, not to apply the Net Cash Proceeds relating to such Asset Sale as set forth in clauses (iii)(A),
(iii)(B) and (iii)(C) of the next preceding sentence (each, a "Net Proceeds Offer Trigger Date"), such aggregate amount of Net Cash Proceeds which have not been applied on or before such Net Proceeds Offer Trigger Date as permitted in clauses (iii)(A), (iii)(B) and (iii)(C) of the next preceding sentence (each a "Net Proceeds Offer Amount") shall be applied by Holdings or such Restricted Subsidiary to make an offer to purchase (the "Net Proceeds Offer") on a date (the "Net Proceeds Offer Payment Date") not less than 30 nor more than 45 days following the applicable Net Proceeds Offer Trigger Date, from all holders of New Holdings Notes and Pari Passu Indebtedness (to the extent required by the terms of such Pari Passu Indebtedness) on a pro rata basis based on the aggregate outstanding amount of New Holdings Notes and Pari Passu Indebtedness, that amount of New Holdings Notes and Pari Passu Indebtedness in the aggregate equal to the Net Proceeds Offer Amount at a price equal to, with respect to the New Holdings Notes, 100% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the date of purchase, and with respect to any Pari Passu Indebtedness, an amount not greater than 100% of the principal amount or accreted value of such Pari Passu Indebtedness; provided, however, that if at any time any non-cash consideration received by Holdings or any Restricted Subsidiary, as the case may be, in connection with any Asset Sale is converted into or sold or otherwise disposed of for cash (other than interest received with respect to any such non-cash consideration), then such conversion or disposition shall be deemed to constitute an Asset Sale hereunder and the Net Cash Proceeds thereof shall be applied in accordance with this covenant. Holdings may defer the Net Proceeds Offer until there is an aggregate unutilized Net Proceeds Offer Amount equal to or in excess of $5,000,000 resulting from one or more Asset Sales (at which time, the entire unutilized Net Proceeds Offer Amount, and not just the amount in excess of $5,000,000, shall be applied as required pursuant to this paragraph). Pending the final application of such Net Cash Proceeds, Holdings may temporarily cause the Company to cause the Guarantors to reduce Indebtedness under the Revolving Credit Facility or invest such Net Cash Proceeds in Cash Equivalents.

         For purposes of clause (ii)(x) of the immediately preceding paragraph, the term "cash" shall include the amount of any Indebtedness for borrowed money or any Capitalized Lease Obligations (A) that is assumed by the transferee of any assets or property which constitutes the Asset Sale or (B) with respect to the sale or disposition of all of the Capital Stock of a Restricted Subsidiary, that remains the liability of such Restricted Subsidiary subsequent to such sale or other disposition, in each case provided that there is no further recourse to Holdings or any of its Restricted Subsidiaries with respect to such Indebtedness.

         In the event of the transfer of substantially all (but not all) of the property and assets of Holdings and its Restricted Subsidiaries as an entirety to a Person in a transaction permitted under "--Merger, Consolidation and Sale of Assets," the successor corporation shall be deemed to have sold the properties and assets of Holdings and its Restricted Subsidiaries not so transferred for purposes of this covenant, and shall comply with the provisions of this covenant with respect to such deemed sale as if it were an Asset Sale. In addition, the fair market value of such properties and assets of Holdings or its Restricted Subsidiaries deemed to be sold shall be deemed to be Net Cash Proceeds for purposes of this covenant.

         Each Net Proceeds Offer will be mailed to the record Holders as shown on the register of Holders within 25 days following the Net Proceeds Offer Trigger Date, with a copy to the Trustee, and shall comply with the procedures set forth in the Holdings Notes Indenture. Upon receiving notice of the Net Proceeds Offer, Holders may elect to tender their New Holdings Notes in whole or in part in integral multiples of $1,000 in exchange for cash. To the extent Holders properly tender New Holdings Notes in an amount exceeding the Net Proceeds Offer Amount, New Holdings Notes of tendering Holders will be purchased on a pro rata basis (based on amounts tendered). A Net Proceeds Offer shall remain open for a period of 20 business days or such longer period as may be required by applicable law.

         Holdings will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of New Holdings Notes pursuant to a Net Proceeds Offer. To the extent that the provisions of any securities laws or regulations conflict with the "Asset Sale" provisions of the Holdings Notes Indenture, Holdings shall comply with the applicable securities laws and regulations and shall not be deemed to have breached or violated any of its obligations under the "Asset Sale" provisions of the Holdings Notes Indenture by virtue thereof.

         Limitation on Dividend and Other Payment Restrictions Affecting Subsidiaries. Holdings will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or permit to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to (a) pay dividends or make any other distributions on or in respect of its Capital Stock; (b) make loans or advances or to pay any Indebtedness or other obligation owed to Holdings or any other Restricted Subsidiary; or (c) transfer any of its property or assets to Holdings or any other Restricted Subsidiary, except for such encumbrances or restrictions existing under or by reason of: (1) applicable law; (2) the Indentures; (3) customary non-assignment provisions of any contract or any lease governing a leasehold interest of any Restricted Subsidiary; (4) any instrument governing Acquired Indebtedness, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person or the properties or assets of the Person so acquired;
(5) agreements existing on the Issue Date, including, without limitation, the Credit Agreement, to the extent and in the manner such agreements are in effect on the Issue Date; (6) an agreement governing Indebtedness incurred to Refinance the Indebtedness issued, assumed or incurred pursuant to an agreement referred to in clause (2), (4) or (5) above; provided, however, that the provisions relating to such encumbrance or restriction contained in any such Indebtedness are no less favorable, taken as a whole, to Holdings in any material respect as determined by the Board of Directors of Holdings in their reasonable and good faith judgment than the provisions relating to such encumbrance or restriction contained in agreements referred to in such clause
(2), (4), (5); or (7) restrictions imposed by any agreement to sell, or otherwise dispose of, assets pending the closing of such sale.

         Limitation on Liens. Holdings will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or permit or suffer to exist any Liens of any kind against or upon any property or assets of Holdings or any of its Restricted Subsidiaries whether owned on the Issue Date or acquired after the Issue Date, or any proceeds therefrom, or assign or otherwise convey any right to receive income or profits therefrom unless (i) in the case of Liens securing Indebtedness that is expressly subordinate or junior in right of payment to the New Holdings Notes, the New Holdings Notes are secured by a Lien on such property, assets or proceeds that is senior in priority to such Liens and (ii) in all other cases, the New Holdings Notes are equally and ratably secured, except for (1) Liens existing as of the Issue Date to the extent and in the manner such Liens are in effect on the Issue Date; (2) Indebtedness incurred pursuant to clause (ii) of the definition of "Permitted Indebtedness"; (3) Liens securing the New Holdings Notes, the Company Notes and the Guarantees;
(4) Liens of Holdings or a Wholly Owned Restricted Subsidiary on assets of any Restricted Subsidiary; (5) Liens securing Refinancing Indebtedness which is incurred to Refinance any Indebtedness which has been secured by a Lien permitted under the Indentures and which has been incurred in accordance with the provisions of the Indentures; provided, however, that such Liens (x) are no less favorable, taken as a whole, to the Holders and are not more favorable to the lienholders with respect to such Liens than the Liens in respect of the Indebtedness being Refinanced and (y) do not extend to or cover any property or assets of Holdings or any of its Restricted Subsidiaries not securing the Indebtedness so Refinanced; and (6) Permitted Liens.

         Merger, Consolidation and Sale of Assets. Holdings will not, in a single transaction or series of related transactions, consolidate or merge with or into any Person, or sell, assign, transfer, lease, convey or otherwise dispose of (or cause or permit any Restricted Subsidiary to sell, assign, transfer, lease, convey or otherwise dispose of) all or substantially all of Holdings' assets (determined on a consolidated basis for Holdings and Holdings' Restricted Subsidiaries) whether as an entirety or substantially as an entirety to any Person unless: (i) either (1) Holdings shall be the surviving or continuing corporation or (2) the Person (if other than Holdings) formed by such consolidation or into which Holdings is merged or the Person which acquires by sale, assignment, transfer, lease, conveyance or other disposition the properties and assets of Holdings and of Holdings' Restricted Subsidiaries substantially as an entirety (the "Surviving Entity") (x) shall be a corporation organized and validly existing under the laws of the United States or any state thereof or the District of Columbia and (y) shall expressly assume, by supplemental indenture (in form and substance satisfactory to the Trustee), executed and delivered to the Trustee, the due and punctual payment of the principal of, and premium, if any, and interest on all of the New Holdings Notes and the performance of every covenant of the New Holdings Notes and the Holdings Notes Indenture on the part of Holdings to be performed or observed; (ii) immediately after giving effect to such transaction and the assumption contemplated by clause (i)(2)(y) above (including giving effect to any Indebtedness and Acquired Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction), Holdings or such Surviving Entity, as the case may be, shall be able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to the "--Limitation on Incurrence of Additional Indebtedness and Issuance of Disqualified Capital Stock" covenant;
(iii) immediately before and immediately after giving effect to such transaction and the assumption contemplated by clause (i)(2)(y) above (including, without limitation, giving effect to any Indebtedness and Acquired Indebtedness incurred or anticipated to be incurred and any Lien granted in connection with or in respect of the transaction), no Default or Event of Default shall have occurred or be continuing; and (iv) Holdings or the Surviving Entity shall have delivered to the Trustee an officers' certificate and an opinion of counsel, each stating that such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with the applicable provisions of the Holdings Notes Indenture and that all conditions precedent in the Holdings Notes Indenture relating to such transaction have been satisfied.

         For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more Restricted Subsidiaries of Holdings the Capital Stock of which constitutes all or substantially all of the properties and assets of Holdings, shall be deemed to be the transfer of all or substantially all of the properties and assets of Holdings.

         The Holdings Notes Indenture will provide that upon any consolidation, combination or merger or any transfer of all or substantially all of the assets of Holdings in accordance with the foregoing, in which Holdings is not the continuing corporation, the successor Person formed by such consolidation or into which Holdings is merged or to which such conveyance, lease or transfer is made shall succeed to, and be substituted for, and may exercise every right, power and privilege of, Holdings under the Holdings Notes Indenture and the New Holdings Notes with the same effect as if such surviving entity had been named as such.

         Limitations on Transactions with Affiliates. (a) Holdings will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction or series of related transactions (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with, or for the benefit of, any of its Affiliates (each an "Affiliate Transaction"), other than (x) Affiliate Transactions permitted under paragraph (b) below and (y) Affiliate Transactions on terms that are no less favorable, taken as a whole, than those that might reasonably have been obtained in a comparable transaction at such time on an arm's-length basis from a Person that is not an Affiliate of Holdings or such Restricted Subsidiary. All Affiliate Transactions (and each series of related Affiliate Transactions which are similar or part of a common plan) involving aggregate payments or other property with a fair market value in excess of $500,000 shall be approved by the Board of Directors of Holdings or such Restricted Subsidiary, as the case may be, such approval to be evidenced by a Board Resolution stating that such Board of Directors has determined that such transaction complies with the foregoing provisions. If Holdings or any Restricted Subsidiary enters into an Affiliate Transaction (or a series of related Affiliate Transactions related to a common plan) that involves an aggregate fair market value of more than $1,500,000, Holdings or such Restricted Subsidiary, as the case may be, shall, prior to the consummation thereof, obtain a favorable opinion as to the fairness of such transaction or series of related transactions to Holdings or the relevant Restricted Subsidiary, as the case may be, from a financial point of view, from an Independent Financial Advisor and file the same with the Trustee.

         (b) The restrictions set forth in clause (a) shall not apply to (i) reasonable fees and compensation paid to and indemnity provided on behalf of, officers, directors, employees or consultants of Holdings or any Restricted Subsidiary in the ordinary course as determined in good faith by the Board of Directors of Holdings or such Restricted Subsidiary; (ii) transactions exclusively between or among Holdings and any of its Wholly Owned Restricted Subsidiaries or exclusively between or among such Wholly Owned Restricted Subsidiaries, provided such transactions are not otherwise prohibited by the Indentures; (iii) any written agreement as in effect as of the Issue Date or any amendment thereto or any transaction contemplated thereby (including pursuant to any amendment thereto so long as any such amendment is not more disadvantageous to the Holders in any material respect than the agreement as in effect on the Issue Date); (iv) loans or advances to employees of Holdings or any Restricted Subsidiary (other than Permitted Holders) in the ordinary course and in an aggregate amount not to exceed $250,000 at any one time outstanding; (v) payments (A) to P&E Properties or any of its Affiliates in an aggregate amount not to exceed $600,000 in any fiscal year to pay management fees and (B) to reimburse P&E Properties or any of its Affiliates for reasonable services and out-of-pocket and other costs and expenses actually incurred in connection with such services; and (vi) payments permitted by the "Limitation on Restricted Payments" covenant.

         Subsidiaries. Holdings shall not have any Subsidiaries except Wholly Owned Restricted Subsidiaries and Unrestricted Subsidiaries.

         Designation of Unrestricted Subsidiaries. Holdings may designate after the Issue Date any Subsidiary of Holdings as an "Unrestricted Subsidiary" under the Holdings Notes Indenture (a "Designation") only if:

         (i) no Default or Event of Default shall have occurred and be continuing at the time of or after giving effect to such Designation; and

         (ii) Holdings would be permitted to make an Investment (other than a Permitted Investment) at the time of such Designation (assuming the effectiveness of such Designation) pursuant to the "Limitation on Restricted Payments" covenant in an amount (the "Designation Amount") equal to the fair market value of Holdings' proportionate interest in the net worth of such Subsidiary on such date calculated in accordance with GAAP.

         Neither Holdings nor any Restricted Subsidiary shall at any time (x) provide credit support for or guarantee any Indebtedness of any Unrestricted Subsidiary (including any undertaking, agreement or instrument evidencing such Indebtedness); provided, that Holdings may pledge equity interests or Indebtedness of any Unrestricted Subsidiary on a nonrecourse basis such that the pledgee has no claim whatsoever against Holdings other than to obtain such pledged property, (y) be directly or indirectly liable for any Indebtedness of any Unrestricted Subsidiary or (z) be directly or indirectly liable for any Indebtedness which provides that the holder thereof may (upon notice, lapse of time or both) declare a default thereon or cause the payment thereof to be accelerated or payable prior to its final scheduled maturity upon the occurrence of a default with respect to any Indebtedness of any Unrestricted Subsidiary, except for any nonrecourse guarantee given solely to support the pledge by Holdings of the capital Stock of any Unrestricted Subsidiary. For purposes of the foregoing, the Designation of a Subsidiary of Holdings as an Unrestricted Subsidiary shall be deemed to include the Designation of all of the Subsidiaries of such Subsidiary.

         Any such Designation by Holdings shall be evidenced to the Trustee by promptly filing with the Trustee a copy of a Board Resolution of Holdings giving effect to such designation and an officers' certificate certifying that such designation complied with the foregoing provisions.

         Conduct of Business. Holdings and its Restricted Subsidiaries will not engage in any businesses other than Permitted Businesses.

         Reports to Holders. Holdings will deliver to the Trustee within 15 days after the filing of the same with the Commission, copies of the quarterly and annual reports and of the information, documents and other reports, if any, which Holdings is required to file with the Commission pursuant to
Section 13 or 15(d) of the Exchange Act. The Holdings Notes Indenture further provides that, notwithstanding that Holdings may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, Holdings will file with the Commission, to the extent permitted, and provide the Trustee and Holders with such annual reports and such information, documents and other reports specified in Sections 13 and 15(d) of the Exchange Act. Holdings will also comply with the other provisions of TIA Section 314(a). In addition, for so long as any New Holdings Notes remain outstanding, Holdings will furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act, and, to any beneficial holder of New Holdings Notes, if not obtainable from the SEC, information of the type that would be filed with the SEC pursuant to the foregoing provisions, upon the request of any such holder.

No Personal Liability of Directors, Officers, Employees and Stockholders

         No director, officer, employee or stockholder, as such, of Holdings or any of its Affiliates, or any of their respective heirs, estates or personal representatives, shall have any liability for any obligations of Holdings under the New Holdings Notes or the Holdings Notes Indenture or for any claim based on, or in respect of, or by reason of, such obligations or their creation. Each Holder of Holdings Notes by accepting a Holdings Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the New Holdings Notes.

Events of Default

         The following events are defined in the Holdings Notes Indenture as "Events of Default":

         (i) the failure to pay interest on any New Holdings Notes when the same becomes due and payable and the default continues for a period of 30 days;

         (ii) the failure to pay the principal on any New Holdings Notes, when such principal becomes due and payable, at maturity, upon redemption or otherwise (including the failure to make a payment to purchase New Holdings Notes tendered pursuant to a Change of Control Offer or a Net Proceeds Offer);

         (iii) a default in the observance or performance of any other covenant or agreement contained in the Holdings Notes Indenture which default continues for a period of 30 days after Holdings receives written notice specifying the default (and demanding that such default be remedied) from the Trustee or the Holders of at least 25% of the outstanding principal amount of the New Holdings Notes (except in the case of a default with respect to the "Merger, Consolidation and Sale of Assets" covenant, which will constitute an Event of Default with such notice requirement but without such passage of time requirement);

         (iv) a default or defaults under the terms of one or more instruments evidencing or securing Indebtedness of Holdings or any of its Restricted Subsidiaries having an outstanding principal amount of $2,000,000 or more individually or in the aggregate that has resulted in the acceleration of the payment of such Indebtedness or failure by Holdings or any such Restricted Subsidiary to pay principal when due at the stated maturity of any such Indebtedness and such default or defaults shall have continued after any applicable grace period and shall not have been cured or waived;

         (v) one or more judgments in an aggregate amount in excess of $2,000,000 shall have been rendered against Holdings or any of its Restricted Subsidiaries and such judgments remain undischarged, unpaid or unstayed for a period of 60 days after such judgment or judgments become final and non-appealable;

         (vi) certain events of bankruptcy affecting Holdings or any of its Restricted Subsidiaries; or

         (vii) the Holdings Escrow Agreement ceases to be in full force and effect (other than pursuant to its terms), or is declared by a court of competent jurisdiction to be null and void, or Holdings shall deny in writing or fail to perform any of its obligations under the Holdings Escrow Agreement, which failure shall continue for a period of 30 days after Holdings receives written notice of failure from the escrow agent.

         If an Event of Default (other than an Event of Default specified in clause (vi) above with respect to Holdings) shall occur and be continuing, the Trustee or the Holders of at least 25% in principal amount of outstanding New Holdings Notes may declare the principal of and accrued interest on all the New Holdings Notes to be due and payable by notice in writing to Holdings and the Trustee specifying the respective Event of Default and that it is a "notice of acceleration" (the "Acceleration Notice"), and the same shall become immediately due and payable. If an Event of Default specified in clause
(vi) above with respect to Holdings occurs and is continuing, then all unpaid principal of, and premium, if any, and accrued and unpaid interest on all of the outstanding New Holdings Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

         The Holdings Notes Indenture provides that, at any time after a declaration of acceleration with respect to the New Holdings Notes as described in the preceding paragraph, the Holders of a majority in principal amount of the New Holdings Notes may rescind and cancel such declaration and its consequences (i) if the rescission would not conflict with any outstanding judgment or judicial decree, (ii) if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration, (iii) to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid, (iv) if Holdings has paid the Trustee its reasonable compensation and reimbursed the Trustee for its expenses, disbursements and advances and (v) in the event of the cure or waiver of an Event of Default of the type described in clause (vi) of the description above of Events of Default, the Trustee shall have received an officers' certificate and an opinion of counsel that such Event of Default has been cured or waived. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

         The Holders of a majority in principal amount of the New Holdings Notes may waive any existing Default or Event of Default under the Holdings Notes Indenture, and its consequences, except a default in the payment of the principal of or interest on any New Holdings Notes.

         Holders of the New Holdings Notes may not enforce the Holdings Notes Indenture or the New Holdings Notes except as provided in the Holdings Notes Indenture and under the TIA. Subject to the provisions of the Holdings Notes Indenture relating to the duties of the Trustee, the Trustee is under no obligation to exercise any of its rights or powers under the Holdings Notes Indenture at the request, order or direction of any of the Holders, unless such Holders have offered to the Trustee reasonable indemnity. Subject to all provisions of the Holdings Notes Indenture and applicable law, the Holders of a majority in aggregate principal amount of the then outstanding New Holdings Notes have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee.

         Under the Holdings Notes Indenture, Holdings is required to provide an officers' certificate to the Trustee promptly upon any such officer obtaining knowledge of the occurrence of any Default or Event of Default (provided that such officers shall provide such certification at least annually whether or not they know of any Default or Event of Default) that has occurred and, if applicable, describe such Default or Event of Default and the status thereof.

Legal Defeasance and Covenant Defeasance

         Holdings may, at its option and at any time, elect to have its obligations discharged with respect to the outstanding New Holdings Notes ("Legal Defeasance"). Such Legal Defeasance means that Holdings shall be deemed to have paid and discharged the entire indebtedness represented by the outstanding New Holdings Notes, except for (i) the rights of Holders to receive payments in respect of the principal of, premium, if any, and interest on the New Holdings Notes when such payments are due, (ii) Holdings' obligations with respect to the New Holdings Notes concerning issuing temporary New Holdings Notes, registration of New Holdings Notes, mutilated, destroyed, lost or stolen New Holdings Notes and the maintenance of an office or agency for payments, (iii) the rights, powers, trust, duties and immunities of the Trustee and Holdings' obligations in connection therewith and (iv) the Legal Defeasance provisions of the Holdings Notes Indenture. In addition, Holdings may, at its option and at any time, elect to have the obligations of Holdings released with respect to certain covenants that are described in the Holdings Notes Indenture ("Covenant Defeasance") and thereafter any omission to comply with such obligations shall not constitute a Default or Event of Default with respect to the New Holdings Notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, reorganization and insolvency events) described under "Events of Default" will no longer constitute an Event of Default with respect to the New Holdings Notes.

         In order to exercise either Legal Defeasance or Covenant Defeasance,
(i) Holdings must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders cash in U.S. dollars, non-callable U.S. government obligations, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the New Holdings Notes on the stated date for payment thereof or on the applicable redemption date, as the case may be; (ii) in the case of Legal Defeasance, Holdings shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that (A) Holdings has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of the Holdings Notes Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred; (iii) in the case of Covenant Defeasance, Holdings shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred; (iv) no Default or Event of Default shall have occurred and be continuing on the date of such deposit or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit; (v) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under the Holdings Notes Indenture or any other material agreement or instrument to which Holdings or any of its Restricted Subsidiaries is a party or by which Holdings or any of its Restricted Subsidiaries is bound; (vi) Holdings shall have delivered to the Trustee an officers' certificate stating that the deposit was not made by Holdings with the intent of preferring the Holders over any other creditors of Holdings or with the intent of defeating, hindering, delaying or defrauding any other creditors of Holdings or others; and (vii) Holdings shall have delivered to the Trustee an officers' certificate and an opinion of counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with. Notwithstanding the foregoing, the opinion of counsel required by clause (ii) above with respect to a Legal Defeasance need not be delivered if all New Holdings Notes not therefore delivered to the Trustee for cancellation (x) have become due and payable, (y) will become due and payable on the maturity date within one year or (z) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and a the expense, of Holdings.

Satisfaction and Discharge

         The Holdings Notes Indenture will be discharged and will cease to be of further effect (except as to surviving rights or registration of transfer or exchange of the New Holdings Notes, as expressly provided for in the Holdings Notes Indenture) as to all outstanding New Holdings Notes when (i) either (a) all the New Holdings Notes theretofore authenticated and delivered (except lost, stolen or destroyed New Holdings Notes which have been replaced or paid and New Holdings Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by Holdings and thereafter repaid to Holdings or discharged from such trust) have been delivered to the Trustee for cancellation or (b) all New Holdings Notes not theretofore delivered to the Trustee for cancellation have become due and payable and Holdings has irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire Indebtedness on the New Holdings Notes not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest on the New Holdings Notes to the date of deposit together with irrevocable instructions from Holdings directing the Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be; (ii) Holdings has paid all other sums payable under the Holdings Notes Indenture by Holdings; and (iii) Holdings has delivered to the Trustee an officers' certificate and an opinion of counsel stating that all conditions precedent under the Holdings Notes Indenture relating to the satisfaction and discharge of the Holdings Notes Indenture have been complied with.

Modification of the Holdings Notes Indenture

         From time to time, Holdings and the Trustee, without the consent of the Holders, may amend the Holdings Notes Indenture for certain specified purposes, including curing ambiguities, defects or inconsistencies, so long as such change does not, in the opinion of the Trustee, adversely affect the rights of any of the Holders in any material respect. In formulating its opinion on such matters, the Trustee will be entitled to rely on such evidence as it deems appropriate, including, without limitation, solely on an opinion of counsel. Other modifications and amendments of the Holdings Notes Indenture may be made with the consent of the Holders of a majority in principal amount of the then outstanding New Holdings Notes issued under the Holdings Notes Indenture, except that, without the consent of each Holder affected thereby, no amendment may: (i) reduce the amount of New Holdings Notes whose Holders must consent to an amendment; (ii) reduce the rate of or change or have the effect of changing the time for payment of interest, including defaulted interest, on any New Holdings Notes; (iii) reduce the principal of or change or have the effect of changing the fixed maturity of any New Holdings Notes, or change the date on which any New Holdings Notes may be subject to redemption or repurchase, or reduce the redemption or repurchase price therefor; (iv) make any New Holdings Notes payable in money other than that stated in the New Holdings Notes; (v) make any change in provisions of the Holdings Notes Indenture protecting the right of each Holder to receive payment of principal of and interest on such Note on or after the due date thereof or to bring suit to enforce such payment, or permitting Holders of a majority in principal amount of New Holdings Notes to waive Defaults or Events of Default; (vi) amend, change or modify in any material respect the obligation of Holdings to make and consummate a Change of Control Offer in the event of a Change of Control or make and consummate a Net Proceeds Offer with respect to any Asset Sale that has been consummated or modify any of the provisions or definitions with respect thereto; or (vii) subordinate the Notes to any other obligation of Holdings.

Governing Law

         The Holdings Notes Indenture provides that it and the New Holdings Notes will be governed by, and construed in accordance with, the laws of the State of New York but without giving effect to applicable principles of conflicts of law to the extent that the application of the law of another jurisdiction would be required thereby.

The Trustee

         The Holdings Notes Indenture provides that, except during the continuance of an Event of Default, the Trustee will perform only such duties as are specifically set forth in the Holdings Notes Indenture. During the existence of an Event of Default, the Trustee will exercise such rights and powers vested in it by the Holdings Notes Indenture, and use the same degree of care and skill in its exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

         The Holdings Notes Indenture and the provisions of the TIA contain certain limitations on the rights of the Trustee, should it become a creditor of Holdings, to obtain payments of claims in certain cases or to realize on certain property received in respect of any such claim as security or otherwise. Subject to the TIA, the Trustee will be permitted to engage in other transactions; provided that if the Trustee acquires any conflicting interest as described in the TIA, it must eliminate such conflict within 30 days, obtain permission within 30 days from the Commission to continue as Trustee or resign.

         PNC and Chase have entered into the PNC/Chase Agreement pursuant to which PNC's corporate trust and escrow business will be purchased by Chase upon the satisfaction of certain pre-closing conditions and the issuance of appropriate regulatory approvals. Accordingly, if the PNC/Chase Agreement is consummated, Chase will become the Holdings Exchange Agent, the Company Exchange Agent, and the Trustee under the Holdings Notes Indenture.

Certain Definitions

         Set forth below is a summary of certain of the defined terms used in the Holdings Notes Indenture. Reference is made to the Holdings Notes Indenture for the full definition of all such terms, as well as any other terms used herein for which no definition is provided.

         "Acquired Indebtedness" means Indebtedness of a Person or any of its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary or at the time it merges or consolidates with Holdings or any of its Restricted Subsidiaries or assumed in connection with the acquisition of assets from such Person and in each case not incurred by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Restricted Subsidiary or such acquisition, merger or consolidation.

         "Affiliate" means, with respect to any specified Person, any other Person who, directly or indirectly, through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities or by contract; and the terms "controlling" and "controlled" have meanings correlative of the foregoing.

         "amend" means amend, modify, supplement, restate or amend and restate, including successively; and "amending" and "amended"have correlative meanings.

         "Asset Acquisition" means (a) an Investment by Holdings or any Restricted Subsidiary in any other Person pursuant to which such Person shall become a Restricted Subsidiary, or shall be merged with or into Holdings or any Restricted Subsidiary, or (b) the acquisition by Holdings or any Restricted Subsidiary of the assets of any Person (other than a Restricted Subsidiary) which constitutes all or substantially all of the assets of such Person or comprises any division or line of business of such Person or any other properties or assets of such Person other than in the ordinary course of business.

         "Asset Sale" means any direct or indirect sale, issuance, conveyance, transfer, lease (other than operating leases entered into in the ordinary course of business), assignment or other transfer by Holdings or any of its Restricted Subsidiaries (including any Sale and Leaseback Transaction) to any Person other than Holdings or a Restricted Subsidiary of (a) any Capital Stock of any Restricted Subsidiary; or (b) any other property or assets of Holdings or any Restricted Subsidiary other than in the ordinary course of business; provided, however, that Asset Sales shall not include (i) the sale or disposition of inventory in the ordinary course of business, (ii) the sale or other disposition of obsolete, worn out, damaged or otherwise unsuitable or unnecessary equipment or other obsolete assets, (iii) the exchange of assets for other non-cash assets that are (a) useful in the Permitted Business and
(b) have a fair market value at least equal to the fair market value of the assets being exchanged (as determined by the Board of Directors in good faith), (iv) the sale or other disposition of Cash Equivalents, (v) the grant of any license of intellectual property rights in the ordinary course of business, (vi) any transaction or series of related transactions in any fiscal year for which Holdings or its Restricted Subsidiaries receive aggregate consideration of less than $1.0 million and (vii) the sale, lease, conveyance, disposition or other transfer of all or substantially all of the assets of Holdings as permitted under "Merger, Consolidation and Sale of Assets."

         "Board of Directors" means, as to any Person, the board of directors of such Person or any duly authorized committee thereof.

         "Board Resolution" means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

         "Borrowing Base Amount" means, as of the date of determination, an amount equal to the sum, without duplication, of (i) 80% of the book value of the accounts receivable and (ii) 55% of the book value of the inventories of Holdings and its Restricted Subsidiaries, taken as a whole, as set forth in the most recent monthly consolidated financial statements of Holdings prepared and determined in accordance with GAAP.

         "Capital Stock" means (i) with respect to any Person that is a corporation, any and all shares, equity interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, including each class of Common Stock and Preferred Stock of such Person and
(ii) with respect to any Person that is not a corporation, any and all partnership or other equity interests of such Person.

         "Capitalized Lease Obligation" means, as to any Person, the obligations of such Person under a lease that are required to be classified and accounted for as capital lease obligations under GAAP and, for purposes of this definition, the amount of such obligations at any date shall be the capitalized amount of such obligations at such date, determined in accordance with GAAP.

         "Cash Equivalents" means (i) marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof; (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either Standard & Poor's Corporation or any successor thereto ("S&P") or Moody's Investors Service, Inc. or any successor thereto ("Moody's"); (iii) commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 (or the equivalent successor rating) from S&P or at least P-1 (or the equivalent successor rating) from Moody's; (iv) certificates of deposit or bankers' acceptances maturing within one year from the date of acquisition thereof issued by any bank organized under the laws of the United States of America or any state thereof or the District of Columbia or any U.S. branch of a foreign bank having at the date of acquisition thereof combined capital and surplus of not less than $250,000,000; (v) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (i) above entered into with any bank meeting the qualifications specified in clause (iv) above; and (vi) investments in money market funds which invest substantially all their assets in securities of the types described in clauses (i) through (v) above.

         "Change of Control" means the occurrence of one or more of the following events: (i) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of Holdings to any Person or group of related Persons for purposes of Section 13(d) of the Exchange Act (a "Group"), together with any Affiliates thereof (whether or not otherwise in compliance with the provisions of the Indenture) other than to the Permitted Holders; (ii) the approval by the holders of Capital Stock of Holdings of any plan or proposal for the liquidation or dissolution of Holdings (whether or not otherwise in compliance with the provisions of the Holdings Notes Indenture); (iii) any Person or Group (other than the Permitted Holders) shall become the owner, directly or indirectly, beneficially or of record, of shares representing more than 50% of the aggregate ordinary voting power represented by the issued and outstanding Capital Stock of Holdings; or (iv) the replacement of a majority of the Board of Directors of Holdings over a two-year period from the directors who constituted the Board of Directors of Holdings at the beginning of such period, and such replacement shall not have been approved by a vote of at least a majority of the Board of Directors of Holdings then still in office who either were members of such Board of Directors at the beginning of such period or whose election as a member of such Board of Directors was previously so approved.

         "Common Stock" of any Person means any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or non-voting) of such Person's common stock, whether outstanding on the Issue Date or issued after the Issue Date, and includes, without limitation, all series and classes of such common stock.

         "Company Notes" means the 10 1/2% Senior Notes due 2005 of R.A.B. Enterprises, Inc.

         "Company Notes Indenture" means the indenture dated May 1, 1998, between R.A.B. Enterprises, Inc., the Guarantors named therein and the Trustee relating to the Company Notes.

         "Consolidated EBITDA" means, with respect to any Person, for any period, the sum (without duplication) of (i) Consolidated Net Income and (ii) to the extent Consolidated Net Income has been reduced thereby, (A) all income taxes of such Person and its Restricted Subsidiaries paid or accrued in accordance with GAAP for such period (other than income taxes attributable to extraordinary, unusual or nonrecurring gains or losses or taxes attributable to sales or dispositions outside the ordinary course of business), (B) Consolidated Interest Expense and (C) Consolidated Non-Cash Charges less any non-cash items increasing Consolidated Net Income for such period, all as determined on a consolidated basis for such Person and its Restricted Subsidiaries in accordance with GAAP.

         "Consolidated Fixed Charge Coverage Ratio" means, with respect to any Person, the ratio of Consolidated EBITDA of such Person during the four full fiscal quarters (the "Four Quarter Period") ending on or prior to the date of the transaction giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio (the "Transaction Date") to Consolidated Fixed Charges of such Person for the Four Quarter Period. In addition to and without limitation of the foregoing, for purposes of this definition, "Consolidated EBITDA" and "Consolidated Fixed Charges" shall be calculated after giving effect on a pro forma basis for the period of such calculation to (i) the incurrence or the repayment, repurchase, defeasance or other discharge of any Indebtedness of such Person or any of its Restricted Subsidiaries (and the application of the proceeds thereof) giving rise to the need to make such calculation and any incurrence or repayment of other Indebtedness (and the application of the proceeds thereof), other than the incurrence or repayment of Indebtedness in the ordinary course of business for working capital purposes pursuant to working capital facilities, occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such incurrence or the repayment, repurchase, defeasance or other discharge, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Four Quarter Period and (ii) any Asset Sales or Asset Acquisitions (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of such Person or one of its Restricted Subsidiaries (including any Person who becomes a Restricted Subsidiary as a result of the Asset Acquisition) incurring, assuming or otherwise being liable for Acquired Indebtedness and also including or excluding, as applicable, any Consolidated EBITDA (including any pro forma expense and cost reductions), whether positive or negative, attributable to the assets which are the subject of the Asset Acquisition or Asset Sale, as the case may be, during the Four Quarter Period) occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such Asset Sale or Asset Acquisition (including the incurrence, assumption or liability for any such Acquired Indebtedness) occurred on the first day of the Four Quarter Period. If such

Person or any of its Restricted Subsidiaries directly or indirectly guarantees Indebtedness of a third Person, the preceding sentence shall give effect to the incurrence of such guaranteed Indebtedness as if such Person or any Restricted Subsidiary of such Person had directly incurred or otherwise assumed such guaranteed Indebtedness. Furthermore, in calculating "Consolidated Fixed Charges" for purposes of determining the denominator (but not the numerator) of this "Consolidated Fixed Charge Coverage Ratio," (1) interest on outstanding Indebtedness determined on a fluctuating basis as of the Transaction Date and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on the Transaction Date; and (2) notwithstanding clause (1) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Interest Swap Obligations, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of such agreements. For purposes of this definition, whenever pro forma effect is to be given to an Asset Acquisition, the amount of Consolidated Net Income relating thereto and the amount of Consolidated Interest Expense associated with any Indebtedness incurred in connection therewith, the pro forma calculations shall be determined in good faith by a responsible financial or accounting Officer of Holdings.

         "Consolidated Fixed Charges" means, with respect to any Person for any period, the sum, without duplication, of (i) Consolidated Interest Expense, plus (ii) the product of (x) the amount of all dividend payments on any series of Preferred Stock of such Person or its Subsidiaries (other than dividends paid in Qualified Capital Stock) paid or accrued during such period times (y) a fraction, the numerator of which is one and the denominator of which is one minus the then current effective consolidated federal, state and local tax rate of such Person, expressed as a decimal.

         "Consolidated Interest Expense" means, with respect to any Person for any period, the sum of, without duplication: (i) the aggregate of the interest expense of such Person and its Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, including without limitation, (a) any amortization of debt discount and amortization or write-off of deferred financing costs, (b) the net costs under Interest Swap Obligations, and (c) the interest portion of any deferred payment obligation; and (ii) the interest component of Capitalized Lease Obligations paid or accrued by such Person and its Restricted Subsidiaries during such period as determined on a consolidated basis in accordance with GAAP.

         "Consolidated Net Income" means, with respect to any Person, for any period, the aggregate net income (or loss) of such Person and its Restricted Subsidiaries for such period on a consolidated basis, determined in accordance with GAAP; provided that there shall be excluded therefrom (a) after-tax gains from Asset Sales or abandonments or reserves relating thereto, (b) after-tax items classified as extraordinary or nonrecurring gains, (c) the net income of any Person acquired in a "pooling of interests" transaction accrued prior to the date it becomes a Restricted Subsidiary of the referent Person or is merged or consolidated with the referent Person or any Restricted Subsidiary of the referent Person, (d) the net income (but not loss) of any Restricted Subsidiary of the referent Person to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of that income is restricted by a contract or operation of law, (e) the net income of any Person, other than a Restricted Subsidiary of the referent Person, except, for purposes of the covenant described under "Certain Covenants--Limitation on Restricted Payments," to the extent of cash dividends or distributions paid to the referent Person or to a Wholly Owned Restricted Subsidiary of the referent Person by such Person, (f) any restoration to income of any contingency reserve, except to the extent that provision for such reserve was made out of Consolidated Net Income accrued at any time following the Issue Date, and (g) income or loss attributable to discontinued operations (including, without limitation, operations disposed of during such period whether or not such operations were classified as discontinued).

         "Consolidated Non-Cash Charges" means, with respect to any Person, for any period, the aggregate depreciation, amortization and other non-cash expenses of such Person and its Restricted Subsidiaries reducing Consolidated Net Income of such Person and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP (excluding any such charges constituting an extraordinary item or loss or any such charge which requires an accrual of or a reserve for cash charges for any future period).

         "Credit Agreement" means the Amended and Restated Credit Agreement dated as of May 1, 1998, by and among Millbrook Distribution Services Inc., The B. Manischewitz Company, LLC, The Chase Manhattan Bank, as agent, and NationsBank, N.A., as co-agent, and the lenders party thereto in their capacities as lenders thereunder, together with the related agreements entered into in connection therewith (including, without limitation, any guarantee agreements and security documents), in each case as such agreements may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, including any agreement extending the maturity of, refinancing, replacing or otherwise restructuring (including increasing the amount of available borrowings thereunder (provided that such increase in borrowings is permitted by the "Limitation on Incurrence of Additional Indebtedness and Issuance of Disqualified Capital Stock" covenant above) or adding Restricted Subsidiaries of Holdings as additional borrowers or guarantors thereunder) all or any portion of the Indebtedness under such agreement or any successor or replacement agreement and whether by the same or any other agent, co-agent, lender or group of lenders.

         "Currency Agreement" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement.

         "Default" means an event or condition the occurrence of which is, or with the lapse of time or the giving of notice or both would be, an Event of Default.

         "Disqualified Capital Stock" means that portion of any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the sole option of the holder thereof on or prior to the final maturity date of the New Holdings Notes.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any successor statute or statutes thereto and the rules and regulations promulgated thereunder.

         "fair market value" means, with respect to any asset or property, the price which could be negotiated in an arm's-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair market value shall be determined by the Board of Directors of Holdings acting reasonably and in good faith and shall be evidenced by a Board Resolution of the Board of Directors of Holdings delivered to the Trustee.

         "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board, which are in effect as of the Issue Date.

         "Guarantees" means the guarantees of Millbrook and Manischewitz of the Company Notes in accordance with the Company Notes Indenture.

         "Holdings" means R.A.B. Holdings, Inc., a Delaware corporation.

         "Holdings Escrow Agreement" means the escrow agreement dated as of May 1, 1998, among Holdings, PNC Bank, National Association, as escrow agent and collateral agent, and PNC Bank, National Association as trustee under the Holdings Notes Indenture.

         "incur" means, with respect to any Indebtedness, to create, issue, incur (including by conversion, exchange or otherwise), assume, guarantee or otherwise become liable in respect of such Indebtedness (and "incurrence," "incurred" and "incurring" shall have meanings correlative to the foregoing). Indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary or is merged or consolidated with or into Holdings or any Restricted Subsidiary shall be deemed to be incurred at such time. The accrual of interest or the accretion of original issue discount shall not be deemed to be an incurrence.

         "Indentures" means the Company Notes Indenture and the Holdings Notes Indenture.

         "Indebtedness" means with respect to any Person, without duplication,
(i) the principal amount of all indebtedness of such Person for borrowed money; (ii) the principal amount of all indebtedness of such Person evidenced by bonds, debentures, New Holdings Notes or other similar instruments; (iii) all Capitalized Lease Obligations of such Person; (iv) all indebtedness of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations and all obligations under any title retention agreement (but excluding trade accounts payable and other accrued liabilities arising in the ordinary course of business that are not overdue by 90 days or more or are being contested in good faith); (v) reimbursement obligations of such Person on any letter of credit, banker's acceptance or similar credit transaction; (vi) guarantees and other similar contingent obligations in respect of indebtedness or obligations referred to in clauses (i) through (v) above and clause (viii) below; (vii) all obligations of any other Person of the type referred to in clauses (i) through (vi) which are secured by any lien on any property or asset of such Person, the amount of such obligation being deemed to be the lesser of the fair market value of such property or asset or the amount of the obligation so secured; and (viii) all obligations of such Person under Currency Agreements and Interest Swap Obligations.

         "Independent Financial Advisor" means a firm (i) which does not, and whose directors, officers and employees or Affiliates do not, have a direct or indirect financial interest in Holdings (excluding an interest consisting solely of monies owed for services rendered) and (ii) which, in the judgment of the Board of Directors of Holdings, is otherwise independent and qualified to perform the task for which it is to be engaged.

         "Interest Swap Obligations" means the obligations of any Person pursuant to any arrangement with any other Person, whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such other Person calculated by applying a fixed or a floating rate of interest on the same notional amount and shall include, without limitation, interest rate swaps, caps, floors, collars and similar agreements.

         "Investment" means, with respect to any Person, any direct or indirect loan or other extension of credit (including, without limitation, a guarantee) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition by such Person of any Capital Stock, bonds, New Holdings Notes, debentures or other securities or evidences of Indebtedness issued by, any other Person. "Investment" shall exclude extensions of trade credit and advances to customers by Holdings and its Restricted Subsidiaries in accordance with normal trade practices of Holdings or such Restricted Subsidiary, as the case may be. For the purposes of the "Limitation on Restricted Payments" covenant, (i) "Investment" shall include and be valued at the fair market value of the net assets of any Restricted Subsidiary at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary and shall exclude the fair market value of the net assets of any Unrestricted Subsidiary at the time that such Unrestricted Subsidiary is designated a Restricted Subsidiary and (ii) the amount of any Investment shall be the original cost of such Investment plus the cost of all additional Investments by Holdings or any of its Restricted Subsidiaries, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment, reduced by the payment of dividends or distributions in connection with such Investment or any other amounts received in respect of such Investment; provided that no such payment of dividends or distributions or receipt of any such other amounts shall reduce the amount of any Investment if such payment of dividends or distributions or receipt of any such amounts would be included in Consolidated Net Income. If Holdings or any Restricted Subsidiary sells or otherwise disposes of any Common Stock of any direct or indirect Restricted Subsidiary such that, after giving effect to any such sale or disposition, Holdings no longer owns, directly or indirectly, greater than 50% of the outstanding Common Stock of such Restricted Subsidiary, Holdings shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Common Stock of such Restricted Subsidiary not sold or disposed of.

         "Issue Date" means the date of original issuance of the Old Holdings Notes.

         "Lien" means any lien, mortgage, deed of trust, pledge, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof and any agreement to give any security interest).

         "Net Cash Proceeds" means, with respect to any Asset Sale, the aggregate proceeds in the form of cash or Cash Equivalents including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents (other than the portion of any such deferred payment constituting interest) and cash and Cash Equivalents received upon the disposition of non-cash consideration received in any Asset Sale received by Holdings or any of its Restricted Subsidiaries from such Asset Sale net of (a) reasonable out-of-pocket expenses and fees incurred in connection with such Asset Sale (including, without limitation, legal, accounting and investment banking fees and sales commissions), (b) taxes paid or payable after taking into account any reduction in consolidated tax liability due to available tax credits or deductions and any tax sharing arrangements, (c) repayment of Indebtedness that is required to be repaid in connection with such Asset Sale and (d) appropriate amounts to be provided by Holdings or any Restricted Subsidiary, as the case may be, as a reserve, in accordance with GAAP, against any liabilities associated with such Asset Sale and retained by Holdings or any Restricted Subsidiary, as the case may be, after such Asset Sale.

         "Obligations" means, with respect to any Indebtedness, all obligations for principal, premium, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any such Indebtedness.

         "Pari Passu Indebtedness" means any Indebtedness of Holdings ranking pari passu in right of payment with the New Holdings Notes.

         "Permitted Business" means the business of food manufacturing and processing, food distribution and other businesses similar thereto or reasonably related thereto, including without limitation, providing merchandising services.

         "Permitted Holders" means (i) Mr. Richard A. Bernstein, (ii) trusts for the benefit of Mr. Bernstein and/or members of his immediate family and
(iii) in the event of the incompetence or death of Mr. Bernstein, his estate, executor, administrator or other personal representative.

         "Permitted Indebtedness" means, without duplication, each of the following:

         (i) Indebtedness under the New Holdings Notes, the Company Notes and the Guarantees and Permitted Refinancings thereof;

         (ii) Indebtedness incurred pursuant to the Credit Agreement in an aggregate principal amount, at any time outstanding, not to exceed the greater of (x) $55 million and (y) the Borrowing Base Amount, in each case, less mandatory, permanent repayments (excluding amounts refinanced as permitted under the definition of Credit Agreement) actually made in respect of any Indebtedness thereunder (which are accompanied by a permanent reduction in commitment in the case of the Revolving Credit Facility);

         (iii) Permitted Refinancings of (x) other Indebtedness of Holdings or any Restricted Subsidiary to the extent outstanding on the Issue Date reduced by the amount of any scheduled amortization payments or mandatory prepayments when actually paid or permanent reductions thereon and (y) Indebtedness incurred under the Consolidated Fixed Charge Coverage Ratio test of the "--Limitation on Incurrence of Additional Indebtedness and Issuance of Disqualified Capital Stock" covenant;

         (iv) Interest Swap Obligations of Holdings covering Indebtedness of Holdings or any Restricted Subsidiary and Interest Swap Obligations of any Restricted Subsidiary covering Indebtedness of such Restricted Subsidiary; provided, however, that such Interest Swap Obligations are entered into to protect Holdings and/or its Restricted Subsidiaries from fluctuations in interest rates on Indebtedness incurred in accordance with the Indentures to the extent the notional principal amount of such Interest Swap Obligation does not exceed the principal amount of the Indebtedness to which such Interest Swap Obligation relates;

         (v) Indebtedness under Currency Agreements; provided that in the case of Currency Agreements which relate to Indebtedness, such Currency Agreements are designed to protect Holdings or any Restricted Subsidiary against fluctuations in currency values and do not increase the Indebtedness of Holdings and its Restricted Subsidiaries outstanding other than as a result of fluctuations in foreign currency exchange rates or by reason of fees, indemnities and compensation payable thereunder;

         (vi) Indebtedness of a Wholly Owned Restricted Subsidiary to Holdings or to a Wholly Owned Restricted Subsidiary for so long as such Indebtedness is held by Holdings or a Wholly Owned Restricted Subsidiary, in each case subject to no Lien being held by a Person other than Holdings or a Wholly Owned Restricted Subsidiary; provided that if as of any date any Person other than Holdings or a Wholly Owned Restricted Subsidiary owns or holds any such Indebtedness or holds a Lien in respect of such Indebtedness, such date shall be deemed the incurrence of Indebtedness not constituting Permitted Indebtedness by the issuer of such Indebtedness;

         (vii) Indebtedness of Holdings to a Wholly Owned Restricted Subsidiary for so long as such Indebtedness is held by a Wholly Owned Restricted Subsidiary, in each case subject to no Lien; provided that (a) any Indebtedness of Holdings to any Wholly Owned Restricted Subsidiary is unsecured and subordinated, pursuant to a written agreement, to Holdings' obligations under the Holdings Notes Indenture and the New Holdings Notes and
(b) if as of any date any Person other than a Wholly Owned Restricted Subsidiary owns or holds any such Indebtedness or any Person holds a Lien in respect of such Indebtedness, such date shall be deemed the incurrence of Indebtedness not constituting Indebtedness permitted by this clause (vii);

         (viii) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within two business days of incurrence;

         (ix) Indebtedness of Holdings or any Restricted Subsidiary (a) represented by letters of credit for the account of Holdings or such Restricted Subsidiary, as the case may be, in order to provide security for workers' compensation claims, payment obligations in connection with self-insurance or similar requirements in the ordinary course of business and
(b) in respect of performance, surety or appeal bonds incurred in the ordinary course of business;

         (x) Indebtedness of Holdings or any Restricted Subsidiary (other than for borrowed money) pursuant to agreements providing for indemnification, purchase price adjustments and similar obligations that is incurred in the ordinary course of business or in connection with the sale of a business, assets or a Subsidiary;

         (xi) Indebtedness represented by Capitalized Lease Obligations and Purchase Money Indebtedness of Holdings and its Restricted Subsidiaries incurred in the ordinary course of business not to exceed $2.0 million at any one time outstanding; and

         (xii) Additional Indebtedness of Holdings or any Restricted Subsidiary in an amount not to exceed $25.0 million at any one time outstanding; provided that such amount is incurred on or before the nine month anniversary of the Issue Date; and provided further that, on or prior to the nine month anniversary of the Issue Date, such amount is used to consummate the acquisition of one or more Permitted Businesses that becomes upon the closing of such acquisition a Restricted Subsidiary of Holdings or any Restricted Subsidiary.

         "Permitted Investments" means (i) Investments by Holdings or any Restricted Subsidiary in any Person that is or will become immediately after such Investment a Restricted Subsidiary or that will merge or consolidate into Holdings or a Restricted Subsidiary; (ii) Investments in Holdings by any Restricted Subsidiary; provided that any Indebtedness evidencing such Investment is unsecured and subordinated, pursuant to a written agreement, to Holdings' obligations under the New Holdings Notes and the Holdings Notes Indenture; (iii) investments in cash and Cash Equivalents; (iv) loans and advances to employees and officers of Holdings and its Restricted Subsidiaries (other than to Permitted Holders) in the ordinary course of business for bona fide business purposes not in excess of $250,000 at any one time outstanding;
(v) Currency Agreements and Interest Swap Obligations entered into in the ordinary course of Holdings' or its Restricted Subsidiaries' businesses and otherwise in compliance with the Indentures; (vi) Investments in securities of trade creditors or customers received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers; (vii) Investments made by Holdings or its Restricted Subsidiaries as a result of consideration received in connection with an Asset Sale made in compliance with the "Limitation on Asset Sales" covenant and
(viii) Investments existing on the Issue Date.

         "Permitted Liens" means (a) Liens securing Acquired Indebtedness; provided, however, that such Liens were in existence prior to the contemplation of such acquisition, merger or consolidation and do not secure any property or assets of Holdings or any Restricted Subsidiary of Holdings other than the property or assets subject to the Liens prior to such acquisition, merger or consolidation; (b) Liens imposed by law such as carriers', warehousemen's and mechanic's Liens and other similar Liens arising in the ordinary course of business which secure payment of obligations not more than 30 days past due or which are being contested in good faith and by appropriate proceedings; (c) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings; provided, however, that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor; (d) easements, reservation of rights of way, licenses of intellectual property in the ordinary course and other similar restrictions on the use of properties or assets, or minor imperfections of title that in the aggregate are not material in amount and do not in any case materially detract from the properties subject thereto or interfere with the ordinary conduct of the business of Holdings and its Restricted Subsidiaries; (e) Liens resulting from the deposit of cash or New Holdings Notes in connection with contracts, tenders or expropriation proceedings, or to secure workers' compensation, surety or appeal bonds, costs of litigation when required by law and public and statutory obligations or obligations under franchise arrangements entered into in the ordinary course of business; (f) Liens securing Indebtedness incurred pursuant to clause (xii) of the definition of "Permitted Indebtedness" in an aggregate amount not to exceed $15 million at any one time outstanding; and (g) Liens securing Indebtedness consisting of Capitalized Lease Obligations or industrial revenue bonds, in each case incurred solely for the purpose of financing all or any part of the purchase price or cost of construction or installation of assets used in the business of Holdings or its Restricted Subsidiaries, or repairs, additions or improvements to such assets; provided, however, that (i) such Liens secure Indebtedness in an amount not in excess of the original purchase price or the original cost of any such assets or repairs, additions or improvements thereto (plus an amount equal to the reasonable fees and expenses, including attorneys fees and expenses, incurred in connection with the incurrence of such Indebtedness), (ii) such Liens do not extend to any other assets of Holdings or its Restricted Subsidiaries (and, in the case of repairs, additions or improvements to any such assets, such Lien extends only to the assets repaired, added to or improved), (iii) the Incurrence of such Indebtedness is permitted under the Indenture and (iv) such Liens attach within 60 days of such purchase, construction, installation, repair, addition or improvement.

         "Permitted Refinancing" means, with respect to any Indebtedness of any Person, any Refinancing of such Indebtedness; provided, however, that (i) such Refinancing shall not result in an increase in the aggregate principal amount of Indebtedness of such Person as of the date of such proposed Refinancing (plus the amount of any premium required to be paid under the terms of the instrument governing such Indebtedness and plus the amount of reasonable expenses incurred by Holdings in connection with such Refinancing),
(ii) such Indebtedness shall not have a Weighted Average Life to Maturity that is less than the Weighted Average Life to Maturity of the Indebtedness being Refinanced or a final maturity earlier than the final maturity of the Indebtedness being Refinanced, (iii) if the Indebtedness being Refinanced is Indebtedness of Holdings, then such Refinancing Indebtedness shall be Indebtedness solely of Holdings and (iv) if the Indebtedness being Refinanced is subordinate or junior to the Holdings Notes, then such Refinancing Indebtedness shall be subordinate to the New Holdings Notes at least to the same extent and in the same manner as the Indebtedness being Refinanced.

         "Person" means an individual, partnership, corporation, unincorporated organization, limited liability company, trust or joint venture, or a governmental agency or political subdivision thereof.

         "Preferred Stock" of any Person means any Capital Stock of such Person that has preferential rights to any other Capital Stock of such Person with respect to dividends or redemptions or upon liquidation.

         "Public Equity Offering" means an underwritten public offering of Qualified Capital Stock pursuant to a registration statement filed with the Commission in accordance with the Securities Act generating gross cash proceeds of at least $50 million.

         "Purchase Money Indebtedness" means Indebtedness of Holdings and its Restricted Subsidiaries incurred in the normal course of business for the purpose of financing all or any part of the purchase price, or the cost of installation, construction or improvement, of property, equipment or other assets; provided, however, (A) the Indebtedness shall not exceed the cost of such property, equipment or assets and shall not be secured by any property, equipment or assets of Holdings or any Restricted Subsidiary other than the property, equipment and assets so acquired or constructed and (B) the Lien securing such Indebtedness shall be created within 180 days of such acquisition or construction or, in the case of a refinancing of any Purchase Money Indebtedness, within 180 days of such refinancing.

         "Qualified Capital Stock" means any Capital Stock that is not Disqualified Capital Stock.

         "redeem" means redeem, repurchase, defease or otherwise acquire or retire for value; and "redemption" and "redeemed" have correlative meanings.

         "Refinance" means, in respect of any security or Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue a security or Indebtedness in exchange or replacement for, such security or Indebtedness in whole or in part. "Refinanced" and "Refinancing" shall have correlative meanings.

         "Replacement Assets" means (i) properties and assets that replace the properties and assets that were the subject of such Asset Sale or in properties and assets that will be used in a Permitted Business or (ii) all of the Capital Stock of a Person whose assets are of the type described in clause
(i), provided that such Person becomes a Restricted Subsidiary of Holdings.

         "Restricted Subsidiary" means any Subsidiary of Holdings which at the time of determination is not an Unrestricted Subsidiary.

         "Revolving Credit Facility" means one or more revolving credit facilities under the Credit Agreement.

         "Sale and Leaseback Transaction" means any direct or indirect arrangement with any Person or to which any such Person is a party, providing for the leasing to Holdings or a Restricted Subsidiary of any property, whether owned by Holdings or any Restricted Subsidiary at the Issue Date or later acquired, which has been or is to be sold or transferred by Holdings or such Restricted Subsidiary to such Person or to any other Person from whom funds have been or are to be advanced by such Person on the security of such Property.

         "Securities Act" means the Securities Act of 1933, as amended, and any other successor statute or statutes thereto and the rules and regulations promulgated thereunder.

         "Subsidiary," with respect to any Person, means (i) any corporation of which the outstanding Capital Stock having at least a majority of the votes entitled to be cast in the election of directors under ordinary circumstances shall at the time be owned, directly or indirectly, by such Person or (ii) any other Person of which at least a majority of the voting interest under ordinary circumstances is at the time, directly or indirectly, owned by such Person.

         "Term Loan Facility" means one or more term loan facilities under the Credit Agreement.

         "Unrestricted Subsidiary" of any Person means (i) any Subsidiary of such Person that at the time of determination shall be or continue to be designated an Unrestricted Subsidiary by the Board of Directors of such Person in the manner provided below and (ii) any Subsidiary of an Unrestricted Subsidiary.

         "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (a) the then outstanding aggregate principal amount of such Indebtedness into (b) the sum of the total of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) which will elapse between such date and the making of such payment.

         "Wholly Owned Restricted Subsidiary" of any Person means any Restricted Subsidiary of such Person of which all the outstanding voting securities (other than in the case of a foreign Restricted Subsidiary, directors' qualifying shares or an immaterial amount of shares required to be owned by other Persons pursuant to applicable law) are owned by such Person or any Wholly Owned Restricted Subsidiary of such Person.

                        DESCRIPTION OF CREDIT AGREEMENT

         The Credit Agreement among Millbrook, Manischewitz, the several lenders from time to time parties thereto (collectively, the "Lenders"), The Chase Manhattan Bank, as administrative agent and collateral agent (the "Agent"), and NationsBank, N.A., as co-agent, provides for revolving credit loans of up to $90.2 million and a term loan of $9.31 million. The following is a summary description of the principal terms of the Credit Agreement, as amended, currently in effect and is subject to and qualified in its entirety by reference to the definitive Credit Agreement, as amended, and the other loan documents.

         At June 30, 1998, $10.3 million was outstanding under the Credit Agreement, consisting of revolving credit borrowings of $1.2 million and a $9.1 million term loan, and approximately $54.3 million of additional borrowing capacity was available under the Credit Agreement.

         Security. The obligations of Millbrook and Manischewitz under the Credit Agreement will be secured by (i) substantially all the assets of Millbrook and (ii) the accounts receivable, inventory and intellectual property of Manischewitz. The obligations of Millbrook and Manischewitz under the Credit Agreement will also be secured by a non-recourse pledge by the Company of all the capital stock of Millbrook.

         Interest; Maturity. Interest on the revolving credit loans and the term loan under the Credit Agreement, at the borrower's option, bear interest at a rate per annum equal to the Adjusted LIBO Rate or an Alternate Base Rate, in each case, plus an interest margin based on Millbrook's and Manischewitz's combined borrowing base availability. The revolving credit portion of the Credit Agreement matures on March 31, 2002 and the term loan portion of the Credit Agreement matures on March 31, 2003.

         Interest Rate Protection. Millbrook is a party to an interest rate protection agreement with Bank of Montreal covering a notional principal amount of $50 million.

         Covenants. The Credit Agreement contains a number of covenants that, among other things, restrict the ability of Millbrook, Manischewitz and their respective subsidiaries to dispose of assets, incur additional indebtedness, prepay other indebtedness or amend certain other debt instruments, pay dividends, create liens on assets, enter into sale and leaseback transactions, make investments, loans or advances, make acquisitions, engage in mergers or consolidations, materially change the business conducted by Millbrook, Manischewitz or their respective subsidiaries or engage in certain transactions with affiliates and otherwise restrict certain corporate activities; however, certain of these covenants are subject to a number of qualifications and exceptions. In addition, under the Credit Agreement, Millbrook and Manischewitz will be required to meet certain financial covenants, including, without limitation, debt service coverage ratios, leverage ratios and annual capital expenditure limitations.

         Events of Default. The Credit Agreement contains customary events of default, including payment defaults, breach of representations and warranties, covenant defaults, cross-defaults and cross-acceleration to certain other indebtedness, certain events of bankruptcy and insolvency, ERISA, judgment defaults, actual or asserted invalidity of any security interest and Change of Control (as defined in the Credit Agreement) of the Company, Millbrook or Manischewitz in certain circumstances as set forth therein.

                        BOOK-ENTRY; DELIVERY AND FORM

         Except as described in the next paragraph, both the New Holdings Notes and the New Company Notes initially will be represented by one or more permanent global certificates in definitive, duly registered from (collectively, the "Global Notes"). The Global Notes will be deposited on their date of issue with, or on behalf of, the DTC and registered in the name of a nominee of DTC.

         The Global Notes. The Issuers expect that pursuant to procedures established by DTC (i) upon the issuance of the Global Notes, DTC or its custodian will credit on its internal system, the principal amount of New Notes of the individual beneficial interests represented by such Global Notes to the respective accounts of persons who have accounts with such depositary and (ii) ownership of beneficial interest in the Global Notes will be shown on, and the transfer of such ownership will be effective only through, records maintained by DTC or its nominee (with respect to interest of participants) and the records of participants (with respect to interest of person other than participants). Ownership of beneficial interests in the Global Notes will be limited to persons who have accounts with DTC ("participants") or persons who hold interests through participants.

         So long as DTC, or its nominee, is the registered owner or holder of the New Notes, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the New Notes represented by such Global Notes for all purposes under the Indentures. No beneficial owner of an interest in the Global Notes will be able to transfer that interest except in accordance with DTC's procedures.

         Payments of the principal of, premium (if any) and interest on, the Global Notes will be made to DTC or its nominee, as the case may be, as the registered owner thereof. None of the Company, Holdings, the Trustees or any Paying Agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Global Notes or for maintaining, supervising or reviewing any records relating to such beneficial ownership interest.

         The Issuers expect that DTC or its nominee, upon receipt of any payment of principal, premium, if any, and interest on the Global Notes, will credit participants' accounts with payments in amounts proportionate to their beneficial interests in the principal amount of the Global Notes as shown on the records of DTC or its nominee. The Issuers also expect that payments by participants to owners of beneficial owners in the Global Notes held through such participants will be governed by standing instructions and customary practice, as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. Such payments will be the responsibility of such participants.

         Transfers between participants in DTC will be effected in the ordinary way through DTC's same-day funds system in accordance with DTC rules and will be settled in same-day funds. if a holder requires physical delivery of a certificated New Note for any reason, including to sell New Notes to persons in states in which require physical delivery of the New Notes, or to pledge such securities, such holder must transfer its interest in a Global Note, in accordance with the normal procedures of DTC.

         DTC has advised the Issuers that it will take any action permitted to be taken by a holder of New Notes (including the presentation of New Notes for exchange as described below) only at the direction of one or more participants to whose account the DTC interests in the Global Notes are credited and only in respect of such portion of the aggregate principal amount of New Notes as to which such participant or participants has or have given such direction.

         DTC has advised the Issuers as follows: DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "Clearing Agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and certain other organizations. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly ("indirect participants").

         Although DTC has agreed to the foregoing procedures in order to facilitate transfers of interests in the Global Notes among participants of DTC, it is under no obligation to perform such procedures, and such procedures may be discontinued at any time. Neither of the Issuers nor the Trustee will have any responsibility for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

         Certificated Notes. If DTC is at any time unwilling or unable to continue as a depositary for the Global Notes and a successor depositary is not appointed by the Issuer within 90 days, certificated notes will be issued in exchange for the Global Notes.

                             PLAN OF DISTRIBUTION

         Based on an interpretation by the staff of the Commission set forth in no-action letters issued to third parties, the Company believes that New Notes issued pursuant to the Exchange Offer in exchange for Old Notes may be offered for resale, resold and otherwise transferred by holders thereof (other than any such holder which is an "affiliate" of Holders of the Company or the guarantors within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such New Notes are acquired in the ordinary course of such holders' business and such holders have no arrangement with any person to participate in the distribution of such New Notes. See "Morgan Stanley & Co. Inc." SEC No-Action Letter (available June 5, 1991), "Exxon Capital Holdings Corporation" SEC No-Action Letter (available May 13, 1988) and "Shearman & Sterling" SEC No-Action Letter (available July 2, 1993).

         Each broker-dealer that receives New Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Old Notes where such Old Notes were acquired as a result of market-making activities or other trading activities. The Issuers have agreed that, for a period of 180 days after the Expiration Date, it will make this Prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition, until _______ 1999, all dealers effecting transactions in the New Notes may be required to deliver a prospectus.

         The Issuers will not receive any proceeds from any sale of New Notes by broker-dealers. New Notes received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the New Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such New Notes. Any broker-dealer that resells New Notes that were received by it for its own account and any broker or dealer that participates in a such New Notes may be deemed to be an "underwriter" within the Securities Act, and any profit on any such resale of New Notes, commissions or concessions received by any such persons may be underwriting compensation under the Securities Act. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus meeting the requirements of the Securities Act, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

         For a period of 180 days after the Expiration Date, the Company will promptly send additional copies of this Prospectus and any amendment or supplement to this Prospectus to any broker-dealer that requests such documents in the applicable Letter of Transmittal. The Issuers have agreed to pay all expenses incident to the Exchange Offers (including the expenses of one counsel for the holders of the Old Notes) other than commissions or concessions of any broker-dealers and will indemnify holders of the Old Notes (including any broker-dealers) against certain liabilities, including certain liabilities under the Securities Act.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

         The following discussion summarizes certain Federal income tax consequences of the exchange of the Notes under existing Federal income tax law, which is subject to change, possibly retroactively. This summary does not discuss all aspects of Federal income taxation which may be relevant to a particular investor in light of his personal investment circumstances or to certain types of investors subject to special treatment under the Federal income tax laws (for example, financial institutions, insurance companies, tax-exempt organizations, broker-dealers, and foreign taxpayers) and it does not discuss any aspects of other federal taxes or state, local, or foreign tax law. This summary assumes that investors hold and will continue to hold their Notes as "capital assets" (generally, property held for investment) under the Internal Revenue Code of 1986, as amended (the "Code"). Each holder is advised to consult its tax advisors as to the specific tax consequences of exchanging the Notes, including the application and effect of Federal, state, local and foreign income and other tax laws.

         An exchange of an Old Note for a New Note (the "Exchange") should not be treated as an event in which gain or loss, if any, is realized for Federal income tax purposes, because the terms of the New Notes do not differ materially in kind or extent from the terms of the Old Notes. As a result, the holder should not recognize any gain or loss for Federal income tax purposes on account of the Exchange, and the New Note received in the Exchange should be treated as a continuation of the Old Note surrendered in the Exchange. The holder should have the same basis and holding period in its New Note as it had in the Old Note.

                                 LEGAL MATTERS

         Certain legal matters with respect to the validity of the New Notes offered hereby will be passed upon for the Issuers by Parker Chapin Flattau & Klimpl, LLP, New York, New York. Martin Eric Weisberg, Esq., a partner of Parker Chapin Flattau & Klimpl, LLP, owns shares of Common Stock and Series A Preferred Stock of Holdings.

                                    EXPERTS

         The consolidated financial statements of R.A.B. Holdings, Inc. and R.A.B. Enterprises, Inc., each as of March 31, 1997 and 1998 and for the fiscal year ended March 31, 1998 included in this prospectus and the related financial statement schedules included elsewhere in the registration statement have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports appearing herein and elsewhere in the registration statement, and are included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

         The statements of operations of Millbrook Distribution Services Inc. included in this prospectus have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report appearing herein, and are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

         The combined financial statements of MANO Holdings Corporation and KBMC Acquisition Company, L.P. as of July 31, 1997 and 1996 and for each of the three years in the period ended July 31, 1997 included in this prospectus have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said reports.

                     [THIS PAGE INTENTIONALLY LEFT BLANK]

                         INDEX TO FINANCIAL STATEMENTS

                                                                                                               Page
                                                                                                               ----

CONSOLIDATED FINANCIAL STATEMENTS OF R.A.B. HOLDINGS, INC.
      AND SUBSIDIARIES
      Independent Auditors' Report .........................................................................    F-3
      Consolidated Balance Sheets as of March 31, 1998 and 1997 ............................................    F-4
      Consolidated Statement of Operations for the fiscal year ended March 31, 1998 ........................    F-5
      Consolidated Statements of Stockholders' Equity for the period from May 6, 1996 (date of inception) to
          March 31, 1997 and for the fiscal year ended March 31, 1998 ......................................    F-6
      Consolidated Statement of Cash Flows for the fiscal year ended March 31, 1998 ........................    F-7
      Notes to Consolidated Financial Statements ...........................................................    F-8

UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
      OF R.A.B. HOLDINGS, INC. AND SUBSIDIARIES
      Condensed Consolidated Balance Sheets as of June 30, 1998 and March 31, 1998 .........................    F-16
      Condensed Consolidated Statements of Operations for the three month periods ended June 30, 1998
          and 1997 .........................................................................................    F-17
      Condensed Consolidated Statement of Stockholders' Equity for the three month period ended
          June 30, 1998 ....................................................................................    F-18
      Condensed Consolidated Statements of Cash Flows for the three month periods ended June 30, 1998
          and 1997 .........................................................................................    F-19
      Notes to Condensed Consolidated Financial Statements .................................................    F-20

CONSOLIDATED FINANCIAL STATEMENTS OF R.A.B. ENTERPRISES, INC.
      AND SUBSIDIARIES
      Independent Auditors' Report .........................................................................    F-22
      Consolidated Balance Sheets as of March 31, 1998 and 1997 ............................................    F-23
      Consolidated Statement of Operations for the fiscal year ended March 31, 1998 ........................    F-24
      Consolidated Statement of Stockholder's Equity for the fiscal year ended March 31, 1998 ..............    F-25
      Consolidated Statement of Cash Flows for the fiscal year ended March 31, 1998 ........................    F-26
      Notes to Consolidated Financial Statements ...........................................................    F-27

UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
      OF R.A.B. ENTERPRISES, INC. AND SUBSIDIARIES
      Condensed Consolidated Balance Sheets as of June 30, 1998 and March 31, 1998 .........................    F-35
      Condensed Consolidated Statements of Operations for the three month periods ended
          June 30, 1998 and 1997 ...........................................................................    F-36
      Condensed Consolidated Statements of Stockholder's Equity for the three month period ended
          June 30, 1998 ....................................................................................    F-37
      Condensed Consolidated Statements of Cash Flows for the three month periods ended
          June 30, 1998 and 1997 ...........................................................................    F-38
      Notes to Condensed Consolidated Financial Statements .................................................    F-39

                                                                                                               Page
                                                                                                               ----

COMBINED FINANCIAL STATEMENTS OF MANO HOLDINGS CORPORATION
      AND KBMC ACQUISITION COMPANY, L.P.
      Report of Independent Public Accountants .............................................................    F-41
      Combined Balance Sheets as of July 31, 1997 and 1996 .................................................    F-42
      Combined Statements of Operations for the years ended July 31, 1997, 1996 and 1995 ...................    F-43
      Combined Statements of Changes in Equity for the years ended July 31, 1997, 1996 and 1995 ...........     F-44
      Combined Statements of Cash Flows for the years ended July 31, 1997, 1996 and 1995 ..................     F-45
      Notes to Combined Financial Statements ..............................................................     F-46

UNAUDITED CONDENSED COMBINED FINANCIAL STATEMENTS OF MANO HOLDINGS
      CORPORATION AND KBMC ACQUISITION COMPANY, L.P.
      Condensed Combined Balance Sheets as of April 30, 1998 and July 31, 1997.............................     F-58
      Condensed Combined Statements of Operations for the nine month periods ended
          April 30, 1998 and 1997 .........................................................................     F-59
      Condensed Combined Statement of Changes in Equity for the nine month period
          ended April 30, 1998 ............................................................................     F-60
      Condensed Combined Statements of Cash Flows for the nine month periods
          ended April 30, 1998 and 1997 ...................................................................     F-61
      Notes to Condensed Combined Financial Statements ....................................................     F-62

FINANCIAL STATEMENTS OF MILLBROOK DISTRIBUTION SERVICES INC.
      Independent Auditors' Report ........................................................................     F-64
      Statements of Operations for the fiscal years ended March 31, 1997 and 1996 .........................     F-65
      Notes to Statements of Operations ...................................................................     F-66

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholders of R.A.B. Holdings, Inc.
New York, New York

We have audited the accompanying consolidated balance sheets of R.A.B. Holdings, Inc. and subsidiaries as of March 31, 1998 and March 31, 1997, and the related consolidated statements of operations and cash flows for the fiscal year ended March 31, 1998 and the consolidated statements of stockholders' equity for the period from May 6, 1996 (date of inception) to March 31, 1997 and for the fiscal year ended March 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of R.A.B. Holdings, Inc. and subsidiaries as of March 31, 1998 and March 31, 1997, and the results of their operations and their cash flows for the fiscal year ended March 31, 1998 in conformity with generally accepted accounting principles.



DELOITTE & TOUCHE LLP

July 10, 1998
New York, New York

                     R.A.B. HOLDINGS, INC. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

                            March 31, 1998 and 1997
               (In thousands except for share and per share data)


                                                                                     1998                 1997
                                                                                ----------------     ----------------
                                    ASSETS
Current Assets:
       Cash                                                                        $      2,623         $      2,637
       Accounts receivable                                                               27,942               29,892
       Inventories                                                                       41,814               52,271
       Other current assets                                                               5,707                9,480
                                                                                ---------------     ----------------
                   Total current assets                                                  78,086               94,280
Other assets                                                                              7,291                6,784
Property, plant and equipment, net                                                       23,395               25,235
                                                                                ---------------     ----------------
                                                                                   $    108,772         $    126,299
                                                                                ===============     ================

                     LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
       Current maturities of long-term debt                                         $       815         $        490
       Accounts payable                                                                  31,035               29,083
       Other current liabilities                                                         16,233               12,504
                                                                                ---------------     ----------------
                   Total current liabilities                                             48,083               42,077
Noncurrent liabilities:
       Long-term debt                                                                    37,295               61,310
       Deferred compensation                                                              7,801                7,668
       Deferred income taxes                                                                982                1,536
       Other liabilities                                                                  3,434                3,704
                                                                                ---------------     ----------------
                   Total noncurrent liabilities                                          49,512               74,218
Commitments and contingencies
Stockholders' equity:
       Preferred stock, $500 par value, 100,000 shares authorized,
           20,000 shares of Series A issued and outstanding                               9,906                9,906
       Common stock, $.01 par value, 100,000 shares authorized,
           100,000 and 99,000 shares issued                                                   1                    1
       Additional paid-in capital                                                            98                   97
       Retained earnings                                                                  1,174                    -
                                                                                ---------------     ----------------
                                                                                         11,179               10,004
       Less cost of common stock in treasury-1,600 shares                                     2                    -
                                                                                ---------------     ----------------
                   Total stockholders' equity                                            11,177               10,004
                                                                                ---------------     ----------------

                                                                                    $   108,772         $    126,299
                                                                                ===============     ================


                See notes to consolidated financial statements.

                     R.A.B. HOLDINGS, INC. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENT OF OPERATIONS

                    For the Fiscal Year Ended March 31, 1998
                                 (In thousands)





Revenues                                                    $   470,201

Costs and expenses:
       Cost of sales                                            360,162
       Selling                                                   43,766
       Distribution and warehousing                              37,339
       General and administrative                                21,559
                                                          -------------

                   Total costs and expenses                     462,826
                                                          -------------

Operating income                                                  7,375

Interest expense, net                                             5,079
                                                          -------------

Income before provision for income taxes                          2,296

Provision for income taxes                                        1,122
                                                          -------------

Net income                                                   $    1,174
                                                          =============

















             See notes to consolidated financial statements.

                     R.A.B. HOLDINGS, INC. AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                      (In thousands except for share data)


                                      Preferred Stock         Common Stock       Additional              Treasury Stock
                                    -----------------      ----------------       Paid-In     Retained   ---------------
                                    Shares     Amount      Shares     Amount      Capital     Earnings   Shares    Amount
                                    ------     ------      ------     ------      -------     --------   ------    ------

Balance at May 6, 1996                    -    $       -          -    $     -     $      -    $      -        -    $     -
Issuance of stock                    20,000        9,906     99,000          1           97
                                   --------    ---------   --------    -------     --------    --------    -----    -------
Balance at March 31, 1997            20,000        9,906     99,000          1           97           -        -          -
Issuance of common stock                                      1,000                       1
Repurchase of common stock                                                                                 1,600          2
Net income                                                                                        1,174
                                   --------    ---------   --------    -------     --------    --------    -----    -------
Balance at March 31, 1998            20,000    $   9,906    100,000    $     1     $     98    $  1,174    1,600    $     2
                                   ========    =========   ========    =======     ========    ========    =====    =======






























                See notes to consolidated financial statements.

                     R.A.B. HOLDINGS, INC. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENT OF CASH FLOWS

                    For the Fiscal Year Ended March 31, 1998
                                 (In thousands)




Cash flows from operating activities:
     Net income                                                      $ 1,174
     Adjustments to reconcile net income to net cash
         provided by (used in) operating activities:
            Depreciation and amortization                              4,471
            Gain on disposition of equipment                             (20)
            Deferred income taxes                                       (106)
     Changes in assets and liabilities:
            Accounts receivable                                        1,950
            Inventories                                               10,457
            Other current assets                                       3,773
            Accounts payable                                           1,952
            Other current liabilities                                  3,729
            Other assets and liabilities                              (1,477)
                                                               --------------
Net cash provided by operating activities                             25,903

Cash flows from investing activities:
     Acquisitions of equipment                                        (2,309)
     Proceeds from disposition of equipment                               83
                                                               --------------
Net cash used in investing activities                                 (2,226)

Cash flows from financing activities:
     Repayments under Credit Agreement                               (23,690)
     Proceeds from issuance of common stock                                1
     Purchase of treasury stock                                           (2)
                                                               --------------
Net cash used in financing activities                                (23,691)

Net decrease in cash                                                     (14)
Cash, beginning of year                                                2,637
                                                               --------------
Cash, end of year                                                    $ 2,623
                                                               ==============

Supplemental disclosures of cash flow information:
   Cash paid during the year for:
           Interest                                                  $ 4,054
           Income taxes                                              $ 1,392




                    See notes to consolidated financial statements.

                     R.A.B. HOLDINGS, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.       Summary Of Significant Accounting Policies

                  Principles of Consolidation - The consolidated financial statements include the accounts of R.A.B. Holdings, Inc. and its wholly-owned subsidiaries, Millbrook Distribution Services Inc. ("Millbrook") and R.A.B. Enterprises, Inc. ("Enterprises"), Millbrook's parent (collectively, the "Company"). Millbrook is one of the nation's largest independent value-added distributors of health and beauty care, general merchandise and specialty and natural food products. All significant intercompany transactions and balances are eliminated in consolidation.

                  Use of Estimates - The preparation of financial statements, in conformity with generally accepted accounting principles, requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

                  Concentration of Credit Risk - Trade accounts receivable potentially subject the Company to credit risk. The Company extends credit to its customers, principally in the U.S. supermarket industry, based upon an evaluation of the customer's financial condition and credit history and generally does not require collateral. The Company's allowance for doubtful accounts is based upon the expected collectability of its trade accounts receivable.

                  Fiscal Year - The Company's fiscal year ends on March 31.

                  Inventories - Inventories are stated at the lower of cost or market. Cost is determined by the last-in, first-out ("LIFO") method. At March 31, 1998, the replacement cost of inventories valued using the LIFO method exceeded the net carrying amount of such inventories by approximately $255,000.

                  Property, Plant and Equipment - Property, plant and equipment are recorded at cost. For financial reporting purposes, depreciation is provided on the straight-line method over the following estimated useful lives:

                  Buildings and improvements.....................  5-35 years
                  Machinery and equipment........................  2-15 years
                  Rolling stock..................................  3- 8 years

                  Expenditures which significantly increase value or extend useful lives are capitalized, while ordinary maintenance and repairs are expensed as incurred. The cost and related accumulated depreciation of assets replaced, retired or disposed of are removed from the accounts and any related gains or losses are reflected in operations.

                     R.A.B. HOLDINGS, INC. AND SUBSIDIARIES

1.       Summary Of Significant Accounting Policies (Continued)

                  Long-Lived Assets - The Company reviews its long-lived assets and certain related intangibles for impairment whenever changes in circumstances indicate that the carrying amount of an asset may not be fully recoverable. Such changes in circumstances may include, among other factors, a significant change in technology that may render an asset obsolete or noncompetitive or a significant change in the extent or manner in which an asset is used. The assessment for potential impairment is based upon the Company's ability to recover the unamortized balance of its long-lived assets from expected future cash flows on an undiscounted basis (without interest charges). If such expected future cash flows are less than the carrying amount of the asset, an impairment loss would be recorded.

                  Income Taxes - Deferred income taxes result primarily from temporary differences between financial and tax reporting and acquisition basis differences.

                  Business Segment Information - Statement of Financial Accounting Standards ("SFAS") No. 131, "Disclosures about Segments of an Enterprise and Related Information" was issued in June 1997 and is effective for financial statements for periods beginning after December 15, 1997. This statement establishes standards for the manner in which operating segments of public reporting entities are presented in interim and annual financial statements. The Company believes its current reporting systems will enable it to comply with the requirements of SFAS No. 131.

2.       Formation And Acquisition

                  On May 6, 1996, R.A.B. Holdings, Inc., a Delaware corporation, was formed. On March 31, 1997, R.A.B. Holdings, Inc. acquired Millbrook for a purchase price of approximately $67 million, including transaction costs, through the sale of stock (see Note 7) and borrowings under the Company's Credit Agreement. The acquisition was accounted for as a purchase and, accordingly, the purchase price was allocated to the assets and liabilities of Millbrook based upon their estimated fair values at the date of acquisition. The fair values of assets acquired (approximately $129 million) and liabilities assumed (approximately $53 million) were based upon third party appraisals and other valuation analyses. The fair value of the net assets acquired exceeded the purchase price by approximately $9 million. The resulting negative goodwill reduced the fair value assigned to Millbrook's property, plant and equipment.

                  R.A.B. Holdings, Inc. had no operations prior to April 1, 1997. A statement of cash flows from May 6, 1996 (date of inception) to March 31, 1997 has not been presented as the relevant information has been included herein.

                     R.A.B. HOLDINGS, INC. AND SUBSIDIARIES

3.       Accounts Receivable

                  Accounts receivable consisted of the following:

                                                                                        March 31,      March 31,
                                                                                          1998           1997
                                                                                        ---------      ---------
                                                                                              (In thousands)

                  Accounts receivable...........................................  $      30,383    $      32,143
                  Allowance for doubtful accounts...............................         (2,441)          (2,251)
                                                                                  -------------    -------------
                                                                                  $      27,942    $      29,892
                                                                                  =============    =============

4.       Property, Plant & Equipment

                  Property, plant and equipment consisted of the following:

                                                                                       March 31,         March 31,
                                                                                         1998              1997
                                                                                       ---------         ---------
                                                                                              (In thousands)

                  Land..........................................................  $       1,561    $       1,561
                  Buildings and improvements....................................          9,393            9,371
                  Machinery and equipment.......................................         12,902           10,884
                  Rolling stock.................................................          3,398            3,419
                  Work in progress..............................................            201               -
                                                                                  -------------    -------------
                                                                                         27,455           25,235
                  Less accumulated depreciation and amortization................          4,060               -
                                                                                  -------------    -------------
                                                                                  $      23,395    $      25,235
                                                                                  =============    =============

5.       Other Current Liabilities

                  Other current liabilities consisted of the following:

                                                                                      March 31,         March 31,
                                                                                        1998              1997
                                                                                      ---------         ---------
                                                                                          (In thousands)

                  Accrued compensation and fringe benefits......................  $       7,417    $       4,569
                  Deferred income taxes.........................................            795              347
                  Accrued liabilities...........................................          8,021            7,588
                                                                                  -------------    -------------
                                                                                  $      16,233    $      12,504
                                                                                  =============    =============

                     R.A.B. HOLDINGS, INC. AND SUBSIDIARIES

6.       Long-term Debt

                  Long-term debt consisted of the following:

                                                                   Range of          March 31,        March 31,
                                                                   Interest            1998             1997
                                                                   --------          ---------        ---------
                                                                                           (In thousands)

                  Revolving bank line of credit...............   7.86-9.00%     $      28,800      $    52,000
                  Term loan...................................   8.11-9.25              9,310            9,800
                                                                                -------------      -----------
                                                                                       38,110           61,800
                  Less current maturities.....................                            815              490
                                                                                -------------      -----------
                                                                                $      37,295      $    61,310
                                                                                =============      ===========

                  On March 31, 1997, Millbrook entered into an agreement, as amended, with a group of commercial lending institutions providing for a credit facility in the aggregate amount of $100 million consisting of revolving credit loans up to $90.2 million and a term loan of $9.8 million (the "Credit Agreement"). Borrowings under this long-term facility, which principally expires March 31, 2002, are supported by specified assets in accordance with a formula, as defined in the Credit Agreement (see Note 12). Substantially all of the Company's assets and Millbrook's stock are pledged under the terms of the Credit Agreement. Additionally, the Credit Agreement requires the maintenance of a minimum level of cash flow, as defined and imposes restrictions on investments, capital expenditures, cash dividends, management fees and advances to the parent and other indebtedness. At March 31, 1998, substantially all of the assets of the Company's subsidiaries are unavailable for dividends. At March 31, 1998, Millbrook had available, under the Credit Agreement, unused borrowing capacity of approximately $24 million, net of outstanding letters of credit of approximately $885,000.

                  Interest rates under the Credit Agreement vary, as Millbrook may choose from certain variable interest rate options. On May 1, 1997, Millbrook entered into a three-year interest rate protection agreement that effectively caps rates on up to $50 million of Millbrook's debt. At March 31, 1998, Millbrook's outstanding debt under the Credit Agreement and the interest rate protection agreement approximate fair value.

                  Future maturities of the term loan at March 31, 1998 were as follows (in thousands):

                  1999.........................................  $       815
                  2000.........................................        1,305
                  2001.........................................        1,960
                  2002.........................................        1,960
                  2003.........................................        3,270
                                                                 -----------
                                                                 $     9,310
                                                                 ===========

                     R.A.B. HOLDINGS, INC. AND SUBSIDIARIES

7.       Stockholders' Equity

                  In conjunction with its acquisition of Millbrook in 1997, the Company sold 20,000 shares of Series A Preferred Stock at $500 per share and 100,000 shares of Common Stock at $1.00 per share.

                  The holders of the Series A Preferred Stock are entitled to cumulative preferential cash dividends of $50 per year (10%), per share. At March 31, 1998, the amount of accumulated unpaid dividends on the Series A Preferred Stock was $50.00 per share. Unless all accumulated and unpaid dividends on the Series A Preferred Stock are paid, no dividends shall be declared or paid on the Company's Common Stock. The Preferred Stock is subject to an optional redemption by the Company at any time, in whole or in part, at the redemption price per share of $500 plus an amount equal to all accumulated and unpaid dividends.

8.       Commitments And Contingencies

         Leases

                  The Company leases certain facilities, machinery and vehicles under various non-cancelable operating lease agreements. The Company is required to pay property taxes, insurance and normal maintenance costs for certain of its facilities. Future minimum lease payments required under such leases in effect at March 31, 1998 were as follows (in thousands):

                  1999.........................................   $     2,671
                  2000.........................................         2,310
                  2001.........................................         2,084
                  2002.........................................         1,977
                  2003.........................................         1,621
                  Thereafter...................................         4,216
                                                                  -----------
                                                                  $    14,879
                                                                  ===========

                  Total rent expense for all operating leases was $4.3 million for the fiscal year ended March 31, 1998.

         Contingencies

                  The Company is subject to pending claims and legal proceedings in the normal course of its business. While it is not feasible to predict or determine the outcome of these claims and proceedings, it is the opinion of management that their outcome, to the extent not provided for through insurance or otherwise, will not have a materially adverse effect on the Company's financial position or results of future operations.

                     R.A.B. HOLDINGS, INC. AND SUBSIDIARIES

9.       Income Taxes

                  The provision for income taxes for the fiscal year ended March 31, 1998 consisted of the following (in thousands):

                  Currently payable:
                     Federal.....................................................................   $     1,075
                     State.......................................................................           153
                                                                                                    -----------
                                                                                                          1,228
                                                                                                    -----------
                  Deferred:
                     Federal.....................................................................           (93)
                     State.......................................................................           (13)
                                                                                                    -----------
                                                                                                           (106)
                                                                                                    -----------
                                                                                                    $     1,122
                                                                                                    ===========

                  A reconciliation of the statutory United States Federal income tax rate to the Company's effective income tax rate for the fiscal year ended March 31, 1998 follows:

                  Statutory rate.................................................................        35.0%
                  State income taxes, net of Federal benefit.....................................         4.6
                  Other, principally meals and entertainment disallowance........................         9.2
                                                                                                         ----
                                                                                                         48.8%
                                                                                                         ====

                  The income tax effects of temporary differences that give rise to significant portions of the deferred tax assets and liabilities were as follows:

                                                                                       March 31,         March 31,
                                                                                         1998              1997
                                                                                       ---------         ---------
                                                                                             (In thousands)
         Deferred Tax Assets:
            Accounts receivable, principally due to
              allowance for doubtful accounts...................................  $         993    $       1,086
            Deferred compensation...............................................          3,279            3,005
            Liability accruals..................................................          3,771            4,787
            Other, net..........................................................            359              417

         Deferred Tax Liabilities:
            Inventories, principally due to acquisition basis
              differences and financial statement allowances....................         (5,612)          (6,210)
            Property, plant & equipment, principally
              due to basis differences..........................................         (4,567)          (4,968)
                                                                                  -------------    -------------
         Net deferred tax liabilities                                             $      (1,777)   $      (1,883)
                                                                                  =============    =============

                     R.A.B. HOLDINGS, INC. AND SUBSIDIARIES

10.      Employee Benefit Plans

         Retirement and Savings Plan

                  The Company has a retirement and savings plan ("401(k) Plan") covering substantially all of its employees. The 401(k) Plan provides for matching contributions by the Company which amounted to approximately $1.2 million for the fiscal year ended March 31, 1998. In addition, the Company may make annual discretionary contributions to employee accounts based, in part, on the Company's financial performance. For the fiscal year ended March 31, 1998, the Company's discretionary contributions were approximately $1.1 million.

         Other Benefit Plans

                  In 1984, a predecessor of Millbrook implemented a deferred compensation plan in the form of a non-qualified defined benefit plan and a supplemental retirement plan which permitted former officers and certain management employees, at the time, to defer portions of their compensation and to earn specified benefits upon retirement. These plans do not allow new participants.

                  In an effort to provide for the benefits associated with these plans, the Company purchased whole-life insurance contracts on the plan participants. The value of these policies is included in other assets. At March 31, 1998, future payment obligations under the deferred compensation and supplemental retirement plans were $395,000, $395,000, $395,000, $390,000 and $390,000 in fiscal years ended March
         31, 1999, 2000, 2001, 2002 and 2003, respectively.

11.      Related Party Transactions

                  Concurrent with Millbrook's acquisition by R.A.B. Holdings, Inc., Millbrook entered into an arrangement with an entity owned by its majority shareholder whereby the Company agreed (i) to pay a quarterly management fee of $100,000; and (ii) to reimburse the entity for reasonable services provided and out-of-pocket and other expenses incurred on its behalf. For the fiscal year ended March 31, 1998, Millbrook paid management fees of $400,000 to this entity and $800,000 for reasonable services provided to the Company pursuant to the aforementioned arrangement. The Company believes that the terms of the arrangement with this entity were no less favorable than could have been obtained from unaffiliated third parties on an arm's length basis.

                     R.A.B. HOLDINGS, INC. AND SUBSIDIARIES

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (Concluded)

12.      Subsequent Event (Unaudited)

                  Effective March 3, 1998, Enterprises, a wholly-owned subsidiary of R.A.B. Holdings, Inc., formed on January 26, 1998, entered into a purchase agreement with MANO Holdings I, LLC, KBMC Acquisition Company, L.P., MANO Holdings Corporation ("MANO") and the stockholders of MANO to acquire all of the outstanding membership interests of The B. Manischewitz Company, LLC ("Manischewitz"). As of and for the fiscal year ended July 31, 1997, Manischewitz had total assets, revenues and operating income of approximately $59.6 million, $54.8 million and $9.8 million, respectively. On May 1, 1998, Enterprises acquired all of the outstanding interests of Manischewitz for approximately $124 million less outstanding long-term debt and certain other specified deductions, through the issuance of $120 million Senior Notes due 2005 bearing interest at 10 1/2% ("10 1/2% Senior Notes") and the Company's issuance of $48 million Senior Notes due 2008 bearing interest at 13% ("13% Senior Notes") (collectively "Senior Notes"). The 13% Senior Notes will pay interest for the first three years, semiannually from an escrow account which was established upon their issuance ("Interest Escrow Account"). Concurrent with the acquisition, the Company contributed all of the capital stock of Millbrook to Enterprises.

                  The gross proceeds of $168 million from the issuance of the Senior Notes were used to: (i) pay the purchase price for Manischewitz of $124 million, (ii) reduce outstanding borrowings by approximately $22 million under the revolving credit portion of Millbrook's Credit Agreement, (iii) fund the Interest Escrow Account with approximately $17 million and (iv) pay fees and expenses relating to the acquisition of Manischewitz and offering of the Senior Notes.

                  Also concurrent with the acquisition, the Credit Agreement was amended to provide for, among other things, Millbrook and Manischewitz to be co-borrowers under the Credit Agreement and certain assets of Manischewitz to be included in determining borrowing capacity resulting in future additional availability under the credit facility.

                    R.A.B. HOLDINGS, INC. AND SUBSIDIARIES

                     CONDENSED CONSOLIDATED BALANCE SHEETS
              (In thousands except for share and per share data)



                                                                  June 30,      March 31,
                                                                   1998           1998
                                                                (Unaudited)
                          ASSETS
Current Assets:
       Cash                                                     $   2,731      $   2,623
       Accounts receivable                                         39,147         27,942
       Inventories                                                 50,973         41,814
       Other current assets                                        13,626          5,707
                                                                ---------      ---------
                   Total current assets                           106,477         78,086
Other assets                                                       25,803          7,291
Property, plant and equipment, net                                 40,186         23,395
Excess of cost over fair value of net assets acquired, net         96,892           --
                                                                ---------      ---------
Total assets                                                    $ 269,358      $ 108,772
                                                                =========      =========

           LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
       Current maturities of long-term debt                     $     924      $     815
       Accounts payable                                            39,327         31,035
       Other current liabilities                                   24,861         16,233
                                                                ---------      ---------
                   Total current liabilities                       65,112         48,083
                                                                ---------      ---------
Noncurrent liabilities:
       Long-term debt                                             177,397         37,295
       Deferred compensation                                        7,867          7,801
       Other liabilities                                            9,991          4,416
                                                                ---------      ---------
                   Total noncurrent liabilities                   195,255         49,512
Stockholders' equity:
       Preferred stock, $500 par value, 100,000
          shares authorized, 20,000 shares of
          Series A issued and outstanding                           9,906          9,906
       Common stock, $.01 par value, 100,000 shares
          authorized and issued                                         1              1
       Additional paid-in capital                                      98             98
       Retained earnings (deficit)                                 (1,010)         1,174
                                                                ---------      ---------
                                                                    8,995         11,179
       Less common stock in treasury - 2,600 and 1,600 shares           4              2
                                                                ---------      ---------
                   Total stockholders' equity                       8,991         11,177
                                                                ---------      ---------

Total liabilities and stockholders' equity                      $ 269,358      $ 108,772
                                                                =========      =========




           See notes to condensed consolidated financial statements.

                    R.A.B. HOLDINGS, INC. AND SUBSIDIARIES

                CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                (In thousands)


                                                              Three Months Ended
                                                            ----------------------
                                                             June 30,     June 30,
                                                               1998         1997
                                                                  (Unaudited)

Revenues                                                    $ 116,571    $ 113,522

Costs and expenses:
       Cost of sales                                           88,915       87,282
       Selling                                                 11,994       10,450
       Distribution and warehousing                             9,102        8,970
       General and administrative                               5,935        5,236
       Amortization of excess of cost over fair value
         of net assets acquired                                   400         --
                                                            ---------    ---------

                   Total costs and expenses                   116,346      111,938
                                                            ---------    ---------



Operating income                                                  225        1,584

Interest expense, net                                           3,863        1,439
                                                            ---------    ---------

Income (loss) before provision (benefit) for income taxes      (3,638)         145

Provision (benefit) for income taxes                           (1,454)          97
                                                            ---------    ---------

Net income (loss)                                           $  (2,184)   $      48
                                                            =========    =========




           See notes to condensed consolidated financial statements.


                                     F-17




                                R.A.B. HOLDINGS, INC. AND SUBSIDIARIES

                       CONDENSED CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
                                 (In thousands except for share data)




                              Preferred Stock      Common Stock      Additional Retained     Treasury Stock
                              ---------------      ------------        Paid-In  Earnings     --------------
                              Shares   Amount    Shares    Amount      Capital  (deficit)    Shares   Amount

Balance at April 1, 1998      20,000   $ 9,906   100,000   $     1     $    98   $ 1,174      1,600   $     2
Repurchase of common stock                                                                    1,000         2
Net loss                                                                          (2,184)
                              ------   -------   -------   -------     -------   -------    -------   -------
Balance at June 30, 1998      20,000   $ 9,906   100,000   $     1     $    98   $(1,010)     2,600   $     4
                              ======   =======   =======   =======     =======   =======    =======   =======




           See notes to condensed consolidated financial statements.

                            R.A.B. HOLDINGS, INC. AND SUBSIDIARIES

                       CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                        (In thousands)

                                                                        Three Months Ended
                                                                     -------------------------
                                                                      June 30,        June 30,
                                                                        1998            1997
                                                                            (Unaudited)
Cash flows from operating activities:
    Net income (loss)                                                $  (2,184)      $      48
      Adjustments to reconcile net income (loss) to net
      cash provided by (used in) operating activities:
          Depreciation and amortization                                  1,461             782
          Amortization of excess of cost over fair value
             of net assets acquired                                        400            --
          Changes in assets and liabilities:
              Accounts receivable                                        5,381          (1,611)
              Inventories                                               (2,662)          7,182
              Accounts payable                                           5,792          11,461
              Other assets and liabilities                                (127)          3,976
                                                                     ---------       ---------

                      Net cash provided by operating activities          8,061          21,838
                                                                     ---------       ---------

Cash flows from investing activities:
      Purchase of The B. Manischewitz Company, LLC,
         net of cash acquired                                         (124,255)           --
      Acquisitions of plant and equipment                                 (941)           (148)
                                                                     ---------       ---------

                      Net cash used in investing activities           (125,196)           (148)
                                                                     ---------       ---------

Cash flows from financing activities:
      Proceeds from issuance of long-term debt                         168,000            --
      Payment of debt issuance costs                                    (5,975)           --
      Funding of Interest Escrow Account                               (16,991)           --
      Repayments under Credit Agreement                                (27,789)        (20,115)
      Purchase of treasury stock                                            (2)             (2)
                                                                     ---------       ---------

                      Net cash provided by (used in)
                        financing activities                           117,243         (20,117)
                                                                     ---------       ---------

Net increase in cash                                                       108           1,573

Cash, beginning of period                                                2,623           2,637
                                                                     ---------       ---------

Cash, end of period                                                  $   2,731       $   4,210
                                                                     =========       =========

Supplemental disclosures of cash flow information:
   Cash paid during the period for:
        Interest                                                     $     499       $   1,265
        Income Taxes                                                 $     745       $    --

           See notes to condensed consolidated financial statements.

                    R.A.B. HOLDINGS, INC. AND SUBSIDIARIES

             NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                  (Unaudited)
------------------------------------------------------------------------------

NOTE A - Basis of Presentation

The consolidated financial statements include the accounts of R.A.B. Holdings, Inc. and its wholly-owned subsidiary, R.A.B. Enterprises, Inc. and its wholly-owned subsidiaries ("Enterprises") (collectively, the "Company").

These financial statements should be read in conjunction with the Company's summary of significant accounting policies included in its consolidated financial statements as of March 31, 1998 and 1997, included elsewhere herein.

Effective March 3, 1998, Enterprises entered into a purchase agreement with MANO Holdings I, LLC, KBMC Acquisition Company, L.P., MANO Holdings Corporation ("MANO") and the stockholders of MANO to acquire all of the outstanding membership interests of The B. Manischewitz Company, LLC ("Manischewitz"). On May 1, 1998, Enterprises acquired all of the outstanding interests of Manischewitz for approximately $124.7 million through the issuance of $120 million Senior Notes due 2005 bearing interest at 10 1/2% ("10 1/2% Senior Notes") and the Company's issuance of $48 million Senior Notes due 2008 bearing interest at 13% ("13% Senior Notes"). The 10 1/2% Senior Notes are jointly and severally guaranteed on an unsecured basis by Millbrook Distribution Services Inc. and Manischewitz. The 13% Senior Notes will pay interest for the first three years, semiannually from a $17 million interest escrow account which was established upon their issuance.

The acquisition of Manischewitz was accounted for as a purchase and, accordingly, the purchase price was allocated to the assets and liabilities of Manischewitz based upon their estimated fair values at the date of acquisition, which are subject to adjustment. The fair values of assets acquired and liabilities assumed were based upon preliminary third party appraisals and other valuation analyses. The excess of cost over the fair value of net assets acquired represents goodwill which is being amortized on a straight-line basis over its estimated useful life of forty years. The statements of operations include the operating results of Manischewitz since its date of acquisition. The pro forma combined historical results, as if the Manischewitz business had been acquired at the beginning of each of the periods presented are as follows:


                          Three Months Ended
                       June 30,        June 30,
                         1998            1997
                       --------        --------
Revenues               $118,738        $120,436

Net loss               $ (4,063)       $ (2,872)


All significant intercompany transactions and balances are eliminated in consolidation. The results of operations for any interim period are not necessarily indicative of the results to be expected for the full fiscal year.

In the opinion of management, the accompanying unaudited condensed consolidated financial statements contain all adjustments necessary to present fairly the financial position as of June 30, 1998, and the results of operations and cash flows for the periods ended June 30, 1998 and 1997.

                    R.A.B. HOLDINGS, INC. AND SUBSIDIARIES

       NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Concluded)
                                  (Unaudited)
------------------------------------------------------------------------------

NOTE B - Inventories

Inventories are valued at the lower of cost or market. Cost is determined by the last-in, first-out ("LIFO") method. Inventories at June 30, 1998 consisted of the following (in thousands):

                   Raw materials             $    1,944
                   Finished goods                49,029
                                             ----------
                                             $   50,973
                                             ==========


NOTE C - Income Taxes

The results of operations of the Company are included in the consolidated Federal income tax return of Holdings. Holdings income tax provision (benefit) is based upon its anticipated effective income tax rate for the fiscal years ending March 31, 1999 and 1998.


NOTE D- Related Party Transactions

For the three month periods ended June 30, 1998 and 1997, the Company paid $300,000 in each period to an affiliated entity for management fees, reasonable services provided and expenses incurred on its behalf.

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholder of R.A.B. Enterprises, Inc.
New York, New York

We have audited the accompanying consolidated balance sheets of R.A.B. Enterprises, Inc. (a wholly-owned subsidiary of R.A.B. Holdings, Inc.) and subsidiary as of March 31, 1998 and March 31, 1997, and the related consolidated statements of operations, stockholder's equity and cash flows for the fiscal year ended March 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of R.A.B. Enterprises, Inc. and subsidiary as of March 31, 1998 and March 31, 1997, and the results of their operations and their cash flows for the fiscal year ended March 31, 1998 in conformity with generally accepted accounting principles.



DELOITTE & TOUCHE LLP

July 10, 1998
New York, New York

                    R.A.B. ENTERPRISES, INC. AND SUBSIDIARY

                          CONSOLIDATED BALANCE SHEETS

                            March 31, 1998 and 1997
               (In thousands except for share and per share data)


                                                                   1998               1997
                                                              --------------     ---------------
                           ASSETS
Current Assets:
       Cash                                                      $     2,623          $    1,903
       Accounts receivable                                            27,942              29,892
       Inventories                                                    41,814              52,271
       Other current assets                                            5,810               9,248
                                                              --------------     ---------------
                   Total current assets                               78,189              93,314
Other assets                                                           7,291               6,784
Property, plant and equipment, net                                    23,395              25,235
                                                              --------------     ---------------
                                                                 $   108,875          $  125,333
                                                              ==============     ===============

            LIABILITIES AND STOCKHOLDER'S EQUITY
Current liabilities:
       Current maturities of long-term debt                      $       815          $      490
       Accounts payable                                               31,035              29,083
       Other current liabilities                                      16,231              11,442
                                                              --------------     ---------------
                   Total current liabilities                          48,081              41,015
Noncurrent liabilities:
       Long-term debt                                                 37,295              61,310
       Deferred compensation                                           7,801               7,668
       Deferred income taxes                                             982               1,536
       Other liabilities                                               3,434               3,704
                                                              --------------     ---------------
                   Total noncurrent liabilities                       49,512              74,218
Commitments and contingencies
Stockholder's equity:
       Common stock, $.01 par value, 200 shares,
         authorized and issued                                             -                   -
       Additional paid-in capital                                     10,100              10,100
       Retained earnings                                               1,182                   -
                                                              --------------     ---------------
                   Total stockholder's equity                         11,282              10,100
                                                              --------------     ---------------

                                                                 $   108,875          $  125,333
                                                              ==============     ===============













                See notes to consolidated financial statements.

                    R.A.B. ENTERPRISES, INC. AND SUBSIDIARY

                      CONSOLIDATED STATEMENT OF OPERATIONS

                    For the Fiscal Year Ended March 31, 1998
                                 (In thousands)




Revenues                                                          $    470,201

Costs and expenses:
       Cost of sales                                                   360,162
       Selling                                                          43,766
       Distribution and warehousing                                     37,339
       General and administrative                                       21,551
                                                               ---------------

                   Total costs and expenses                            462,818
                                                               ---------------

Operating income                                                         7,383

Interest expense, net                                                    5,079
                                                               ---------------

Income before provision for income taxes                                 2,304

Provision for income taxes                                               1,122
                                                               ---------------

Net income                                                        $      1,182
                                                               ===============























                See notes to consolidated financial statements.

                    R.A.B. ENTERPRISES, INC. AND SUBSIDIARY

                 CONSOLIDATED STATEMENT OF STOCKHOLDER'S EQUITY

                      (In thousands except for share data)

                                                  Common Stock           Additional
                                              -------------------         Paid-In       Retained
                                              Shares        Amount        Capital       Earnings
                                              ------        ------        -------       --------

Balance at April 1, 1997                             200      $       -   $    10,100    $       -
Net income                                                                                    1,182
                                           ------------- -------------- ------------- -------------
Balance at March 31, 1998                            200      $       -   $    10,100    $    1,182
                                           ============= ============== ============= =============









































                See notes to consolidated financial statements.

                    R.A.B. ENTERPRISES, INC. AND SUBSIDIARY

                      CONSOLIDATED STATEMENT OF CASH FLOWS

                    For the Fiscal Year Ended March 31, 1998
                                 (In thousands)

Cash flows from operating activities:
     Net income                                                   $     1,182
     Adjustments to reconcile net income to net cash
         provided by (used in) operating activities:
            Depreciation and amortization                               4,471
            Gain on disposition of equipment                              (20)
            Deferred income taxes                                        (106)
     Changes in assets and liabilities:
            Accounts receivable                                         1,950
            Inventories                                                10,457
            Other current assets                                        3,438
            Accounts payable                                            1,952
            Other current liabilities                                   4,789
            Other assets and liabilities                               (1,477)
                                                              ---------------
Net cash provided by operating activities                              26,636

Cash flows from investing activities:
     Acquisitions of equipment                                         (2,309)
     Proceeds from disposition of equipment                                83
                                                              ---------------
Net cash used in investing activities                                  (2,226)

Cash flows from financing activities:
     Repayments under Credit Agreement                                (23,690)
                                                              ---------------
Net cash used in financing activities                                 (23,690)

Net increase in cash                                                      720
Cash, beginning of year                                                 1,903
                                                              ---------------
Cash, end of year                                                 $     2,623
                                                              ===============

Supplemental disclosures of cash flow information:
  Cash paid during the year for:
           Interest                                               $     4,054
           Income taxes                                           $     1,392

               See notes to consolidated financial statements.

                    R.A.B. ENTERPRISES, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.       Summary Of Significant Accounting Policies

                  Basis of Presentation and Principles of Consolidation - R.A.B. Enterprises, Inc. (the "Company") is a wholly-owned subsidiary of R.A.B. Holdings, Inc. ("Holdings"). On January 26, 1998, Holdings formed the Company and on May 1, 1998 contributed to the Company its wholly-owned subsidiary Millbrook Distribution Services Inc. ("Millbrook"), which contribution has been accounted for as an "as if" pooling of interests. Millbrook is one of the nation's largest independent value-added distributors of health and beauty care, general merchandise and specialty and natural food products. All significant intercompany transactions and balances are eliminated in consolidation.

                  Use of Estimates - The preparation of financial statements, in conformity with generally accepted accounting principles, requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

                  Concentration of Credit Risk - Trade accounts receivable potentially subject the Company to credit risk. The Company extends credit to its customers, principally in the U.S. supermarket industry, based upon an evaluation of the customer's financial condition and credit history and generally does not require collateral. The Company's allowance for doubtful accounts is based upon the expected collectability of its trade accounts receivable.

                  Fiscal Year - The Company's fiscal year ends on March 31.

                  Inventories - Inventories are stated at the lower of cost or market. Cost is determined by the last-in, first-out ("LIFO") method. At March 31, 1998, the replacement cost of inventories valued using the LIFO method exceeded the net carrying amount of such inventories by approximately $255,000.

                  Property, Plant and Equipment - Property, plant and equipment are recorded at cost. For financial reporting purposes, depreciation is provided on the straight-line method over the following estimated useful lives:

                 Buildings and improvements.....................    5-35 years
                 Machinery and equipment........................    2-15 years
                 Rolling stock..................................    3- 8 years

                  Expenditures which significantly increase value or extend useful lives are capitalized, while ordinary maintenance and repairs are expensed as incurred. The cost and related accumulated depreciation of assets replaced, retired or disposed of are removed from the accounts and any related gains or losses are reflected in operations.

                    R.A.B. ENTERPRISES, INC. AND SUBSIDIARY

1.       Summary Of Significant Accounting Policies (Continued)

                  Long-Lived Assets - The Company reviews its long-lived assets and certain related intangibles for impairment whenever changes in circumstances indicate that the carrying amount of an asset may not be fully recoverable. Such changes in circumstances may include, among other factors, a significant change in technology that may render an asset obsolete or noncompetitive or a significant change in the extent or manner in which an asset is used. The assessment for potential impairment is based upon the Company's ability to recover the unamortized balance of its long-lived assets from expected future cash flows on an undiscounted basis (without interest charges). If such expected future cash flows are less than the carrying amount of the asset, an impairment loss would be recorded.

                  Income Taxes - The Company is included in the consolidated Federal income tax return of Holdings and its annual Federal income tax liability is determined as if the Company had filed a separate consolidated Federal income tax return. Deferred income taxes result primarily from temporary differences between financial and tax reporting and acquisition basis differences.

                  Business Segment Information - Statement of Financial Accounting Standards ("SFAS") No. 131, "Disclosures about Segments of an Enterprise and Related Information" was issued in June 1997 and is effective for financial statements for periods beginning after December 15, 1997. This statement establishes standards for the manner in which operating segments of public reporting entities are presented in interim and annual financial statements. The Company believes its current reporting systems will enable it to comply with the requirements of SFAS No. 131.

2.       Formation And Acquisition

                  On March 31, 1997, Holdings acquired Millbrook for a purchase price of approximately $67 million, including transaction costs, through the sale of stock and borrowings under Millbrook's Credit Agreement. The acquisition was accounted for as a purchase and, accordingly, the purchase price was allocated to the assets and liabilities of Millbrook based upon their estimated fair values at the date of acquisition. The fair values of assets acquired (approximately $129 million) and liabilities assumed (approximately $53 million) were based upon third party appraisals and other valuation analyses. The fair value of the net assets acquired exceeded the purchase price by approximately $9 million. The resulting negative goodwill reduced the fair value assigned to Millbrook's property, plant and equipment.

                    R.A.B. ENTERPRISES, INC. AND SUBSIDIARY

3.       Accounts Receivable

                  Accounts receivable consisted of the following:

                                                                                    March 31,        March 31,
                                                                                      1998             1997
                                                                                  -------------    -------------
                                                                                          (In thousands)
                  Accounts receivable...........................................  $      30,383    $      32,143
                  Allowance for doubtful accounts...............................         (2,441)          (2,251)
                                                                                  -------------    -------------
                                                                                  $      27,942    $      29,892
                                                                                  =============    =============

4.       Property, Plant & Equipment

                  Property, plant and equipment consisted of the following:

                                                                                    March 31,          March 31,
                                                                                      1998                1997
                                                                                  -------------    --------------
                                                                                          (In thousands)

                  Land..........................................................  $       1,561    $        1,561
                  Buildings and improvements....................................          9,393             9,371
                  Machinery and equipment.......................................         12,902            10,884
                  Rolling stock.................................................          3,398             3,419
                  Work in progress..............................................            201             -
                                                                                  -------------    --------------
                                                                                         27,455            25,235
                  Less accumulated depreciation and amortization................          4,060                 -
                                                                                  -------------    --------------
                                                                                  $      23,395    $       25,235
                                                                                  =============    ==============

5.       Other Current Liabilities

                  Other current liabilities consisted of the following:

                                                                                    March 31,          March 31,
                                                                                      1998               1997
                                                                                  -------------    -------------
                                                                                          (In thousands)
                  Accrued compensation and fringe benefits......................  $       7,417    $       4,569
                  Deferred income taxes.........................................            795              347
                  Accrued liabilities...........................................          8,019            6,526
                                                                                  -------------    -------------
                                                                                  $      16,231    $      11,442
                                                                                  =============    =============

                    R.A.B. ENTERPRISES, INC. AND SUBSIDIARY

6.       Long-term Debt

                  Long-term debt consisted of the following:

                                                                   Range of          March 31,          March 31,
                                                                   Interest           1998                1997
                                                                -------------     -------------        -----------
                                                                                           (In thousands)
                  Revolving bank line of credit...............  7.86-9.00%        $      28,800     $        52,000
                  Term loan...................................  8.11-9.25                 9,310               9,800
                                                                                  -------------     ---------------
                                                                                         38,110              61,800
                  Less current maturities.....................                              815                 490
                                                                                  -------------     ---------------
                                                                                  $      37,295     $        61,310
                                                                                  =============     ===============

                  On March 31, 1997, Millbrook entered into an agreement, as amended, with a group of commercial lending institutions providing for a credit facility in the aggregate amount of $100 million consisting of revolving credit loans up to $90.2 million and a term loan of $9.8 million (the "Credit Agreement"). Borrowings under this long-term facility, which principally expires March 31, 2002, are supported by specified assets in accordance with a formula, as defined in the Credit Agreement (see Note 11). Substantially all of the Company's assets and Millbrook's stock are pledged under the terms of the Credit Agreement. Additionally, the Credit Agreement requires the maintenance of a minimum level of cash flow, as defined and imposes restrictions on investments, capital expenditures, cash dividends, management fees and advances to the parent and other indebtedness. At March 31, 1998, substantially all of the assets of the Company's subsidiary are unavailable for dividends. At March 31, 1998, Millbrook had available, under the Credit Agreement, unused borrowing capacity of approximately $24 million, net of outstanding letters of credit of approximately $885,000.

                  Interest rates under the Credit Agreement vary, as Millbrook may choose from certain variable interest rate options. On May 1, 1997, Millbrook entered into a three-year interest rate protection agreement that effectively caps rates on up to $50 million of Millbrook's debt. At March 31, 1998, Millbrook's outstanding debt under the Credit Agreement and the interest rate protection agreement approximate fair value.

                  Future maturities of the term loan at March 31, 1998 were as follows (in thousands):

                  1999.....................................  $           815
                  2000.....................................            1,305
                  2001.....................................            1,960
                  2002.....................................            1,960
                  2003.....................................            3,270
                                                             ---------------
                                                             $         9,310
                                                             ===============

                    R.A.B. ENTERPRISES, INC. AND SUBSIDIARY

7.       Commitments And Contingencies

         Leases

                  The Company leases certain facilities, machinery and vehicles under various non-cancelable operating lease agreements. The Company is required to pay property taxes, insurance and normal maintenance costs for certain of its facilities. Future minimum lease payments required under such leases in effect at March 31, 1998 were as follows (in thousands):

                  1999........................................  $        2,671
                  2000........................................           2,310
                  2001........................................           2,084
                  2002........................................           1,977
                  2003........................................           1,621
                  Thereafter..................................           4,216
                                                                --------------
                                                                $       14,879
                                                                ==============

                  Total rent expense for all operating leases was $4.3 million for the fiscal year ended March 31, 1998.

         Contingencies

                  The Company is subject to pending claims and legal proceedings in the normal course of its business. While it is not feasible to predict or determine the outcome of these claims and proceedings, it is the opinion of management that their outcome, to the extent not provided for through insurance or otherwise, will not have a materially adverse effect on the Company's financial position or results of future operations.


8.       Income Taxes

                  The provision for income taxes for the fiscal year ended March 31, 1998 consisted of the following (in thousands):


                  Currently payable:
                     Federal.....................................................................  $        1,075
                     State.......................................................................             153
                                                                                                   --------------
                                                                                                            1,228
                                                                                                   --------------
                  Deferred:
                     Federal.....................................................................             (93)
                     State.......................................................................             (13)
                                                                                                   --------------
                                                                                                             (106)
                                                                                                   --------------
                                                                                                   $        1,122
                                                                                                   ==============

                    R.A.B. ENTERPRISES, INC. AND SUBSIDIARY

8.       Income Taxes (Continued)

                  A reconciliation of the statutory United States Federal income tax rate to the Company's effective income tax rate for the fiscal year ended March 31, 1998 follows:

                  Statutory rate.................................................................        35.0%
                  State income taxes, net of Federal benefit.....................................         4.6
                  Other, principally meals and entertainment disallowance........................         9.1
                                                                                                         ----
                                                                                                         48.7%
                                                                                                         ====

                  The income tax effects of temporary differences that give rise to significant portions of the deferred tax assets and liabilities were as follows:

                                                                                    March 31,         March 31,
                                                                                      1998              1997
                                                                                  -------------    -------------
                                                                                          (In thousands)
         Deferred Tax Assets:
            Accounts receivable, principally due to
              allowance for doubtful accounts...................................  $         993    $       1,086
            Deferred compensation...............................................          3,279            3,005
            Liability accruals..................................................          3,771            4,787
            Other, net..........................................................            359              417

         Deferred Tax Liabilities:
            Inventories, principally due to acquisition basis
              differences and financial statement allowances....................         (5,612)          (6,210)
            Property, plant and equipment, principally
              due to basis differences..........................................         (4,567)          (4,968)
                                                                                  -------------    -------------
         Net deferred tax liabilities   ........................................  $      (1,777)   $      (1,883)
                                                                                  =============    =============

9.       Employee Benefit Plans

         Retirement and Savings Plan

                  The Company has a retirement and savings plan ("401(k) Plan") covering substantially all of its employees. The 401(k) Plan provides for matching contributions by the Company which amounted to approximately $1.2 million for the fiscal year ended March 31, 1998. In addition, the Company may make annual discretionary contributions to employee accounts based, in part, on the Company's financial performance. For the fiscal year ended March 31, 1998, the Company's discretionary contributions were approximately $1.1 million.

                     R.A.B. ENTERPRISES, INC. AND SUBSIDIARY

9.       Employee Benefit Plans (Continued)

         Other Benefit Plans

                  In 1984, a predecessor of Millbrook implemented a deferred compensation plan in the form of a non-qualified defined benefit plan and a supplemental retirement plan which permitted former officers and certain management employees, at the time, to defer portions of their compensation and to earn specified benefits upon retirement. These plans do not allow new participants.

                  In an effort to provide for the benefits associated with these plans, the Company purchased whole-life insurance contracts on the plan participants. The value of these policies is included in other assets. At March 31, 1998, future payment obligations under the deferred compensation and supplemental retirement plans were $395,000, $395,000, $395,000, $390,000 and $390,000 in fiscal years ended March
         31, 1999, 2000, 2001, 2002 and 2003, respectively.

10.      Related Party Transactions

                  Concurrent with Millbrook's acquisition by Holdings, Millbrook entered into an arrangement with an entity owned by its majority shareholder whereby the Company agreed (i) to pay a quarterly management fee of $100,000; and (ii) to reimburse the entity for reasonable services provided and out-of-pocket and other expenses incurred on its behalf. For the fiscal year ended March 31, 1998, Millbrook paid management fees of $400,000 to this entity and $800,000 for reasonable services provided to the Company pursuant to the aforementioned arrangement. The Company believes that the terms of the arrangement with this entity were no less favorable than could have been obtained from unaffiliated third parties on an arm's length basis.

11.      Subsequent Event (Unaudited)

                  Effective March 3, 1998, the Company entered into a purchase agreement with MANO Holdings I, LLC, KBMC Acquisition Company, L.P., MANO Holdings Corporation ("MANO") and the stockholders of MANO to acquire all of the outstanding membership interests of The B. Manischewitz Company, LLC ("Manischewitz"). As of and for the fiscal year ended July 31, 1997, Manischewitz had total assets, revenues and operating income of approximately $59.6 million, $54.8 million and $9.8 million, respectively. On May 1, 1998, the Company acquired all of the outstanding interests of Manischewitz for approximately $124 million less outstanding long-term debt and certain other specified deductions through the issuance of $120 million Senior Notes due 2005 bearing interest at 10 1/2% ("10 1/2% Senior Notes"). The 10 1/2% Senior Notes are jointly and severally guaranteed on an unsecured basis by Millbrook and Manischewitz.

                     R.A.B. ENTERPRISES, INC. AND SUBSIDIARY

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (Concluded)

11.      Subsequent Event (Unaudited) (Continued)

                  Additionally, on May 1, 1998 Holdings issued $48 million Senior Notes due 2008 bearing interest at 13% ("13% Senior Notes") (collectively, "Senior Notes") and contributed the net proceeds, after expenses and amounts deposited in an interest escrow account, to the Company.

                  The gross proceeds of $168 million from the issuance of the Senior Notes were used to: (i) pay the purchase price for Manischewitz of $124 million, (ii) reduce outstanding borrowings by approximately $22 million under the revolving credit portion of Millbrook's Credit Agreement, (iii) fund the interest escrow account with approximately $17 million, and (iv) pay fees and expenses relating to the acquisition of Manischewitz and offering of the Senior Notes.

                  Also concurrent with the acquisition, the Credit Agreement was amended to provide for, among other things, Millbrook and Manischewitz to be co-borrowers under the Credit Agreement and certain assets of Manischewitz to be included in determining the borrowing base resulting in future additional availability under the credit facility.

                   R.A.B. ENTERPRISES, INC. AND SUBSIDIARIES

                     CONDENSED CONSOLIDATED BALANCE SHEETS
              (In thousands except for share and per share data)

                                                                June 30,        March 31,
                                                                  1998            1998
                                                               (Unaudited)
                           ASSETS
Current Assets
       Cash                                                     $   2,731       $   2,623
       Accounts receivable                                         39,147          27,942
       Inventories                                                 50,973          41,814
       Other current assets                                         7,945           5,810
                                                                ---------       ---------
                   Total current assets                           100,796          78,189
Other assets                                                       12,481           7,291
Property, plant and equipment, net                                 40,186          23,395
Excess of cost over fair value of net assets acquired, net         96,892            --
                                                                ---------       ---------
Total assets                                                    $ 250,355       $ 108,875
                                                                =========       =========

            LIABILITIES AND STOCKHOLDER'S EQUITY
Current liabilities:
Current maturities of long-term debt                            $     924       $     815
Accounts payable                                                   39,327          31,035
Other current liabilities                                          23,831          16,231
                                                                ---------       ---------
                   Total current liabilities                       64,082          48,081
                                                                ---------       ---------
Noncurrent liabilities:
Long-term debt                                                    129,397          37,295
Deferred compensation                                               7,867           7,801
Other liabilities                                                   9,991           4,416
                                                                ---------       ---------
                   Total noncurrent liabilities                   147,255          49,512
Stockholder's equity:
Common stock, $1.00 par value, 200 shares
           authorized and issued                                     --              --
Additional paid-in capital                                         39,482          10,100
Retained earnings (deficit)                                          (464)          1,182
                                                                ---------       ---------
                   Total stockholder's equity                      39,018          11,282
                                                                ---------       ---------
Total liabilities and stockholder's equity                      $ 250,355       $ 108,875
                                                                =========       =========




           See notes to condensed consolidated financial statements.

                   R.A.B. ENTERPRISES, INC. AND SUBSIDIARIES

                CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                (In thousands)

                                                                   Three Months Ended
                                                               -------------------------
                                                               June 30,         June 30,
                                                                 1998             1997
                                                                      (Unaudited)

Revenues                                                       $ 116,571       $ 113,522


Costs and expenses:
       Cost of sales                                              88,915          87,282
       Selling                                                    11,994          10,450
       Distribution and warehousing                                9,102           8,970
       General and administrative                                  5,935           5,236
       Amortization of excess of cost over fair value
          of net assets acquired                                     400            --
                                                               ---------       ---------

                   Total costs and expenses                      116,346         111,938
                                                               ---------       ---------


Operating income                                                     225           1,584


Interest expense, net                                              2,973           1,439
                                                               ---------       ---------


Income (loss) before provision (benefit) for income taxes         (2,748)            145


Provision (benefit) for income taxes                              (1,102)             97
                                                               ---------       ---------


Net income (loss)                                              $  (1,646)      $      48
                                                               =========       =========



           See notes to condensed consolidated financial statements.

                   R.A.B. ENTERPRISES, INC. AND SUBSIDIARIES

           CONDENSED CONSOLIDATED STATEMENT OF STOCKHOLDER'S EQUITY
                     (In thousands except for share data)




                                                                           Additional      Retained
                                                    Common Stock            Paid-In        Earnings
                                                 Shares       Amount        Capital        (deficit)
                                                 ------       ------        -------        ---------
Balance at April 1, 1998                            200       $   --        $10,100         $  1,182
Additional equity investment from parent                                     29,382
Net loss                                                                                      (1,646)
                                                 ------       ------        -------        ---------
Balance at June 30, 1998                            200       $   --        $39,482         $   (464)
                                                 ======       ======        =======        =========


          See notes to condensed consolidated financial statements.

                          R.A.B. ENTERPRISES, INC. AND SUBSIDIARIES

                       CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                        (In thousands)

                                                                     Three Months Ended
                                                                ---------------------------
                                                                 June 30,          June 30,
                                                                   1998              1997
                                                                        (Unaudited)

Cash flows from operating activities:
     Net income (loss)                                          $  (1,646)       $      48
       Adjustments to reconcile net income (loss) to net
         cash provided by (used in) operating activities:
           Depreciation and amortization                            1,434              782
           Amortization of excess of cost over fair value
             of net assets acquired                                   400             --
           Changes in assets and liabilities:
             Accounts receivable                                    5,381           (1,611)
             Inventories                                           (2,662)           7,183
             Accounts payable                                       5,792           11,461
             Other assets and liabilities                            (640)           4,614
                                                                ---------        ---------

           Net cash provided by operating activities                8,059           22,476
                                                                ---------        ---------

Cash flows from investing activities:
     Purchase of The B. Manischewitz Company, LLC,
       net of cash acquired                                      (124,255)            --
     Acquisitions of plant and equipment                             (941)            (148)
                                                                ---------        ---------

       Net cash used in investing activities                     (125,196)            (148)
                                                                ---------        ---------

Cash flows from financing activities:
     Proceeds from issuance of long-term debt                     120,000             --
     Payment of debt issuance costs                                (4,348)            --
     Repayments under Credit Agreement                            (27,789)         (20,115)
     Additional equity investment from Parent                      29,382             --
                                                                ---------        ---------

             Net cash provided by (used in)
                financing activities                              117,245          (20,115)
                                                                ---------        ---------

Net increase in cash                                                  108            2,213

Cash, beginning of period                                           2,623            1,903
                                                                ---------        ---------

Cash, end of period                                             $   2,731        $   4,116
                                                                =========        =========

Supplemental disclosures of cash flow information:
   Cash paid during the period for:
        Interest                                                $     499        $   1,265
        Income Taxes                                            $     745        $    --



           See notes to condensed consolidated financial statements.

                   R.A.B. ENTERPRISES, INC. AND SUBSIDIARIES

             NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                  (Unaudited)
------------------------------------------------------------------------------

NOTE A - Basis of Presentation

R.A.B. Enterprises, Inc. (the "Company") is a wholly-owned subsidiary of R.A.B. Holdings, Inc. ("Holdings"). On January 26, 1998, Holdings formed the Company and on May 1, 1998 contributed to the Company its wholly-owned subsidiary Millbrook Distribution Services Inc. ("Millbrook"), which contribution has been accounted for as an "as if" pooling of interests.

These financial statements should be read in conjunction with the Company's summary of significant accounting policies included in its consolidated financial statements as of March 31, 1998 and 1997, included elsewhere herein.

Effective March 3, 1998, the Company entered into a purchase agreement with Mano Holdings I, LLC, KBMC Acquisition Company, L.P., MANO Holdings Corporation ("MANO") and the stockholders of MANO to acquire all of the outstanding membership interests of the B. Manischewitz Company, LLC ("Manischewitz"). On May 1, 1998, the Company acquired all of the outstanding interests of Manischewitz for approximately $124.7 million through the issuance of $120 million Senior Notes due 2005 bearing interest at 10 1/2% ("10 1/2% Senior Notes"). The 10 1/2% Senior Notes are jointly and severally guaranteed on an unsecured basis by Millbrook and Manischewitz. Concurrently, on May 1, 1998, Holdings issued $48 million Senior Notes due 2008 bearing interest at 13%, funded a $17 million interest escrow account and contributed the remaining net proceeds to the Company.

The acquisition of Manischewitz was accounted for as a purchase and, accordingly, the purchase price was allocated to the assets and liabilities of Manischewitz based upon their estimated fair values at the date of acquisition, which are subject to adjustment. The fair values of assets acquired and liabilities assumed were based upon preliminary third party appraisals and other valuation analyses. The excess of cost over the fair value of net assets acquired represents goodwill which is being amortized on a straight-line basis over its estimated useful life of forty years. The statements of operations include the operating results of Manischewitz since its date of acquisition. The pro forma combined historical results, as if the Manischewitz business had been acquired at the beginning of each of the periods presented are as follows:


                                   Three Months Ended
                                June 30,        June 30,
                                  1998            1997
                               ---------       ---------
Revenues                       $ 118,738       $ 120,436

Net loss                       $  (2,220)      $  (1,555)


All significant intercompany transactions and balances are eliminated in consolidation. The results of operations for any interim period are not necessarily indicative of the results to be expected for the full fiscal year.

In the opinion of management, the accompanying unaudited condensed consolidated financial statements contain all adjustments necessary to present fairly the financial position as of June 30, 1998, and the results of operations and cash flows for the periods ended June 30, 1998 and 1997.

                   R.A.B. ENTERPRISES, INC. AND SUBSIDIARIES

       NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONCLUDED)
                                  (Unaudited)
------------------------------------------------------------------------------


NOTE B - Inventories

Inventories are valued at the lower of cost or market. Cost is determined by the last-in, first-out ("LIFO") method. Inventories at June 30, 1998 consisted of the following (in thousands):

                  Raw materials                $    1,944
                  Finished goods                   49,029
                                               ----------
                                               $   50,973
                                               ==========

NOTE C - Income Taxes

The results of operations of the Company are included in the consolidated Federal income tax return of Holdings. The Company's income tax provision (benefit) is based upon its anticipated effective income tax rate for the fiscal years ending March 31, 1999 and 1998.


NOTE D- Related Party Transactions

For the three month periods ended June 30, 1998 and 1997, the Company paid $300,000 in each period to an affiliated entity for management fees, reasonable services provided and expenses incurred on its behalf.

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS





To the Board of Directors and Shareholders of MANO Holdings Corporation and the
  Partners of KBMC Acquisition Company, L.P.:


We have audited the accompanying combined balance sheets of MANO Holdings Corporation (a Delaware Corporation) and KBMC Acquisition Company, L.P. (a Delaware limited partnership) as of July 31, 1997 and 1996, and the related combined statements of operations, changes in equity and cash flows for each of the three years in the period ended July 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of MANO Holdings Corporation and KBMC Acquisition Company, L.P. as of July 31, 1997 and 1996, and the combined results of their operations and their cash flows for each of the three years in the period ended July 31, 1997, in conformity with generally accepted accounting principles.

As discussed in Note 8 to the financial statements, effective August 1, 1995, the Company changed its method of accounting for postretirement benefits other than pensions.



ARTHUR ANDERSEN LLP

Roseland, New Jersey
September 24, 1997

                           MANO HOLDINGS CORPORATION

                      AND KBMC ACQUISITION COMPANY, L.P.

               COMBINED BALANCE SHEETS -- JULY 31, 1997 AND 1996

                   (dollars in thousands, except share data)

                            ASSETS                                             1997            1996
                            ------                                           --------        --------

CURRENT ASSETS:
   Cash and cash equivalents                                                 $  3,115        $  1,811
   Accounts receivable, net of allowance for doubtful accounts of $700
     and $250, respectively                                                     6,381           5,085
   Inventories                                                                  9,217          10,018
   Prepaid expenses and other current assets                                      898             706
                                                                             --------        --------

                Total current assets                                           19,611          17,620

PROPERTY, PLANT AND EQUIPMENT, net                                             12,202          12,647

INTANGIBLE ASSETS, net                                                         27,611          28,926

OTHER ASSETS                                                                      139             144
                                                                             --------        --------

                Total assets                                                 $ 59,563        $ 59,337
                                                                             ========        ========

                                    LIABILITIES AND EQUITY

CURRENT LIABILITIES:
   Current portion of long-term debt                                         $  3,157        $  2,700
   Accounts payable                                                             2,424           1,930
   Accrued liabilities                                                          2,002           1,639
                                                                             --------        --------

                Total current liabilities                                       7,583           6,269

LONG-TERM DEBT                                                                 37,602          41,300

LONG-TERM LIABILITIES                                                           4,434           4,318
                                                                             --------        --------

                Total liabilities                                              49,619          51,887
                                                                             --------        --------

COMMITMENTS AND CONTINGENCIES

EQUITY:
   Partners' equity                                                            15,000          15,000
   Common stock, $.01 par value per share, 5,457 shares outstanding              --              --
   Accumulated deficit                                                         (5,056)         (7,550)
                                                                             --------        --------

                                                                                9,944           7,450
                                                                             --------        --------

                Total liabilities and equity                                 $ 59,563        $ 59,337
                                                                             ========        ========



 The accompanying notes are an integral part of these combined balance sheets.

                            MANO HOLDINGS CORPORATION

                       AND KBMC ACQUISITION COMPANY, L.P.

                        COMBINED STATEMENTS OF OPERATIONS

                FOR THE YEARS ENDED JULY 31, 1997, 1996 AND 1995

                             (dollars in thousands)


                                                                         1997        1996        1995
                                                                       --------    --------    --------
NET REVENUES                                                           $ 54,383    $ 52,003    $ 49,194

ROYALTIES                                                                   404         396         387
                                                                       --------    --------    --------
                Total revenues                                           54,787      52,399      49,581

COST OF SALES                                                            33,558      33,068      31,199
                                                                       --------    --------    --------
                Gross profit                                             21,229      19,331      18,382

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES, including amortization of intangible assets of $1,434, $1,112 and
   $1,175, respectively                                                  11,422      11,120      11,034
                                                                       --------    --------    --------
                Operating income                                          9,807       8,211       7,348

INTEREST EXPENSE                                                         (4,486)     (3,705)     (2,946)
                                                                       --------    --------    --------
                Income before income taxes (benefit),
                  extraordinary item and cumulative effect of
                  change in accounting principle                          5,321       4,506       4,402

PROVISION (BENEFIT) FOR INCOME TAXES                                         --        (145)      2,135
                                                                       --------    --------    --------
                Income before extraordinary item and
                  cumulative effect of change in accounting
                  principle                                               5,321       4,651       2,267

EXTRAORDINARY ITEM, net of related income tax benefit of $1,310
                                                                             --      (1,965)         --
CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING
   PRINCIPLE, net of related income tax benefit of $502                      --        (754)         --
                                                                       --------    --------    --------
                Net income                                             $  5,321    $  1,932    $  2,267
                                                                       ========    ========    ========


The accompanying notes are an integral part of these combined statements.

                            MANO HOLDINGS CORPORATION

                       AND KBMC ACQUISITION COMPANY, L.P.

                    COMBINED STATEMENTS OF CHANGES IN EQUITY

                FOR THE YEARS ENDED JULY 31, 1997, 1996 AND 1995

                 (dollars in thousands, except share/unit data)



                                                         Retained
                                                         Earnings
                                 Shares/    Partners'  (Accumulated
                                 Units       Equity      Deficit)        Total
                                --------    --------   ------------    --------

BALANCE AT AUGUST 1, 1994         19,863    $     --    $      (119)   $   (119)

   Net income                         --          --          2,267       2,267
                                --------    --------   ------------    --------

BALANCE AT JULY 31, 1995          19,863          --          2,148       2,148

   Net income                         --          --          1,932       1,932
   Repurchase of common stock    (14,406)         --             --          --
   Repurchase premium paid
     to stockholders                  --          --        (11,630)    (11,630)
   Capital contribution               --      15,000             --      15,000
                                --------    --------   ------------    --------

BALANCE AT JULY 31, 1996           5,457      15,000         (7,550)      7,450

   Net income                         --          --          5,321       5,321
   Repurchase of units                --          --            (82)        (82)
   Distributions to
     members/partners                 --          --         (2,510)     (2,510)
   Adjustment of unfunded
     pension liability                --          --           (235)       (235)
                                --------    --------   ------------    --------

BALANCE AT JULY 31, 1997           5,457    $ 15,000   $     (5,056)   $  9,944
                                ========    ========   ============    ========

The accompanying notes are an integral part of these combined statements.

                            MANO HOLDINGS CORPORATION

                       AND KBMC ACQUISITION COMPANY, L.P.

                        COMBINED STATEMENTS OF CASH FLOWS

                FOR THE YEARS ENDED JULY 31, 1997, 1996 AND 1995

                             (dollars in thousands)

                                                                        1997        1996        1995
                                                                      --------    --------    --------
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net income                                                         $  5,321    $  1,932    $  2,267
   Adjustments to reconcile net income to net cash provided
     by (used in) operating activities-
       Extraordinary item                                                   --       1,965          --
       Cumulative effect of change in accounting principle                  --         754          --
       Depreciation and amortization                                     2,664       2,236       2,097
       Benefit for deferred income taxes                                    --      (2,420)        (63)
       Changes in assets and liabilities-
         Accounts receivable                                            (1,746)     (1,374)        522
         Inventories                                                       251        (859)     (1,439)
         Prepaid expenses and other                                       (187)       (192)       (269)
         Intangible assets                                                (800)     (1,231)     (1,541)
         Accounts payable and accrued liabilities                          857      (1,541)        717
         Long-term liabilities                                             116         264        (154)
                                                                      --------    --------    --------

                Net cash provided by (used in) operating activities      6,476        (466)      2,137
                                                                      --------    --------    --------

CASH FLOWS FROM INVESTING ACTIVITIES:
   Purchases of equipment                                                 (339)     (1,064)       (516)
   Net proceeds from Distributorship Agreement                           1,000          --          --
                                                                      --------    --------    --------

                Net cash provided by (used in) investing activities        661      (1,064)       (516)
                                                                      --------    --------    --------

CASH FLOWS FROM FINANCING ACTIVITIES:
   Prepayment penalty on termination of debt                          $     --    ($ 1,300)   $     --
   Deferred financing costs                                                 --      (2,509)         --
   Distributions to members/partners                                    (2,510)    (28,630)         --
   Issuance (repurchase) of shares/units                                   (82)     15,000          --
   Proceeds from revolver borrowings                                    10,700          --          --
   Repayments of revolver borrowings                                   (10,700)         --          --
   Repayment of company notes                                               --     (29,000)         --
   Term loan (repayments) borrowings                                    (3,241)     44,000          --
                                                                      --------    --------    --------

                Net cash used in financing activities                   (5,833)     (2,439)         --
                                                                      --------    --------    --------

                Increase (decrease) in cash and cash equivalents         1,304      (3,969)      1,621

CASH AND CASH EQUIVALENTS, beginning of year                             1,811       5,780       4,159
                                                                      --------    --------    --------

CASH AND CASH EQUIVALENTS, end of year                                $  3,115    $  1,811    $  5,780
                                                                      ========    ========    ========

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
   Cash paid during the year for-
     Interest                                                         $  4,131    $  2,997    $  2,624
     Taxes                                                            $     --    $  1,534    $  2,338

The accompanying notes are an integral part of these combined statements.

                            MANO HOLDINGS CORPORATION

                       AND KBMC ACQUISITION COMPANY, L.P.

                     NOTES TO COMBINED FINANCIAL STATEMENTS

                (dollars in thousands, except share/unit amounts)


(1)      FORMATION AND BUSINESS OPERATIONS:

                  Formation-

                           On April 26, 1996, The B. Manischewitz Company, LLC (the Company) was formed and commenced operations as of May 31, 1996. The Company is 99% owned by MANO Holdings I, LLC and 1% owned by MANO Holdings II, LLC (which is indirectly 100% owned by MANO Holdings I,
                           LLC). MANO Holdings I, LLC is 62% owned by KBMC Acquisition Company, L.P. (KBMC) which was formed on April 25, 1996 as a limited partnership, and 38% owned by MANO Holdings Corporation (MANO). Approximately 72% of KBMC is under the common control and ownership of certain owners of MANO. Accordingly, on a combined basis, the assets and liabilities of the Company have been reflected on a carryover cost basis from May 31, 1996.

                           Prior to its commencement of operations as a limited liability company, the Company, which was organized as a C corporation, was wholly-owned by MANO. The combined financial statements included herein reflect the operations of the Company as a C corporation through May 31, 1996 and a limited liability company subsequent to that date.

                  Business Operations-

                           The Company manufactures and distributes ethnic and other foods including, among others, matzos, cakes, cookies, soups, noodles and processed fish products. The Company also licenses its name to third parties for which it receives royalties.

(2)      SUMMARY OF SIGNIFICANT ACCOUNTING PRINCIPLES:

                  Principles of Combination-

                           The accompanying combined financial statements include the accounts of KBMC and MANO and their combined wholly-owned subsidiary, the Company. Both KBMC and MANO are holding companies whose sole asset is its respective investment in the Company.

                           Through May 31, 1996, the financial statements include the consolidated accounts of The B. Manischewitz Company and its subsidiaries. As of May 31, 1996, the subsidiaries of The B. Manischewitz Company were effectively merged into the Company.

                           All significant intercompany accounts and transactions have been eliminated.

                            MANO HOLDINGS CORPORATION

                       AND KBMC ACQUISITION COMPANY, L.P.

               NOTES TO COMBINED FINANCIAL STATEMENTS (continued)

                (dollars in thousands, except share/unit amounts)



(2)      SUMMARY OF SIGNIFICANT ACCOUNTING PRINCIPLES (continued):

                  Concentrations of Credit Risk-

                           Financial instruments, which potentially subject the Company to significant concentrations of credit risk, consist principally of cash and cash equivalents and trade accounts receivable.

                           The Company's products are sold to approximately 50 independent distributors, two of which represented approximately 31% and 25% of total revenues for the years ended July 31, 1997 and 1996, respectively, and one of which represented approximately 12% of total revenues for the year ended July 31, 1995.

                  Inventories-

                           Substantially all inventories are accounted for using the lower of the last-in, first-out (LIFO) cost method or market.

                  Property, Plant and Equipment-

                           Property, plant and equipment is stated at cost and is depreciated using the straight-line method for financial reporting purposes and both straight-line and accelerated methods for income tax purposes. The estimated useful lives used in computing depreciation and amortization for financial reporting purposes are: buildings 20 years, machinery and equipment 10 years, furniture and fixtures 10 years.

                  Long-Lived Assets-

                           The Company reviews its long-lived assets and certain related intangibles for impairment whenever changes in circumstances indicate that the carrying amount of an asset may not be fully recoverable. The assessment for potential impairment is based upon the Company's ability to recover the unamortized balance of its long-lived assets from expected future cash flows on an undiscounted basis.

                  Intangible Assets-

                           Intangible assets are being amortized over the following periods: package design costs 4 years; deferred financing costs 9 years; and other intangibles 40 years.

                            MANO HOLDINGS CORPORATION

                       AND KBMC ACQUISITION COMPANY, L.P.

               NOTES TO COMBINED FINANCIAL STATEMENTS (continued)

                (dollars in thousands, except share/unit amounts)



(2)      SUMMARY OF SIGNIFICANT ACCOUNTING PRINCIPLES (continued):

                  Income Taxes-

                           MANO, a C corporation through July 31, 1996
                           recognized all of the tax attributes of its 100% owned investment in MANO Holdings I, LLC through May 31, 1996 and approximately 40% from June 1, 1996 to July 31, 1996. As MANO Holdings I, LLC's only investment is its ownership in the Company, the accompanying combined financial statements therefore represent the tax attributes of the Company. Effective August 1, 1996, MANO elected to be taxed as an S Corporation for Federal income tax purposes. KBMC is organized as a limited partnership. Accordingly, no provision has been made for Federal or state income taxes purposes in the accompanying combined financial statements since August 1, 1996.

                           As the Company was organized as a C corporation until May 31, 1996, income taxes were provided for these periods based upon the taxes currently payable by the Company. On May 31, 1996, the Company was reorganized as a limited liability company. As a result of this reorganization, future tax effects attributable to net income as well as temporary differences between the bases of assets and liabilities for financial reporting purposes and income tax purposes will be included in the income tax returns of the Company's owners. Accordingly, no deferred income tax assets or liabilities are reflected on the July 31, 1996 and 1997 balance sheets of the Company. Deferred income tax assets or liabilities recognized through May 31, 1996, have been reversed through the income tax benefit as of May 31, 1996.

                  Cash Equivalents-

                           The Company considers all highly liquid debt instruments purchased with original maturities of three months or less to be cash equivalents.

                  Use of Estimates-

                           The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses during the reporting period and disclosure of contingent assets and liabilities at the date of the financial statements. Actual results could differ from those estimates.

                            MANO HOLDINGS CORPORATION

                       AND KBMC ACQUISITION COMPANY, L.P.

               NOTES TO COMBINED FINANCIAL STATEMENTS (continued)

                (dollars in thousands, except share/unit amounts)


(3)      INVENTORIES:

                  Inventories consists of the following at July 31-

                                               1997      1996
                                            -------   -------

                           Raw materials    $ 2,126   $ 2,042
                           Finished goods     7,091     7,976
                                            -------   -------

                                            $ 9,217   $10,018
                                            =======   =======

                  Had the first-in, first-out (FIFO) method been used, inventories would have been approximately $260 greater than that reported under the LIFO method at July 31, 1997. At July 31, 1996, inventories valued by the FIFO cost method approximated inventories valued by the LIFO method.

(4)      PROPERTY, PLANT AND EQUIPMENT:

                  Property, plant and equipment consists of the following at July 31-

                                                                                1997      1996
                                                                             -------   -------

                           Land                                              $   897   $   897
                           Buildings                                           4,549     4,444
                           Machinery and equipment                             5,541     4,645
                           Furniture and fixtures                                769       732
                           Assets under capital lease                          6,077     6,077
                           Construction in progress                              121       807
                                                                             -------   -------

                                                                              17,954    17,602

                           Less- Accumulated depreciation and amortization     5,752     4,955
                                                                             -------   -------

                                                                             $12,202   $12,647
                                                                             =======   =======

                  Certain property and equipment of the Company is leased through the Bay Street Urban Renewal Development Corporation, an affiliate of the Company. The lease expires on August 31, 2000, and requires the Company to pay real estate taxes, maintenance, insurance and incidental costs as its only obligation under this lease. The Company has the option to purchase the property at any time during the lease term for a nominal value.

                            MANO HOLDINGS CORPORATION

                       AND KBMC ACQUISITION COMPANY, L.P.

               NOTES TO COMBINED FINANCIAL STATEMENTS (continued)

                (dollars in thousands, except share/unit amounts)


(5)      INTANGIBLE ASSETS:

                  Intangible assets consist of the following at July 31-

                                                                                               1997      1996
                                                                                             -------   -------

                           Goodwill, net of accumulated amortization of $2,582 and $2,197,
                             respectively                                                    $13,492   $13,877
                           License and trademarks, net of accumulated amortization of
                             $2,041 and $1,736, respectively                                  10,159    10,464
                           Deferred financing costs, net of accumulated amortization of
                             $516 and $70, respectively (see Note 7)                           1,993     2,439
                           Package design costs, net of accumulated amortization of $1,697
                             and $953, respectively                                            1,579     1,725
                                                                                             -------   -------

                                                                                             $27,223   $28,505
                                                                                             =======   =======

                  In addition, intangible assets on the accompanying combined balance sheets include an intangible pension asset of $388 and $421 in 1997 and 1996, respectively (see Note 8).

(6)      INCOME TAXES:

                  Income taxes, applicable to income before extraordinary item, are comprised of the following at July 31, 1996 and 1995-

                                                                                   1996       1995
                                                                                  -------    -------
                           Current-
                             Federal                                              $ 1,481    $ 1,675
                             State and local taxes                                    794        523
                                                                                  -------    -------

                                                                                    2,275      2,198
                                                                                  -------    -------
                           Deferred-
                             Federal                                               (1,936)       (50)
                             State and local taxes                                   (484)       (13)
                                                                                  -------    -------

                                                                                   (2,420)       (63)
                                                                                  -------    -------

                                           Provision (benefit) for income taxes   ($  145)   $ 2,135
                                                                                  =======    =======

                            MANO HOLDINGS CORPORATION

                       AND KBMC ACQUISITION COMPANY, L.P.

               NOTES TO COMBINED FINANCIAL STATEMENTS (continued)

                (dollars in thousands, except share/unit amounts)



(6)      INCOME TAXES (continued):

                  The provision (benefit) for income taxes differs from the amount computed by applying the statutory Federal income tax rate to the income before provision (benefit) for income taxes for the following reasons for fiscal 1996 and 1995-

                                                                                       1996       1995
                                                                                     -------    -------

                           Statutory tax provision                                   $ 2,048    $ 1,497
                           Increase (decrease) in taxes resulting from-
                             State income taxes, net of Federal income tax benefit       204        337
                             Amortization of intangible assets                           211        299
                             Reversal of deferred income taxes as a result of a
                                change in the tax status of the Company               (2,420)        --
                             Other                                                      (188)         2
                                                                                     -------    -------

                                           Provision (benefit) for income taxes      $  (145)   $ 2,135
                                                                                     =======    =======

(7)      LONG-TERM DEBT:

                  On May 31, 1996, the Company (along with MANO, MANO Holdings I, LLC and MANO Holdings II, LLC) entered into a credit agreement with several financial institutions (the Credit Agreement). The Credit Agreement provides for the following:
                  (1) $14,000 term loan A, due May 31, 2002, bearing interest at the Base Rate (defined as the higher of the Federal Funds Rate plus 1/2% or prime), plus 1 1/2% or LIBOR plus 2.5%; (2) $19,000 term loan B, due May 31, 2004 bearing interest at the Base Rate plus 2.0% or LIBOR plus 3.0%; (3) $11,000 term loan C, due May 31, 2002, bearing interest at the Base Rate plus 1 1/2% or LIBOR plus 2.5%; and (4) $15,000 revolving loan commitment based on eligible accounts receivable and inventory, as defined, including up to $3,000 of letters of credit due May 21, 2002, bearing interest at the Base Rate plus 1 1/2%, or LIBOR plus 2.5%. As of July 31, 1997, $5,000 is available for borrowing under this facility based upon this formula. Additionally, there is a commitment fee of 1/2% on certain unused balances of the revolving loan commitment, as defined. At July 31, 1997 and 1996, there were no outstanding balances under the revolving loan commitment.

                            MANO HOLDINGS CORPORATION

                       AND KBMC ACQUISITION COMPANY, L.P.

               NOTES TO COMBINED FINANCIAL STATEMENTS (continued)

                (dollars in thousands, except share/unit amounts)


(7)      LONG-TERM DEBT (continued):

                  The Credit Agreement contains restrictions, all of which the Company was in compliance with at July 31, 1997 relating to, among others, material adverse changes in operations or affairs, capital expenditures, the payment of dividends and the maintenance of various financial requirements, including, among others, interest coverage ratio, fixed charge coverage ratio, leverage ratio and minimum EBITDA, each as defined in the Credit Agreement.

                  Pursuant to entering into the Credit Agreement, the Company incurred deferred financing costs of approximately $2,500 which are included in intangible assets in the accompanying balance sheet. Additionally, approximately $1,109 of deferred financing costs were written-off in fiscal 1996 pursuant to the Agreement refinancing. Furthermore, the Company incurred a prepayment penalty upon terminating the Agreement of approximately $2,166. These amounts, net of related income tax benefits of $1,310, are reflected as an extraordinary item in the statements of operations.

                  The Credit Agreement is secured by substantially all of the Company assets and guaranteed by both MANO and KBMC.

                  Aggregate amounts of long-term debt maturing each of the five years subsequent to July 31, 1997, and thereafter are as follows-

                           1998         $ 3,157
                           1999           3,650
                           2000           4,637
                           2001           5,623
                           2002           6,116
                           Thereafter    17,576
                                        -------

                                        $40,759
                                        =======

                            MANO HOLDINGS CORPORATION

                       AND KBMC ACQUISITION COMPANY, L.P.

               NOTES TO COMBINED FINANCIAL STATEMENTS (continued)

                (dollars in thousands, except share/unit amounts)



(8)      EMPLOYEE BENEFITS:

                  Pension Plan-

                           The Company maintains a defined benefit pension plan (the Plan) administered by a trust, which covers substantially all employees who meet certain eligibility requirements, and provides for pension, death and disability benefits. Contributions are made by the Company and contributing employees. The Company's funding policy is to contribute amounts to the Plan sufficient to meet the minimum funding requirements set forth by the Employee Retirement Income Security Act of 1974. In fiscal 1997, 1996 and 1995, the Company funded additional amounts to the Plan. Accordingly, contributions for the year ended July 31, 1997, 1996 and 1995 amounted to $605, $541 and $300, respectively. Benefits for salaried employees are based on the highest five consecutive years of compensation during the last fifteen years of employment preceding retirement. Benefits for hourly employees are based on various monthly amounts for each year of credited service.

                           Net periodic pension expense for the years ended July 31, 1997, 1996 and 1995, and assumptions used were as follows-

                                                                                        1997        1996        1995
                                                                                     -------     -------     -------

                                    Service cost, benefits earned during the year    $   213     $   237     $   214
                                    Interest cost on projected benefit obligations       889         893         877
                                    Actual return on assets                           (1,159)       (502)     (1,151)
                                    Net amortization and deferral                        379        (250)        419
                                                                                     -------     -------     -------

                                                  Net periodic pension cost          $   322     $   378     $   359
                                                                                     =======     =======     =======

                                    Assumed discount rate                               7.50%       8.25%       8.25%
                                    Assumed rate of compensation increases              4.00        5.00        5.00%
                                    Expected long-term rate of return on assets         9.25        9.25        9.25%

                            MANO HOLDINGS CORPORATION

                       AND KBMC ACQUISITION COMPANY, L.P.

               NOTES TO COMBINED FINANCIAL STATEMENTS (continued)

                (dollars in thousands, except share/unit amounts)


(8)      EMPLOYEE BENEFITS (continued):

                  Presented below is a reconciliation of the funded status of the Plan to amounts recorded on the balance sheets at July 31-

                                                                                                            1997        1996
                                                                                                          --------    --------

                                    Actuarial present value of benefit obligations-
                                       Accumulated benefit obligation, including vested benefits
                                         of $11,332 and $10,672 in 1997 and 1996, respectively            $ 11,660    $ 10,932
                                                                                                          ========    ========

                                    Projected benefit obligation for services rendered to date            ($12,264)   ($11,553)
                                    Plan assets at fair value                                                9,969       9,160
                                                                                                          --------    --------

                                                  Projected benefit obligation in excess of plan assets     (2,295)     (2,393)

                                    Unrecognized net loss                                                      839         622
                                    Prior service cost not yet recognized in net periodic pension cost         388         421
                                    Adjustment required to recognize minimum liability                        (623)       (421)
                                                                                                          --------    --------

                                                  Net pension liability                                   ($ 1,691)   ($ 1,771)
                                                                                                          ========    ========

                  At July 31, 1997 and 1996, the Company recorded an additional liability of $623 and $421, respectively, representing the minimum liability of the unfunded accumulated benefit obligation with an offsetting intangible asset at July 31, 1997 and 1996 of $388 and $421, respectively, and a reduction in equity at July 31, 1997 of $235.

                  Substantially all of the Plan assets are invested in unallocated insurance contracts, U. S. Government obligations, mutual funds and marketable debt securities.

         Unit Option Plan-

         Effective May 31, 1996, MANO Holdings I, LLC adopted a Unit Option Plan (the Plan) for executives and other key employees. Under the terms of the Plan, the purchase price of shares of units subject to each option granted is based on the fair market value of the shares at the date of grant. Vesting of options occurs on an annual basis and is dependent upon the achievement of predetermined targets or the discretion of the MANO Holdings I, LLC Board of Managers. Ultimately, all options will vest on the seventh or ninth anniversary of the date of grant and must be exercised no later than seven to ten years from the date of grant.

                            MANO HOLDINGS CORPORATION

                       AND KBMC ACQUISITION COMPANY, L.P.

               NOTES TO COMBINED FINANCIAL STATEMENTS (continued)

                (dollars in thousands, except share/unit amounts)


(8)      EMPLOYEE BENEFITS (continued):

                  At July 31, 1997 and 1996, 4,666 shares of units were authorized for issuance and 3,217 and 2,977 shares of units, respectively, were outstanding at amounts ranging from $800 to $1,800 per share. At July 31, 1997 and 1996, 2,627 and 2,114 of such shares of units, respectively, were vested and are exercisable.

                  Effective August 1, 1996, the Company adopted the provisions of Statement of Financial Accounting Standards No. 123 "Accounting for Stock-Based Compensation." As permitted by the statement, the Company has elected to continue to account for stock-based compensation using the intrinsic value method under Accounting Principles Board Opinion No. 25. Accordingly, no compensation expense has been recognized for stock-based compensation, since the options granted were at prices that equaled or exceeded their estimated fair market value at the date of grant. If compensation expense for the Company's unit options issued in 1996 had been determined based on the fair value method of accounting, the Company's net income for the year ended July 31, 1996 would have been reduced to the pro forma amount indicated below-

                                    Net income-
                                    As reported   $1,932
                                                  ======
                                    Pro forma     $1,812
                                                  ======

                  The fair value of issued unit options is estimated on the date of grant using the minimum value method incorporating the following assumptions for options granted in 1996: no dividend yield or volatility factor; risk free interest rate of 7.0% and an expected life of the options of seven years. The Company did not issue options during 1997.

                  Postretirement Benefits Other Than Pensions-

                  Effective August 1, 1995, the Company adopted Statement of Financial Accounting Standards (SFAS) No. 106, "Employer's Accounting for Postretirement Benefits Other Than Pensions." The cumulative effect as of August 1, 1995 of adopting SFAS No. 106 was a one-time charge of $754, after the related income tax benefit of $502.

                            MANO HOLDINGS CORPORATION

                       AND KBMC ACQUISITION COMPANY, L.P.

               NOTES TO COMBINED FINANCIAL STATEMENTS (continued)

                (dollars in thousands, except share/unit amounts)



(8)      EMPLOYEE BENEFITS (continued):

                  The following table reconciles the Plan's funded status to the accrued postretirement health care cost liability as of July 31-

                                                                                                               1997     1996
                                                                                                             ------   ------

                                      Accumulated postretirement benefit obligation-
                                         Retiree and beneficiaries                                           $  622   $  397
                                         Eligible actives                                                       192      445
                                         Ineligible actives                                                     835      479
                                                                                                             ------   ------

                                                    Total                                                     1,649    1,321

                                      Unrecognized net loss                                                     228       --
                                      Plan assets at fair value                                                  --       --
                                                                                                             ------   ------

                                      Net postretirement benefit liability                                   $1,421   $1,321
                                                                                                             ======   ======

                  Net periodic postretirement benefit cost for the years 1997 and 1996 included the following components-

                                                                                 1997   1996
                                                                                 ----   ----

                                    Service cost                                 $ 71   $ 35
                                    Interest cost                                 113     98
                                                                                 ----   ----

                                               Net postretirement benefit cost   $184   $133
                                                                                 ====   ====

                  For purposes of calculating the accumulated postretirement benefit obligation, the following assumptions were made. The retiree medical trend rates range from a maximum of 8.5% decreasing gradually to 5% by the year 2010. The weighted average discount rate used in determining the accumulated postretirement benefit obligation was 7.5%.

                  The health care cost trend rate assumption has an effect on the amounts reported. To illustrate, increasing the assumed health care cost trend rates by one percentage point in each year would increase the accumulated postretirement benefit obligation as of July 31, 1997 and 1996 by $219 and $170, respectively, and the aggregate of the service and interest cost components of the net periodic postretirement benefit cost for the years 1997 and 1996 by $27 and $20, respectively.

                            MANO HOLDINGS CORPORATION

                       AND KBMC ACQUISITION COMPANY, L.P.

               NOTES TO COMBINED FINANCIAL STATEMENTS (concluded)

                (dollars in thousands, except share/unit amounts)


(9)      COMMITMENTS AND CONTINGENCIES:

                  Operating Leases-

                           The Company has noncancellable operating leases expiring from February 1998 through September 2002. Rental expense for the years ended July 31, 1997, 1996 and 1995, was approximately $195, $363 and $595, respectively. The future minimum annual rental commitment under all operating leases is not material.

                  Purchase Commitments-

                           The Company enters into purchase contracts with certain vendors. At July 31, 1996 and 1997, purchase commitments related to these contracts were approximately $2,100 and $850, respectively.

(10)     ACCRUED LIABILITIES:

                  Included in accrued liabilities at July 31, 1997 and 1996 is approximately $448 and $355, respectively, principally related to a severance agreement covering a former owner of the Company.

(11)     DISTRIBUTORSHIP AGREEMENT:

                  In May 1997, the Company entered into a Distributorship Agreement whereby it received cash, net of expenses, of $1,000 in exchange for providing exclusive territory rights to a third-party distributor. The transaction had no effect on the statement of operations. Concurrently, the Company and the distributor entered into an Inventory Purchase Agreement which provides for the purchase of goods by the distributor at "replacement cost," as defined, and a royalty arrangement, as defined.

(12)   RELATED PARTY TRANSACTION:

                  The Company paid a management fee of approximately $410, $104 and $0 in 1997, 1996 and 1995, respectively, to a related party.

                           MANO HOLDINGS CORPORATION
                       AND KBMC ACQUISITION COMPANY, L.P.

                       CONDENSED COMBINED BALANCE SHEETS
                   (dollars in thousands, except share data)


                                                                            April 30,                July 31,
                                                                               1998                    1997
                                                                           -----------               ---------
                                                                           (unaudited)

                         ASSETS
CURRENT ASSETS:
Cash and cash equivalents                                                        $  1,995              $  3,115
Accounts receivable, net of allowance for doubtful accounts
  of $324 and $700, respectively                                                   17,361                 6,381
Inventories                                                                         6,593                 9,217
Prepaid expenses and other current assets                                             261                   898
                                                                                 --------              --------
Total current assets                                                               26,210                19,611
PROPERTY, PLANT AND EQUIPMENT, net                                                 11,823                12,202
INTANGIBLE ASSETS, net                                                             26,594                27,611
OTHER ASSETS                                                                          139                   139
                                                                                 --------              --------
Total assets                                                                     $ 64,766              $ 59,563
                                                                                 ========              ========

                         LIABILITIES AND EQUITY
CURRENT LIABILITIES:
Current portion of long-term debt                                                 $ 3,382              $  3,157
Revolving line of credit                                                            2,250                     -
Accounts payable                                                                    2,500                 2,424
Accrued liabilities                                                                 4,779                 2,002
                                                                                 --------              --------
Total current liabilities                                                          12,911                 7,583
LONG-TERM DEBT                                                                     34,782                37,602
LONG-TERM LIABILITIES                                                               4,380                 4,434
                                                                                 --------              --------
Total liabilities                                                                  52,073                49,619
                                                                                 --------              --------
COMMITMENTS AND CONTINGENCIES
EQUITY:
Partners' equity                                                                   15,000                15,000
Common stock, $.01 par value per share, 5,457 shares
outstanding                                                                             -                     -
Accumulated deficit                                                                (2,307)               (5,056)
                                                                                 --------              --------
                                                                                   12,693                 9,944
                                                                                 --------              --------
Total liabilities and equity                                                      $64,766              $ 59,563
                                                                                 ========              ========

   The accompanying notes are an integral part of these condensed combined statements.

                           MANO HOLDINGS CORPORATION
                       AND KBMC ACQUISITION COMPANY, L.P.

                  CONDENSED COMBINED STATEMENTS OF OPERATIONS

            FOR THE NINE MONTH PERIODS ENDED APRIL 30, 1998 AND 1997
                             (dollars in thousands)
                                  (unaudited)


                                                                                    1998                  1997
                                                                                  --------              ---------

NET REVENUES                                                                      $ 43,816              $ 46,068
ROYALTIES                                                                              665                   319
                                                                                 ---------              ---------

Total revenues                                                                      44,481                46,387
COST OF SALES                                                                       27,442                28,450
                                                                                 ---------              ---------

Gross profit                                                                        17,039                17,937

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES,
      including amortization of intangible assets
      of $1,094 in 1998 and $1,087 in 1997, respectively                             7,658                 8,492
                                                                                 ---------              ---------

Operating income                                                                     9,381                 9,445

INTEREST EXPENSE                                                                    (3,090)               (3,388)
                                                                                 ---------              ---------

Net income                                                                         $ 6,291              $  6,057
                                                                                 =========              =========

         The accompanying notes are an integral part of these condensed combined statements.

                            MANO HOLDINGS CORPORATION
                       AND KBMC ACQUISITION COMPANY, L.P.

                CONDENSED COMBINED STATEMENT OF CHANGES IN EQUITY

                 FOR THE NINE MONTH PERIOD ENDED APRIL 30, 1998
                    (dollars in thousands, except share data)
                                   (unaudited)


                                                                   Partners'          Accumulated
                                                   Shares           Equity               Deficit            Total
                                                -----------       -----------         -----------        -----------
BALANCE AT AUGUST 1, 1997                             5,457          $ 15,000            $ (5,056)           $ 9,944
Net income                                                -                 -               6,291              6,291
Distributions to members/partners                         -                 -              (3,542)            (3,542)
                                                -----------       -----------         -----------        -----------
BALANCE AT APRIL 30, 1998                             5,457          $ 15,000            $ (2,307)          $ 12,693
                                                ===========       ===========         ===========        ===========


         The accompanying notes are an integral part of these condensed combined statements.

                           MANO HOLDINGS CORPORATION
                       AND KBMC ACQUISITION COMPANY, L.P.

                  CONDENSED COMBINED STATEMENTS OF CASH FLOWS

            FOR THE NINE MONTH PERIODS ENDED APRIL 30, 1998 AND 1997
                             (dollars in thousands)
                                  (unaudited)


                                                                                 1998                  1997
                                                                             ---------               --------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income                                                                   $   6,291               $  6,057
Adjustments to reconcile net income to net cash used
  in operating activities-
Depreciation and amortization                                                    1,941                  1,999
Gain on sale of equipment                                                         (150)                     -
Changes in assets and liabilities-
Accounts receivable                                                            (10,980)               (14,964)
Inventories                                                                      2,624                    332
Prepaid expenses and other current assets                                          637                    267
Intangible assets                                                                 (396)                  (551)
Accounts payable and accrued liabilities                                         2,853                  1,240
Long-term liabilities                                                              (54)                   755
                                                                             ---------               --------
Net cash provided by (used in) operating activities                              2,766                 (4,865)
                                                                             ---------               --------

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of equipment                                                            (297)                  (189)
Proceeds on sale of equipment                                                      298                      -
                                                                             ---------               --------
Net cash provided by (used in) investing activities                                  1                   (189)
                                                                             ---------               --------

CASH FLOWS FROM FINANCING ACTIVITIES:
Distributions to members/partners                                               (3,542)                (2,268)
Proceeds from revolving line of credit                                           2,250                  9,800
Term loan repayments                                                            (2,595)                (2,025)
                                                                             ---------               --------
Net cash (used in) provided by financing activities                             (3,887)                 5,507
                                                                             ---------               --------
(Decrease) increase in cash and cash equivalents                                (1,120)                   453
CASH AND CASH EQUIVALENTS, beginning of period                                   3,115                  1,811
                                                                             ---------               --------
CASH AND CASH EQUIVALENTS, end of period                                     $   1,995               $  2,264
                                                                             =========               ========

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the period for-
Interest                                                                     $   3,161               $  3,156


         The accompanying notes are an integral part of these condensed combined statements.

                           MANO HOLDINGS CORPORATION
                       AND KBMC ACQUISITION COMPANY, L.P.

                NOTES TO CONDENSED COMBINED FINANCIAL STATEMENTS
                             (dollars in thousands)
                                  (unaudited)


1.        Basis of Presentation

         The accompanying unaudited condensed combined financial statements have been prepared in accordance with generally accepted accounting principles. The condensed combined financial statements include the accounts of MANO Holdings Corporation ("MANO") and KBMC Acquisition company, L.P. ("KBMC") and their combined wholly-owned subsidiary, The B. Manischewitz Company, LLC (the "Company"). Both MANO and KBMC are holding companies whose sole asset is its respective investment in the Company.

         In June 1997, the Company sold its Chicago distribution subsidiary. The statement of operations for the nine months ended April 30, 1997 includes revenues of $4.1 million and operating income of $300,000 from this subsidiary.

         For a summary of the Company's accounting principles and other footnote information, reference is made to the Company's July 31, 1997 combined financial statements. All adjustments, consisting of a normal and recurring nature, necessary for the fair presentation of the results of operations for the interim periods covered by this report have been included. The results of operations for the nine month period ended April 30, 1998 is not necessarily indicative of the operating results for the full year.

2.        Inventories

         Inventories consisted of the following at April 30, 1998-

                    Raw materials                                $   2,175
                    Finished goods                                   4,418
                                                               -----------
                                                                 $   6,593
                                                               ===========

         Substantially all inventories are accounted for using the lower of the last-in, first-out ("LIFO") cost method or market. Had the first-in, first-out
(FIFO) method been used, inventories would have been approximately $241 greater than that reported under the LIFO method at April 30, 1998.

3.        Income Taxes

         MANO has elected to be taxed as an S Corporation for Federal income tax purposes. KBMC is organized as a limited liability partnership. Accordingly, no provision has been made for Federal or state income tax purposes on the accompanying condensed combined financial statements.

                            MANO HOLDINGS CORPORATION
                       AND KBMC ACQUISITION COMPANY, L.P.

                NOTES TO CONDENSED COMBINED FINANCIAL STATEMENTS
                                   (CONCLUDED)

4.       Related Party Transactions

         The Company paid a management fee of $344 and $360 through the nine months ended April 30, 1998 and 1997, respectively, to a related party.

5.       Subsequent Event

         Effective March 3, 1998, R.A.B. Enterprises, Inc., a wholly-owned subsidiary of R.A.B. Holdings, Inc., entered into a purchase agreement with MANO Holdings I, LLC, KBMC, MANO and the stockholders of MANO to acquire all of the outstanding membership interests of the Company. On May 1, 1998, R.A.B. Enterprises, Inc. acquired all of the outstanding interests of the Company for approximately $124.7 million less outstanding long-term debt and certain other specified deductions.

                         INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholders of R.A.B. Holdings, Inc.
New York, New York

We have audited the accompanying statements of operations of Millbrook Distribution Services Inc., (a then wholly-owned subsidiary of McKesson Corporation), for the fiscal years ended March 31, 1997 and 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such statements of operations present fairly, in all material respects, the results of operations of Millbrook Distribution Services Inc. for the fiscal years ended March 31, 1997 and 1996 in conformity with generally accepted accounting principles.



DELOITTE & TOUCHE LLP

April 30, 1998
New York, New York

                     MILLBROOK DISTRIBUTION SERVICES INC.

                           STATEMENTS OF OPERATIONS
                      YEARS ENDED MARCH 31, 1997 AND 1996
                                (In thousands)


                                                     1997             1996
                                                   ---------        ---------


Revenues                                           $ 476,175        $ 563,099


Costs and expenses
       Cost of sales                                 364,762          430,398
       Selling                                        45,280           54,961
       Distribution and warehousing                   38,170           42,281
       General and administrative                     20,588           21,848
                                                   ---------        ---------

                   Total costs and expenses          468,800          549,488
                                                   ---------        ---------


Operating income                                       7,375           13,611


Interest expense, net                                  3,843            4,708
Non-operating income, other                              (69)          (1,600)
                                                   ---------        ---------


Income before provision for income taxes               3,601           10,503


Provision for income taxes                             1,660            4,334
                                                   ---------        ---------


Net income                                         $   1,941        $   6,169
                                                   =========        =========





                    See notes to statements of operations.

                     MILLBROOK DISTRIBUTION SERVICES INC.

                       NOTES TO STATEMENTS OF OPERATIONS


1.   Summary Of Significant Accounting Policies

          Basis of Presentation - On March 31, 1997, R.A.B. Holdings, Inc. acquired Millbrook Distribution Services Inc. (the "Company") from McKesson Corporation (the "Former Parent"). The statements of operations of the Company are based on historical results and, accordingly, do not reflect purchase accounting adjustments or interest associated with debt incurred to finance the acquisition. Additionally, the Company's Former Parent managed cash and financing requirements centrally; as such the interest expense and related intercompany borrowings were based on the then existing capital structure. Additionally, the Former Parent provided certain corporate and general and administrative services, including, among other things, treasury, certain financial reporting, data processing and legal services. Accordingly, the operations of the Company include an allocation of expenses for such services. The results of operations of the Company may differ from results that may have been achieved had the Company operated as an independent entity.

          Use of Estimates - The preparation of financial statements, in conformity with generally accepted accounting principles, requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

          Fiscal Year - The Company's fiscal year ends on March 31.

          Inventories - Inventories are stated at the lower of cost or market. Cost is determined by the last-in, first-out ("LIFO") method. At March 31, 1997 and 1996, the replacement cost of inventories valued using the LIFO method exceeded the net carrying amount of such inventories by approximately $8.0 million and $8.5 million, respectively.

          Property, Plant and Equipment - Property, plant and equipment are recorded at cost. For financial reporting purposes, depreciation is provided on the straight-line method over the following estimated useful lives:

                Buildings and improvements...........  7-35  years
                Machinery and equipment..............  2-15  years
                Rolling stock........................  3- 8  years

                      MILLBROOK DISTRIBUTION SERVICES INC.

1.   Summary Of Significant Accounting Policies (Continued)

          Expenditures which significantly increase value or extend useful lives are capitalized, while ordinary maintenance and repairs are expensed as incurred. The cost and related accumulated depreciation of assets replaced, retired or disposed of are removed from the accounts and any related gains or losses are reflected in operations. Total depreciation expense was $ 3.0 million and $ 3.1 million for the fiscal years ended March 31, 1997 and 1996, respectively.

          Long-Lived Assets - The Company reviews its long-lived assets and certain related intangibles for impairment whenever changes in circumstances indicate that the carrying amount of an asset may not be fully recoverable. Such changes in circumstances may include, among other factors, a significant change in technology that may render an asset obsolete or noncompetitive or a significant change in the extent or manner in which an asset is used. The assessment for potential impairment is based upon the Company's ability to recover the unamortized balance of its long-lived assets from expected future cash flows on an undiscounted basis (without interest charges). If such expected future cash flows are less than the carrying amount of the asset, an impairment loss would be recorded.

          Income Taxes - The results of operations of the Company were included in the consolidated Federal income tax return of its Former Parent. The provision for income taxes was determined as though the Company filed a separate Federal income tax return without regard to any tax attributes of other taxable years.

          Business - The Company is one of the nation's largest independent value-added distributors of health and beauty care, general merchandise and specialty and natural food products.

2.   Leases

          The Company leases certain facilities, machinery and vehicles under various non-cancelable operating lease agreements. The Company is required to pay property taxes, insurance and normal maintenance costs for certain of its facilities. Total rent expense for all operating leases was $5.3 million and $6.4 million for the fiscal years ended March 31, 1997 and 1996, respectively.

3.   Non-Operating Income, Other

          During the fiscal year ended March 31, 1997, the Company sold a distribution center facility in Lincoln, Nebraska resulting in a gain of approximately $1.5 million.

                      MILLBROOK DISTRIBUTION SERVICES INC.

                  NOTES TO STATEMENTS OF OPERATIONS (CONCLUDED)


4.   Income Taxes

          The provision for income taxes for the fiscal years ended March 31, 1997 and 1996 is based on income recognized for financial statement purposes. A reconciliation of the statutory United States Federal income tax rate to the Company's effective income tax rate for the fiscal years ended March 31, 1997 and 1996 follows:

                                                                   1997    1996
                                                                   ----    ----

     Statutory rate..............................................  35.0%   35.0%
     State income taxes, net of Federal benefit..................   4.6     4.6
     Other, principally meals and entertainment disallowance.....   6.5     1.7
                                                                   ----    ----
                                                                   46.1%   41.3%
                                                                   ====    ====

5.   Employee Benefit Plans

          Retirement and Savings Plan - The Company's Former Parent had a retirement and savings plan ("401(k) Plan") covering substantially all of its employees. The 401(k) Plan provided for matching contributions by the Company which amounted to approximately $1.4 million for each of the fiscal years ended March 31, 1997 and 1996.

          Other Benefit Plans - In 1984, a predecessor of Millbrook implemented a deferred compensation plan in the form of a non-qualified defined benefit plan and a supplemental retirement plan which permitted former officers and certain management employees, at the time, to defer portions of their compensation and to earn specified benefits upon retirement. These plans do not allow new participants.

6.   Related Party Transactions

          As described in Note 1, the Company's Former Parent provided certain corporate and general and administrative services to the Company which totaled approximately $2.5 million and $2.3 million for the fiscal years ended March 31, 1997 and 1996, respectively.

===============================================================================


THE DELIVERY OF THIS PROSPECTUS OR ANY SALE MADE HEREUNDER SHALL NOT, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF OR THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE ISSUERS SINCE SUCH DATE.

                      ------------

                    TABLE OF CONTENTS

                                                  Page

Available Information ..............................3
Forward Looking Statements..........................4
Prospectus Summary..................................5
Summary Financial.Data.............................22
Risk Factors.......................................25
The Transactions...................................33
Use of Proceeds....................................33
Capitalization.....................................34
Unaudited Pro Forma Condensed
  Consolidated Statements of Operations............35
Selected Historical Financial Data.................39
Management's Discussion and Analysis of
  Financial Condition and Results of Operations....42
Business...........................................52
Management.........................................65
Certain Transactions...............................68
Securities Ownership of Certain
  Beneficial Owners................................69
The Exchange Offers................................70
Description of the New Company Notes...............77
Description of the New Holdings Notes.............105
Description of Credit Agreement...................130
Book-Entry; Delivery and Form.....................131
Plan of Distribution..............................132
Certain Federal Income Tax Consequences...........133
Legal Matters.....................................133
Experts...........................................134
Index to Financial Statements.....................F-1


===============================================================================


                             R.A.B. HOLDINGS, INC.


                               OFFER TO EXCHANGE

                         10 1/2% SENIOR NOTES DUE 2005
                                      FOR
                         10 1/2% SENIOR NOTES DUE 2005

                                      AND


                           R.A.B. ENTERPRISES, INC.

                               OFFER TO EXCHANGE

                           13% SENIOR NOTES DUE 2008
                                      FOR
                           13% SENIOR NOTES DUE 2008



                                  PROSPECTUS





                                    , 1998

===============================================================================

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      Delaware law authorizes corporations to limit or to eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breach of directors' fiduciary duty of care. The certificate of incorporation, as amended, of each corporate Co-Registrant limits the liability of each corporate Co-Registrant's directors to each corporate Co-Registrant or its stockholders to the fullest extent permitted by the Delaware law as in effect from time to time. Specifically, directors of each corporate Co-Registrant will not be personally liable for monetary damages for breach of a director's fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to each corporate Co-Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in the Delaware law, or (iv) for any transaction from which the director derived an improper personal benefit.

      The certificate of incorporation, as amended, of each corporate Co-Registrant provides that each corporate Co-Registrant shall indemnify its officers and directors and former officers and directors to the fullest extent permitted by the General Corporation Law of the State of Delaware (the "DGCL"). Pursuant to the provisions of section 145 of the DGCL, each corporate Co-Registrant has the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding (other than an action by or in the right of each Issuer) by reason of the fact that he is or was a director, officer, employee, or agent of each corporate Co-Registrant, against any and all expenses, judgments, fines, and amounts paid in actually and reasonably incurred in connection with such action, suit, or proceeding. The power to indemnify applies only if such person acted in good faith and in a manner he reasonably believed to be in the best interest or not opposed to the best interest, of each corporate Co-Registrant and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

      The power to indemnify applies to actions brought by or in the right of each corporate Co-Registrant as well, but only to the extent of defense and settlement expenses and not to any satisfaction of a judgment or settlement of the claim itself, and with the further limitation that in such actions no indemnification shall be made in the event of any adjudication of negligence or misconduct unless the court, in its discretion, believes that in light of all the circumstances indemnification should apply.

      The DGCL further specifically provides that the indemnification authorized thereby shall not be deemed exclusive of any other rights to which any such officer or director may be entitled under any bylaws, agreement, vote of stockholders or disinterested directors, or otherwise.

      The Co-Registrant The B. Manischewitz Company, LLC (the "LLC"), through its Operating Agreement, is empowered by the Delaware Limited Liability Company Act (the "Act"), to indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

Article II of the Operating Agreement provides as follows:

                  2.8 Limitation of Liability. Except as otherwise provided in the Act, no Member of the LLC shall be obligated personally for any debt, obligation or liability of the LLC or of any other Member solely by reason of being a Member of the LLC. Except as otherwise provided in the Act, by law or expressly in this Agreement, no Member shall have any fiduciary or other duty to another Member with respect to the business and affairs of the LLC. No member shall have any responsibility to restore any negative balance in his capital account or to contribute to or in respect of the liabilities or obligations of the LLC except as required by the Act or other applicable law.

Article IV of the Operating Agreement provides as follows:

                  4.1 Right to Indemnification. Except as limited by law and subject to the provisions of this Article, each Member, Officer and Manager (an "Indemnitee") shall be entitled to be indemnified and held harmless against any and all losses, liabilities and expenses, including attorneys' fees, arising from proceedings in which the Indemnitee may be involved, as a party or otherwise, by reason of its being a Member or Manager of the LLC, or by reason of its involvement in the management of the affairs of the LLC, whether or not it continues to be such at the time any such loss, liability or expense is paid or incurred. The rights of indemnification provided in this Article will be in addition to any rights to which the Indemnitee may otherwise be entitled by contract or as a matter of law and shall extend to its successors and assigns. In particular, and without limitation of the foregoing, the Indemnitee shall be entitled to indemnification by the LLC against reasonable expenses (as incurred), including attorneys' fees, incurred by the Indemnitee in connection with the defense of any action to which the Indemnitee may be made a party to the fullest extent permitted under the provisions of the Act or any other applicable statute.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers or persons controlling each co-registrant pursuant to the foregoing provisions, each co-registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

ITEM 21.   EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

           (a)  EXHIBITS:

Exhibit No.       Description of Document
-----------       -----------------------

2.1 Purchase Agreement dated as of March 3, 1998 among R.A.B. Food Holdings, Inc., MANO Holdings I, LLC, KBMC Acquisition Company, L.P., MANO Holdings Corporation and the stockholders of MANO Holdings Corporation.*

3.1               Certificate of Incorporation of R.A.B. Holdings, Inc.*

3.2               Certificate of Amendment of Incorporation of R.A.B.
                  Holdings, Inc.*

3.3               Bylaws of R.A.B. Holdings, Inc.*

3.4               Certificate of Incorporation of R.A.B. Enterprises, Inc.*

3.5               Amendment of Certificate of Incorporation of R.A.B.
                  Enterprises, Inc.*

3.6               Bylaws of R.A.B. Enterprises, Inc.*

3.7               Certificate of Incorporation of Millbrook Distribution
                  Services Inc.*

3.8               Bylaws of Millbrook Distribution Services Inc.*

3.9               Certificate of Formation of The B. Manischewitz Company,
                  LLC.*

3.10              Operating Agreement of The B. Manischewitz Company, LLC.*

4.1 Indenture, dated as of May 1, 1998, among R.A.B. Holdings, Inc. and PNC Bank, National Association, as Trustee, relating to the Holdings Notes.*

4.2               Form of Old Holdings Note (included as Exhibit A to Exhibit
                  4.1 hereto).

4.3               Form of New Holdings Note (included as Exhibit B to Exhibit
                  4.1 hereto).

4.4               Indenture, dated as of May 1, 1998, among R.A.B.
                  Enterprises, Inc. and PNC Bank, National Association, as Trustee, relating to the Old Company Notes.*

4.5               Form of Old Company Note (included as Exhibit A to Exhibit
                  4.4 hereto).

4.6               Form of New Company Note (included as Exhibit B to Exhibit
                  4.4 hereto).

4.7 Exchange and Registration Rights Agreement, dated as of May 1, 1998 between Holdings and Chase Securities Inc. relating to the Old Holdings Notes.*

4.8 Exchange and Registration Rights Agreement, dated as of May 1, 1998 among the Company, the Guarantors named therein and Chase Securities Inc. relating to the Old Company Notes.*

4.9 Purchase Agreement, dated April 28, 1998 among Holdings, the Company, Millbrook and Chase Securities, Inc. *

5.1 Opinion of Parker Chapin Flattau & Klimpl, LLP as to the securities issued hereby.+

9.1               Voting Agreement.+

10.1 Credit Agreement, dated as of May 1, 1998 by and among Millbrook, Manischewitz, the Lenders party thereto, The Chase Manhattan Bank, as administrative and collateral agent for the Lenders, and NationsBank, N.A., as Co-Agent and Documentation Agent.*

10.2 Lease dated December 1, 1986 by and between Morton Sigel, as Trustee of RDJ Realty Trust, and Millbrook Distributors, Inc.+

10.3 Stock Purchase Agreement dated as of February 21, 1997 between R.A.B. Holdings, Inc. and McKesson Corporation.+

12.1 Statement regarding Computation of Ratio of Earnings and Pro Forma Ratio of Earnings to Fixed Charges.*

21.1              List of subsidiaries of the Co-Registrants.*

23.1 Consent of Parker Chapin Flattau & Klimpl, LLP (to be included as part of the Parker Chapin Flattau & Klimpl, LLP opinion, filed as Exhibit 5.1 to this Registration Statement).+

23.2              Consent and Report on schedules of Deloitte & Touche LLP.*

23.3              Consent of Deloitte & Touche LLP.*

23.4              Report on schedule of Arthur Andersen LLP.*

23.5              Consent of Arthur Andersen LLP.*

24.1 Powers of Attorney for R.A.B. Holdings, Inc. (included on its signature page to this Registration Statement).

24.2 Powers of Attorney for R.A.B. Enterprises, Inc. (included on its signature page to this Registration Statement).

24.3              Powers of Attorney for Millbrook Distribution Services Inc.
                  (included on its signature page to this Registration
                  Statement).

24.4 Powers of Attorney for The B. Manischewitz Company, LLC (included on its signature page to this Registration Statement).

25.1              Statement on Form T-1 of eligibility of trustee for New
                  Holdings Notes.*

25.2              Statement on Form T-1 of eligibility of trustee for New
                  Company Notes.*

27.1              Financial Data Schedule of R.A.B. Holdings, Inc.*

27.2              Financial Data Schedule of R.A.B. Enterprises, Inc.*

99.1              Form of Letter of Transmittal for New Company Notes.+

99.2              Form of Notice of Guaranteed Delivery for New Company
                  Notes.+

99.3              Form of Letter of Transmittal for New Holdings Notes.+

99.4              Form of Notice of Guaranteed Delivery for New Holdings
                  Notes.+

---------------------------
*Filed herewith.
+ To be filed by amendment.

                  (b) FINANCIAL STATEMENT SCHEDULES:

         The following Financial Statement Schedules are included in this Registration Statement.

R.A.B. Holdings, Inc. and R.A.B. Enterprises, Inc.

         I  - Condensed Financial Information of Registrants   S-1 to S-8
         II - Valuation and Qualifying Accounts                S-9

MANO Holdings Corporation
and KBMC Acquisition Company, LP

         II - Valuation and Qualifying Accounts                S-10

         All other schedules for which provision is made in the applicable accounting regulations of the Commission are not required under the related instructions or are not applicable, and therefore have been omitted.

ITEM 22.  UNDERTAKINGS

         (a) (1) The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

         (2) The registrant undertakes that every prospectus: (i) that is filed pursuant to paragraph (l) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (b) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         (c) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

         (d) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                  SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, each of the co-registrants has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, state of New York on the 27th day of October, 1998.

                             R.A.B. HOLDINGS, INC.

                             /s/ Richard A. Bernstein
                             -------------------------------------------------
                             Richard A. Bernstein, President
                             and Chief Executive Officer


                               POWER OF ATTORNEY

         Each person whose signature appears below hereby constitutes and appoints Richard A. Bernstein and Steven M. Grossman, and each of them individually, each with full power to act without the other, his true and lawful attorneys-in-fact and agents, each with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including any post-effective amendments, to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each of said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, hereby ratifying and confirming all that each of those attorneys-in-fact and agents and each substitute or substitutes thereof may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated:

/s/ Richard A. Bernstein     Chairman, President, Chief Executive Officer and        October 27, 1998
--------------------------   Director
Richard A. Bernstein            (principal executive officer)


/s/ Steven M. Grossman       Executive Vice President, Chief Financial Officer,      October 27, 1998
--------------------------   Treasurer and Director
Steven M. Grossman              (principal financial and accounting officer)


/s/ Lewis J. Korman          Vice Chairman and Director                              October 27, 1998
--------------------------
Lewis J. Korman

/s/ Richard H. Hochman       Director                                                October 27, 1998
--------------------------
Richard H. Hochman

/s/ Michael A. Pietrangelo   Director                                                October 27, 1998
--------------------------
Michael A. Pietrangelo

/s/ Jenny Morgenthau         Director                                                October 27, 1998
--------------------------
Jenny Morgenthau

                                                    SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, each of the co-registrants has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, state of New York on the 27th day of October, 1998.

                                             R.A.B. ENTERPRISES, INC.

                                             /s/ Richard A. Bernstein
                                             ---------------------------------
                                             Richard A. Bernstein, President
                                             and Chief Executive Officer


                               POWER OF ATTORNEY

         Each person whose signature appears below hereby constitutes and appoints Richard A. Bernstein and Steven M. Grossman, and each of them individually, each with full power to act without the other, his true and lawful attorneys-in-fact and agents, each with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including any post-effective amendments, to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each of said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, hereby ratifying and confirming all that each of those attorneys-in-fact and agents and each substitute or substitutes thereof may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated:

/s/ Richard A. Bernstein    Chairman, President, Chief Executive Officer and       October 27, 1998
------------------------    Director
Richard A. Bernstein            (principal executive officer)

/s/ Steven M. Grossman      Executive Vice President, Chief Financial Officer,     October 27, 1998
------------------------    Treasurer and Director
Steven M. Grossman              (principal financial and accounting officer)

/s/ Lewis J. Korman         Vice Chairman and Director                             October 27, 1998
------------------------
Lewis J. Korman

/s/ James A. Cohen          Senior Vice President - Legal Affairs, Secretary       October 27, 1998
------------------------    and Director
James A. Cohen

                                  SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, each of the co-registrants has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, state of New York on the 27th day of October, 1998.

                                      MILLBROOK DISTRIBUTION SERVICES INC.

                                      /s/ Robert A. Sigel
                                      ----------------------------------------
                                      Robert A. Sigel, President
                                      and Chief Executive Officer

                                                 POWER OF ATTORNEY

         Each person whose signature appears below hereby constitutes and appoints Richard A. Bernstein and Steven M. Grossman, and each of them individually, each with full power to act without the other, his true and lawful attorneys-in-fact and agents, each with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including any post-effective amendments, to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each of said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, hereby ratifying and confirming all that each of those attorneys-in-fact and agents and each substitute or substitutes thereof may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated:

/s/ Richard A. Bernstein    Chairman and Director                                  October 27, 1998
------------------------         (principal executive officer)
Richard A. Bernstein

/s/ Robert A. Sigel         President, Chief Executive Officer and                 October 27, 1998
------------------------    Director
Robert A. Sigel

/s/ Steven M. Grossman      Executive Vice President - Finance and                 October 27, 1998
------------------------    Administration, Treasurer and Director
Steven M. Grossman               (principal financial officer)


/s/ James A. Cohen          Senior Vice President - Legal Affairs, Secretary       October 27, 1998
------------------------    and Director
James A. Cohen

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, as amended, each of the co-registrants has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, state of New York on the 27th day of October, 1998.

                                      THE B. MANISCHEWITZ COMPANY, LLC


                                      /s/ Richard A. Bernstein
                                      ---------------------------------------
                                      Richard A. Bernstein, Managing Member

                               POWER OF ATTORNEY

  Each person whose signature appears below hereby constitutes and appoints Richard A. Bernstein and Steven M. Grossman, and each of them individually, each with full power to act without the other, his true and lawful attorneys-in-fact and agents, each with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including any post-effective amendments, to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each of said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, hereby ratifying and confirming all that each of those attorneys-in-fact and agents and each substitute or substitutes thereof may lawfully do or cause to be done by virtue hereof.

  Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated:

/s/ Richard A. Bernstein     Chairman, President, Chief Executive Officer           October 27, 1998
------------------------     and Manager
Richard A. Bernstein              (principal executive officer)


/s/ Steven M. Grossman       Executive Vice President, Chief Financial              October 27, 1998
----------------------
Steven M. Grossman           Officer, Treasurer and Manager
                                  (principal financial and accounting officer)

/s/ James A. Cohen           Senior Vice President - Legal Affairs, Secretary       October 27, 1998
------------------           and Manager
James A. Cohen

                                                                    SCHEDULE I
                      R.A.B. HOLDINGS, INC. - PARENT ONLY

                                BALANCE SHEETS
                            MARCH 31, 1998 AND 1997
                                (In thousands)

                                                                         1998          1997
                           ASSETS
Current Assets:
       Cash                                                             $  --        $   734
       Other current assets                                                   4          231
                                                                        -------      -------
                Total current assets                                          4          965
Investment in subsidiaries                                               11,282       10,100
                                                                        -------      -------
                                                                        $11,286      $11,065
                                                                        =======      =======

            LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities                                                     $   109      $ 1,061
Stockholders' equity:
       Preferred stock, $500 par value, 100,000 shares authorized,
           20,000 shares of Series A issued and outstanding               9,906        9,906
       Common stock, $.01 par value, 100,000 shares
           authorized, 100,000 and 99,000 shares issued                       1            1
       Additional paid-in capital                                            98           97
       Retained earnings                                                  1,174         --
                                                                        -------      -------
                                                                         11,179       10,004

       Less cost of common stock in treasury-1,600 shares                     2         --
                                                                        -------      -------
                   Total stockholders' equity                            11,177       10,004
                                                                        -------      -------
                                                                        $11,286      $11,065
                                                                        =======      =======




                See notes to parent only financial statements.

                                                                    SCHEDULE I
                      R.A.B. HOLDINGS, INC. - PARENT ONLY

                            STATEMENT OF OPERATIONS
                   For the Fiscal Year Ended March 31, 1998
                                (In thousands)





General and administrative expenses                                    $    (8)
Net income from subsidary operations                                     1,182
                                                                       -------
Net income                                                             $ 1,174
                                                                       =======





                See notes to parent only financial statements.

                                                                    SCHEDULE I
                      R.A.B. HOLDINGS, INC. - PARENT ONLY

                            STATEMENT OF CASH FLOWS
                   For the Fiscal Year Ended March 31, 1998
                                (In thousands)


CASH FLOWS FROM OPERATING ACTIVITIES:
     Net income                                             $ 1,174
     Adjustments to reconcile net income to net cash
         used in operating activities:                       (1,182)
           Equity in net income of subsidary
           Changes in assets and liabilities:
                 Other assets and liabilities                  (725)
                                                            -------
                 Net cash used in operating activities         (733)


CASH FLOWS FROM FINANCING ACTIVITIES:
     Proceeds from issuance of common stock                       1
     Purchase of treasury stock                                  (2)
                                                            -------
                 Net cash used in financing activities           (1)


Net decrease in cash and cash equivalents                      (734)
Cash, beginning of period                                       734
                                                            -------
Cash, end of period                                         $    --
                                                            =======


                See notes to parent only financial statements.

                                                                    SCHEDULE I
                       R.A.B. HOLDINGS, INC.  PARENT ONLY

                   NOTES TO PARENT ONLY FINANCIAL STATEMENTS


Basis of Presentation

     The accompanying financial statements are presented on the basis of recording investments in subsidiaries on the equity method of accounting.

                                                                    SCHEDULE I
                    R.A.B. ENTERPRISES, INC. - PARENT ONLY

                                BALANCE SHEETS
                           MARCH 31, 1998 AND 1997
                                (In thousands)

                                                      1998             1997
                           ASSETS
Investment in subsidiary                           $ 11,282          $ 10,100
                                                   --------          --------
                                                   $ 11,282          $ 10,100
                                                   ========          ========


         LIABILITIES AND STOCKHOLDER'S EQUITY
Stockholder's equity:
   Common stock, $1.00 par value, 200 shares
     authorized and issued                         $     --          $     --
   Additional paid-in capital                        10,100            10,100
   Retained earnings                                  1,182                --
                                                   ========          ========
                                                   $ 11,282          $ 10,100
                                                   ========          ========


                See notes to parent only financial statements.

                                                                     SCHEDULE I

                    R.A.B. ENTERPRISES, INC. - PARENT ONLY

                           STATEMENT OF OPERATIONS
                   For the Fiscal Year Ended March 31, 1998
                                (In thousands)

Net income from subsidiary operation               $ 1,182
                                                   -------
Net income                                         $ 1,182
                                                   =======


                See notes to parent only financial statements.

                                                                     SCHEDULE I

                    R.A.B. ENTERPRISES, INC. - PARENT ONLY

                           STATEMENT OF CASH FLOWS
                   For the Fiscal Year Ended March 31, 1998
                                (In thousands)

Cash flows from operating activities:
    Net income                                           $ 1,182
    Adjustments to reconcile net income to net cash
      used in operating activities:
       Equity in net income of subsidiary                 (1,182)
                                                         -------
         Net cash from operating activities                   --

Net decrease in cash                                          --
Cash, beginning of period                                     --
                                                         -------
Cash, end of period                                           --
                                                         =======


                See notes to parent only financial statements.

                                                                  SCHEDULE I

                    R.A.B. ENTERPRISES, INC. - PARENT ONLY

                  NOTES TO PARENT ONLY FINANCIAL STATEMENTS

Basis of Presentation

         R.A.B. Enterprises, Inc. (the "Company") is a wholly owned-subsidiary of R.A.B. Holdings, Inc. ("Holdings"). On January 26, 1998, Holdings formed the Company and on May 1, 1998 contributed to the Company its wholly-owned subsidiary Millbrook Distribution Services Inc., which contribution has been accounted for as an "as if" pooling of interests.

         The accompanying financial statements are presented on the basis of recording an investment in subsidiary on the equity method of accounting.

R.A.B. HOLDINGS, INC.
R.A.B. ENTERPRISES,  INC.

SCHEDULE II - VALUATION AND QUALIFYING ACCOUNTS
FISCAL YEAR ENDED MARCH 31, 1998 (IN THOUSANDS)
--------------------------------------------------------------------------------

                                                                      Additions
                                                           ---------------------------------
                                            Balance at      Charged to        Charged to                           Balance at
                                             beginning       costs and          other                                  end
              Description                    of period        expenses         accounts        Deductions (1)       of period
-----------------------------------------  --------------  --------------  -----------------  ------------------  --------------

Allowance for doubtful accounts                $ 2,251           415               30                (255)           $ 2,441



(1)  Amounts written off.

MANO HOLDINGS CORPORATION AND KBMC ACQUISITION COMPANY, L.P.

SCHEDULE II - VALUATION AND QUALIFYING ACCOUNTS
FISCAL YEARS ENDED JULY 31, 1995, 1996 AND 1997 (IN THOUSANDS)
--------------------------------------------------------------------------------


                                                                       Additions
                                                             -------------------------------
                                               Balance at      Charged to      Charged to                      Balance at
                                                beginning      costs and          other                            end
                Description                     of period       expenses         accounts     Deductions        of period
---------------------------------------------  ------------  ---------------  --------------  ------------  ------------------

Fiscal year ended July 31, 1995
     Allowance for doubtful accounts              $ 325               6              -             -               $ 331


Fiscal year ended July 31, 1996
     Allowance for doubtful accounts              $ 331            (116)            35             -               $ 250


Fiscal year ended July 31, 1997
     Allowance for doubtful accounts              $ 250             450              -             -               $ 700

                                     S-10

                                EXHIBIT INDEX


Exhibit No.       Description of Document
-----------       -----------------------

2.1 Purchase Agreement dated as of March 3, 1998 among R.A.B. Food Holdings, Inc., MANO Holdings I, LLC, KBMC Acquisition Company, L.P., MANO Holdings Corporation and the stockholders of MANO Holdings Corporation.*

3.1               Certificate of Incorporation of R.A.B. Holdings, Inc.*

3.2               Certificate of Amendment of Incorporation of R.A.B.
                  Holdings, Inc.*

3.3               Bylaws of R.A.B. Holdings, Inc.*

3.4               Certificate of Incorporation of R.A.B. Enterprises, Inc.*

3.5               Amendment of Certificate of Incorporation of R.A.B.
                  Enterprises, Inc.*

3.6               Bylaws of R.A.B. Enterprises, Inc.*

3.7               Certificate of Incorporation of Millbrook Distribution
                  Services Inc.*

3.8               Bylaws of Millbrook Distribution Services Inc.*

3.9               Certificate of Formation of The B. Manischewitz Company,
                  LLC.*

3.10              Operating Agreement of The B. Manischewitz Company, LLC.*

4.1 Indenture, dated as of May 1, 1998, among R.A.B. Holdings, Inc. and PNC Bank, National Association, as Trustee, relating to the Holdings Notes.*

4.2               Form of Old Holdings Note (included as Exhibit A to Exhibit
                  4.1 hereto).

4.3               Form of New Holdings Note (included as Exhibit B to Exhibit
                  4.1 hereto).

4.4               Indenture, dated as of May 1, 1998, among R.A.B.
                  Enterprises, Inc. and PNC Bank, National Association, as Trustee, relating to the Old Company Notes.*

4.5               Form of Old Company Note (included as Exhibit A to Exhibit
                  4.4 hereto).

4.6               Form of New Company Note (included as Exhibit B to Exhibit
                  4.4 hereto).

4.7 Exchange and Registration Rights Agreement, dated as of May 1, 1998 between Holdings and Chase Securities Inc. relating to the Old Holdings Notes.*

4.8 Exchange and Registration Rights Agreement, dated as of May 1, 1998 among the Company, the Guarantors named therein and Chase Securities Inc. relating to the Old Company Notes.*

4.9 Purchase Agreement, dated April 28, 1998 among Holdings, the Company, Millbrook and Chase Securities, Inc. *

5.1 Opinion of Parker Chapin Flattau & Klimpl, LLP as to the securities issued hereby.+

9.1               Voting Agreement.+

10.1 Credit Agreement, dated as of May 1, 1998 by and among Millbrook, Manischewitz, the Lenders party thereto, The Chase Manhattan Bank, as administrative and collateral agent for the Lenders, and NationsBank, N.A., as Co-Agent and Documentation Agent.*

10.2 Lease dated December 1, 1986 by and between Morton Sigel, as Trustee of RDJ Realty Trust, and Millbrook Distributors, Inc.+

10.3 Stock Purchase Agreement dated as of February 21, 1997 between R.A.B. Holdings, Inc. and McKesson Corporation.+

12.1 Statement regarding Computation of Ratio of Earnings and Pro Forma Ratio of Earnings to Fixed Charges.*

21.1              List of subsidiaries of the Co-Registrants.*

23.1 Consent of Parker Chapin Flattau & Klimpl, LLP (to be included as part of the Parker Chapin Flattau & Klimpl, LLP opinion, filed as Exhibit 5.1 to this Registration Statement).+

23.2              Consent and Report on schedules of Deloitte & Touche LLP.*

23.3              Consent of Deloitte & Touche LLP.*

23.4              Report on schedule of Arthur Andersen LLP.*

23.5              Consent of Arthur Andersen LLP.*

24.1 Powers of Attorney for R.A.B. Holdings, Inc. (included on its signature page to this Registration Statement).

24.2 Powers of Attorney for R.A.B. Enterprises, Inc. (included on its signature page to this Registration Statement).

24.3              Powers of Attorney for Millbrook Distribution Services Inc.
                  (included on its signature page to this Registration
                  Statement).

24.4 Powers of Attorney for The B. Manischewitz Company, LLC (included on its signature page to this Registration Statement).

25.1              Statement on Form T-1 of eligibility of trustee for New
                  Holdings Notes.*

25.2              Statement on Form T-1 of eligibility of trustee for New
                  Company Notes.*

27.1              Financial Data Schedule of R.A.B. Holdings, Inc.*

27.2              Financial Data Schedule of R.A.B. Enterprises, Inc.*

99.1              Form of Letter of Transmittal for New Company Notes.+

99.2              Form of Notice of Guaranteed Delivery for New Company
                  Notes.+

99.3              Form of Letter of Transmittal for New Holdings Notes.+

99.4              Form of Notice of Guaranteed Delivery for New Holdings
                  Notes.+

---------------------------
*Filed herewith.
+ To be filed by amendment.